                                                                  EXHIBIT 10.31

                 THERMADYNE RECEIVABLES SECURITIZATION - PROGRAM

                                  CLOSING INDEX

                            Closing-January 31, 2000



Receivables Participation Agreement dated as of January 31, 2000 between
Thermadyne Receivables, Inc., as the Transferor and Bankers Trust Company,
as Trustee .............................................................................. 1

   (a)  Annex I - Defined Terms
   (b)  Schedule 4.01(ix) Certificates of Good Standing
   (c)  Schedule 4.01(xv) Description of Software Licensing Arrangement
   (d)  Exhibit 5.01(p)--Names and Addresses of Lock box Banks
   (e)  Exhibit 6.01(c)--Agreed Upon Procedures
   (f)  Exhibit 6.01(d)--Form of Officer's Certificates
   (g)  Exhibit 6.08--Location of Records
   (h)  Exhibit 8.01--Form of Lockbox Agreement
   (i)  Exhibit 8.03(b)--Settlement Statement Certificate
   (j)  Exhibit 10.08(a)--Form of Certificate (Including Legends)
   (k)  Exhibit 10.09(i)(2)--Form of Transferee Reg S Certification
   (l)  Exhibit 10.09(b)(i)(B)--Form of Accredited Investor Letter
   (m)  Exhibit 10.09(b)(i)(C)--Form of Transferor Letter (144A)
   (n)  Exhibit 10.09(i)(1)--Form of Owner Reg S Certification
   (o)  Exhibit 10.09(i)(2)--Form of Transferee of Reg S Certification
   (p)  Exhibit 10.09(i)(3)- Form of Depository Reg S Certification
   (q)  Exhibit 10.09(i)(4)--Form of Transfer Certificate for Exchange or
                Transfer from 144A Certificate to Regulation S Global Certificate
   (r)  Exhibit 10.09(i)(5)--Form of Instruction for Exchange from Regulation S
                Global Certificate to 144A Global Certificate

Executed Certificates dated as of January 31, 2000 ...................................... 2

   (a)  Reg - S
   (b)  144A

Security Agreement dated as of January 31, 2000, between Thermadyne Receivables,
Inc. and Bankers Trust Company .......................................................... 3

Receivables Purchase and Sale Agreement dated as of January 31, 2000 among Certain Entities, as Sellers and Victor Equipment Company, as
Purchaser ............................................................................... 4

   (a)  Annex I-Defined Terms
   (b)  Schedule 3.01 (h)-Location of Records and Computer Software


   (c)  Schedule 3.01(i)-List of Lockbox Banks
   (d)  Schedule 3.01(j)-Names Under Which Sellers have Conducted Business
   (e)  Schedule 3.01(l)-List of Computer Programs
   (f)  Exhibit A-Form of Seller Purchase Price Note
   (g)  Exhibit B-Credit and Collection Policy
   (h)  Exhibit C-Form of Assumption Agreement.

Seller Purchase Price Notes dated as of January 31, 2000 ................................. 5

Receivables Purchase and Sale Agreement dated as of January 31, 2000 among
Victor Equipment Company, as Seller and Servicer, Thermadyne Receivables, Inc.,
as Purchaser and Thermadyne Mfg. LLC, as Guarantor ....................................... 6

   (a)  Annex I-Defined Terms
   (b)  Schedule 3.01(h)-Location of Records and Computer Software
   (c)  Schedule 3.01(i)-List of Lockbox Banks
   (d)  Schedule 3.01(j)-Names Under Which Victor have Conducted Business
   (e)  Schedule 3.01(l)-List of Computer Programs
   (f)  Exhibit A-Form of Victor Purchase Price Note
   (g)  Exhibit B-Credit and Collection Policy
   (h)  Exhibit C-1-Form of Daily Report (Pre-Liquidation Period)
   (i)  Exhibit C-2-Form of Daily Report (Post-Liquidation Period)
   (j)  Exhibit D-1-Form of Settlement Statement (Pre-Liquidation Period)
   (k)  Exhibit D-2-Form of Settlement Statement (Post-Liquidation Period)
   (l)  Exhibit E-Form of Authorized Officer's Certificate

Victor Purchase Price Note dated as of January 31, 2000 .................................. 7

Placement Agreement dated as of January 31, 2000 among Thermadyne Mfg. LLC,
Thermadyne Receivables Inc. and ABN AMRO Inc ............................................. 8

Secretary Certificates regarding incumbency, organic documents, authorizing resolutions .............................................................................. 9

   (a)  TRI
   (b)  Victor
   (c)  Tweco Products Inc.
   (d)  Thermal Dynamics Corporation
   (e)  Stoody's Company
   (f)  Thermadyne International Corporations
   (g)  Victor Gas Systems, Inc.
   (h)  Thermal Arc, Inc.
   (i)  C&G Systems, Inc.

Officer's Certificate of TRI regarding Article V of Receivables Participation
Agreement ............................................................................... 10


Officer's Certificate regarding Article III of Receivables Participation Agreement ...... 11
   (a)  Victor
   (b)  Tweco Products Inc.
   (c)  Thermal Dynamics Corporation
   (d)  Stoody's Company
   (e)  Thermadyne International Corporations
   (f)  Victor Gas Systems, Inc.
   (g)  Thermal Arc, Inc.
   (h)  C&G Systems Inc.

First Tier Uniform Commercial Code financing statements and assignments* ................ 12

   (a)  Uniform Commercial Code financing statements naming Tweco Products, Inc.
        as Debtor, Victor Equipment Co. as Secured Party and Thermadyne
        Receivables, Inc. as Assignee, with Exhibit A attached thereto and assignments naming Tweco Products, Inc. as Debtor and Thermadyne
        Receivables, Inc. as Assignee filed with: Delaware, Missouri,
        California, and Kansas.

   (b)  Uniform Commercial Code financing statements naming Thermal Dynamics
        Corporation as Debtor, Victor Equipment Co. as Secured Party and
        Thermadyne Receivables, Inc. as Assignee, with Exhibit A attached thereto and assignments naming Thermal Dynamics Corporation as Debtor and Thermadyne Receivables, Inc. as Assignee filed with: Delaware,
        Missouri, and New Hampshire.

   (c)  Uniform Commercial Code financing statements naming Stoody Co. as
        Debtor, Victor Equipment Co. as Secured Party and Thermadyne
        Receivables, Inc. as Assignee, with Exhibit A attached thereto and assignments naming Stoody Co. as Debtor and Thermadyne Receivables, Inc.
        as Assignee filed with: Delaware, Missouri, California, and Kentucky.

   (d)  Uniform Commercial Code financing statements naming Thermadyne
        International Corp. as Debtor, Victor Equipment Co. as Secured Party and
        Thermadyne Receivables, Inc. as Assignee, with Exhibit A attached thereto and assignments naming Thermadyne International Corp. as Debtor and Thermadyne Receivables, Inc. as Assignee filed with: Missouri and Kansas.

   (e)  Uniform Commercial Code financing statements naming Victor Gas Systems,
        Inc. as Debtor, Victor Equipment Co. as Secured Party and Thermadyne
        Receivables,

----------

    * All assignments and the Financing Statements for the Ohio Secretary of State and the Illinois Secretary of State have been omitted.


        Inc. as Assignee, with Exhibit A attached thereto and assignments naming
        Victor Gas Systems, Inc. as Debtor and Thermadyne Receivables, Inc. as
        Assignee filed with: Delaware, Missouri, Pennsylvania.

   (f)  Uniform Commercial Code financing statements naming Thermal Arc, Inc. as
        Debtor, Victor Equipment Co. as Secured Party and Thermadyne
        Receivables, Inc. as Assignee, with Exhibit A attached thereto and assignments naming Thermal Arc, Inc. as Debtor and Thermadyne
        Receivables, Inc. as Assignee filed with: Delaware, Missouri and Ohio.

   (h)  Uniform Commercial Code financing statements naming C&G Systems, Inc. as
        Debtor, Victor Equipment Co. as Secured Party and Thermadyne
        Receivables, Inc. as Assignee, with Exhibit A attached thereto and assignments naming C&G Systems, Inc. as Debtor and Thermadyne
        Receivables, Inc. as Assignee filed with: Illinois, Missouri and New
        Hampshire.

Uniform Commercial Code financing statements naming Victor Equipment Co. as
Debtor, Thermadyne Receivables Inc. as Secured Party and Bankers Trust Company
as Assignee, with Exhibit A attached thereto filed with: Delaware, Missouri,
Pennsylvania and Texas .................................................................. 13

Uniform Commercial Code financing statements naming Thermadyne Receivables Inc.
as Debtor and Bankers Trust Company as Secured Party, with Exhibit A attached thereto filed with: Delaware and Missouri ............................................... 14

Weil, Gotshal & Manges LLP Opinion re: True Sale, Corporate Matters and Federal Tax
Issues .................................................................................. 15

Sonnenschein, Nath & Rosenthal Opinion re: Corporate and State Taxes .................... 16

Rating Letter of Standard & Poor's ...................................................... 17

Comfort Letter from Ernst & Young LLP ................................................... 18

Mayer, Brown & Platt Opinion ............................................................ 19

Lockbox Agreement ....................................................................... 20

Software License Agreements/Assignments ................................................. 21

Management Agreement .................................................................... 22

DTC Letter of Representation ............................................................ 23

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                                                                           TAB 1

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================================================================================

                       RECEIVABLES PARTICIPATION AGREEMENT

                          Dated as of January 31, 2000
                                     between

                             THERMADYNE RECEIVABLES, INC.
                               as the Transferor,

                                       and

                             BANKERS TRUST COMPANY,
                                   as Trustee

================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE I

                                   DEFINITIONS


SECTION 1.01.  Certain Definitions ........................................  1
SECTION 1.02.  Accounting Terms ...........................................  2
SECTION 1.03.  Other Terms ................................................  2
SECTION 1.04.  Computation of Time Periods ................................  2

                                   ARTICLE II

                            THE RECEIVABLES PROGRAM

SECTION 2.01.  The Program ................................................  2
SECTION 2.02.  Initial Acquisition of Certificates ........................  3
SECTION 2.03.  Participation Interests; Reinvestment ......................  3
SECTION 2.04.  Tax Treatment ..............................................  4

                                   ARTICLE III

                     INTEREST, FEES AND OTHER PAYMENT TERMS

SECTION 3.01.  Interest ...................................................  4
SECTION 3.02.  Fees .......................................................  5
SECTION 3.03.  Payments and Computations ..................................  5
SECTION 3.04.  Prepayment; Early Termination Amounts ......................  6
SECTION 3.05.  Payment on the Maturity Date ...............................  6
SECTION 3.06.  Limited Recourse ...........................................  7

                                   ARTICLE IV

                             CONDITIONS OF PURCHASES

SECTION 4.01.  Conditions Precedent to Acquisition of the
               Certificates ...............................................  7
SECTION 4.02.  Additional Conditions Precedent to the
               Acquisition of the Certificates ............................ 10

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

SECTION 5.01.  Representations and Warranties of TRI ...................... 10

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

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

SECTION 6.01.  Reports; Other Information ................................  16
SECTION 6.02.  Inspection ................................................  18
SECTION 6.03.  Books and Records of TRI ..................................  18
SECTION 6.04.  Corporate Existence .......................................  19
SECTION 6.05.  Compliance with Laws ......................................  19
SECTION 6.06.  Obligations ...............................................  19
SECTION 6.07.  Program Documents .........................................  19
SECTION 6.08.  Location of Records .......................................  19
SECTION 6.09.  Separate Corporate Existence ..............................  19
SECTION 6.10.  Taxes .....................................................  21

                                   ARTICLE VII

                               NEGATIVE COVENANTS


SECTION 7.01.  Liens; Sales of Transferred Assets ........................  22
SECTION 7.02.  Indebtedness ..............................................  22
SECTION 7.03.  Minimum Net Worth .........................................  22
SECTION 7.04.  Guarantees ................................................  22
SECTION 7.05.  Limitation on Investments .................................  22
SECTION 7.06.  Limitation on Transactions with Affiliates ................  22
SECTION 7.07.  Program Documents; Credit and
               Collection Policy .........................................  23
SECTION 7.08.  Charter and Bylaws ........................................  23
SECTION 7.09.  Lines of Business .........................................  24
SECTION 7.10.  Investor Accounts .........................................  24
SECTION 7.11.  Lockbox Banks; Change in Payment Instructions to
               Obligors ..................................................  24
SECTION 7.12.  Accounting Treatment ......................................  24

                                  ARTICLE VIII

                  ADMINISTRATION AND COLLECTION OF RECEIVABLES

SECTION 8.01.  Collection of Receivables .................................  24
SECTION 8.02.  Designation of Servicer and Collection Agent ..............  27
SECTION 8.03.  Duties of the Collection Agent ............................  28
SECTION 8.04.  Responsibilities of TRI ...................................  30
SECTION 8.05.  Further Action Evidencing Transfers .......................  31

SECTION 8.06.  Application of Collections ................................  31
SECTION 8.07.  Administration of Program Accounts Prior to the
               Liquidation Period ........................................  32
SECTION 8.08.  Administration of Program Accounts During the
               Liquidation Period ........................................  35
SECTION 8.09.  Remittances and Investment of Funds .......................  38
SECTION 8.10.  No Recourse for Credit Problems ...........................  38

                                   ARTICLE IX

                  TERMINATION OF REINVESTMENTS; INDEMNIFICATION


SECTION 9.01. Termination of Reinvestment ................................  38
SECTION 9.02. Indemnities by TRI .........................................  40

                                    ARTICLE X

                          THE TRUSTEE; THE CERTIFICATES

SECTION 10.01. Authorization and Action ..................................  43
SECTION 10.02. Nature of Trustee's Duties ................................  44
SECTION 10.03. UCC Filings; Enforcement ..................................  44
SECTION 10.04. Trustee's Reliance, Etc. ..................................  44
SECTION 10.05. Trustee and Affiliates ....................................  46
SECTION 10.06. Purchase Decision .........................................  47
SECTION 10.07. Successor Trustee .........................................  47
SECTION 10.08. The Certificates ..........................................  48
SECTION 10.09. Registration of the Certificates ..........................  50
SECTION 10.10. Mutilated, Destroyed, Lost or Stolen
               Certificates ..............................................  57
SECTION 10.11. Persons Deemed Owners .....................................  58
SECTION 10.12. Paying Agent ..............................................  59
SECTION 10.13. Access to List of Investors ...............................  59
SECTION 10.14. Merger or Consolidation of Trustee ........................  59
SECTION 10.15. Enforcement of Claims Without Possession of
               the Certificates ..........................................  59
SECTION 10.16. Global Certificates .......................................  60
SECTION 10.17. Notices to Clearing Agency ................................  62
SECTION 10.18. Letter of Representations .................................  62
SECTION 10.19. Exchange of the Certificates ..............................  62
SECTION 10.20. CUSIP Numbers .............................................  63

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.01. Amendments, Etc. ..........................................  64
SECTION 11.02. No Waiver; Remedies .......................................  65
SECTION 11.03. Successors and Assigns ....................................  65

SECTION 11.04. GOVERNING LAW; CONSENT TO JURISDICTION;
               WAIVER OF PERSONAL SERVICE AND VENUE; WAIVER OF
               JURY TRIAL ................................................  65
SECTION 11.05. Notices ...................................................  66
SECTION 11.06. Survival of Agreement .....................................  67
SECTION 11.07. Expenses; Indemnification .................................  67
SECTION 11.08. No Recourse to Stockholders, Etc. .........................  68
SECTION 11.09. Acceptance of Terms .......................................  68
SECTION 11.10. Execution in Counterparts; Severability ...................  68
SECTION 11.11. Entire Agreement ..........................................  68
SECTION 11.12. Tax Returns ...............................................  68

                        ANNEXES, EXHIBITS, AND SCHEDULES

Annex I                   -   Defined Terms

Schedule 4.01(ix)         -   Good Standing Certificates

Schedule 4.01(xv)         -   Description of Software Licensing Arrangements

Exhibit  4.01(xix)        -   Year 2000 Readiness Certificate

Exhibit  5.01(p)          -   Names and Addresses of Lock Banks

Exhibit  6.01(c)          -   Agreed Upon Procedures

Exhibit  6.01(d)          -   Certificates

Exhibit  6.08             -   Location of Records

Exhibit  8.01             -   Form of Lockbox Agreement

Exhibit  8.03(b)          -   Settlement Statement Certificate

Exhibit  10.08(a)         -   Form of Certificate (Including Legends)

Exhibit  10.09(b)(i)(B)   -   Form of Accredited Investor Letter

Exhibit  10.09(b)(i)(C)   -   Form of Transferor Letter (144A)

Exhibit  10.09(i)(1)      -   Form of Owner Reg S Certification

Exhibit  10.09(i)(2)      -   Form of Transferee Reg S Certification

Exhibit  10.09(i)(3)      -   Form of Depositary Reg S Certification

Exhibit  10.09(i)(4)      -   Form of Transfer Certificate for
                              Exchange or Transfer from 144A
                              Certificate to Regulation S Global
                              Certificate

Exhibit  10.09(i)(5)      -   Form of Instruction for Exchange from
                              Regulation S Global Certificate to
                              144A Global Certificate

                       RECEIVABLES PARTICIPATION AGREEMENT

     THIS RECEIVABLES PARTICIPATION AGREEMENT (this "Agreement"), dated as of January 31, 2000, is entered into by and among Thermadyne Receivables, Inc., a Delaware corporation (hereinafter "TRI"), and Bankers Trust Company, a national banking association, as trustee (in such capacity, the "Trustee").

                                  WITNESSETH:

     WHEREAS, TRI is a direct wholly-owned subsidiary of Victor Equipment Company, a Delaware corporation ("Victor"); and

     WHEREAS, Victor is contemporaneously herewith entering into an agreement pursuant to which it will acquire accounts receivable and certain related assets from Sellers; and

     WHEREAS, the regular business activities of TRI consist of the purchase of accounts receivable and certain related assets from Victor (including accounts receivable and related assets acquired by Victor from Sellers) and other activities incidental thereto; and

     WHEREAS, TRI, in order to finance its purchases of receivables and other assets from Victor, has entered into this Agreement whereby there will be issued, subject to the terms and conditions set forth herein, variable rate receivables-backed certificates (the "Certificates") which shall evidence Participation Interests in the accounts receivable and other assets purchased by TRI from Victor;

     WHEREAS, the Certificates will be acquired by the Investors subject to the terms and conditions hereof;

     NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Certain Definitions. For all purposes of this Agreement, except as otherwise specifically provided herein, capitalized terms used in this Agreement without definition (including its preamble and recitals) shall have the meanings ascribed to such terms in Annex I hereto, the terms of which are incorporated by reference herein and made a part hereof.

     SECTION 1.02. Accounting Terms. Under this Agreement, all accounting terms not specifically defined herein shall be interpreted, all accounting determinations made and all financial statements prepared in accordance with GAAP.

     SECTION 1.03. Other Terms. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. The words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended or supplemented and not to any particular section, subsection, or clause contained in this Agreement, and all references to Sections, Exhibits and Schedules shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Exhibits and Schedules attached hereto, the terms of which Exhibits and Schedules are hereby incorporated into this Agreement. Whenever appropriate, in the context, terms used herein in the singular also include the plural, and vice versa.

     SECTION 1.04. Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                                   ARTICLE II

                             THE RECEIVABLES PROGRAM

     SECTION 2.01. The Program. Subject to the terms and conditions hereinafter set forth, TRI hereby assigns, transfers and conveys to the Trustee (in its capacity as representative of, and trustee for, the Investors), with such limited recourse as is provided herein, Participation Interests in (i) all Receivables and Related Security now or hereafter existing or acquired from time to time by TRI at any time prior to the Termination Date (including any interest or finance charges relating thereto which accrue after the Termination Date),
(ii) all Collections and other moneys due or to become due with respect to the foregoing (including, without limitation, all funds from time to time on deposit in each of the Program Accounts and all funds from time to time on deposit in each of the Lockbox Accounts representing Collections or other proceeds of the foregoing and, in each case, all certificates and instruments, if any, from time to time evidencing such funds, all investments made with such funds, all claims thereunder or in connection therewith and all interest, dividends, monies, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing) (iii) all rights and interests of TRI in the Program Documents (other than this Agreement), and (iv) all proceeds of the foregoing (collectively, the "Transferred Assets"). The Trustee shall hold the
Transferred Assets in trust for the benefit of the holders of the Certificates and the Obligations, subject to the terms of this Agreement. Such Participation Interests shall be evidenced by the Certificates issued hereunder and placed, subject to certain terms and conditions set forth in the Placement Agreement, by ABN AMRO Incorporated on behalf of TRI to the Investors. The foregoing assignment, transfer and conveyance does not constitute and is not intended to result in the creation or assumption by any Investor or the Trustee of any obligation of TRI, the Servicer, Victor, any Seller or any other Person in connection with the Transferred Assets or any agreement relating thereto, or of any other obligations of TRI.

     SECTION 2.02. Initial Acquisition of Certificates. Subject to the terms and conditions of this Agreement, $50,000,000 of the Certificates will be issued on the Effective Date. Additional Certificates may be issued as provided in Section 10.8.

     SECTION 2.03. Participation Interests; Reinvestment.

          (a) The Participation Interests shall be initially computed as of the opening of business of TRI on the Effective Date. Thereafter until the Termination Date, such Participation Interests shall be automatically recomputed as of the close of business of TRI on each Business Day. The Participation Interests shall become zero when the Invested Amount, all Interest thereon and all other amounts owing to the Investors and the Trustee shall have been paid in full. Each Participation Interest shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. On each day prior to the Termination Date, the Trustee shall (subject to the order of application of payments required under Article VIII) remit to TRI, by wire transfer of immediately available funds, all Available Cash (other than Available Cash required to be transferred to the Excess Funding Account or the Prepayment Account pursuant to Section 8.07). To the extent that such Available Cash includes Collections in respect of the Participation Interests, each such remittance shall constitute consideration for the purchase of new Participation Interests.

          (b) Certain provisions of this Agreement require a portion of particular funds to be allocated or attributed to the Participation Interests. Such portion shall be calculated by multiplying the Participation Interests (collectively expressed as a percentage) by the total amount of such funds. The portion of such funds allocable or attributable to the Transferor Interest shall be the total amount of such funds minus the portion of such funds attributable to the Participation Interest. All amounts allocated or attributable to the Participation Interests (including without limitation amounts allocated or attributed pursuant to Sections 8.07 and 8.08) shall be held by the Trustee in trust for the Investors in accordance with, pending distribution of such funds pursuant to, Sections 8.08(d), 8.08(e) and 8.09.

     SECTION 2.04. Tax Treatment. The parties hereto have entered into this Agreement with the intention that the Certificates will qualify under applicable tax law and for tax purposes as Indebtedness secured by the Receivables and not as an equity interest in a joint venture with TRI or an association taxable as a corporation. TRI, the Trustee and the Investors, by purchase of their interest in any Certificate, agree to treat the Certificates for purposes of federal, state and local income or franchise taxes, and any other tax imposed on or measured by income, as Indebtedness so secured by such security interest. The parties hereto agree that the terms of this Agreement and the Certificates shall be interpreted consistently with their intention that the Certificates constitute such Indebtedness for the purposes described in this Section and they will not take any action contrary to such characterization.

                                   ARTICLE III

                     INTEREST, FEES AND OTHER PAYMENT TERMS

     SECTION 3.01. Interest.

          (a) Interest shall accrue for each Fixed Period on the Invested Amount outstanding during such Fixed Period (measured as of each day in such period) at a rate per annum equal to the LIBO Rate for such Fixed Period plus the Applicable Margin. Interest shall be computed on the basis of the actual number of days elapsed during such Fixed Period (including the first day thereof but excluding the day of payment) over a year of 360 days.

          (b) Accrued and unpaid Interest shall be payable in arrears on each Settlement Date, which payment shall be made to Certificateholders listed in the Certificate Register at the opening of business on the first Business Day preceding such Settlement Date, except as otherwise provided in this Agreement.

     SECTION 3.02. Fees. TRI shall pay to the Trustee, for its own account in its capacity as the Trustee, such fees (the "Trustee's Fees") as are specified in that certain letter from the Trustee to TRI dated November 29, 1999. Such fees shall be due and payable at the times specified in such letter.

     SECTION 3.03. Payments and Computations.

          (a) All amounts to be paid or deposited by TRI hereunder shall be paid to the Trustee no later than 12:30 p.m. (New York City time) on the day when due in Dollars in same day funds, and any payments received after such time shall be deemed to have been made on the next Business Day. Whenever any payments to be made hereunder shall be stated to be due on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day. The Trustee shall disburse amounts so received to the Investors in same day funds (i) on the date received if such funds are received prior to 12:30 p.m. (New York City time) and (ii) on the next Business Day if such funds are received after 12:30 p.m. (New York City time)

          (b) TRI will, to the extent permitted by law, pay interest to the Trustee on all amounts not paid or deposited when due hereunder at the LIBO Rate in effect for the current Fixed Period plus such number of basis points as is two hundred (200) basis points above the highest Applicable Margin then applicable to any Certificates. Such interest shall be payable immediately upon TRI's learning of such failure to pay or deposit (and in any event upon demand by the Trustee). Such interest shall (i) be deemed to constitute Collections, (ii) be deposited in the Collection Account and
     (iii) be allocated as provided in Section 8.07 or 8.08 (as applicable).

          (c) Each repayment of the Invested Amount shall be allocated among the Investors in accordance with their respective Pro Rata Shares. Each payment of Interest in respect of any Fixed Period shall be allocated among the Investors according to the amount of Interest owed in respect of such Fixed Period on the Certificates held by them.

     SECTION 3.04. Prepayment; Early Termination Amounts.

          (a) Upon thirty-five (35) days prior written notice to the Trustee, TRI may prepay the outstanding principal amount of the Certificates in whole or in part; provided, that any such notice shall specify the Prepayment Amount and the Settlement Date on which such amount is to be paid and any such partial prepayment shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof. Any such prepayment may be made only on a Settlement Date. On each Business Day during the period beginning on the date on which TRI has given such notice to the Trustee and ending on the Settlement Date specified in such notice, Available Cash shall be transferred by the Trustee pursuant to Section 8.07(c) to the Prepayment Account established by the Trustee pursuant to
     Section 8.01(a) until the Prepayment Amount has been transferred to the Prepayment Account. On the Settlement Date specified in the prepayment notice, funds on deposit in the Prepayment Account shall be transferred to the Investors; provided, however, that if the amount on deposit in the Prepayment Account shall be less than the Prepayment Amount, then no such prepayment shall be made, such notice shall be deemed to be of no further force and effect and all funds on deposit in the Prepayment Account with respect to such prepayment shall be transferred to the Collection Account.

          (b) If the principal amount of any Certificate is prepaid in whole or in part prior to the Settlement Date in January, 2002, due to (i) the Sellers or Victor giving notice as described in clause (vii) of the definition of Liquidation Period, (ii) a Liquidation Event resulting from the willful failure to perform its obligations under the Program Documents by TRI, Thermadyne, Victor or any Seller, (iii) TRI's giving notice of prepayment as described above, or (iv) any other prepayment not resulting from the commencement of the Liquidation Period, then an Early Termination Amount shall be payable in respect of such Certificate in accordance with
     Section 8.07(d). No Early Termination Amount shall be payable in connection with any total or partial prepayment occurring (x) on or after the Settlement Date in January, 2002 or (y) for any reason other than as described in clauses (i) through (iv).

     SECTION 3.05. Payment on the Maturity Date. The outstanding principal amount of the Certificates, together with any accrued and unpaid Interest thereon and any other amount due and payable thereunder, shall be paid in full on the Maturity Date.

     SECTION 3.06. Limited Recourse. All payments owing by TRI under this Agreement (including without limitation under Article III, Section 9.02 and
Section 11.07) shall be made solely from funds available for that purpose under Sections 8.07 and 8.08, and shall be subject to Section 8.10. Any amount which TRI does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against TRI unless and until funds are available under Sections 8.07 and 8.08.

                                   ARTICLE IV

                             CONDITIONS OF PURCHASES

     SECTION 4.01. Conditions Precedent to Acquisition of the Certificates. The obligation of the Trustee to authenticate the Certificates is subject to satisfaction of the conditions precedent that the Trustee shall have received, on or before the Effective Date, all of the following, each fully executed by all signatories thereto and in form and substance satisfactory to the initial Investors;

          (i) this Agreement;

          (ii) the Security Agreement;

          (iii) the RPSAs;

          (iv) a certificate of the Secretary or an Assistant Secretary of each of TRI, Victor and each Seller certifying (A) as to the names and true signatures of the officers authorized to sign the Program Documents to be delivered by such party pursuant hereto or thereto (on which certificate the Trustee and the Investors may conclusively rely until such time as the Trustee shall receive a revised certificate meeting the requirements of this clause (iv) (A)), (B) that attached thereto is a true and complete copy of the certificate of incorporation and bylaws of such corporation as in effect on the date of such certification and (C) that attached thereto are true and complete copies of resolutions by such company's Board of Directors approving the execution, delivery and performance of all Program Documents to which such corporation is a party;

          (v) a certificate executed by an Authorized Officer of TRI certifying that, as of the Effective Date, all of the representations and warranties contained in Article V hereof are true and accurate in all material respects with the same force and effect as though such representations and warranties had been made as of such time;

          (vi) a certificate executed by an Authorized Officer of each Seller and Victor certifying that, as of the Effective Date, all of the representations and warranties contained in Article III of each RPSA are true and accurate in all material respects with the same force and effect as though such representations and warranties had been made as of such time;

          (vii) a copy of TRI's Certificate of Incorporation, certified by the Secretary of State of Delaware;

          (viii) a copy of Victor's and each Seller's Certificate of Incorporation, certified by the Secretary of State of such Person's jurisdiction of incorporation;

          (ix) certificates from the Secretaries of State in each State identified on Schedule 4.01(ix) hereto as to the good standing of TRI, such Seller or Victor;

          (x) copies of UCC financing statements in form and substance satisfactory to the initial Investors to be filed with the appropriate offices deemed necessary to perfect (A) the transfers of interests in all Transferred Assets under the RPSAs, (B) the transfers of interests in Transferred Assets under this Agreement and (C) the grant of security under the Security Agreement.

          (xi) favorable opinions of: (A) Weil, Gotshal & Manges LLP, counsel for Victor, Sellers and TRI, including, without limitation, opinions as to
     (1) true sale and substantive consolidation issues relating to the treatment of the Receivables purchased by TRI as property of TRI in the event of a bankruptcy of Victor or a Seller, (2) corporate organization and authority, enforceability and no conflict, (3) Federal securities law issues relating to the sale of the Certificates, and (4) characterization of the Investors' interests as Indebtedness and not as equity interests in an association taxable as a corporation for Federal income tax purposes;
     (B) Sonnenschein Nath & Rosenthal, special Missouri counsel for Victor, Sellers and TRI, including, without limitation, opinions as to (1) corporate authority, enforceability and no conflict, (2) the perfection and priority under the UCC of the Liens in the Receivables created in favor of Victor, TRI, the Investors and the Trustee as described in clause (x) above, and (3) characterization of the Investors' interests as Indebtedness and not as equity interests in an association taxable as a corporation for state tax purposes;

          (xii) a rating letter from the Rating Agency indicating a rating with respect to the Certificates of not less than AAA;

          (xiii) letters from Ernst & Young LLP, in form and substance satisfactory to the initial Investors, with respect to (A) the performance of agreed upon procedures regarding the Receivables on an annual basis and
     (B) information contained in the Offering Memorandum;

          (xiv) the Lockbox Agreement executed by TRI, Trustee and each Lockbox Bank;

          (xv) such sublicenses and assignments as the initial Investors shall require with regard to all computer and data recovery software licensed to Thermadyne, Victor, any Seller and/or TRI and used in the collection of the Receivables, all as described on Schedule 4.0l(xv) hereto;

          (xvi) a pro forma balance sheet of TRI for the most recent year of TRI, certified by an Authorized Officer of TRI;

          (xvii) TRI shall have paid (i) all reasonable out-of-pocket fees and expenses (including reasonable attorneys fees and expenses) of the Trustee incurred in connection with the preparation, execution and delivery of this Agreement and the other Program Documents and the purchase of the Certificates and (ii) any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Program Documents;

          (xviii) a copy of the Management Agreement and any other Company Documents in effect on the Effective Date, certified by an Authorized Officer of TRI;

          (xix) an Officer's Certificate from the Servicer substantially in the form of Exhibit 4.01(xix) hereof certifying the Year 2000 Readiness of the Servicer;

          (xx) the net worth of TRI inclusive of its interest in the Receivables and the Related Security shall be not less than $10.0 million; and

          (xxi) such other documents and instruments as the initial Investors may reasonably request relating to the Program Documents and the transactions contemplated hereby.

Funding by the Investors of the purchase price of the Certificates issued hereunder shall constitute evidence of their satisfaction with the form and substance of any item described above that is required to be satisfactory to them.

     SECTION 4.02. Additional Conditions Precedent to the Acquisition of the Certificates. The obligation of the Trustee to authenticate the Certificates at any time (including as contemplated by Section 10.08(b)) shall be subject to the conditions precedent that on the date of such acquisition, before and after giving effect thereto and to the application of any proceeds therefrom, the following statements shall be true:

          (i) the representations and warranties contained in Article V hereof and all representations and warranties of Sellers and Victor in the RPSAs, are true and accurate as of such date in all material respects with the same force and effect as though such representations and warranties had been made as of such time except for any representations and warranties made as of a specific date, in which case such representations and warranties shall have been true and accurate in all material respects as of such specific date;

          (ii) no event has occurred and is continuing, or would result from such purchase, which constitutes a Liquidation Event or an Unmatured Liquidation Event;

          (iii) the Adjusted Invested Amount, after giving effect to the purchase of the Certificates, shall not be greater than the Base Amount; and

          (iv) the Invested Amount, after giving effect to the purchase of the Certificates, shall not be greater than the Program Amount.

The acceptance by TRI of the proceeds from the sale of the Certificates shall constitute a representation and warranty by TRI that, on the date of the purchase of the Certificates, the foregoing statements are true.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     SECTION 5.01. Representations and Warranties of TRI. TRI represents and warrants that:

          (a) Organization; Qualification. TRI is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. TRI is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where its ownership of property or the conduct of its business requires such qualification, except where the failure to so qualify and be in good standing could not reasonably be expected to have a Material Adverse Effect.

          (b) Corporate Authority. TRI has all corporate power and authority to execute and deliver this Agreement and to sell Participation Interests hereunder, to execute and deliver the other Program Documents to which it is a party and to perform its obligations hereunder and thereunder and all such action has been duly and validly authorized by all necessary corporate proceedings on its part.

          (c) Execution; Binding Effect. This Agreement and each of the other Program Documents to which TRI is a party have been duly and validly executed and delivered by TRI and constitute the legal, valid and binding obligations of TRI enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (d) Authorizations. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery and performance by TRI of this Agreement, any other Program Documents or any other agreement, document or instrument delivered hereunder or thereunder except for (i) the filing of financing statements pursuant to the UCC required to perfect the security and/or ownership interests granted hereunder, under the RPSAs and under the Security Agreement (all of which filings have been duly made and are in full force and effect), and (ii) other consents which have been duly obtained, except where the failure to obtain or make any such authorization, approval, notice or filing, individually or in the aggregate for all such failures, is not reasonably likely to have a Material Adverse Effect. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (e) Absence of Conflicts. Neither the execution and delivery of this Agreement or any other Program Documents to which TRI is a party, nor consummation of the transactions herein or therein contemplated nor performance of or compliance with the terms and conditions hereof or thereof will (a) violate any law, rule or regulation applicable to TRI or any of its properties, (b) conflict with or result in a breach of or a default under (i) the certificate of incorporation or bylaws of TRI, (ii) any agreement or instrument to which TRI is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound or (iii) any order, writ, judgment, award, injunction or decree binding on or affecting TRI or its property (now owned or hereafter acquired) or (c) except for Liens created pursuant to the Program Documents, result in the creation or imposition of any Lien in favor of any other party upon any property (now owned or hereafter acquired) of TRI, which violation, conflict, breach or Lien has a reasonable likelihood of having a Material Adverse Effect.

          (f) Perfected Ownership Interest. Upon the acquisition of the Certificates, the Investors and the Trustee will have a legal, valid, perfected and enforceable Lien upon and security or ownership interest in the Transferred Assets which Lien upon or interest in the Transferred Assets is prior in right to all other Liens thereon (except Permitted Liens) and such Transferred Assets shall not be subject to any other Liens (except for Permitted Liens).

          (g) Consideration for Purchases by TRI. TRI shall have given reasonably equivalent value to Victor in consideration for the sale and transfer to TRI of the Receivables and Related Security transferred under the Second Tier RPSA and no such transfer shall have been made for or on account of an antecedent debt owed by Victor to TRI.

          (h) Accuracy of Information. The Offering Memorandum and all certificates, reports, financial statements and similar writings furnished by TRI to the Trustee or the Investors at any time pursuant to any requirement of, or in response to any written request of any such party under, this Agreement or any other Program Documents or any transaction contemplated hereby or thereby, have been, and all such certificates, reports, financial statements and similar writings hereafter furnished by TRI to such parties will be, true and accurate in all material respects on the date as of which any such certificate, report, financial statement or similar writing was or will be delivered, and shall not omit to state any material facts or any facts necessary to make the statements contained therein not materially misleading in light of the circumstances under which they were made; provided that the parties hereto understand and agree that one (1) or more mistakes in the calculation of the Net Eligible Receivables (or in information supplied for purposes of such calculation) that causes the Net Eligible Receivables to be overstated at any time by less than $150,000.00 (in the aggregate for all such mistakes at such time by all parties) and such miscalculation, after TRI becomes aware of it, shall continue uncorrected for a period not exceeding two (2) days shall not be considered material for purposes of this representation and warranty. Each Receivable represented to be an Eligible Receivable in any Daily Report, Settlement Statement or other report or writing furnished by Victor to the Trustee or the Investors shall, in fact, satisfy the eligibility requirements set forth in the definition of Eligible Receivable.

          (i) Litigation. There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of TRI, threatened against or affecting TRI or any property or rights of TRI which purport to challenge the legality, validity or enforceability of this Agreement or any other Program Documents or which may materially impair the ability of TRI to carry on business substantially as now being conducted or which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

          (j) Governmental Regulations. TRI is not a "holding company", nor a "subsidiary company" or "affiliate" thereof, within the meaning of the Public Utility Holding Company Act of 1935, as amended, and TRI is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or otherwise subject to any other similar federal or state statute or regulation limiting its ability to incur indebtedness.

          (k) Margin Regulations. TRI is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulation T, U or X). No part of the proceeds of any of the Certificates has been used for so purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X.

          (l) Separate Corporate Existence. TRI is operated as an entity with assets and liabilities distinct from those of Victor and any Affiliates (other than TRI) thereof, and TRI hereby acknowledges that the Trustee and the Investors are entering into the transactions contemplated by this Agreement in reliance upon TRI's identity as a separate legal entity from Victor, each Seller and each other Affiliate of TRI. Since its incorporation, TRI has been (and will be) operated in such a manner as to comply with the covenants set forth in Section 6.09.

          (m) Investments. TRI has no Investments other than Permitted Investments and does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.

          (n) Program Documents. The Second Tier RPSA is the only agreement pursuant to which TRI purchases Receivables or any other accounts receivable. TRI has furnished to the Trustee true, correct and complete copies of each Program Document to which TRI is a party, each of which is in full force and effect. Neither TRI nor any Affiliate thereof is in default of any of its obligations thereunder in any material respect. Upon the Purchase of each Receivable pursuant to the Second Tier RPSA, TRI shall be the lawful owner of, and have good title to, such Receivable and all Purchased Assets relating thereto, free and clear of any Liens (except for Liens created pursuant to the Program Documents and Permitted Liens). All such Purchased Assets are purchased without recourse to Victor except as described in the Second Tier RPSA. The Purchases of the Purchased Assets by TRI constitute valid and true sales and transfers for consideration (and not merely a pledge of such Purchased Assets for security purposes), enforceable against the creditors of Sellers and Victor and no Purchased Assets shall constitute property of Sellers or Victor.

          (o) Business. Since its incorporation, TRI has conducted no business other than (x) the purchase of Receivables and related assets from Victor under the Second Tier RPSA and the sales of Participation Interests under this Agreement; (y) the purchase of certain other Receivables from Affiliates of Victor and the sale of the related participation interests pursuant to certain agreements to which TRI is a party; and (z) such other activities as are incidental to the foregoing.

          (p) Lockbox Accounts. The names and addresses of all the Lockbox Banks, together with the account numbers of the Lockbox Accounts, are set forth on Exhibit 5.01(p) hereto (or as hereafter notified to the Trustee in accordance with Section 7.11), and each Lockbox Bank has executed a Lockbox Agreement. All Obligors have been instructed to remit payment on the Receivables to a Lockbox Account or directly to the Collection Account.

          (q) Ownership of TRI. One hundred percent (100%) of the outstanding capital stock of TRI is directly owned (both beneficially and of record) by Victor. Such stock is validly issued, fully paid and nonassessable and there are no options, warrants or other rights to acquire capital stock from TRI.

          (r) Taxes. TRI has filed all tax returns and reports required by law to have been filed by it (it being understood that certain of such filings will be on a consolidated basis with Thermadyne and its Subsidiaries) other than tax returns if a failure or delay in the filing thereof could not reasonably be expected to have a Material Adverse Effect and has paid all taxes, assessments and governmental charges thereby shown to be owing, except any such taxes, assessments or charges (i) which are being diligently contested in good faith by appropriate proceedings, (ii) for which adequate reserves in accordance with GAAP shall have been set aside on its books and (iii) with respect to which no Lien (other than Permitted Liens) has been imposed upon any Receivables or Related Security.

          (s) Locations. The principal place of business and chief executive office of TRI are located at its address set forth in Exhibit 6.08 hereto and the locations of the offices where the Records and computer software are kept are listed on such exhibit (or at such other locations, notified to the Trustee in accordance with Section 6.08, with respect to which all action required by such Section 6.08 has been taken and completed).

          (t) Other Names. During the past five (5) years, TRI has had no trade names, fictitious names, assumed names, "doing business as" names or other names under which it has done or is doing business.

          (u) Solvency. On the Effective Date and on the date of each Purchase hereunder, TRI; (i) is not "insolvent" (as such term is defined in Section 101(31)(A) of the Bankruptcy Code), (ii) is able to pay its debts as they mature; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

     TRI covenants and agrees that, until the Collection Date, unless the Majority Investors shall otherwise consent in writing, it will:

     SECTION 6.01. Reports; Other Information. Furnish or cause to be furnished to the Trustee (together with such number of copies as the Trustee shall specify in order to supply a copy to each Investor that has requested a copy, it being understood that the Trustee will be providing a copy of each Settlement Statement to each Investor) and, with respect to the reports described in
Section 6.01(c) and 6.01(f)(i), to the Rating Agency:

          (a) Annual Reports. As soon as available and in any event within one-hundred five (105) days after the end of each fiscal year of TRI (beginning with its fiscal year ending December 31, 2000), a copy of the unaudited annual statement of operations for such fiscal year and the related balance sheet as at the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and prepared in accordance with GAAP consistently applied (except for such changes in application which are approved by TRI's financial officer preparing such statements and disclosed therein);

          (b) Quarterly Reports. As soon as available and in any event within sixty (60) days after the end of the first three (3) fiscal quarters of each fiscal year, a copy of (A) the unaudited statement of operations of TRI for such fiscal quarter and for the period from the beginning of the respective fiscal year to the end of such fiscal quarter; and (B) an unaudited balance sheet of TRI as at the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and all of the foregoing to be prepared in accordance with GAAP consistently applied (except for such changes in application which are approved by TRI's financial officer preparing such statements and disclosed therein);

          (c) Annual Accountants' Report. Within one-hundred five (105) days after the end of each fiscal year of TRI (beginning with its fiscal year ending December 31, 2000), a report by the Outside Accountants regarding their performance of the procedures described in Exhibit 6.01(c); provided, however, that if the Liquidation Period shall have occurred by reason of an event described in clause (ii) (iii), (iv), (v) or (vi) of the definition thereof, then the Majority Investors may direct TRI to replace such accountants with another firm of nationally recognized independent accountants selected by the Majority Investors and reasonably acceptable to TRI. Each such report shall set forth the procedures performed, which procedures shall be in compliance with the agreed upon procedures letter delivered pursuant to Section 4.0l(xiii).

          (d) Certificates. Contemporaneously with the furnishing of a copy of the financial reports provided for in Section 6.01(a), a certificate dated the date of delivery and signed by an Authorized Officer of TRI substantially in the form of Exhibit 6.01(d) hereto, which certificate shall state that said statement of operations and the balance sheet of TRI fairly present the financial position and results of operations of TRI in accordance with GAAP consistently applied (subject to normal year-end adjustments) and that to the best of such officer's knowledge, no Liquidation Event or Unmatured Liquidation Event has occurred during the applicable reporting period or, if there is any such event, describing it and the steps, if any, taken or being taken to cure it;

          (e) Notice of Liquidation Event and Litigation. As soon as possible and in any event within two (2) Business Days upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by TRI with respect thereto: (i) a Liquidation Event or Unmatured Liquidation Event, or (ii) the institution against TRI of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceeding;

          (f) Reports from Other Parties. Promptly upon receipt thereof, copies of (i) all financial statements and all monthly Settlement Statements delivered to TRI by Sellers, Victor or the Servicer pursuant to the RPSAs and (ii) (to the Trustee only) all reports and other written information not specified above which are required to be delivered by Sellers, Victor or the Servicer to TRI pursuant to the terms of the RPSAs; and

          (g) Other Information. Promptly, from time to time, such other information, documents, Records or reports respecting the Receivables or the condition or operations, financial or otherwise, of TRI as the Trustee, its permitted assigns or their respective agents or representatives may from time to time reasonably request to protect the interests of the Investors and the Trustee under or as contemplated by this Agreement or to comply with its obligations under the other Program Documents.

     SECTION 6.02. Inspection. At any time and from time to time during TRI's normal business hours and upon reasonable written notice, permit the trustee, its permitted assigns, or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of TRI relating to the Receivables or the other Transferred Assets, and (ii) to visit the offices and properties of TRI for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Receivables or the other Transferred Assets, or TRI's performance hereunder with any of the officers of TRI having knowledge of such matters. TRI agrees that representatives from the Investors shall be permitted to accompany the Trustee on any such inspection or visit and to participate in any such discussion. TRI agrees to instruct its Outside Accountants to cooperate with any reasonable request of the Trustee, its permitted assigns, or their respective agents or representatives, in connection with the performance of such accountants' routine verification procedures with respect to TRI's Receivables or the other Transferred Assets. The Trustee, its assigns, agents or representatives, shall also be permitted to verify the validity, amount or any other matter relating to any Receivable; provided, however, that none of the Trustee, the Investors nor their respective assigns shall, unless a Liquidation Event has occurred and is continuing, notify any or all of the Obligors of the Participation Interests sold hereunder or direct such Obligors to make payments under any Receivables directly to the Investors or their designees. Without limiting the foregoing, TRI shall, from time to time during TRI's normal business hours, upon reasonable notice by the Trustee (or its permitted assigns, or their respective agents, or representatives), permit certified public accountants or other auditors acceptable to the Person making such request to conduct a review of TRI's Records relating to the Transferred Assets and the Program Documents; provided that unless a Liquidation Event or an Unmatured Liquidation Event has occurred and is continuing such review shall not be conducted more than twice during any calendar year and the scope of such review shall be reasonable, taking into account market practice for similar transactions. The costs and expenses of the first such review in any calendar year shall be borne by the Servicer as part of its duties which are compensated by the Servicer Fee and the costs and expenses of the second such review in any calendar year shall be borne by the Investors ratably in accordance with their Pro Rata Shares; provided that after the occurrence and during the continuation of a Liquidation Event or an Unmatured Liquidation Event, all such reviews shall be borne by the Servicer as part of its duties which are compensated by the Servicer Fee.

     SECTION 6.03. Books and Records of TRI. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate Records in the event of the destruction of the originals thereof), and keep and maintain, or cause to be kept and maintained, all Records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, Records adequate to permit the daily identification of each Receivable and all collections of and reductions or adjustments to each Receivable).

     SECTION 6.04. Corporate Existence. Observe all corporate procedures required by its certificate of incorporation and bylaws and do or cause to be done all things necessary to preserve and maintain its corporate existence, material rights, licenses, permits and franchises in each jurisdiction where the ownership of property or conduct of its business requires such qualification, except where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications could not reasonably be expected to have a Material Adverse Effect.

     SECTION 6.05. Compliance with Laws. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties, except for any such law, rule, regulation or order, the failure to comply with which is not reasonably likely to have a Material Adverse Effect.

     SECTION 6.06. Obligations. Pay all its Indebtedness and obligations promptly and in accordance with their terms, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien (other than a Permitted Lien) or charge upon such properties or any part thereof.

     SECTION 6.07. Program Documents. Comply in all material respects with the terms of and employ the procedures outlined in and enforce the obligations of Sellers and the Servicer under all of the Program Documents to which TRI is a party.

     SECTION 6.08. Location of Records. Keep its chief place of business and chief executive office, and the offices where it keeps the Records (including all original documents relating thereto) at the addresses specified in Exhibit
6.08 hereto, or, upon thirty (30) days prior written notice to the Trustee, at such other locations in which all action required to maintain the perfection of the Participation Interests and/or the Trustee's security interests in the Transferred Assets shall have been taken and completed.

     SECTION 6.09. Separate Corporate Existence. TRI shall take all reasonable steps (including, without limitation, all steps that the Trustee may from time to time reasonably request) to maintain TRI's identity as a separate legal entity from each Seller and Victor and to make it manifest to third parties that TRI is an entity with assets and liabilities distinct from those of each Seller and Victor and each other Affiliate of Victor. Without limiting the generality of the foregoing and in addition to and consistent with the covenants set forth in Sections 6.04 and 6.07, TRI shall:

          (i) conduct its business solely in its own name so as not to mislead others as to the identity of the entity with which they are dealing;

          (ii) compensate all employees, consultants and agents directly, from TRI's bank accounts, for services provided to TRI by such employees, consultants and agents and, to the extent any employee, consultant or agent of TRI is also an employee, consultant or agent of any Affiliate of TRI, allocate the compensation of such employee, consultant or agent between TRI and such Affiliate on a basis which reflects the actual use or value of services rendered to TRI and such Affiliate;

          (iii) have separate stationery and other business forms;

          (iv) allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between TRI and any Affiliate on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

          (v) at all times have at least one (l) "Independent Director" as defined in and as required under TRI's certificate of incorporation;

          (vi) maintain TRI's Records separate from those of any Affiliate, and otherwise maintain TRI's assets in a manner which facilitates their identification and segregation from those of any Affiliate;

          (vii) prepare its financial statements separately from those of its other Affiliates and insure that any consolidated financial statements of any Seller or Victor that include TRI have detailed notes to the effect that TRI is a separate corporate entity and that TRI's creditors have a claim on its assets prior to those assets becoming available to any creditors of any Seller or Victor;

          (viii) use its best efforts not to commingle funds or other assets of TRI with those of any other Affiliate, and will not maintain bank accounts or other depository accounts to which any Affiliate is an account party, into which any Affiliate makes deposits or from which any Affiliate has the power to make withdrawals;

          (ix) not permit any Affiliate to pay any of TRI's operating expenses (except pursuant to allocation arrangements that comply with the requirements of clause (ii) or (iv) of this Section 6.09 or pursuant to the terms of the Second Tier RPSA;

          (x) not guarantee any obligation of any Affiliate nor (to the extent that TRI has the legal power to prevent such) have any of its obligations guaranteed by any such Affiliate, or otherwise hold itself out as responsible for the debts of any Affiliate;

          (xi) not permit TRI to be named as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any Affiliate such that (A) in the event of a loss in connection with such property, payments on account thereof would be made to TRI or would be jointly made to TRI and such Affiliate, or (B) payments on account of losses to TRI's property would be made to any Affiliates or would be jointly made to TRI and any Affiliates; and

          (xii) take all other actions reasonably necessary on its part to maintain the accuracy of all factual assumptions set forth in the legal opinions described in Section 4.01 (xii).

     SECTION 6.10. Taxes. TRI will (i) file all tax returns and reports required by law to be filed by it (it being understood that certain of such filings will be on a consolidated basis with Thermadyne and its Subsidiaries) other than any tax returns if a failure or delay in the filing thereof could not reasonably be expected to have a Material Adverse Effect, (ii) accrue in accordance with GAAP for all taxes shown on such returns and reports and (iii) pay all taxes and governmental charges shown on such tax returns and reports to be owing by it prior to the date on which penalties attach, except any such taxes or charges
(i) which are being diligently contested in good faith by appropriate proceedings, (ii) for which adequate reserves in accordance with GAAP have been set aside on its books and (iii) with respect to which no Lien (other than Permitted Liens) has been imposed upon any Receivables or Related Security.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

     TRI covenants and agrees that until the Collection Date, unless the Required Investors shall otherwise consent in writing, it will not, directly or indirectly:

     SECTION 7.01. Liens; Sales of Transferred Assets. Incur, create, assume or permit to exist any Lien upon or with respect to any property or assets now owned or hereafter acquired by TRI other than Permitted Liens and the Liens created under the Program Documents, or (except as expressly contemplated pursuant to the Program Documents) sell, convey, assign, transfer or otherwise dispose of any of the Transferred Assets or TRI's right to receive income in respect thereof.

     SECTION 7.02. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except for (i) any Indebtedness to the Trustee and the Investors expressly contemplated hereunder and (ii) Indebtedness to Victor pursuant to the Second Tier RPSA and the Victor Purchase Price Note.

     SECTION 7.03. Minimum Net Worth. Permit, at any time, its net worth inclusive of its interest in the Receivables and Related Security to be less than $10.0 million.

     SECTION 7.04. Guarantees. Guarantee, endorse or otherwise be or become contingently liable (including by agreement to maintain balance sheet tests) in connection with the obligations of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business and reimbursement or indemnification obligations in favor of the Trustee or the Investors as provided for under this Agreement.

     SECTION 7.05. Limitation on Investments. Make any Investment in any Person except for Permitted Investments.

     SECTION 7.06. Limitation on Transactions with Affiliates. Enter into, or be a party to any transaction with any Affiliate of TRI, except for:

          (i) the transactions contemplated by the Second Tier RPSA; and

          (ii) the transactions contemplated by the Company Documents; and

          (iii) to the extent not otherwise prohibited under this Agreement, other transactions in the nature of employment contracts and directors' fees, upon fair and reasonable terms materially no less favorable to TRI than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

     SECTION 7.07. Program Documents; Credit and Collection Policy. Amend or otherwise modify any Program Documents to which it is a party or grant any waiver or consent thereunder, or amend or otherwise modify the Credit and Collection Policy in any material respect without satisfaction of the Requisite Conditions; except that TRI may, with prior written notice to the Trustee, (i) exercise its right to continue the Purchases of Receivables from Victor even though a Liquidation Event has occurred and is continuing so long as no Liquidation Period has commenced and no Insolvency Event with respect to any Seller or Victor has occurred and is continuing and (ii) amend any Program Documents or any Company Document provided that any such amendment shall be on fair and reasonable terms materially no less favorable to TRI than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate and such amendment shall not be prohibited by, or otherwise adversely affect TRI's ability to comply with, Section 6.09. It is expressly understood that disclosure in any Daily Report of the matters described in clause (i) above shall not constitute a notice to the Trustee and such notice shall be separately provided to the Trustee. Notwithstanding the foregoing, (x) TRI shall continue to purchase Receivables from Victor until the Termination Date has occurred (it being understood that, except as otherwise provided in clause (y) below, nothing in this clause (x) shall be deemed to eliminate TRI's right to designate a Termination Date for the cessation of such purchases in accordance with Section
7.09 of the Second Tier RPSA); (y) TRI may not, without the prior written consent of the Required Investors, designate a Termination Date if, at the time of such designation, the Adjusted Invested Amount exceeds the Base Amount; and
(z) TRI shall cease to purchase Receivables from Victor if TRI is notified or is otherwise aware of a filing of any Lien by the IRS or the PBGC until TRI shall have received a written notice from the IRS or the PBGC, as applicable, that such Lien has been released by the IRS or the PBGC.

     SECTION 7.08. Charter and Bylaws. Amend or otherwise modify its certificate of incorporation or bylaws in any manner which requires the consent of the "Independent Director" (as defined in TRI's certificate of incorporation) without the prior satisfaction of the Requisite Conditions; provided, that TRI shall not make any change to its corporate name unless (i) the Trustee shall have received thirty (30) days prior written notice of such name change and (ii) at least ten (10) days prior to the effective date of any such name change, TRI shall have executed and delivered to the Trustee such financing statements (Form UCC-1 and UCC-3) as are necessary to reflect such name change.

     SECTION 7.09. Lines of Business. Conduct any business other than that described in Section 5.01(o), enter into any transaction with any Person which is not contemplated by or incidental to the performance of its obligations under the Program Documents, or consolidate with or merge into any other Person, or otherwise acquire or create any Subsidiaries.

     SECTION 7.10. Investor Accounts. Maintain any bank accounts other than the Program Accounts, the Lockbox Accounts and checking accounts for payments of Ordinary Course Expenses.

     SECTION 7.11. Lockbox Banks; Change in Payment Instructions to Obligors.
(a) Make any changes in instructions to Obligors directing payments other than to a Lockbox Bank or to the Collection Account, or (b) voluntarily add or terminate any bank as a Lockbox Bank from those listed in Exhibit 5.01(p) unless, with respect to the addition of any Lockbox Bank, such new Lockbox Bank shall have a short term debt rating of at least A-1, or a long term debt rating of at least A-, from the Rating Agency, and (ii) the Trustee shall have received
(x) copies of Lockbox Agreements executed by such new Lockbox Bank, TRI, and the Trustee, and (y) copies of all other agreements and documents signed by TRI, the Trustee (and, if applicable, by Sellers and/or Victor) and the respective Lockbox Bank with respect to any new Lockbox Account.

     SECTION 7.12. Accounting Treatment. Prepare any external financial statements or other statements (including any tax filings which are not consolidated with those of Sellers and Victor) which shall account for the transactions contemplated by the Second Tier RPSA in any manner other than as the sale of the Transferred Assets by Victor to TRI.

                                  ARTICLE VIII

                  ADMINISTRATION AND COLLECTION OF RECEIVABLES

     SECTION 8.01. Collection of Receivables.

          (a) On or prior to the Effective Date, the Trustee shall establish and maintain or cause to be established and maintained, in the name of the Trustee and for the benefit of the Investors, four (4) segregated trust accounts to be used in connection with the Program, which accounts shall be referred to herein as the "Collection Account", the "Carrying Costs Account", the "Prepayment Account" and the "Excess Funding Account". The Carrying Costs Account shall have a sub-account entitled the "Carrying Costs Sub-Account". The Trustee may also from time to time establish additional segregated trust accounts to be used in connection with the Program. All of the foregoing accounts (including the Collection Account, the Carrying Costs Account (including the Carrying Costs Sub-Account), the Prepayment Account and the Excess Funding Account) are collectively referred to herein as the "Program Accounts". TRI, Thermadyne, Victor and Sellers shall have no legal ownership of or control over the Program Accounts and no rights of withdrawal therefrom except the right to receive Available Cash to the extent provided for under this Agreement and the other rights of withdrawal expressly provided for in
     Section 8.07 or Section 8.08.

          (b) As of the Effective Date, TRI hereby transfers and agrees to transfer, from time to time after TRI shall have acquired them, to the Trustee for the benefit of the Investors and the Trustee the exclusive ownership and control of the Lockbox Accounts and all related lockboxes owned by TRI, and TRI hereby agrees to take any further action necessary or that the Trustee may reasonably request to effect such transfer. Each Lockbox Bank shall be instructed to remit, on a daily basis, via overnight or same day transfer, all immediately available funds on deposit in its Lockbox Accounts to the Collection Account in accordance with the terms of a Lockbox Agreement substantially in the form of Exhibit 8.01 hereto. The Collection Agent shall advise TRI and the Trustee daily of the amount of Collections to be received into the Collection Account on each Business Day with respect to the Receivables and as to the amounts of such Collections which constitute Available Cash. For administrative convenience, the Collection Agent may assume on any day that all funds transferred to the Collection Account by the Lockbox Banks constitute Collections, which assumption (i) will be reflected in the Daily Report for such day, (ii) will be binding on all parties to the Program Documents, and (iii) relieve the Trustee of any obligation to transfer such funds to any other Person pursuant to Section 8.01(d). If TRI or its Affiliates, agents or representatives shall at any time receive any cash, checks or other instruments constituting Collections, such recipient shall segregate such payment and hold such payment in trust for the Trustee, and shall, promptly after any identification of payments aggregating at least $1,000.00, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to a Lockbox Account.

          (c) At any time upon the occurrence and during the continuance of a Liquidation Event: (i) with contemporaneous notice to TRI, the Trustee may notify any or all of the Obligors of the ownership of Transferred Assets by the Investors and may direct any or all of the Obligors of Receivables included in the Transferred Assets to pay all amounts due and payable under any such Receivables directly to the Trustee or its designee; (ii) at the Trustee's request and at TRI's expense, TRI shall give notice of the Investors' ownership of the Transferred Assets to each Obligor whose Receivables are included in the Transferred Assets and direct that payments be made directly to the Trustee or its designee; (iii) TRI shall assemble all Records included in the Transferred Assets, and make the same available to the Trustee at a place selected by the Trustee or its designee; and (iv) the Trustee may enforce the RPSAs against Thermadyne and Victor, Sellers and the Servicer and shall have the right to give or withhold any or all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to either thereof, to the same extent as TRI would otherwise be entitled to do. In addition to the foregoing, upon the occurrence and during the continuance of a Servicer Termination Event, TRI shall, at the request of the Trustee, exercise its rights under the RPSAs to notify any or all of the Obligors of TRI's interests in the Purchased Assets. TRI hereby authorizes the Investors, and gives to the Investors its irrevocable power of attorney, which shall be coupled with an interest, and the Investors hereby designate the Trustee to exercise such authorization and power of attorney, to take any and all reasonable steps in the name of TRI, which steps are reasonably necessary or desirable, in the reasonable determination of the Trustee, to collect all amounts due under the Transferred Assets, including, without limitation, endorsing TRI's name on checks and other instruments representing Collections and, upon the occurrence and during the continuance of a Liquidation Event, enforcing such Receivables and the related Contracts.

          (d) The Collection Agent, following notification that Collections of any Receivable or other intangible owed to any Seller, Victor or an Affiliate thereof, which is not a Purchased Asset, have been deposited into the Lockbox Accounts, shall segregate all such collections or, if such Collections have been deposited into the Collection Account, shall request the Trustee in writing to transfer such Collections to a new Program Account set up by the Trustee to allow for the segregation of such Collections. Promptly after such misapplied Collections have been reasonably identified to the Trustee, the Trustee shall turn over to such Seller, Victor or such Affiliate, as applicable, all such Collections less all reasonable and appropriate out-of-pocket costs and expenses, if any, incurred by the Trustee in identifying and collecting such Receivables.

     SECTION 8.02. Designation of Servicer and Collection Agent.

          (a) The servicing, administering and enforcement of Collections of the Receivables shall be conducted by the Servicer designated pursuant to
     Section 5.02 of the Second Tier RPSA. If the Servicer shall cease to be the Servicer as provided in the Second Tier RSPA, TRI or the Trustee, as applicable, shall designate a successor Servicer pursuant to Section 5.02 of the Second Tier RPSA. If no successor Servicer is so designated by TRI or the Trustee, as applicable, the Trustee shall act as the Servicer until a successor Servicer is so designated.

          (b) The duties and obligations of the Servicer to conduct the servicing, administering and enforcement of the Collections under the Program Documents may be delegated to the Person (the "Collection Agent") designated from time to time by the Servicer in accordance with this
     Section 8.02. TRI is hereby designated as, and TRI hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof; provided, however, that, so long as Victor continues to agree to perform the duties and obligations of the Collection Agent hereunder as provided in Section 5.02 of the Second Tier RPSA, then, unless and until the Trustee has designated a new Collection Agent pursuant to the immediately following sentence, Victor may act as TRI's agent in performing all of such duties and obligations (it being understood that Victor's agreement to perform such duties and obligations shall not relieve TRI of any liability therefor); and provided, further, that Victor may appoint one
     (1) or more of Sellers to act as its agent in performing all of such duties and obligations (it being understood that any Seller's agreement to perform such duties and obligations shall not relieve Victor of any liability therefor). From and after the occurrence of a Servicer Termination Event, the Trustee may, upon direction of the Required Investors and by written notice to TRI and to Victor, designate as Collection Agent and as Servicer any Person (including itself or any of its Affiliates) to succeed TRI and/or Victor as Collection Agent and/or the Servicer and may thereafter designate any Person (including itself or any of its Affiliates) to succeed any such successor Servicer or Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof and the duties and obligations of the Servicer pursuant to the terms of the Second Tier RPSA. The Collection Agent may, subject to satisfaction of the Requisite Conditions, subcontract with any other Person for servicing, administering or collecting the Receivables, provided that the Collection Agent shall remain liable for the performance of the duties and obligations of the Collection Agent pursuant to the terms hereof; provided, however, that such satisfaction of the Requisite Conditions shall not be required for TRI's appointment of Victor or Victor's appointment of one or more Sellers, to perform the duties described above. The Collection Agent shall not have any rights to withdraw any amount remitted to any Lockbox Account or to the Collection Account except as otherwise expressly provided under this Agreement. The Collection Agent shall take or refrain from taking any action in the administration of its duties hereunder as directed by (1) the holder of the Transferor's Interest, prior to any Servicer Termination Event, or (ii) the Majority Investors, after any Servicer Termination Event, in each case, provided that any such action or omission of action is not unlawful or inconsistent with the terms of this Agreement.

     SECTION 8.03. Duties of the Collection Agent.

          (a) The Collection Agent shall take or cause to be taken all such actions as may be reasonably necessary or advisable to collect each Receivable included in the Transferred Assets from time to time, all in accordance with all applicable laws, rules and regulations and in accordance with the Credit and Collection Policy, and the Collection Agent shall not extend, modify or amend any Receivable except in accordance with the Credit and Collection Policy. The Collection Agent shall exercise the same care and apply the same policies with respect to the collection of the Receivables that it would exercise and apply if it owned such Receivables, all with reasonable care and diligence and otherwise in accordance with the foregoing requirements. In addition, the Collection Agent shall, unless the Trustee otherwise revokes such authority in writing from and after a Servicer Termination Event, enforce the rights and interests of the Trustee and the Investors in and under the Receivables, the Related Security and the Contracts included in the Transferred Assets; provided that the Collection Agent shall not, under any circumstances, be entitled to make TRI, any Seller, Victor, the Trustee or any Investor a party to any litigation without such party's express prior written consent. The Collection Agent shall adjust the Outstanding Balance of any Receivable to reflect Dilution and Write-Offs in accordance with the Credit and Collection Policy. The Collection Agent's authorization under this Agreement shall terminate on the Collection Date.

          (b) The Collection Agent shall cause to be delivered to the Trustee, on each Business Day, the Daily Report for such day prepared by the Servicer pursuant to Section 5.03(b) of the Second Tier RPSA and shall cause to be delivered to the Trustee and the Investors, no later than each Reporting Date with respect to the Collection Period most recently ended, the Settlement Statement prepared by the Servicer pursuant to such Section 5.03(b). Each Settlement Statement shall be accompanied by a certificate signed by an Authorized Officer of each of the Servicer and the Collection Agent substantially in the form of

     Exhibit 8.03(b) hereto, which certificate shall state that no Liquidation Event or Servicer Termination Event has occurred and is continuing, or, if any Liquidation Event or Servicer Termination Event is continuing, describing the steps that are being taken in respect thereof.

          (c) The Collection Agent shall implement and maintain administrative and operating procedures reasonably necessary for the performance of its obligations hereunder (including, without limitation, an ability to recreate Records in the event of the destruction of any originals thereof). The Collection Agent shall also maintain at all times complete Records and accounts relating to the Receivables, Collections and other Transferred Assets in which timely entries are made in accordance with GAAP, as are necessary for the performance of its obligations hereunder. Such Records and accounts shall, without limitation, be adequate to permit the confirmation on a daily basis of the calculations of all information required to be included in the Daily Report. The master computer records of the Collection Agent relating to the Receivables and the Related Security shall be marked (by means of a general legend that will automatically appear at or near the beginning of any computer generated list or print-out of the Receivables or otherwise) to indicate the sale of the Participation Interests in the Transferred Assets under this Agreement and shall include, without limitation, (i) all payments received and all credits and extensions granted with respect to the Receivables, (ii) the return, rejection, repossessions, or stoppage in transit of any merchandise the sale of which has given rise to a Receivable; (iii) any other Dilution Factors; (iv) the taking of Receivable Notes; and (v) all Write-Offs. At any time and from time to time, following one (1) Business Days notice from the Trustee or its agents, representatives or permitted assignees, and during regular business hours, the Collection Agent will permit the Trustee or such agent, representative or permitted assignee (A) to have access to the Collection Agent's offices, properties and computer software for purposes of examining and making copies of and abstracts from all such Records and (B) to discuss matters relating to the Transferred Assets with any of the officers, employees, agents or representatives of the Collection Agent having knowledge of such matters. The Collection Agent agrees that representatives from any or all of the Investors shall be permitted to accompany the Trustee on any such inspection or visit and to participate in any such discussion.

          (d) Annual Tax Information. On or before January 31 of each calendar year, beginning with calendar year 2000, the Collection Agent, on behalf of the Trustee, shall furnish or cause to be furnished by the Trustee to each Person who at any time during the preceding calendar year was an Investor such information for such preceding calendar year, or the applicable portion thereof during which such Person was an Investor of record, as is required to be provided by an issuer of Indebtedness under the Code to the holders of the issuer's Indebtedness and such other customary information as is necessary to enable the Investors to prepare their federal income tax returns. Such obligation of the Collection Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee to such Investor pursuant to any requirements of the Code as from time to time in effect.

     SECTION 8.04. Responsibilities of TRI. Anything herein to the contrary notwithstanding:

          (a) TRI shall (i) perform (either directly or indirectly by causing the applicable Seller to perform) all of its obligations under the Contracts related to the Receivables transferred by it hereunder to the same extent as if such Receivables had not been transferred hereunder and the exercise by the Trustee of its rights hereunder shall not relieve TRI from such obligations and (ii) pay when due (either directly or, to the extent provided for in the RPSAs, indirectly by causing the applicable Seller or Victor to pay when due) any taxes (excluding income taxes, franchise taxes and other similar taxes) relating to the origination and transfer of the Transferred Assets.

          (b) Neither the Trustee nor any Investor shall have any obligation or liability with respect to any Receivable or related Contract nor be obligated to perform any of the obligations of TRI, Sellers or Victor thereunder and TRI agrees to indemnify and hold harmless the Trustee and the Investors against and from any and all liabilities arising from or related to any such obligation or liability; provided (i) that the foregoing indemnification is not intended to provide recourse for failures of an Obligor to make payment on a Receivable due to Credit Reasons, and
     (ii) that nothing in this Section 8.04(b) shall require TRI to indemnify any Person for (A) damages, losses, claims or liabilities resulting from such Person's gross negligence or willful misconduct or actions of the Collection Agent or the Servicer (unless the Collection Agent or the Servicer is TRI or an Affiliate of TRI), (B) for lost profits, consequential, special or punitive damages or (C) any income taxes, franchise taxes or similar taxes. Any indemnified amounts owed pursuant to this Section 8.04(b) shall be paid to the Trustee within five (5) Business Days following the

     Trustee's written demand therefor, setting forth in reasonable detail the basis for such demand; provided, however, that the Trustee's and the Investors' recourse to TRI for such amounts shall be limited to the aggregate of (i) amounts which are on deposit in, or thereafter received into, the Program Accounts to the extent available in accordance with Sections 8.07 and 8.08 hereof; (ii) the indemnification obligations of the Collection Agent set forth in this Agreement and (iii) amounts paid to TRI by Victor or Sellers in respect of their indemnification obligations set forth in the RPSAs.

     SECTION 8.05. Further Action Evidencing Transfers.

          (a) TRI agrees that at any time and from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further reasonable action that may be necessary to perfect, protect or more fully evidence the Investors' ownership of the Transferred Assets, or to enable the Trustee or the Investors to exercise or enforce any of their respective rights hereunder. Without limiting the generality of the foregoing, TRI will execute and file such financing or continuation statements or amendments thereto or assignments thereof, and such other instruments and notices, as may be necessary or appropriate.

          (b) In the event that TRI, within five (5) Business Days after notice from the Trustee, fails to deliver one (1) or more financing or continuation statements, and amendments thereto and assignments thereof, that the Trustee or any of its agents, representatives or permitted assignees may reasonably determine to be necessary to evidence or perfect the Investors' ownership of all or any of the Transferred Assets now existing or hereafter arising, then TRI hereby authorizes the Trustee to file any such statements without the signature of TRI where permitted by law. If TRI fails to perform any of its agreements or obligations under this Agreement, following expiration of any applicable notice and cure period, the Trustee may (but shall not be required to) perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Trustee incurred in connection therewith shall be payable by TRI upon the Trustee's written demand therefor (which demand shall itemize such expenses in reasonable detail).

     SECTION 8.06. Application of Collections. Any payment by an Obligor in respect of any Indebtedness or other obligations owed by such Obligor to TRI shall, except as otherwise specified by such Obligor or otherwise required by law, be applied as a Collection of any Receivable of such Obligor included in the

Transferred Assets (in the order of the age by invoice date of such Receivables of such Obligor, starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to (i) any Receivable of such Obligor arising subsequent to the Termination Date which is not included in the Transferred Assets or (ii) any other Indebtedness of such Obligor to any Seller, Victor or to TRI.

     SECTION 8.07. Administration of Program Accounts Prior to the Liquidation Period. On each Business Day prior to the commencement of the Liquidation Period (other than a Business Day on which the Servicer is not required to deliver a Daily Report pursuant to Section 5.03(b) of the Second Tier RPSA), the Trustee shall administer all Collections received into the Collection Account prior to 12:30 p.m. (New York City time) on such day in accordance with the following order of priority:

          (a) The Trustee shall transfer to the Carrying Costs Sub-Account an amount (the "Trustee Reserve Amount") equal to $25,000 per month, provided that the aggregate amount on deposit in the Carrying Costs Sub-Account shall in no event exceed $500,000. If any amount (including, without limitation, any Trustee's fees, any indemnification amounts and any other amount due and payable to the Trustee under the Program Documents) is due and unpaid to the Trustee and the Trustee is not able to be paid such amount from other funds available to it under the Program Documents, an amount equal to such unpaid amount shall be withdrawn from the Carrying Costs Sub-Account and paid to the Trustee. On the day following the termination of the Program pursuant to the terms of the Program Documents, if all amounts due to the Trustee under the Program Documents have been paid in full under the Program Documents and the Trustee does not reasonably expect that any other amount (including, without limitation, any Trustee's fees, indemnification amounts and any other amounts) payable to the Trustee under the Program Documents will become due to the Trustee under the Program Documents, then all amounts in the Carrying Costs Sub-Account (together with any interest thereon) shall be transferred back to TRI.

          (b) The Trustee shall transfer to the Carrying Costs Account the amount (if any) so that after giving effect to such transfer and to all transfers from the Carrying Costs Account on such day there is on deposit in the Carrying Costs Account an amount equal to the Carrying Costs Reserve. Whenever any Carrying Costs have become due and payable (or, in the case of Ordinary Course Expenses, when TRI has made a request certifying that such Ordinary Course Expenses need to be paid on or within the next five (5) Business Days), the Trustee shall withdraw funds from the Carrying Costs

     Account to pay such Carrying Costs (or, in the case of Ordinary Course Expenses, to deposit the amount of such requested funds in TRI's checking account maintained for such purpose) as follows: first, to the payment of all expenses (including indemnification amounts) due and owing under the Program Documents to the Trustee in an aggregate amount not exceeding $100,000 per annum; second, to the payment of any Servicer Fees or fees owed to any Servicer or Collection Agent (if other than Victor or its Affiliates) in an aggregate amount not exceeding $100,000 per annum; third, to the payment of all expenses (including indemnification amounts) due and owing by TRI to the Investors in an aggregate amount not exceeding $100,000 per annum minus the amount paid under clause second above; fourth, to Interest; fifth, without duplication, to the payment of all Trustee's Fees then due and payable; and sixth, to be remitted to TRI for the payment of Ordinary Course Expenses in an aggregate amount not exceeding $100,000 per annum.

          (c) On any date on which the Adjusted Invested Amount exceeds the Base Amount, the Trustee shall transfer Available Cash to the Excess Funding Account until the Adjusted Invested Amount is equal to the Base Amount. To the extent the Available Cash is not sufficient to eliminate such excess, Available Cash on each succeeding Business Day shall continue to be transferred to the Excess Funding Account by the Trustee in accordance with the foregoing provisions of this Section 8.07(b) unless and until the Adjusted Invested Amount no longer exceeds the Base Amount. If on any Business Day the amount on deposit in the Excess Funding Account exceeds the required Excess Funding Reserve, the amount of such excess shall be transferred from the Excess Funding Account to the Collection Account.

          (d) If TRI shall have given a notice of prepayment pursuant to Section 3.04(a), after giving effect to the transfer and remittance of funds under clauses (a) and (b) of this Section 8.07, all remaining Available Cash (including any cash income received by reason of investments of any retained cash) attributable to the Participation Interests shall be deposited in the Prepayment Account until the amount on deposit therein equals the Prepayment Amount with respect to such prepayment. Amounts on deposit in the Prepayment Account shall be paid in accordance with Section 3.04.

          (e) If TRI is required to pay an Early Termination Amount under
     Section 3.04(b), the Trustee shall, after giving effect to the transfer and remittance of funds pursuant to clauses (a) through (d) above, withdraw such amount from the Collection Account and apply such amount as provided in
     Section 3.04(b)

          (f) On any date an amount is owed to the Trustee or the Investors as a result of the rights of the Trustee or the Investors to indemnification under the Program Documents, the Trustee shall, after giving effect to the transfer and remittance of the funds under clauses (a) through (e) above, withdraw such amount from the Collection Account and transfer such amount to the Trustee and the Investors, as applicable, as provided in such provision.

          (g) After giving effect to the transfer and or remittance of funds under clauses (a) through (f) of this Section 8.07, all remaining Available Cash (including any cash income received by reason of investments of any retained cash) attributable to the Participation Interests shall, except as otherwise required in clause (g) below of this Section 8.07, be remitted to TRI in consideration of the automatic sale of Participation Interests in newly generated Transferred Assets and all other Available Cash shall be remitted to TRI on account of the Transferor Interest. TRI shall apply all such Available Cash: first, to pay any expenses (including any indemnification amounts) due and owing to the Trustee; second, to pay any Servicer Fees or fees owed to any Servicer or Collection Agent (if other than Victor or its Affiliates); third, to pay any expenses (including indemnification amounts) due and owing to the Investors; fourth, to pay Ordinary Course Expenses not payable pursuant to clause (b) of this Section 8.07; fifth, to pay the purchase price for newly generated Purchased Assets under the Second Tier RPSA; sixth, to pay any principal and interest on the Victor Purchase Price Note and seventh, to pay dividends on or to redeem in whole or in part the stock of TRI.

          (h) If, on any such Business Day, either (i) an Insolvency Event with respect to any Seller, Thermadyne or Victor or (ii) to any Seller's or Victor's knowledge, a Liquidation Event described in clause (h) of the definition thereof with respect to Receivables owned or originated by Victor or originated by any Seller, has occurred and is continuing, then the Trustee shall, after giving effect to the retention and/or remittance of funds under clauses (a) through (e) of this Section 8.07, separately identify all remaining Available Cash in respect of the Transferor Interest and all remaining Available Cash in respect of the Participation Interests received on such day, in each case attributable to Receivables originated by such Seller or (in the case of an Insolvency Event with respect to Thermadyne or Victor) all Receivables. All such Available Cash in respect of the Participation Interests shall be transferred to a new Program Account and held in trust for the Investors on account of the Participation Interests until the earlier of (i) commencement of the Liquidation Period (at which time such funds shall be remitted and applied as provided in Section 8.08) and (ii) dismissal of the proceedings giving rise to such Insolvency Event (in which event such funds shall be used to fund the Excess Funding Account to the extent required under clause (b) or
     (c) of this Section 8.07 and then be remitted and applied as provided in the remaining provisions of this Section 8.07). All such Available Cash received on any day in respect of the Transferor Interest shall be applied as follows:

               (x) fifty percent (50%) of such Available Cash shall be retained in the Collection Account as cash collateral for the payment of any not-yet accrued Carrying Costs (including indemnification amounts but excluding Interest) until the amount of such cash collateral so retained equals (x) fifteen percent (15%) times (y) the Dilution Reserve Ratio then in effect times (z) the Net Eligible Receivables as of the date such Insolvency Event first occurred; and

               (y) the remainder of such Available Cash shall be remitted to TRI on account of the Transferor Interest and may be used by TRI to make any payments which it is authorized to make under clause (f) of this
          Section 8.07.

     SECTION 8.08. Administration of Program Accounts During the Liquidation Period. On the first day of the Liquidation Period, all funds in the Excess Funding Account shall be transferred to the Collection Account. On each Business Day during the Liquidation Period (other than a Business Day on which the Servicer is not required to deliver a Daily Report pursuant to Section 5.03(b) of the Second Tier RPSA), the Trustee shall administer all Collections received into the Program Accounts prior to 12:30 p.m. (New York City time) on such day and other funds in the Program Accounts in accordance with the following provisions of this Section 8.08:

          (a) The Trustee shall apply all funds held in the Carrying Costs Account to pay all accrued and unpaid Carrying Costs (other than Servicer Fees payable to Victor or its Affiliates) in the following order of priority: first, to the payment of all expenses (including indemnification amounts) due and owing to the Trustee under the Program Documents in an aggregate amount not exceeding $100,000 per annum; second, to the payment of any Servicer Fees or fees owed to any Servicer or Collection Agent (if other than Victor or its Affiliates) in an aggregate amount not exceeding $100,000 per annum; third, to the payment of all expenses and indemnification amounts due and owing by TRI to the Investors (but excluding any Early Termination Amounts) in an aggregate amount per annum not exceeding $100,000 minus amounts paid under clause second above; fourth, to Interest; fifth, without duplication, to the payment of all Trustee's Fees; sixth, if the Invested Amount has been reduced to zero, the Early Termination Amounts then due and payable; and seventh, to be remitted to TRI for the payment of Ordinary Course Expenses in an aggregate amount not exceeding $100,000 per annum. All Collections remaining in the Carrying Costs Account after payment of the above-described Carrying Costs shall, until the Collection Date has occurred, be retained as cash collateral for the payment of any not-yet accrued Carrying Costs described above or for the payment of any indemnities described below in Section 8.08(c). During the Liquidation Period, no amount shall be reserved for or paid on account of the Servicer Fees owed to Victor or its Affiliates until all of the Invested Amount, Interest, fees and other amounts owed under the Program Documents to the Investors or the Trustee have been paid in full.

          (b) The Servicer shall separately identify the Collections in respect of the Transferor Interest and the Collections in respect of the Participation Interests received on such day. Collections in respect of the Transferor Interest shall be applied to pay (i) all accrued and unpaid Carrying Costs described above (other than Servicer Fees payable to Victor or its Affiliates and other than Interest) in the order of priority set forth in Section 8.08(a) above, and (ii) all other indemnification amounts due and owing under the Program Documents. All remaining Collections on account of the Transferor Interest shall be retained as cash collateral for the payment of any not-yet accrued Carrying Costs (including indemnification amounts) described above or for the payment of any indemnities described below in Section 8.08(c).

          (c) If, on any such Business Day during the Liquidation Period, (A) the Outstanding Balance of any Receivable included in the Transferred Assets is reduced, canceled or otherwise adjusted on account of a Dilution Factor or on account of any other matter for which the Investors are entitled to be indemnified under Section 9.02, or (B) TRI shall have breached its representation in the last sentence of Section 5.01(h) with respect to any Receivable, then TRI shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction, cancellation or adjustment, and the Trustee shall, from the cash collateral otherwise retained pursuant to Section 8.08(a) or Section 8.08(b) above, allocate an amount equal to the Investors' Participation Interests in such deemed Collections and such amount shall be applied in accordance with the provisions of Section 8.08(d), Section 8.08(e) and Section 8.09, as applicable.

          (d) The Trustee shall retain in the Collection Account and on the Settlement Date occurring in the month next succeeding the month in which the Liquidation Period commenced and on each Settlement Date occurring thereafter remit to the Investors all Collections in respect of the Participation Interests (including all deemed Collections in respect thereof pursuant to Section 8.08(c) and all Collections held on account of the Participation Interests prior to the Liquidation Period under Section 8.07(d)), to be applied in the following order of priority: first, to pay any accrued and unpaid Interest; second, to pay any accrued and unpaid Carrying Costs or other amounts payable under Section 8.08(a) and not satisfied through the application of other Collections pursuant to Section 8.08(a) or Section 8.08(b) in an aggregate amount not exceeding $100,000 per annum; and third, to reduce the Invested Amount until the Invested Amount equals zero.

          (e) After the Invested Amount has been reduced to zero, any remaining Collections and proceeds of the Transferred Assets shall be applied towards the Early Termination Amount, if any, and then applied first, toward indemnification and any other amounts due and owing to the Trustee under the Program Documents and second, towards indemnification and other amounts due and owing to the Investors under the Program Documents. Any remaining Collections, less any continued Carrying Costs which have accrued and remain unpaid, shall be remitted first, to Victor in payment of any accrued and unpaid Servicer Fees and second, to TRI.

          (f) During the Liquidation Period, the Trustee may, at its discretion, require that all Collections and other proceeds which would otherwise be received into the Collection Account be held in a special segregated account pending the determination of whether such Collections and other proceeds are included in the Transferred Assets or not. In such event, the Collection Agent shall, as soon as possible after receipt of any Collections and other proceeds by the Trustee, (i) determine whether such Collections and proceeds are included in the Transferred Assets or otherwise and (ii) notify TRI, Sellers, Victor and the Trustee of such determination. The Trustee shall as soon as possible thereafter transfer any Collections or proceeds included in the

     Transferred Assets to the Collection Account for application pursuant to the other terms of this Section 8.08 and pay any Collections that are not included in the Transferred Assets to the applicable Person. Notwithstanding the foregoing, during any Liquidation Period, all Collections received from an Obligor in respect of any Receivables of such Obligor or other Indebtedness owed to any Seller of such Obligor, Victor and/or TRI shall continue to be applied in accordance with the provisions of Section 8.06 hereof and Section 5.06 of the Second Tier RPSA.

     SECTION 8.09. Remittances and Investment of Funds. All remittances from the Collection Account to the Investors, to TRI or to the Trustee as required under
Section 8.07 or under Section 8.08 shall be by wire transfer of immediately available funds. All funds which are retained in the Program Accounts pursuant to Section 8.07 or Section 8.08 (including funds maintained as part of the Carrying Costs Account) shall be invested in Permitted Investments selected by the Trustee at the written direction of TRI, or, absent such direction, as the Trustee shall select, provided, however, that (i) each such investment shall be in the name of the Trustee or otherwise in a form which permits the Trustee to maintain a perfected security interest in such investment and (ii) the maturities of Permitted Investments maintained as part of the Carrying Costs Account shall be limited to ensure that all such Permitted Investments mature in time for TRI to make timely payments of all Carrying Costs as the same become due. The Trustee may liquidate any Permitted Investments prior to maturity in order to transfer funds or make any distributions which transfers or distributions are required under the Program Documents. It is understood that the Trustee shall have no liability to TRI or to any other Person for (i) the rate of return on any such Permitted Investments or (ii) any failure to transfer funds to such party on account of the Trustee's inability to liquidate any Permitted Investments.

     SECTION 8.10. No Recourse for Credit Problems. It is understood and agreed that TRI shall not be liable for failure of an Obligor to make a payment on a Receivable due to Credit Reasons.

                                   ARTICLE IX

                  TERMINATION OF REINVESTMENTS; INDEMNIFICATION

     SECTION 9.01. Termination of Reinvestment.

          (a) The obligation of the Investors to reinvest Collections in respect of the Participation Interests in the Transferred Assets shall terminate on the Scheduled

     Liquidation Commencement Date unless the Termination Date shall have earlier occurred pursuant to the definition thereof. Upon any such Termination Date, (i) the Liquidation Period shall immediately commence;
     (ii) the Trustee and the Majority Investors shall be entitled to pursue any other right or remedy under this Agreement; and (iii) following the Sale Date, the Trustee and the Majority Investors shall be entitled to exercise all the rights and remedies provided to a purchaser of accounts (or a secured creditor) under the UCC or otherwise, all of which rights and remedies shall be cumulative to those provided in this Agreement and the other Program Documents.

          (b) If an Insolvency Event shall occur with respect to TRI, within seven (7) Business Days of the date of written notice to a Responsible Officer of the Trustee of such Insolvency Event, the Trustee shall:

               (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred with respect to TRI and that the Trustee intends to instruct the Servicer to sell, dispose of or otherwise liquidate the Receivables and Related Security pursuant to this Agreement in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids (a "Disposition") and

               (ii) send written notice to the Investors describing the provisions of this Section 9.01 and requesting each Investor to advise the Trustee in writing whether (A) it wishes the Trustee to instruct the Servicer not to effectuate a Disposition (a notice given pursuant to this sub-clause (A) being a "Stop Notice"), (B) it refuses to advise the Trustee as to the specific action the Trustee shall instruct the Servicer to take or (C) it wishes the Servicer to effect a Disposition.

          The day on which the notice referred to in clause (b)(i) is first published is referred to herein as the "Publication Date". If, prior to the sixtieth (60th) day following the Publication Date, the Trustee shall not have received written Stop Notices from the Majority Investors, the Trustee shall instruct the Servicer to effectuate a Disposition, and the Servicer shall proceed to consummate a Disposition. If, however, the Trustee shall have received written Stop Notices from the Majority Investors prior to the sixtieth (60th) day following the Publication Date, the Trustee shall not so instruct the Servicer.

          (c) The proceeds from any Disposition of the Receivables and the Related Security pursuant to the foregoing clause (b) shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with the provisions of Article VIII.

          (d) The Trustee or the Servicer may appoint an agent or agents to assist with its responsibilities pursuant to this Section 9.01 with respect to competitive bids.

          (e) TRI or any of its Affiliates shall be permitted to bid for the Receivables and the Related Security. The Trustee may obtain a prior determination from any bankruptcy trustee, receiver or liquidator that the terms and manner of any proposed Disposition are commercially reasonable.

          (f) The Trustee shall continue to have the rights described in this Agreement, and be subject to direction on terms consistent with those set out in Section 10.01(b), pending the completion of any Disposition.

     SECTION 9.02. Indemnities by TRI.

          Without limiting any other rights which the Trustee and/or the Investors may have hereunder or under applicable law, but without duplication, TRI hereby agrees to indemnify the Trustee and each Investor from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and expenses awarded against or incurred by any such party or their assignees relating to or resulting from any of the following (being collectively referred to as "Indemnified Amounts"):

               (i) reliance on any representation or warranty made by TRI (or any of its officers) under or in connection with the Program Documents or in connection with the preparation of any Daily Report or any Settlement Statement, or reliance on any other information or report delivered pursuant hereto, which shall have been false, incomplete or incorrect in any respect when made;

               (ii) the failure by TRI to comply with any term, provision or covenant contained in this Agreement, any other Program Documents or any agreement executed in connection with this Agreement, any other Program Documents or with any applicable law, rule or regulation with respect to any Receivable, the related Contract or the Related Security, or the nonconformity of any Receivable, the related Contract or the Related

          Security with any such applicable law, rule or regulation;

               (iii) the failure to vest and maintain vested in the Trustee and the Investors or to transfer to the Investors, legal and equitable title to and ownership of the Receivables and other Transferred Assets which are, or are purported to be, transferred by TRI hereunder, free and clear of any Lien (other than Permitted Liens and Liens created in favor of the Investors and the Trustee hereunder and under the other Program Documents);

               (iv) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables and other Transferred Assets which are, or are purported to be, transferred by TRI hereunder, whether at the time of any Purchase or at any subsequent time;

               (v) the failure by TRI to be duly qualified to do business, to be in good standing or to have filed appropriate fictitious or assumed name registration documents in any jurisdiction where its ownership of property or the conduct of business requires such qualification;

               (vi) any dispute, claim, offset or defense of the Obligor (other than discharge in bankruptcy or payment in full) to the payment of any Receivable in which an interest is, or is purported to be, transferred by TRI hereunder (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise related to such Receivable;

               (vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the goods and/or merchandise or services that are the subject of any Receivable or related Contract;

               (viii) the failure of TRI to pay when due (A) any taxes or charges imposed on TRI or (B) any sales taxes or other charges imposed in connection with the transfer of the Transferred Assets;

               (ix) the failure of TRI or any of its agents or representatives (including, without limitation, agents, representatives and employees of Victor acting pursuant to authority granted under Section 8.02) to remit to the Trustee any Collections of Transferred Assets; and

               (x) the use of proceeds of the sale of the Certificates or the use of any Available Cash for any purposes other than those expressly contemplated under the Program Documents.

     In addition to the foregoing, TRI agrees to indemnify the Trustee and each Investor for Indemnified Amounts relating to or resulting from any of the foregoing to the extent such Indemnified Amounts also relate to or result from any actions taken by it as Collection Agent or from its failure to take any actions to be performed or observed by it as Collection Agent.

          It is expressly agreed and understood by the parties (i) that the foregoing indemnification is not intended to provide recourse for failures of an Obligor to make payment on a Receivable due to Credit Reasons and
     (ii) that nothing in this Section 9.02 shall require TRI to indemnify any Person for (A) damages, losses, claims or liabilities resulting from such Person's gross negligence or willful misconduct or actions of the Collection Agent or the Servicer (if such Person is the Collection Agent or Servicer); provided that, notwithstanding the foregoing, in no event shall TRI have any obligation to indemnify a Person for the gross negligence or willful misconduct of the Servicer, if the Servicer is not Victor or an Affiliate of Victor; (B) for lost profits, consequential, special or punitive damages or (C) any income taxes, franchise taxes or similar taxes. Any Indemnified Amounts owed pursuant to this Section 9.02 shall be paid to the Trustee within five (5) Business Days following the Trustee's written demand therefor, setting forth in reasonable detail the basis for such demand; provided, however, that the Trustee's and the Investors' recourse to TRI for such amounts shall be limited to the aggregate of (i) to the extent available in accordance with the priorities provided therein, amounts which are on deposit in, or thereafter received into, the Program Accounts, (ii) the indemnification obligations of the Collection Agent set forth above and (iii) amounts paid to TRI by Victor or Sellers in respect of their indemnification obligations set forth in the RPSAs. Notwithstanding anything to the contrary in this Agreement, for purposes of this Section 9.02, the representations, warranties and covenants in this Agreement that are qualified by a materiality standard shall not be deemed to be limited to failures to perform or comply or to events, circumstances, conditions or changes that gave rise to a Material Adverse Effect.

                                    ARTICLE X

                          THE TRUSTEE; THE CERTIFICATES

     SECTION 10.01. Authorization and Action.

          (a) By purchasing a Certificate (or an interest therein), each Investor appoints the Trustee as its representative for purposes of this Agreement (including for purposes of acquiring Participation Interests) and irrevocably authorizes the Trustee to take such action as trustee on its behalf and to exercise such powers as are delegated to the Trustee by the terms of the Program Documents, together with such powers as are reasonably incidental thereto. The Trustee shall not be required to take any action which exposes the Trustee to personal liability or which is contrary to the Program Documents or applicable law. Except where this Agreement expressly provides otherwise, the Trustee agrees to give to each Investor and to each Rating Agency (i) a copy of each Settlement Statement delivered to the Trustee and (ii) if so requested in writing by such Investor or each Rating Agency, a copy of any other notice given to it by TRI or any Seller or Victor pursuant to the terms of this Agreement. The appointment and authority of the Trustee hereunder shall terminate at the Collection Date.

          (b) Notwithstanding anything herein to the contrary, the Trustee shall take or refrain from taking any action as directed by the Majority Investors (or where required hereunder, the Required Investors or all Investors, as the case may be), provided that the Trustee shall not take or refrain from taking any action pursuant to this Section that is inconsistent with the terms of this Agreement or that is unlawful. Except as otherwise expressly provided herein, the Investors shall be required to exercise all remedies provided for herein upon the occurrence of a Liquidation Event or Servicer Termination Event by so directing the Trustee; provided that if the Trustee shall fail promptly to comply with any such direction, the Majority Investors (or where required hereunder, the Required Investors or all Investors, as the case may be), shall be entitled to take the actions specified in such direction for the benefit of all Investors; and provided further that nothing in this Section shall be deemed to prohibit any Investor from instituting legal proceedings to collect any amounts due to it hereunder.

     SECTION 10.02. Nature of Trustee's Duties. The Trustee shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Program Documents to which it is a party. The Trustee, prior to the occurrence of a Liquidation Event or a Servicer Termination Event of which it has knowledge and after the curing of all Liquidation Events and Servicer Termination Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. After a Liquidation Event or a Servicer Termination Event of which a Responsible Officer of the Trustee has knowledge has occurred (and has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs. The Trustee shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Investor with any credit or other information with respect to TRI, any Seller or Victor, whether coming into its possession before the date hereof or at any time or times thereafter. If the Trustee seeks the consent or approval of the Investors to the taking or refraining from taking any action hereunder, the Trustee shall send notice thereof to each Investor. The Trustee shall promptly notify each Investor any time that the Investors have instructed the Trustee to act or refrain from acting pursuant hereto.

     SECTION 10.03. UCC Filings; Enforcement. Each of TRI and the Investors expressly recognizes and agrees that the Trustee shall have no duties in connection with UCC filings required to be made hereunder other than those expressly and specifically undertaken in accordance with the Program Documents. The Majority Investors shall be entitled to enforce the rights created under this Agreement for the benefit of the Investors without the need to conduct such enforcement through the Trustee except as provided herein. No single Investor shall have such right of enforcement unless such Investor owns Certificates evidencing one-hundred percent (100%) of the Invested Amount.

     SECTION 10.04. Trustee's Reliance. Etc.

          (a) Neither the Trustee nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Trustee under or in connection with the Program Documents (including, without limitation, the Trustee's servicing, administering or collecting Receivables as Collection Agent) except for its or their own gross negligence or willful misconduct.

     Without limiting the foregoing, the Trustee: (i) may consult with legal counsel (including counsel for TRI), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Investor and shall not be responsible to any Investor for any statements, warranties or representations made in the Certificates or in connection with the Program Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Program Documents on the part of any Person or to inspect the property (including the Records) of any Person; (iv) shall not be responsible to any Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Program Documents, or any other instrument or document furnished pursuant thereto; and (v) shall incur no liability under or in respect of the Program Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex or facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

          (b) For purposes of determining the allocation, transfers and distributions of funds under Article VIII, the Trustee shall be entitled to rely on calculations made by the Servicer in the applicable Daily Reports and Settlement Statements, and shall not have any liability to any Person in respect of mistakes or omissions in such reports and statements. If the Servicer shall have failed to submit a Daily Report or Settlement Statement when due, the Trustee may suspend such allocations, transfers and distributions until it has received instructions with respect thereto from the Majority Investors, in which event the Trustee shall be entitled to rely on such instructions and shall incur no liability to any Person with respect to such reliance.

          (c) The Trustee may at any time request instructions from the Investors with respect to any actions or approvals which by the terms of this Agreement or of any of the other Program Documents the Trustee is permitted or required to take or to grant, and if such instructions are promptly requested, the Trustee shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Program Documents until it shall have received such instructions from the Majority Investors (or, where required hereunder, from the Required Investors or all Investors). Without limiting the foregoing, no Investor shall have any right of action whatsoever against the Trustee as a result of the Trustee acting or refraining from acting under the Program Documents in accordance with the instructions of the Majority Investors (or, where required hereunder, the Required Investors or all Investors)

          (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

          (f) The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document.

          (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder.

          (h) The Trustee shall not be deemed to have knowledge of a Liquidation Event or a Servicer Termination Event unless a Responsible Officer shall have received written notice thereof or shall otherwise have actual knowledge thereof.

     SECTION 10.05. Trustee and Affiliates. To the extent that the Trustee or any of its Affiliates are or shall become Investors hereunder, the Trustee or such Affiliate, in such capacity, shall have the same rights and powers under this Agreement as would any Investor hereunder and may exercise the same as though it were not the Trustee. The Trustee and its Affiliates may generally engage in any kind of business with TRI, Victor or Sellers, any of their respective Affiliates and any Person who may do business with or own securities of TRI, Victor, Sellers or any of their respective Affiliates, all as if it were not the Trustee hereunder and without any duty to account therefor to the Investors.

     SECTION 10.06. Purchase Decision. Each Investor acknowledges (by its purchase of a Certificate or any interest therein) that it has, independently and without reliance upon the Trustee or any other Investor and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and to purchase an undivided ownership interest in Transferred Assets hereunder. Each Investor also acknowledges that it will, independently and without reliance upon the Trustee or any other Investor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Program Documents.

     SECTION 10.07. Successor Trustee. The Trustee may resign at any time by giving thirty (30) days written notice thereof to the Investors, TRI and the Collection Agent. The Required Investors may remove the Trustee for cause. Upon any such resignation or removal, the Majority Investors shall have the right to appoint a successor Trustee approved by TRI (which approval will not be unreasonably withheld, conditioned or delayed). If no successor Trustee shall have been so appointed and accepted such appointment within sixty (60) days after the retiring Trustee's giving of notice of resignation, then the retiring or removed Trustee may petition a court of competent jurisdiction to appoint a successor Trustee acceptable to TRI (which acceptance will not be unreasonably withheld, conditioned or delayed), which successor Trustee shall be (a) either
(i) a commercial bank having a combined capital and surplus of at least $500,000,000 or (ii) an Affiliate of such an institution and (b) experienced in the types of transactions contemplated by the Program Documents. In addition, any successor Trustee must be authorized under United States law to maintain and operate the Program Accounts. Upon the acceptance of any appointment as Trustee hereunder by a successor Trustee, such successor Trustee shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Trustee, and the retiring Trustee shall be discharged from its duties under this Agreement. After any retiring Trustee's resignation or removal hereunder as Trustee, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Trustee under the Program Documents.

     SECTION 10.08. The Certificates.

          (a) The Certificates shall be substantially in the form of Exhibit 10.08(a). Upon issuance, each Certificate shall be executed and delivered by TRI to the Trustee for authentication and redelivery as provided below. Each Certificate shall be issued in a minimum denomination of $1,000,000 and an integral multiple of $100,000 in excess thereof; provided that the holder of a Certificate may not subdivide such Certificate for resale in an amount less than $1,000,000.

          (b) On the Effective Date at the written instruction of TRI, the Trustee shall authenticate and deliver to DTC Certificates in an aggregate principal amount up to $50,000,000. TRI may from time to time thereafter instruct the Trustee in writing to authenticate and deliver additional Certificates, or increase the amount of any Certificate, without the consent of any existing Investor if the following conditions shall have each been satisfied on or prior to the proposed subsequent issuance date for such Certificates:

               (i) The additional Certificates proposed to be issued on such subsequent issuance date will, upon the issuance thereof, (A) rank pari passu with the outstanding Certificates, (B) be payable during a Liquidation Period on the same terms as to priority and allocation of payments as those terms which are applicable to the outstanding Certificates, and be subject to voluntary or mandatory prepayment under the same circumstances as those that would apply to the outstanding Certificates, and (C) otherwise have terms that conform to the requirements of this Agreement except that such additional Certificates may bear Interest at a different rate;

               (ii) The Rating Agency Condition shall have been satisfied;

               (iii) Both before and after giving effect to the issuance of such additional Certificates, no Liquidation Event or Unmatured
          Liquidation Event shall have occurred and be continuing and the other conditions specified in Section 4.02 shall be satisfied; and

               (iv) The Trustee and the Rating Agency shall have received, in form and substance satisfactory to them, such legal opinions (including opinions otherwise substantially similar to those delivered pursuant to

          Section 4.0l(xii)) and similar documents as may be reasonably required by the Trustee.

     The Trustee may rely on the certification of TRI and the Servicer as to the satisfaction of the conditions described in clause (iii) above, and shall incur no liability to any Person in connection with such reliance.

          (c) The Certificates that are issued in reliance on Rule 144A or Regulation S will be issued in the form of one or more Global Certificates; and other Certificates (including acquired by Institutional Accredited Investors other than pursuant to Rule 144A or Regulation S) will be issued in the form of Definitive Certificates.

          (d) Any Certificates issued as Global Certificates shall be registered in the name of the Clearing Agency for such Global Certificates or the nominee of such Clearing Agency, and shall be delivered by the Trustee to such Clearing Agency or pursuant to such Clearing Agency's instructions.

          (e) Each Certificate shall be executed by manual or facsimile signature on behalf of TRI by its President or any Vice President or by any attorney-in-fact duly authorized to execute such Certificate on behalf of any such officer. The Certificates shall be authenticated on behalf of the Trustee by manual signature of a duly authorized signatory of the Trustee bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of TRI or the Trustee (as applicable) shall be valid and binding obligations of TRI, notwithstanding that such individuals or any of them ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office on the date of issuance of such Certificates. No Certificates shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder and is entitled to the benefits of this Agreement. All Certificates shall be dated the date of their authentication.

          (f) The ownership by any Investor of its pro rata interest in Transferred Assets and Participation Interests evidenced by its Certificates may not be transferred hereunder except by a transfer of the Certificate in accordance with the terms of this Article X.

          SECTION 10.09. Registration of the Certificates.

          (a) The Trustee shall keep, or shall cause to be kept, a register, in written form or capable of being converted into written form within a reasonable time (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "Transfer Agent and Registrar") shall provide for the registration of the Certificates and of transfers and exchanges of the Certificates as herein provided. TRI hereby appoints the Trustee as the initial Transfer Agent and Registrar.

          TRI, or the Trustee, as agent for TRI, may revoke such appointment as Transfer Agent and Registrar and remove the then-acting Transfer Agent and Registrar as Transfer Agent and Registrar if the Trustee or TRI (as applicable) determines in its sole discretion that the then-acting Transfer Agent and Registrar has failed to perform its obligations under this Agreement in any material respect. The then-acting Transfer Agent and Registrar shall be permitted to resign as Transfer Agent and Registrar upon thirty (30) days prior written notice to the Trustee, TRI and the Servicer; provided, however, that such resignation shall not be effective and the then-acting Transfer Agent and Registrar shall continue to perform its duties as Transfer Agent and Registrar until TRI has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Trustee and the Person so appointed has given the Trustee written notice that it accepts the appointment.

          It is intended that the registration of Certificates described in this
     Section 10.09(a) comply with the registration requirements contained in
     Section 163 of the Code and the provisions of this Section will be interpreted accordingly.

          (b) None of the Certificates may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition, as defined for purposes of this Section, being called a "Sale", with "Sell" and "Sold" having a correlative meaning), except in compliance with the following:

               (i) An Investor may not Sell any of the Certificates unless

                    (A) such Sale is to TRI; or

                    (B) such Sale is to an Institutional Accredited Investor and in a transaction exempt from the registration requirement of the Securities Act (upon delivery of an investor letter, substantially in the form of Exhibit 10.09(b)(i)(B) and, if requested by the Trustee an opinion of counsel, in a form satisfactory to the Trustee); or

                    (C) such Sale is to a Qualified Institutional Buyer that
               purchases for its own account or for the account of another Person that is a Qualified Institutional Buyer, which Person is aware that the proposed Sale is being made in reliance on Rule 144A and to whom such Sale is being made pursuant to an available exemption from the registration requirements of applicable state securities laws, and, prior to the proposed Sale, transfer or disposition, such Investor provides the Trustee and TRI with a letter, substantially in the form of Exhibit 10.09(b)(i)(C); or

                    (D) such Sale is by an Investor to a transferee to whom such
               Sale, transfer or disposition is being made pursuant to an applicable exemption from the registration requirements of the Securities Act, including Regulation S and Rule 144, and applicable state securities laws and, prior to the proposed Sale, transfer or disposition, such Investor and the proposed transferee each provide the Trustee and TRI with representations and, if requested by the Trustee or TRI, an opinion of counsel (which may be in-house counsel), in each case satisfactory in form and substance to the Trustee and TRI, concerning the proposed Sale, transfer or disposition and the availability of such exemption.

               (ii) In addition, the Certificates may not be offered, sold or delivered, directly or indirectly, and no circular, prospectus, form of application, or other offering material or advertisement relating to the Certificates may be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with all applicable laws and regulations of any such country or jurisdiction.

               (iii) Each Investor and each Certificate Owner will be deemed to have acknowledged and agreed that (a) the Certificates have not and will not be registered under the Securities Act and may not be sold in the United States except as permitted in Section 10.09(b), (b) such Investor or Certificate Owner will notify any purchaser, pledgee or
          other transferee of     from it of the transfer restrictions referred
          to in Section 10.09(b) and in the following sentence, and (c) each Certificate will bear one or more of the legends set forth in the form of the Certificate attached hereto as Exhibit 10.08(a). Resales,
          pledges or transfers of     will be made as follows: (a) if the
          Certificates are Global Certificates held through DTC and the resale, pledge or transfer is between Qualified Institutional Buyers through such system, in accordance with DTC's rules; or (b) if the Certificates are Definitive Certificates and the buyer, pledgee or transferee is purchasing pursuant to Section 10.09(b)(i)(A), 10.09(b)(i)(B) or 10.09(b)(i)(D) or is not a Qualified Institutional Buyer through such system or the Certificates are in definitive form, such resale, pledge or transfer will be affected by the delivery to the transferee of Definitive Certificates registered in the name of the transferee (or in the name of the transferee's nominee) on the books maintained by the Transfer Agent and Registrar and any such resale pledge or transfer of Definitive Certificates shall be conditional upon the completion of the documentation described herein.

               (iv) Any Qualified Institutional Buyer that holds Definitive Certificates may, by instruction to the Trustee and subject to the requirements of Section 10.09(b)(i)(C), exchange such Definitive Certificates for a beneficial interest in a Global Certificate in accordance with the customary procedures of DTC.

               (v) No Investor or any other Person acting on behalf of an Investor shall use any means of general solicitation or distribution in connection with the marketing, Sale, transfer or other disposition of any of the Certificates. The Certificates shall bear a legend substantially as set forth in the form of Certificate attached as
          Exhibit 10.08(a) hereto.

               (vi) None of the Certificates may be issued or Sold in a transaction registered under the Securities Act.

          (c) TRI, the Servicer and the Trustee shall make available to any selling Investor and any prospective transferee of a Certificate such information within the possession of TRI, the Servicer or the Trustee about the

     Transferred Assets and the servicing of the Transferred Assets as such selling Investor or prospective transferee may reasonably determine is required to permit such Investor to comply with the requirements of Rule 144A in connection with the resale of any Certificate, promptly after the same is requested.

          (d) Subject to the requirements specified above having been fulfilled, upon surrender for registration of transfer of any Certificate to the Trustee, TRI shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates.

          (e) At the option of an Investor, its Certificates may be exchanged for other Certificates of authorized denominations of like aggregate undivided interests in the Participation Interests. Whenever any of the Certificates are so surrendered for exchange, TRI shall execute, and the Trustee shall authenticate and deliver, the appropriate number of the Certificates that the Investor making the exchange is entitled to receive.

          (f) Every Certificate presented for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee duly executed by the holder thereof or his attorney-in-fact duly authorized in writing delivered to the Trustee. No service charge shall be made for any registration of transfer or exchange of the Certificates, but the Trustee may require payment by the Investor that is transferring or exchanging a sum sufficient to cover any tax or governmental charge that may be imposed in connection with such transfer or exchange. All Certificates surrendered for registration of transfer or exchange shall be canceled and disposed of in a manner satisfactory to the Trustee. The Certificates may be surrendered for registration of transfer or exchange at the office of the Trustee designated in Section 11.05.

          (g) The transfer and exchange of Global Certificates or beneficial interests therein shall be effected through the applicable Clearing Agency, in accordance with this Agreement (including the restriction on transfer set forth herein) and the procedures of the Clearing Agency therefor.

          (h) Each Benefit Plan that purchases a Certificate or interest therein will be deemed to represent and warrant that (i) the acquisition and holding of the Certificate or any interest therein will not result in a nonexempt prohibited transaction under of ERISA or the Code or (ii) the Investor or the Certificate Owner (as applicable) is the general account of an insurance company and Proposed Class Exemption for Certain Transactions Involving Insurance Company General Accounts, dated August 22, 1994 (if adopted in the form proposed) applies to the acquisition and holding of the Certificate by the Investor or the Certificate Owner (as applicable).

          (i) Subject to the remaining provisions of this Section 10.09(i), unless and until it is exchanged in whole or in part for Definitive Certificates, a Global Certificate may not be transferred, except as a whole by the applicable Clearing Agency to a nominee of the Clearing Agency or another nominee to a successor Clearing Agency or a nominee of such successor Clearing Agency. Except as provided below, any Certificate authenticated and delivered upon registration of transfer or, in any exchange for, or in lieu of, any Global Certificate, shall also be a Global Certificate.

               (i) For transfers within a Regulation S Temporary Global Certificate, if the Certificate Owner of a Regulation S Temporary Global Certificate wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in such Regulation S Temporary Global Certificate, such transfer may be effected in accordance with this clause (i). Upon delivery (x) by a Certificate Owner of an interest in a Regulation S Temporary Global Certificate to Euroclear or CEDEL, as the case may be, of a certification in the form set forth in Exhibit 10.09(i)(1) (an "Owner Reg S Certification"), (y) by the transferee of such beneficial interest in the Regulation S Temporary Global Certificate to Euroclear or CEDEL, as the case may be, of a written certification in the form set forth in Exhibit 10.09(i)(2) (a "Transferee Reg S Certification"), and (z) by Euroclear or CEDEL, as the case may be, to the Transfer Agent of a certification in the form set forth in Exhibit 10.09(i)(3) (a "Depositary Reg S Certification"), the Transfer Agent and Registrar may direct either Euroclear or CEDEL, as the case may be, to reflect on its records the transfer of a beneficial interest in the Regulation S Temporary Global Certificate from the Certificate Owner providing Owner Reg S Certification to the Person providing the Transferee Reg S Certification.

               (ii) For transfer of an interest in an Unrestricted Global Certificate for an interest in a 144A Global Certificate, if the Certificate Owner of a beneficial interest in the Unrestricted Global

          Certificate deposited with the Clearing Agency wishes at any time to exchange its interest in such Unrestricted Global Certificate for an interest in the 144A Global Certificate, or to transfer its interest in such Unrestricted Global Certificate to a Person who wishes to take delivery thereof in the form of an interest in the 144A Global Certificate, such Certificate Owner may, subject to the rules and procedures of Euroclear or CEDEL and the Clearing Agency, as the case may be, give directions for the Transfer Agent and Registrar to exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in the 144A Global Certificate. Upon receipt by the Transfer Agent and Registrar of instructions from Euroclear or CEDEL (based on instructions from a Member Organization) or from a Clearing Agency Participant, as applicable, or the Clearing Agency, as the case may be, directing the Transfer Agent to credit or cause to be credited a beneficial interest in the 144A Global Certificate equal to the beneficial interest in the Unrestricted Global Certificate to be exchanged or transferred (such instructions to contain information regarding the Clearing Agency Participant account to be credited with such increase, and, with respect to an exchange or transfer of an interest in the Unrestricted Global Certificate, information regarding the Clearing Agency Participant account to be debited with such decrease), the Transfer Agent and Registrar shall instruct the Clearing Agency to reduce the Unrestricted Global Certificate by the aggregate principal amount of the beneficial interest in the Unrestricted Global Certificate to be exchanged or transferred, and the Transfer Agent and Registrar shall instruct the Clearing Agency, concurrently with such reduction, to increase the principal amount of the 144A Global Certificate by the aggregate principal amount of the beneficial interest in the Unrestricted Global Certificate to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the 144A Global Certificate equal to the reduction in the principal amount of the Unrestricted Global Certificate.

               (iii) For transfers of an interest in a 144A Global Certificate for an interest in a Regulation S Global Certificate, if the Certificate Owner of a beneficial interest in the 144A Global Certificate wishes at any time to exchange its interest in such 144A Global Certificate for an interest in the Regulation S Global Certificate, or to transfer its interest in such 144A Global Certificate to a person who wishes to take delivery thereof in the form of an interest in the Regulation S Global Certificate, such Certificate Owner may, subject to the rules and procedures of the Clearing Agency, give directions for the Transfer Agent to exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in the Regulation S Global Certificate. Upon receipt by the Transfer Agent of (1) instructions given in accordance with the Clearing Agency's procedures from a Clearing Agency Participant directing the Transfer Agent to credit or cause to be credited a beneficial interest in the Regulation S Global Certificate in an amount equal to the beneficial interest in the 144A Global Certificate to be exchanged or transferred, (2) a written order given in accordance with the Clearing Agency's procedures containing information regarding the account of the depositaries for Euroclear or CEDEL or another Clearing Agency Participant, as the case may be, to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit 10.09(i)(4) (a "Transfer to Regulation S Certification") attached hereto given by the Certificate Owner of such beneficial interest, the Transfer Agent shall instruct the Clearing Agency to reduce the 144A Global Certificate by the aggregate principal amount of the beneficial interest in the 144A Global Certificate to be so exchanged or transferred and the Transfer Agent shall instruct the Clearing Agency, concurrently with such reduction, to increase the principal amount of the Regulation S Global Certificate by the aggregate principal amount of the beneficial interest in the 144A Global Certificate to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Regulation S Global Certificate equal to the reduction in the principal amount of the 144A Global Certificate.

               (iv) Notwithstanding any other provisions of this Section 10.09(i), a placement agent for the Certificates may exchange beneficial interests in the Regulation S Temporary Global Certificate held by it for interests in the 144A Global Certificate only after delivery by such placement agent of instructions for such exchange substantially in the form of Exhibit 10.09(i)(5) (the "Placement
          Agent Exchange Instructions"). Upon receipt of the instructions provided in the preceding sentence, the Transfer Agent shall instruct the Clearing Agency to reduce the principal amount of the Regulation S Temporary Global Certificate by the principal amount of the beneficial interest in the Regulation S Temporary Global Certificate to be so transferred and shall instruct the Clearing Agency to increase the principal amount of the 144A Global Certificate and credit or cause to be credited to the account of such placement agent a beneficial interest in such 144A Global Certificate having a principal amount equal to the amount by which the principal amount of the Regulation S Temporary Global Certificate was reduced upon such transfer pursuant to the instructions provided in the first sentence of this clause (iv)

               (v) In the event that a Global Certificate is exchanged for a Definitive Certificate, such Certificates may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of clauses (i) through (iii) above (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and as may be from time to time adopted by the Trustee.

          (j) Certificateholders holding Definitive Certificates shall not Sell such Certificates unless such Sale is by a Certificateholder to a transferee to whom such Sale is being made pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws and, prior to the proposed Sale such Certificateholder and the proposed transferee each provide the Trustee with representations and, if requested by the Trustee, an opinion of counsel (which may be in-house counsel), in each case satisfactory in form and substance to the Trustee, concerning the proposed Sale and the availability of such exemption.

          (k) Certificateholders shall not use any means of general solicitation or distribution in connection with the marketing or Sale of any of the Certificates. None of the Certificates may be issued or Sold in a transaction registered under the Securities Act. The Certificates shall bear legends substantially as set forth in the form of the Certificates attached as Exhibit 10.08(a).

     SECTION 10.10. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Trustee, or if the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee such security or indemnity as may be required by it and TRI to hold each of them harmless, then TRI shall execute, and the Trustee shall authenticate and deliver, a new Certificate of like terms and principal amount; provided that an unsecured agreement of indemnity, in form and substance satisfactory to the Trustee and TRI, shall satisfy the requirements of clause (b) of this sentence if the maker of such agreement (or its guarantor) has a senior actual or implied debt rating or claims paying rating from the Rating Agency of not less than A, provided that in any case when the Trustee is expected to rely on an implied debt rating or claims paying rating, the Trustee shall have reasonable means to verify such implied rating. In connection with the issuance of any new Certificates under this Section, the Trustee may require payment by the Investor of a sum sufficient to cover any tax or governmental charge that may be imposed in relation thereto and any other expenses (including reasonable fees and expenses of the Trustee) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive and indefeasible evidence of ownership of an interest in the Transferred Assets, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be enforceable by anyone.

     If, at any time after the Trustee has given notice to the Investors of the date on which final payment of principal is to be made with respect to all then-outstanding Certificates in connection with the end of the Liquidation Period, (A) the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (B) the holder of such Certificate delivers to the Trustee such security or indemnity as may be required by it and TRI to hold the Trustee and TRI harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, final payment of principal shall be made to such holder without any presentation or surrender of the Certificate with respect to which such indemnity shall have been provided.

     SECTION 10.11. Persons Deemed Owners. Prior to the presentation of a Certificate for registration of transfer, TRI, the Trustee and any agent of either of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for purposes of receiving distributions hereunder and for all other purposes, and none of TRI, the Trustee or such agent shall be affected by any notice to the contrary; provided, however, that in determining whether the holders of a requisite principal amount of the Certificates have given any request, direction, consent or waiver hereunder, the Certificates owned by TRI, Victor any Seller or any Affiliate thereof shall be disregarded.

     With respect to any of the Certificates issued as Global Certificates, TRI and the Trustee and any agent of them may treat the applicable Clearing Agency or its nominee in whose name the Global Certificate is registered as the owner of such Global Certificate for all purposes and except as otherwise expressly provided herein, shall not be obligated to recognize the holders of a beneficial interest in such Global Certificate as an "Investor" for any purpose under this Agreement.

     SECTION 10.12. Paying Agent. The Trustee shall act as Paying Agent for the Certificates.

     SECTION 10.13. Access to List of Investors. If TRI or any Investor holding Certificates representing more than ten percent (10%) of the Invested Amount (the "Applicant") applies in writing to the Trustee, and such application states that the Applicant desires to communicate with other Investors with respect to their rights under the Program Documents and is accompanied by a copy of a communication which such Applicant proposes to transmit, then the Trustee, after having been adequately indemnified by the Applicant for the Trustee's costs and expenses, shall afford such Applicant access during normal business hours to the most recent list of Investors held by the Trustee, within five (5) Business Days after receipt of such application and indemnification. By receiving and holding a Certificate, each Investor consents to the disclosure of its name and address as provided above.

     SECTION 10.14. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor Trustee hereunder, if such Person meets the requirements of Section 10.07 above, without the execution or filing of any paper or any further act on the part of the parties hereto. The Trustee shall promptly give notice to the Rating Agency, the Servicer and TRI upon any such merger or consolidation of the Trustee.

     SECTION 10.15. Enforcement of Claims Without Possession of the Certificates. All rights, remedies and claims under the Program Documents may be prosecuted and enforced by the Trustee without possession of any of the Certificates or production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as Trustee. Any recovery of judgment shall, after provision for payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and its counsel, be distributed to the Investors in respect of which such judgment has been obtained in a manner specified in Section 8.08.

     SECTION 10.16. Global Certificates. (a) The initial Clearing Agency shall be DTC. Certificates will initially be issued in the form of one or more Global Certificates described in clauses (b) below, and no Certificate Owner will receive a Definitive Certificate representing such Certificate Owner's interest in the Investor Certificates, except as provided in Section 10.19. Unless and until Definitive Certificates have been issued to Certificate Owners pursuant to
Section 10.19:

          (i) the provisions of this Section 10.16 shall be in full force and effect;

          (ii) TRI, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Certificates) as the authorized representatives of the Certificate Owners;

          (iii) to the extent that the provisions of this Section 10.16 conflict with any other provisions of this Agreement, the provisions of this Section
     10.16 shall control; and

          (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 10.19, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to such Clearing Agency Participants.

     (b) The Certificates sold to Qualified Institutional Buyers in reliance on Rule 144A under the Securities Act shall be represented by a Global Certificate (the "144A Global Certificates"), in registered form, without coupons, which will be deposited upon the order of TRI on the Closing Date with the Trustee as custodian for and registered in the name of Cede & Co., as nominee of the Clearing Agency. A 144A Global Certificate will bear a legend regarding restrictions on transfer set forth in Exhibit 10.08(a).

     (c) The Certificates sold in offshore transactions in reliance on Regulation S shall be represented initially by temporary Global Certificates (the "Regulation S Temporary Global Certificates"). The Regulation S Temporary Global Certificates shall be exchanged on the later of (i) forty (40) days after the later of (x) the Effective Date and (y) the completion of the distribution of the Certificates, as certified by the lead placement agent and (ii) the date on which the requisite certifications are due to and provided to the Trustee (the later of clauses (i) and (ii) is referred to herein as the "Exchange Date") for permanent Global Certificates (the "Unrestricted Global Certificates", and together with the Regulation S Temporary Global Certificates, the "Regulation S Global Certificates"). The Regulation S Global Certificates shall be issued in registered form, without coupons, and deposited upon the order of TRI with the Trustee as custodian for and registered in the name of a nominee of the Clearing Agency for credit to the account of the depositaries for Euroclear and CEDEL, which depositaries shall, on behalf of Euroclear and CEDEL, hold such interests on behalf of account holders (each a "Member Organizations"), which have rights in respect of such Certificates credited to their securities accounts with Euroclear or CEDEL from time to time.

     (d) A Certificate Owner of the Regulation S Temporary Global Certificate may receive Interest payments in respect of the Certificates represented by such Regulation S Temporary Global Certificate only after delivery by such Certificate Owner to Euroclear or CEDEL, as the case may be, of a written certification substantially in the form of the Owner Reg S Certification set forth in Exhibit 10.09(i)(1) hereto, and upon delivery by Euroclear or CEDEL, as the case may be, to the Transfer Agent and Registrar of a certification or certifications substantially in the form of the Depositary Reg S Certification set forth in Exhibit 10.09(i)(3) hereto. The delivery by such Certificate Owner of such certification shall constitute irrevocable instructions by such Certificate Owner to Euroclear or CEDEL, as the case may be, to arrange for the exchange of such Certificate Owner's interest in the Regulation S Temporary Global Certificate for a beneficial interest in the Unrestricted Global Certificate after the Exchange Date in accordance with the paragraph below.

     After (i) the Exchange Date, and (ii) receipt by the Transfer Agent and Registrar of written instructions from Euroclear or CEDEL, as the case may be, directing the Transfer Agent and Registrar to credit or cause to be credited to either Euroclear's or CEDEL's, as the case may be, depositary's account a beneficial interest in the Unrestricted Global Certificate in a principal amount equal to that of the beneficial interest in such Regulation S Temporary Global Certificate, the Transfer Agent and Registrar shall instruct the Clearing Agency to reduce the principal amount of the Regulation S Temporary Global Certificate and increase the principal amount of the Unrestricted Global Certificate, by the principal amount of the beneficial interest in the Regulation S Temporary Global Certificate to be so


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


transferred, and to credit or cause to be credited to the account of Euroclear, CEDEL or a Person who has an account with the Clearing Agency (a "Clearing Agency Participant"), as the case may be, a beneficial interest in such Unrestricted Global Certificate having a principal amount of the Regulation S Temporary Global Certificate which was reduced upon such transfer.

     Upon return of the entire principal amount of the Regulation S Temporary Global Certificate to the Trustee in exchange for beneficial interests in the Unrestricted Global Certificate, the Trustee shall cancel the Regulation S Temporary Global Certificate by perforation and shall forthwith destroy such Regulation S Temporary Global Certificate.

     SECTION 10.17. Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders of any Series represented by Global Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 10.16, the Trustee, the Servicer and the Paying Agent shall give all such notices and communications specified herein to be given to holders of the Certificates to the Clearing Agency.

     SECTION 10.18. Letter of Representations. Notwithstanding anything to the contrary in this Agreement or any supplement, the parties hereto shall comply with the terms of each Letter of Representations.

     SECTION 10.19. Exchange of the Certificates.

          (a) Any Qualified Institutional Buyer that holds Definitive Certificates may, by instruction to the Trustee and subject to the limitations set forth herein, exchange such Definitive Certificates for a beneficial interest in a Global Certificate in accordance with the customary procedures of the applicable Clearing Agency.

          (b) Any Person (other than a Qualified Institutional Buyer or a Person that acquired its Certificates in reliance on Regulation S) that holds a beneficial interest in a Global Certificate may, by instruction to the Trustee and subject to the limitations set forth herein, exchange such beneficial interest in a Global Certificate for a Definitive Certificate or Certificates.

          (c) Persons holding a beneficial interest in a Global Certificate may exchange such interest for Definitive Certificates only if (i) TRI advises the Trustee that the Clearing Agency, Euroclear or CEDEL is no longer willing or able to discharge properly its responsibilities with respect to the Certificates and the Trustee or TRI is unable to locate a qualified successor, (ii) TRI, at its option, advises the Trustee that it elects to terminate the book-entry system with respect to the Certificates through the Clearing Agency or (iii) after the occurrence of a Liquidation Event described in clause (g) of the definition thereof, the Majority Investors advise the Trustee and the Clearing Agency that the continuation of a book-entry system through the Clearing Agency (or a successor thereto) is no longer in the best interests of the Investors. Upon the occurrence of any of the foregoing events, the Trustee shall notify all Persons holding a beneficial interest in a Global Certificate, through the Clearing Agency, of the occurrence of such event and of the right of such Persons to exchange their beneficial interest in the relevant Global Certificate for Definitive Certificates.

          (d) Upon any exchange provided for in Section 10.16(b) or (c), TRI shall execute and the Trustee shall authenticate and deliver to the Person or Persons specified by the Clearing Agency a new Definitive Certificate or Certificates registered in such names and in such authorized denominations as the Clearing Agency, pursuant to the instructions of the beneficial owners of the Certificates requesting the exchange, shall instruct the Trustee. Neither TRI nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates in connection with such exchange, the beneficial ownership of such Global Certificate shown on the records maintained by the Clearing Agency or its nominee shall be reduced by the amounts so exchanged and an appropriate endorsement shall be made by or on behalf of the Trustee on the Global Certificate, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates.

     SECTION 10.20. CUSIP Numbers. TRI in issuing the Certificates may use a "CUSIP" number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to the Investors; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Certificates and that reliance may be placed only on the other identification numbers printed on the Certificates. TRI will promptly notify the Trustee of any change in the CUSIP number.


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


                                   ARTICLE XI

                                  MISCELLANEOUS

     SECTION 11.01. Amendments, Etc. (a) This Agreement may be amended from time to time by Victor, Thermadyne, TRI and the Trustee by a written instrument signed by each of them, without the consent of any of the Investors, (i) to cure any ambiguity herein, (ii) to correct any provisions hereof which may be inconsistent with any other provisions hereof, or (iii) to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not adversely affect in any material respect the interests of the Investors; and provided, further that the Trustee and the Investors shall have received an opinion of counsel to TRI (in form and substance reasonably satisfactory to the Trustee) stating that such amendment shall not adversely affect in any material respect the interests of the Investors.

     (b) Except as provided in clause (a) above, no amendment to or waiver of any provision of this Agreement or the other Program Documents, nor consent to any departure by TRI therefrom, shall in any event be effective unless (A) the same shall be in writing and signed by TRI, the Trustee and the Majority Investors and (B) the Rating Agency Condition shall have been satisfied; provided, however, that no such amendment or waiver shall (i) decrease the outstanding amount of, or extend the scheduled payment date for the payment of, any Interest or any fees owed to an Investor without the prior written consent of such Investor; (ii) forgive or waive or otherwise excuse any repayment of the Invested Amount without the prior written consent of each Investor affected thereby; (iii) amend or modify the Pro Rata Share of any Investor without its prior written consent; (iv) amend or modify the provisions of this Section 11.01 or the definition of "Majority Investors" or "Required Investors" without the prior written consent of each Investor; (v) without the prior written consent of all Investors, waive any Liquidation Event arising from an Insolvency Event with respect to TRI, any Seller or Victor; (vi) without the prior written consent of all Investors, waive, amend or otherwise modify the definition of Scheduled Liquidation Commencement Date, Scheduled Initial Principal Payment Date, Maturity Date or Termination Date; (vii) amend, modify or otherwise affect the rights or duties of the Trustee hereunder without the prior written consent of the Trustee; (viii) amend, waive or modify any definition or provision expressly requiring the consent of the Required Investors without the prior written consent of the Required Investors; and (ix) without the prior written consent of the Required Investors, amend, waive or modify any definition or provision which would result in a decrease in the Applicable Reserve Ratio. Any such waiver, consent or approval shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on TRI in any case shall entitle TRI to any other or further notice or demand in the same, similar or other circumstances.

     SECTION 11.02. No Waiver; Remedies. No waiver by the Trustee or the Investors of any breach or default of or by TRI under this Agreement shall be deemed a waiver of any other previous breach or default or any thereafter occurring. No failure on the part of the Trustee or the Investors to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 11.03. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; all covenants, promises and agreements by or on behalf of any parties hereto that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. TRI may not assign or transfer any of its rights or obligations hereunder without the written consent of the Trustee and the Required Investors.

     SECTION 11.04. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF PERSONAL SERVICE AND VENUE; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE
OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE TRUSTEE AND THE INVESTORS IN THE TRANSFERRED ASSETS OR REMEDIES HEREUNDER OR THEREUNDER IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE CITY OF NEW YORK, NEW YORK (AND ANY COURTS HEARING APPEALS FROM SUCH STATE OR FEDERAL COURT) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 11.05 OR PROVIDED THEREIN, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAIL, POSTAGE PREPAID. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO

VENUE OF ANY ACTION INSTITUTED HEREUNDER WITHIN THE STATE OF NEW YORK AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY COURT IN SUCH STATE. NOTHING IN THIS SECTION 11.04 SHALL AFFECT THE RIGHT OF ANY PARTY HEREUNDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE TRUSTEE OR THE INVESTORS TO BRING ANY ACTION OR PROCEEDING AGAINST TRI OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION OR JURISDICTIONS TO THE EXTENT NECESSARY FOR REALIZING ON THEIR INTERESTS IN ANY TRANSFERRED ASSETS OR IN ANY COLLATERAL GRANTED UNDER THE SECURITY AGREEMENT. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR UNDER OR IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

     SECTION 11.05. Notices. Except as otherwise expressly provided in this Agreement, any notice shall be conclusively deemed to have been received by a party hereto and to be effective (i) if sent by regular mail or commercial delivery service, on the day on which delivered to such party at its address set forth below its name on the signature pages hereto (or at such other address as such party shall specify to the other parties hereto in writing), (ii) if sent by telex, graphic scanning or other facsimile communications of the sending party, when delivered by such equipment to the number set forth below its name on the signature pages hereto or (iii) if sent by registered or certified mail, on the day on which delivered to such party (or delivery is refused), addressed to such party at such address:

          If to TRI, to:

          Thermadyne Receivables, Inc.
          101 South Hanley Road
          Suite 300
          St. Louis, Missouri 63105
          Telephone: 314/746-2150
          Facsimile: 314/746-2387

          Attention: Richard G. Gast
                     Vice President

          If to the Rating Agency, to:

          Standard & Poor's Ratings Group
          55 Water Street, 35th Floor
          New York, New York 10041
          Telephone: (212) 438-2435
          Facsimile: (212) 438-2662

          Attention: Asset-Backed Surveillance Group

          If to the Trustee, to:

          Bankers Trust Company
          4 Albany Street
          10th Floor
          New York, New York 10006
          Telephone: (212) 250-6323
          Facsimile: (212) 250-6439

          Attention: Structured Finance Group

     SECTION 11.06. Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the Certificates shall survive the purchase of the Certificates and the execution and delivery of this Agreement and shall continue in full force and effect until the Collection Date has occurred.

     SECTION 11.07. Expenses; Indemnification. TRI shall pay on demand (i) all reasonable out-of-pocket fees and expenses (including reasonable attorneys fees and expenses) of the Trustee incurred in connection with the administration, amendment, modification and waiver of this Agreement and the other Program Documents and the repayment of the Certificates and (ii) all reasonable out-of-pocket fees and expenses of the Trustee and the Investors (including reasonable attorneys' fees and expenses of a set of counsel for the Investors) incurred from and after a Liquidation Event in connection with the enforcement of this Agreement and the other Program Documents against TRI, any Seller and Victor, including, without limitation, any Servicer or Collection Agent fees paid to any third party other than TRI, any Seller or Victor for services rendered to the Investors and the Trustee in collecting the Receivables and the other Transferred Assets. In addition, TRI will pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the enforcement of this Agreement or the other Program Documents, and hereby indemnifies and saves the Trustee and the Investors harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     SECTION 11.08. No Recourse to Stockholders, Etc. The obligations of TRI hereunder shall be solely its obligations and shall in all respects be non-recourse to all of its officers, directors, controlling persons or stockholders (including, without limitation, Victor), and the Trustee and the Investors acknowledge the same with respect to TRI and, to the fullest extent permitted by law, waives any such recourse and any claim against any of such parties arising hereunder; provided, however, that (a) the foregoing shall be without prejudice to the rights that the Trustee and the Investors may have against Victor or Sellers under the terms of the RPSAs or against Victor for a breach of Victor's duties as Collection Agent or Servicer and (b) nothing herein shall constitute a waiver of any rights that the Trustee or any Investor may have against any Person on account of any claim for intentional fraud, intentional deceit or intentional material misrepresentation or omission.

     SECTION 11.09. Acceptance of Terms. Each Investor by its acceptance of a Certificate issued hereunder, shall agree to be bound by the terms of this Agreement and the other Program Documents.

     SECTION 11.10. Execution in Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed (which execution may be evidenced by a faxed copy followed by the original thereof) shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 11.11. Entire Agreement. This Agreement, together with the other Program Documents, including the exhibits and schedules hereto and thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

     SECTION 11.12. Tax Returns. In the event tax returns shall be required to be filed with respect to any entity deemed created hereunder for tax purposes, TRI shall prepare or shall cause to be prepared such tax returns and shall remit such returns to the Trustee for signature at least five Business Days before such returns are due to be filed. TRI, in accordance with Section 8.03(d), shall also prepare or shall cause to be prepared all tax information required by law to be made available to the Investors and shall deliver such information to the Trustee at least five Business Days prior to the date it is required by law to be made available to the Investors. The Trustee, upon request, will furnish TRI with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns required to be filed and shall, upon request, execute such returns as the Trustee determines are appropriate.

                  [Remainder of page intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

                                            THERMADYNE RECEIVABLES, INC.

                                            By: /s/ RICHARD G. GAST
                                                -----------------------------
                                            Name:  Richard G. Gast
                                            Title: Vice President


                                       S1

                                            BANKERS TRUST COMPANY, as Trustee

                                            By: /s/ PETER BECKER
                                                -----------------------------
                                            Name:  Peter Becker
                                            Title: Assistant Vice President


                                       S2

                                     ANNEX I

                                  DEFINED TERMS

     When used in (i) that certain Receivables Purchase and Sale Agreement among Victor Equipment Company and Sellers (as defined below), (ii) that certain Receivables Purchase and Sale Agreement among Thermadyne Receivables, Inc., Victor Equipment Company and Thermadyne Mfg. LLC, as guarantor and (iii) that certain Receivables Participation Agreement between Thermadyne Receivables, Inc. and the Trustee (as defined below), capitalized terms used in any such agreement and not otherwise defined therein shall have the meanings set forth below:

     "144A Global Certificates" shall have the meaning ascribed to that term in
Section 10.16(b) of the RPA.

     "Accrued Carrying Costs" shall mean, as of any date, the sum of (i) accrued and unpaid Carrying Costs as of such date plus (ii) without duplication, the amount of Carrying Costs that will, or are estimated by the Servicer to, have accrued by the next Settlement Date as set forth in the then-effective Settlement Statement.

     "Acquired Assets" shall have the meaning ascribed to that term in Section 2.01(a) of the First Tier RPSA.

     "Additional Foreign Obligor Reserve" shall mean (x) sixty percent (60%) times (y) the lesser of (i) the aggregate Outstanding Balance of Eligible Receivables owed by any Obligors located in countries which carry a sovereign debt rating from the Rating Agency of BBB- or below and (ii) five percent (5%) of the aggregate Outstanding Balance of Eligible Receivables, times (z) the Applicable Reserve Ratio.

     "Adjusted Invested Amount" shall mean, on any date, the Invested Amount then outstanding minus the amount of Available Cash, if any, which is then required to be retained in the Excess Funding Account pursuant to Section 8.07 of the RPA.

     "Affiliate" shall mean, with respect to any Person, a Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person. The term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock or any equity interest, by contract, or otherwise.

     "Aged Receivables Ratio" shall mean the aged receivables ratio calculated in the most recent Settlement Statement, which ratio (expressed as a percentage) shall equal a fraction,

          (a) the numerator of which equals the sum of (i) the aggregate Outstanding Balances of Receivables generated by Sellers which were from 151 to 180 days past due as of the most recent Cut-Off Date plus (ii) the aggregate Outstanding Balances of Receivables generated by such Sellers which were (A) written off as uncollectible during the most recently ended Collection Period and (B) not more than 150 days past the due date at the time of such write-off, and

          (b) the denominator of which equals the aggregate Original Balances of all new Receivables generated by such Sellers during the Collection Period that occurred six (6) Collection Periods prior to the most recently ended Collection Period, as determined as of the Cut-Off Date for such sixth (6th) prior Collection Period.

The Aged Receivables Ratio calculated in any Settlement Statement shall be the Aged Receivables Ratio with respect thereto from the Settlement Date relating thereto until the next Settlement Date. Such Aged Receivables Ratio from the Effective Date until the first Settlement Statement shall be as set forth on
Schedule 1 hereto and the underlying calculations for each of the twelve (12) calendar months preceding the first Settlement Date to be used in future calculations of such Aged Receivables Ratio shall be as set forth in such
Schedule 1.

     "Applicable Margin" shall mean (i) with respect to any Certificates issued on the Effective Date,0.65%, and (ii) with respect to any Certificates issued after the Effective Date pursuant to Section 10.08(b) of the RPA, such number of basis points as shall be specified in such Certificates or in the purchase agreement related thereto, subject to satisfaction of the Rating Agency Condition.

     "Applicable Reserve Ratio" shall be, with respect to any Settlement Date, the ratio determined as follows:

          (i) determine the sum of the Loss Reserve Ratio and the Dilution Reserve Ratio;

          (ii) determine the Minimum Required Reserve Ratio;

          (iii) determine the higher of the amounts (expressed as percentages) determined pursuant to clauses (i) and (ii).

The Applicable Reserve Ratio calculated in any Settlement Statement shall apply from the Settlement Date relating thereto until the next Settlement Date.

     "Applicant" has the meaning ascribed to such term in Section 10.13 of the RPA.

     "Authorized Newspaper" means a newspaper of general circulation in the Borough of Manhattan, The City of New York printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

     "Authorized Officer" shall mean, with respect to any entity, its President, Vice President, Chief Executive Officer, Chief Financial Officer, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary.

     "Available Cash" shall mean, at any time, all funds then on deposit in the Collection Account which are in excess of the then required amount of the Carrying Costs Reserve.

     "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended from time to time, or any successor statute.

     "Base Amount", as of any day, will equal (i) the result obtained by multiplying (x) Net Eligible Receivables as of such date times (y) one hundred percent (100%) minus the Applicable Reserve Ratio, minus (ii) the Discount Rate Reserve, minus (iii) the Additional Foreign Obligor Reserve.

     "Benefit Plan" shall mean those pension, profit sharing and other employee benefit plans subject to ERISA or the Code.

     "Big 5 Firms" shall mean (x) any of Arthur Andersen LLP, DeLoitte & Touche, Ernst & Young LLP, PriceWaterhouseCoopers, and KPMG, and (y) any successor (including a successor or merger or other corporate organization) to substantially all the business of any firm described in clause (x)).

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

     "Business Day" shall mean (i) any day except a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized by law to close, and (ii) when used with respect to setting the LIBO Rate, any day described in clause (i) above on which commercial banks are open for international business (including dealings in Dollar deposits) in London, England, and (iii) in respect of matters relating to action, by Euroclear or CEDEL, any day on which Euroclear or CEDEL, as the case may be, is open for business.

     "Carrying Costs" shall mean any of the following items: (i) Interest; (ii) Trustee's Fees and costs and expenses and indemnification amounts due to the Trustee under the Program Documents; (iii) Ordinary Course Expenses of TRI; and
(iv) if the Servicer is a Person other than Victor or an Affiliate of Victor and the Liquidation Period has not commenced, Servicer Fees.

     "Carrying Costs Account" shall have the meaning ascribed to such term in
Section 8.01(a) of the RPA.

     "Carrying Costs Reserve" shall mean, on any date, Accrued Carrying Costs as of such date; provided, however, that TRI may direct the Trustee in writing to increase the Carrying Costs Reserve in order to simplify the daily allocations of funds required under Section 8.07 of the RPA.

     "Carrying Costs Sub-Account" has the meaning ascribed to such term in
Section 8.01(a) of the RPA.

     "CEDEL" means CEDEL, S.A.

     "Certificate" means a certificate issued pursuant to Section 2.01 of the RPA that represents a right to receive a fixed principal amount and is substantially in the form Exhibit 10.08(a) to the RPA.

     "Certificate Owner" means, with respect to a Global Certificate, the Person who is the owner of a beneficial interest in such Global Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

     "Certificate Register" means a register maintained pursuant to Section 10.09(a) of the RPA, providing for the registration of Certificates.

     "Certificateholder" means a Person in whose name a Certificate is registered pursuant to Section 10.09(a) of the RPA.

     "Clearing Agency" means, with respect to any Global Certificate, DTC or any other Person designated as the Clearing Agency by TRI, which Person must be registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

     "Clearing Agency Participant" has the meaning ascribed to that term in
Section 10.16(d) of the RPA.

     "Closing Date" shall mean the date on which the initial purchases of the Certificates shall occur.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collection Account" shall have the meaning ascribed to such term in
Section 8.01(a) of the RPA.

                                   SCHEDULE 1
                                       TO
                                    ANNEX A

                 Chart of values to be used from Effective Date

Dilution Reserve Ratio                        16.58%

Discount Rate

LIBO Rate(b)

Loss Discount(c)                               0.00%

Write-offs (net recoveries)
         Current Month                            0
         Preceding Month                          1
         Second Preceding Month                   0


Receivables converted into Notes
         Current Month                            0
         Preceding Month                          0
         Second Preceding Month                   0

Collections
         Current Month                       30,553
         Preceding Month                     30,175
         Second Preceding Month              30,493

Loss Reserve Ratio                            14.88%

Minimum Required Reserve(d)                   23.52%

Purchase Price Percentage(e)
         Stoody                               99.39%
         Thermadyne International             97.62%
         Thermal Dynamics                     99.07%
         Victor Equipment                     99.17%
         Tweco                                99.24%
         C&G Systems                          98.75%
         Thermal Arc                          98.82%
         Victor Gas Systems                   99.17%

Turnover Days(f)                                 56

Ending Receivable Balance
         Current Month                       53,130
         Preceding Month                     54,374
         Second Preceding Month              57,758

Gross Invoices/New Receivables
         Current Month                       30,400
         Preceding Month                     28,368
         Second Preceding Month              29,601

-----------------


(a) The Discount Rate until the First Settlement Date

(b) The LIBO rate until the first Settlement Date

(c) The Loss Discount until the first Settlement Date and for the three calendar months preceding the first Settlement Date

(d) The Minimum Required Reserve prior to the first Settlement Date

(e) The Purchase Price Percentage for each Seller and Victor until the first Settlement Date

(f) The number to be used for Turnover Days until the first Settlement Date and for the three Collection Periods prior to the First Settlement Date

     "Collection Agent" shall mean, at any time, the Person then authorized pursuant to Article VIII of the RPA to service, administer and collect the Receivables on behalf of the Investors. The initial Collection Agent shall be TRI and, pursuant to the terms of the RPA, TRI delegates its duties as Collection Agent to Victor.

     "Collection Date" shall mean the date following the Termination Date on which the aggregate Outstanding Balance of the Receivables included in the Transferred Assets shall have been reduced to zero, the Invested Amount has been reduced to zero, and TRI has paid to the Investors and the Trustee in full all Interest, fees and other amounts owed under the Program Documents.

     "Collection Period" shall mean each calendar month.

     "Collections" shall mean, with respect to any Receivable or all of the Receivables, as the case may be, all cash collections and other cash proceeds of such Receivable or Receivables, including, without limitation, all cash proceeds of Related Security with respect to such Receivable or Receivables and "deemed" Collections described in Section 8.08(c) of the RPA.

     "Company Document" shall mean (i) the Management Agreement, and (ii) subject to satisfaction of the Requisite Conditions, any other agreement by which an Affiliate of TRI provides management or administrative services to TRI, or leases space to TRI.

     "Concentration Factor" as of any Cut-Off Date shall be the greatest of (i) the amount of Receivables of the largest Obligor described in clause (b) of the definition of Excess Concentration Percentage which would be permitted to be Eligible Receivables, (ii) the amount of Receivables of the two (2) largest Obligors described in clause (c) of the definition of Excess Concentration Percentage which would be permitted to be Eligible Receivables, (iii) the amount of Receivables of the three (3) largest Obligors described in clause (d) of the definition of Excess Concentration Percentage which would be permitted to be Eligible Receivables, and (iv) the amount of Receivables of the five (5) largest Obligors described in clause (e) of the definition of Excess Concentration Percentage which would be permitted to be Eligible Receivables. Such amount shall be calculated without reference to the actual amount of Receivables that are owing by such Obligors.

     "Consolidated Affiliate" shall mean, with respect to any Person, any other Person whose financial statements are, or should be under GAAP, consolidated with the financial statements of such Person.

     "Contract" shall mean an invoice or other writing, pursuant to which an Obligor is obligated to pay for the sale of goods, merchandise and/or services rendered by Victor or a Seller.

     "Credit and Collection Policy" shall mean, the credit policies and procedures relating to the Receivables and Contracts as described on Exhibit B to the First Tier RPSA, as the same may be amended from time to time in accordance with Section 4.03(c) of each RPSA and Section 7.07 of the RPA.

     "Credit Reasons" shall mean, with respect to any Obligor's failure to make a payment on a Receivable, the insolvency, bankruptcy, inability to pay (taking into account such Obligor's total liabilities) or lack of credit worthiness of such Obligor.

     "Cut-Off Date" shall mean the last day of a Collection Period.

     "Daily Report" shall mean the Daily Report substantially in the form of Exhibit C-1 or Exhibit C-2 to the Second Tier RPSA (as applicable) delivered by the Servicer on each Business Day as required by Section 5.03(b) of the Second Tier RPSA.

     "Definitive Certificate" means any Certificate other than a Global Certificate.

     "Depositary Reg S Certification" shall have the meaning ascribed to that term in Section 10.09(i)(i) of the RPA.

     "Dilution" shall mean, with respect to any Receivable, the actual reduction in the Original Balance of that Receivable as a result of any claim or setoff of the Obligor or any other adjustment made by the Servicer which reduction or adjustment arose as a result of a Dilution Factor.

     "Dilution Adjustment" shall mean, on any date, (i) with respect to the Second Tier RPSA, payments owed by Victor to TRI pursuant to Section 2.02(f) of the Second Tier RPSA on account of Dilution and Volume Rebate Offsets reported for such date with respect to the Receivables, which payments shall equal the amount of such Dilution and Volume Rebate Offsets, and (ii) with respect to the First Tier RPSA, payments owed by Sellers to Victor pursuant to Section 2.02(e) of the First Tier RPSA on account of Dilution and Volume Rebate Offsets reported for such date with respect to the Receivables, which payment by each Seller shall equal the portion of such Dilution and Volume Rebate Offsets attributable to Receivables originated by such Seller.

     "Dilution Factors" shall mean any adjustments to the Outstanding Balances of the Receivables other than adjustments which arise as a result of Collections, Write-Offs or the taking of any Receivable Notes. Dilution Factors shall include, without limitation, any credits, rebates (other than any rebate under a

Volume Rebate Plan), sales or other similar taxes, cash discounts, volume discounts, cooperative advertising expenses, allowances, disputes, billing errors, chargebacks, warranty claims, returned or repossessed goods, inventory transfers, allowances for early payments and other allowances and discounts that are made or coordinated with Victor's or a Seller's, as applicable, usual practices but shall not include adjustments made on account of Credit Reasons.

     "Dilution Ratio" shall mean, with respect to any Collection Period, a fraction (expressed as a percentage) the numerator of which shall be the aggregate amount of Dilution on Receivables originated by during such Collection Period and the denominator of which shall be the aggregate Original Balances of new Receivables generated during the second preceding Collection Period.

     "Dilution Reserve Ratio" shall mean, commencing on any Settlement Date and continuing until (but not including) the next Settlement Date, an amount (expressed as a percentage) calculated in accordance with the following formula:

     DRR  = [(2.5 x APR) + [(HDR-ADR) x (HDR/ADR)]] x DHV

     where:

     DRR  = the Dilution Reserve Ratio;

     ADR = the average of the Dilution Ratios for the Collection Periods occurring during the twelve (12)-month period ending on the most recent Cut-Off Date;

     HDR = the highest average of the Dilution Ratios for any two (2) consecutive Collection Periods calculated within the twelve
            (12)-month period ending on the most recent Cut-Off Date; and

     DHV = a fraction having (i) a numerator equal to the aggregate original balances of new Receivables generated for the two (2) Collection Periods ending on the most recent Cut-Off Date (as calculated on the Cut-Off Date for such Collection Period), and (ii) a denominator equal to the aggregate Outstanding Balances of Eligible Receivables as calculated on the most recent Cut-Off Date.

The Dilution Reserve Ratio calculated in any Settlement Statement shall be the applicable Dilution Reserve Ratio from the Settlement Date relating thereto until the next Settlement Date. The Dilution Reserve Ratio from the Effective Date until the first Settlement Date, and the Dilution Ratios for the twelve

(12)-months preceding the first Settlement Date to be used in future calculations of the Dilution Reserve Ratio, shall be as set forth in Schedule 1 hereto.

     "Discount Rate" shall mean, commencing on any Settlement Date and continuing until (but not including) the next Settlement Date, the per annum rate at which Interest accrued on the Invested Amount as of the most recent Cut-Off Date, plus a fraction, the numerator of which equals the Accrued Carrying Costs (other than Interest) for the immediately preceding Collection Period, and the denominator of which equals the aggregate Outstanding Balance of all Receivables as of the most recent Cut-Off Date. The Discount Rate from the Effective Date until the first Settlement Date shall be as set forth in Schedule 1 hereto.

     "Discount Rate Reserve" shall mean the discount rate reserve calculated on each day which amount shall be calculated in accordance with the following formula:

     DRR  = ACC + ECC + EIC - CCR

     where:

     DRR  = the Discount Rate Reserve;

     ACC  = Accrued Carrying Costs (excluding Interest) and accrued Servicer Fee
            (if not otherwise included in Carrying Costs) as of the date of determination;

     ECC  = the amount of additional Carrying Costs (excluding Interest) and
            Servicer Fee (if not otherwise included in Carrying Costs) that will, or are estimated by the Servicer to, accrue by the Specified Settlement Date; and

     EIC  = (a)  [(LIBO Rate plus the Applicable Margin (or if more than one
                 Applicable Margin is in effect, the weighted average of such margins)) x the Invested Amount] /12, plus

            (b) (LIBO Rate plus the Applicable Margin (or if more than one Applicable Margin is in effect, the weighted average of such margins) + 3.0%) x ([(2x Turnover Days) - 30]/360) x the Invested Amount

     CCR = the aggregate balance of funds in the Carrying Costs Account on the date of determination which are retained on account of the Carrying Costs Reserve.

     "Disposition" has the meaning ascribed to that term in Section 9.01(b) (i) of the RPA.

     "Dollar" and the symbol "$" shall mean lawful money of the United States of America.

     "DTC" means The Depository Trust Company.

     "Early Termination Amount" shall mean with respect to any prepayment of a Certificate, the present value as of the date of prepayment of the amount of Interest that would have accrued on the amount of principal prepaid from the date of prepayment through the Scheduled Initial Principal Payment Date at an interest rate equal to the Applicable Margin for such Certificate, with such amount being discounted on a monthly basis at a rate equal to the LIBO Rate in effect on the date of prepayment.

     "Effective Date" shall mean the date on which the conditions precedent to the effectiveness of the RPA have been satisfied and/or waived.

     "Eligible Obligor" shall mean each Obligor that satisfies the following criteria:

          (a) it is not any foreign government, foreign province or other foreign local governmental agency, or any department, agency or instrumentality thereof;

          (b) it is not an Affiliate of Victor or any Seller;

          (c) as of the most recent Cut-Off Date, it was not the subject of an Insolvency Event;

          (d) as of the most recent Cut-Off Date, no more than fifty percent (50%) of the aggregate Receivables owed by such Obligor and its Consolidated Affiliates were (for reasons other than disputes) aged more than ninety (90) days past their respective due dates; and

          (e) as of the most recent Cut-Off Date, none of the past due Receivables owed by such Obligor had been evidenced by Receivable Notes.

     "Eligible Receivable" shall mean, at any time, a Receivable which satisfies the following criteria:

          (a) Such Receivable is (i) denominated in Dollars and payable in the United States; (ii) non-interest bearing, and (iii) owed by an Eligible Obligor; provided that Victor's or a Seller's imposition of an interest charge on late payments shall not cause a Receivable to be characterized as interest bearing, and any such interest charges shall not be included for purposes of calculating the Outstanding Balance of such Receivable;

          (b) Such Receivable is in compliance with all applicable laws, rules and regulations;

          (c) Such Receivable represents a bona fide obligation resulting from a sale of goods which have been shipped or services which have been performed, and constitutes the legally valid, binding and enforceable obligation of the applicable Obligor in accordance with its terms;

          (d) Such Receivable does not constitute a "bill and hold" Receivable or other pre-billed obligation;

          (e) Such Receivable arose from the sale of merchandise or services in the ordinary course of business of Victor or a Seller;

          (f) Such Receivable is not subject to any reduction, cancellation, refund or rebate (other than any rebate under a Volume Rebate Plan) or to any dispute, offset, counterclaim, Lien (other than created under the Program Documents) or other defense, provided that (i) the Outstanding Balance of any such Receivable which is otherwise eligible and is subject only in part to any of the foregoing shall be an Eligible Receivable to the extent not subject to any such reduction, cancellation, refund, rebate (other than any rebate under a Volume Rebate Plan), dispute, offset, counterclaim, Lien (other than created under the Program Documents) or other defense and (ii) if any such Lien attaches to all of the Receivables, such Lien shall not affect the eligibility of any Receivables but shall instead operate as a reduction in the Net Eligible Receivables as described in clause (v) of the definition thereof);

          (g) As of the most recent Cut-Off Date, such Receivable was not aged more than sixty (60) days past its original due date;

          (h) The sale of such Receivable and the Related Security by a Seller to Victor (if applicable), and by Victor to TRI, and the transfer of Participation Interests therein by TRI to the Trustee do not conflict with any law, rule or regulation or any contractual or other restriction, limitation or encumbrance;

          (i) The transfer, sale or assignment of such Receivable and the Related Security does not require the consent of the Obligor or any other Person other than any such consent which has been previously obtained;

          (j) Such Receivable was created in accordance with and otherwise complies with all applicable requirements of the Credit and Collection Policy;

          (k) Such Receivable is an "account" (and not chattel paper, a general intangible or an instrument) within the meaning of the UCC; and

          (l) The ownership or security interest, as applicable, of Victor (with respect to Sellers), or TRI (with respect to Victor) or the Trustee and the Investors (with respect to TRI) in such Receivable shall have been perfected.

Without limiting the foregoing, Write-Offs and Receivables evidenced by Receivable Notes shall not constitute Eligible Receivables.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Euroclear" means the Euroclear System.

     "Excess Concentration Balances" shall mean the aggregate Outstanding Balances of Eligible Receivables due from each Specified Obligor and, without duplication, its consolidated Affiliates to Victor or any Seller which, expressed as a percentage of the aggregate Outstanding Balances of all Eligible Receivables, exceeds the applicable Excess Concentration Percentage.

     "Excess Concentration Percentage" shall mean, with respect to any Obligor and its consolidated Affiliates, the applicable percentage set forth below:

          (a)  100% for any Tier-1 Obligor;

          (b) 18% for (i) any Tier-2 Obligor, or (ii) all Receivables owing from any Foreign Obligor, payment of which is fully supported by a Qualified Letter of Credit;

          (c)  12% for any Tier-3 Obligor;

          (d) 12% for any one (1) Tier-4 Obligor and 6% for each other Tier-4 Obligor; and

          (e) 12% for any one (1) Tier-5 Obligor and 3% for each other Tier-5 Obligor;

provided that TRI may, by notice thereof in any Settlement Statement (and after satisfying the Rating Agency Condition) and so long as no Liquidation Event or Unmatured Liquidation Event has occurred, increase or decrease the percentages set forth in the foregoing clauses for all subsequent Collection Periods (until further changed in accordance with the terms hereof). Any such change to the foregoing percentages shall result in a corresponding change to the Concentration Factor and hence in the Minimum Required Reserve Ratio, as set forth in the definitions thereof.

     "Excess Foreign Obligor Balances" shall mean an amount calculated (without duplication) as follows:

     (a) determine the aggregate Outstanding Balance of Eligible Receivables owed by each Foreign Obligor;

     (b)  determine the Excess Concentration Balance for each Foreign Obligor;

     (c) for each Foreign Obligor, determine the excess of the amount determined pursuant to clause (a) over the amount determined pursuant to clause (b);

     (d) determine the sum of the amounts determined pursuant to clause (c) for all Foreign Obligors;

     (e) determine an amount equal to 5% of the aggregate Outstanding Balance of Eligible Receivables;

     (f) determine the portion of the amount determined pursuant to clause (d) representing Eligible Receivables owed by Obligors located in countries which carry a sovereign debt rating from the Rating Agency of BBB- or below;

     (g) determine the excess (if any) of the amount determined pursuant to clause (f) over the amount determined pursuant to clause (e);

     (h) determine the excess of the amount determined pursuant to clause (d) over the amount determined pursuant to clause (g);

     (i) determine an amount equal to 10% of the aggregate Outstanding Balance of Eligible Receivables;

     (j) determine the excess (if any) of the amount determined pursuant to clause (h) over the amount determined pursuant to clause (i);

     (k) determine the sum of the amounts determined pursuant to clauses (j) and (g), which shall be the "Excess Foreign Obligor Balances."

     "Excess Funding Account" shall have the meaning ascribed to that term in
Section 8.01(a) of the RPA.

     "Excess Funding Reserve" shall mean, on any day prior to the Liquidation Period on which the Adjusted Invested Amount exceeds the Base Amount, the amount of such excess.

     "Excess Government Obligor Balances" shall mean, as of any date, the dollar amount by which the result of (i) the aggregate Outstanding Balances of Eligible Receivables that are owing from Government Obligors minus (ii) the Excess Concentration Balances of such Obligors, exceeds two percent (2%) of the aggregate Outstanding Balances of all Eligible Receivables as of such date.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Date" shall have the meaning ascribed to that term in Section 10.16(c) of the RPA.

     "First Tier RPSA" means the Receivables Purchase and Sale Agreement, dated as of January 31, 2000, among Sellers and Victor, as the same may be amended, restated or otherwise modified from time to time.

     "Fixed Period" shall mean each period from one Settlement Date to but excluding the next succeeding Settlement Date; provided, however, that the first Fixed Period shall be the period from the date on which the Certificates are issued to but excluding the first Settlement Date.

     "Force Majeure Event" shall mean, with respect to any Person, any riots, acts of God or the public enemy, acts of war, acts of terrorists, epidemics, fire, equipment or power failures, flood, embargoes, weather, earthquakes or similar events beyond the control of such Person.

     "Foreign Obligor" shall mean any Obligor that is not a resident of, and does not have a place of business in, a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as set forth from time to time in the opinions and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by significant segments of the accounting profession.

     "Global Certificate" means a Certificate issued to the Clearing Agency registered in the name of the Clearing Agency or its nominee in accordance with
Section 10.16 of the RPA.

     "Government Obligor" shall mean any Obligor that is the United States of America, any state of the United States of

America, any municipality of the United States of America or any department, agency or instrumentality of any of the foregoing.

     "Indebtedness" shall mean on any date, for any Person, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business which are payable according to ordinary business terms, (iii) all obligations of such Person as lessee under leases which shall have been, or should be, in accordance with GAAP, recorded as capital leases, and (iv) all obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iii) above.

     "Indemnified Amounts" shall have the meaning ascribed to such term in
Section 9.02 of the RPA.

     "Initial Interest Payment Date" shall mean the Settlement Date in February, 2000.

     "Initial Sellers" shall mean Thermal Dynamics Corporation, a Delaware corporation; Thermadyne International Corp., a Delaware corporation, Tweco Products, Inc., a Delaware corporation, Stoody Company, a Delaware corporation; Victor Gas Systems, Inc., a Delaware corporation; Thermal Arc, Inc., a Delaware corporation; and C&G Systems, Inc., an Illinois corporation.

     "Insolvency Event" shall mean, with respect to any Person, the institution of any case or proceeding by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, dissolution, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property.

     "Institutional Accredited Investor" shall mean an institution which is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of the Securities Act (other than a Qualified Institutional Buyer).

     "Interest" shall mean, with respect to any Fixed Period, the return on investment payable to the Investors for such Fixed Period pursuant to Section
3.01 of the RPA.

     "Invested Amount" shall mean, at any time, the outstanding unrecovered amount of the cash purchase price paid by the Investors for the Certificates.

     "Investment" shall mean, with respect to any Person, any direct or indirect investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the incurrence of receivables arising from sales made or services rendered in the ordinary course of business and excluding commission, travel and similar advances to officers and employees made in the ordinary course of business.

     "Investor" shall mean a Person that holds a Certificate, it being understood that the holder of a Global Certificate is the Person in whose name such Global Certificate is registered in the Certificate Register.

     "IRS" shall mean the Internal Revenue Service and any successor thereto.

     "Letter of Representations" shall mean, with respect to any Clearing Agency, a Letter of Representations or similar document, in such Clearing Agency's customary form, executed by the Trustee and TRI and such Clearing Agency in connection with the issuance of Global Certificates.

     "LIBO Rate" shall mean, with respect to a Fixed Period (other than the first Fixed Period), an interest rate (equal to the average of the rates) at which one-month Dollar deposits in immediately available funds are offered by prime banks in the interbank eurodollar market at 11:00 a.m., London, England time, two (2) Business Days prior to the first day of such Fixed Period for delivery on such first day, as shown on page 3750 of the Telerate Screen (or, if no such rate shall be quoted on the Telerate Screen, in The Wall Street Journal). The Servicer shall determine the LIBO Rate with respect to each Fixed Period and promptly notify the Trustee thereof in writing. The LIBO Rate for the first Fixed Period shall be the rate set forth on Schedule 1.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other and including liens in favor of the PBGC or the IRS), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capitalized lease obligation, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement, naming the owner of the asset to which such Lien relates as debtor, under the UCC or comparable law of any jurisdiction).

     "Liquidation Event" shall mean any one of the following events:

          (a) Failure by TRI to pay the principal amount of, or any Interest on, any Certificate which failure continues unremedied for five (5) Business Days; or failure by any Seller, Victor, Thermadyne or TRI to pay any other amount due under the Program Documents (other than the failure to pay any amount due from such entity to the Servicer if the Servicer is Victor or any Affiliate thereof), which failure continues unremedied (A) in the case of Early Termination Amounts, for thirteen (13) Business Days, and (B) in the case of all payments not otherwise described above, for fifteen (15) Business Days, and in the case of each of the foregoing (other than failure to pay any principal or Interest) after the date on which an Authorized Officer of such Seller, Victor, Thermadyne or TRI (as applicable) has actual knowledge of such failure; provided, however, that if TRI, Victor, Thermadyne and/or a Seller is unable to make a payment described above as a result of a Force Majeure Event, then the time periods described above shall be extended for so long as such Force Majeure Event renders TRI, Victor, Thermadyne or such Seller unable to make such payment, but in no event shall such extension exceed ten (10) Business Days;

          (b) Any representation or warranty made by TRI (whether individually or in its capacity as the Collection Agent), Victor (whether individually or in its capacity as the Servicer), Thermadyne or a Seller under or in connection with any Program Document, any Daily Report, any Settlement Statement or other report, certificate, financial statement or information furnished by TRI, Victor, Thermadyne or such Seller pursuant to the Program Documents shall prove to have been false or incorrect in any material respect when made; provided, however, that the mistaken representation of a Receivable as an Eligible Receivable shall not constitute a Liquidation Event unless TRI, Victor and Thermadyne are required to make the cash payments under the RPA and the Second Tier RPSA in respect of the indemnity obligation or Noncomplying Receivables Adjustment arising from such misrepresentation and shall have failed to make such payments within the time required under the RPA and/or the Second Tier RPSA (it being understood that non-cash adjustments may be made with respect to certain of such misrepresentations under such documents); or

          (c) Either (i) Victor, Thermadyne or a Seller shall fail to perform or observe any other term, provision, covenant, condition or agreement contained in any Program Document on its part to be performed or observed (other than those covered by the other subsections of this definition) and any such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given by TRI or the Trustee to Victor, Thermadyne or such Seller (as applicable) or (ii) TRI shall fail to perform or observe any term, provision, covenant, condition or agreement contained in any Program Document on its part to be performed or observed (other than those covered by the other subsections of this definition) and any such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to TRI by the Trustee; or

          (d) An Insolvency Event shall have occurred with respect to Victor, Thermadyne, a Seller or TRI; provided, however, that if such Insolvency Event arises as a result of an involuntary bankruptcy petition being filed against Victor, Thermadyne or a Seller, the event described in this clause
     (d) shall not mature into a Liquidation Event unless and until (i) such proceeding shall continue undismissed for a period of sixty (60) days, (ii) an order of relief shall be entered in such proceeding, or (iii) Victor, Thermadyne or such Seller (as the case may be) shall acquiesce in such proceeding, whichever is earliest; and provided, further, that if such Insolvency Event arises as a result of an involuntary bankruptcy petition being filed against TRI, the event described in this clause (d) shall not mature into a Liquidation Event unless and until (i) such proceeding shall continue undismissed for a period of ten (10) days, (ii) an order of relief shall be entered in such proceeding, or (iii) TRI shall acquiesce in such proceeding, whichever is earliest; or

          (e) Victor shall cease to own directly one hundred percent (100%) of the issued and outstanding shares of TRI free and clear of any Liens (except Permitted Liens); or

          (f) Either the IRS or the PBGC shall have filed notice of one or more Liens against any Receivables, unless such claims are contested in good faith by appropriate proceedings and bonded in a manner satisfactory to the Trustee; or

          (g) Either (i) the Servicer shall fail to perform or observe any term, provision, covenant, condition or agreement contained in Article V of the Second Tier RPSA (other than as referred to in other clauses of this definition, except clause (c)) or any other provision of any Program Document to be performed or observed on its part or (ii) the Collection Agent shall fail to perform or observe any term, provision, covenant, condition or agreement contained in
     Article VIII of the RPA (other than as referred to in other clauses of this definition, except clause (c)) or any other provision of any Program Document to be performed or observed on its part and any such failure shall remain unremedied for ten (10) Business Days after written notice thereof shall have been given by TRI or the Trustee to the Servicer or by the Trustee to the Collection Agent, as applicable; or

          (h) Any of the following shall occur: (i) Victor shall cease to have a valid first-priority ownership interest in the Receivables or Related Security conveyed to it by any Seller or Collections therefrom (subject, however, to the interests of TRI, the Trustee and the Investors and other Permitted Liens); (ii) TRI shall cease to have a valid first-priority ownership interest in the Receivables, all Related Security or Collections therefrom (subject, however, to the interests of the Trustee and the Investors and other Permitted Liens); or (iii) the Investors or the Trustee shall cease to have a valid first-priority ownership or security interest in the Transferred Assets (including the Receivables, all Related Security or Collections therefrom but subject, however, to Permitted Liens); or

          (i) The Adjusted Invested Amount shall exceed the Base Amount for a period of five (5) or more consecutive Business Days; or

          (j) Any proceedings shall have commenced and shall be continuing to foreclose upon any Lien or other encumbrance on any Transferred Assets; or

          (k) TRI shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     "Liquidation Period" shall mean the period commencing on the date on which Victor's obligation to sell and TRI's obligation to purchase Receivables under the Second Tier RPSA terminates and continuing until the Collection Date. The Liquidation Period shall commence on the earliest to occur of:

          (i) the Scheduled Liquidation Commencement Date;

          (ii) the occurrence and continuance of a Liquidation Event described in clause (d) or clause (k) of the definition thereof;

         (iii) the eleventh (11th) Business Day following the occurrence and during the continuance of a Liquidation Event described in clause (a) of the definition thereof unless waived by the Majority Investors prior to such eleventh (11th) Business Day; provided however, that, if the Required Investors shall have voted to commence the Liquidation Period prior to such eleventh (11th) Business Day, the Liquidation Period shall commence on the date such vote becomes final;

         (iv) the fifth (5th) Business Day following the occurrence of a Liquidation Event described in clause (i) of the definition thereof, unless during such five (5) day period: (A) the Adjusted Invested Amount shall become equal to or smaller than the Base Amount and (B) the Required Investors vote to waive such Liquidation Event; provided, however, that if the Required Investors shall have voted to commence the Liquidation Period prior to such fifth (5th) Business Day, the Liquidation Period shall commence on the date such vote becomes final.

         (v) the eleventh (11th) Business Day following the day on which an Authorized Officer of any Seller or Victor has actual knowledge of the occurrence of a Liquidation Event described in clause (h) of the definition thereof, unless prior to such eleventh (11th) Business Day the Required Investors shall have waived the occurrence of such event or such event is cured (without prejudice to the Investors) prior to such eleventh (11th) Business Day; and

         (vi) the date designated by all Sellers or Victor to TRI and the Trustee by not less than ten (10) days nor more than sixty (60) days prior written notice as the date on which the sales of Receivables to Victor or TRI, as applicable shall cease.

     "Lockbox Account" shall mean any lockbox account or other depositary account maintained for the purpose of receiving Collections on the Receivables.

     "Lockbox Agreement" shall mean the Three-Party Agreement relating to the Lockbox Services, dated as of January 31, 2000, among TRI, the Trustee and Bank of America, N.A.

     "Lockbox Bank" shall mean any of the banks holding one or more Lockbox Accounts.

     "Loss Discount" shall mean, with respect to any Seller or Victor, a fraction the numerator of which is the aggregate Outstanding Balance of Receivables originated by such Seller or Victor (net of recoveries) that were written off (in each case determined in a manner that is consistent with the Credit and Collection Policy) as uncollectible or (without duplication) converted into Receivables Notes during the three (3) preceding Collection Periods in accordance with the Credit and Collection Policy, and the denominator of which is the aggregate amount of Collections on the Receivables originated by such Seller or Victor during such three (3) Collection Periods. The Loss Discount calculated in any Settlement Statement shall be the applicable Loss Discount from the Settlement Date relating thereto until the next Settlement Date. The Loss Discount from the Effective Date until the first Settlement Date shall be as set forth in Schedule 1 hereto and the underlying calculations for each of the three calendar months preceding the first Settlement Date to be used in future calculations of the Loss Discount shall be as set forth in such
Schedule 1.

     "Loss Reserve Ratio" shall mean, commencing on any Settlement Date and continuing until (but not including) the next Settlement Date, an amount (expressed as a percentage) calculated in accordance with the following formula:

     LRR  = 2.5 x ARR x b x PTM

     where:

     LRR  = the Loss Reserve Ratio;

     ARR = the highest average of the Aged Receivables Ratios for any three (3) consecutive Collection Periods that occurred during the period of twelve (12) consecutive Collection Periods ending on the most recent Cut-Off Date;

     b    = a fraction having (A) a numerator equal to the sum of the Original
            Balances of Receivables during the three (3) Collection Periods preceding or ending on the most recent Cut-Off Date, as determined on the Cut-Off Dates for such Collection Periods, and (B) a denominator equal to the aggregate Outstanding Balance of all Receivables as calculated on the most recent Cut-Off Date; and

     PTM  = with respect to any Receivable, (a) 1.0, if the Payment Term
            Variable is less than 36; (b) 1.1, if the Payment Term Variable is greater than or equal to 37, but less than 39; and (c) 1.17, if the Payment Term Variable is greater than or equal to 40, but less than 45; (d) 1.22, if the Payment Term Variable is greater than or equal to 46, but less than 50; (e) 1.28, if the Payment Term Variable is greater than or equal to 51, but less than 55; (f) 1.33, if the Payment Term Variable is greater than or equal to 56, but less than 60; (g) 1.38, if the

            Payment Term Variable is greater than or equal to 61 but less than 65; provided that if the Payment Term Variable equals or exceeds 65, PTM for such Receivable shall be determined by calculating the sum of (x) 1.38 and (y) 0.05, for each five (5) day increment by which the Payment Term Variable exceeds 65, it being understood that the same number shall apply for all Payment Term Variables that fall within a five (5) day range.

The Loss Reserve Ratio calculated in any Settlement Statement shall be the applicable Loss Reserve Ratio from the Settlement Date relating thereto until the next Settlement Date. The Loss Reserve Ratio from the Effective Date until the first Settlement Date, and the underlying calculations for each of the twelve (12) calendar months preceding the first Settlement Date to be used in future calculations of the Loss Reserve Ratio, shall be as set forth in Schedule 1 hereto.

     "Majority Investors" means Investors owning Certificates evidencing more than fifty percent (50%) of the Invested Amount.

     "Management Agreement" means the Management Agreement, dated as of a date on or around the Effective Date, between TRI and Victor, as the same may be amended, restated or otherwise modified from time to time.

     "Material Adverse Effect" shall mean (i) any material adverse effect upon the condition (financial or otherwise), operations or properties of TRI, (ii) any material adverse effect upon the validity or enforceability of the Program Documents or (iii) any adverse effect which, by itself or when taken together with all other such adverse effects, would have a materially adverse effect on the validity, enforceability and collectibility of the Receivables and the other Transferred Assets taken as a whole (including, without limitation, any such adverse effect on collectibility which arises as a result of Victor's or TRI's inability to perform its duties as Servicer or as Collection Agent).

     "Maturity Date" shall mean the Settlement Date in February, 2004.

     "Member Organization" shall have the meaning ascribed to that term in
Section 10.16(c) of the RPA.

     "Minimum Required Reserve Ratio" shall mean the sum of:

     (i) a fraction (expressed as a percentage) having (A) a numerator of which is the Concentration Factor as of the most recent Cut-Off Date, and
          (B) a denominator of
          which is the aggregate Outstanding Balance of Eligible Receivables as of such Cut-Off Date; and

     (ii) an amount (expressed as a percentage) equal to the average Dilution Ratios for a period of twelve (12) Collection Periods ending on the most recent Cut-Off Date multiplied by DHV, as such term is used in the definition of Dilution Reserve Ratio.

The Minimum Required Reserve Ratio calculated in any Settlement Statement shall be the applicable Minimum Required Reserve Ratio from the Settlement Date relating thereto until the next Settlement Date. The Minimum Required Reserve Ratio from the Effective Date until the first Settlement Date shall be as set forth in Schedule 1 hereto.

     "Net Eligible Receivables" shall mean the aggregate Outstanding Balances of Eligible Receivables as reported in the most recent Daily Report minus the sum of (i) the aggregate amount of the Excess Concentration Balances for each Specified Obligor and its Consolidated Affiliates then in effect, (ii) the Excess Foreign Obligor Balances then in effect, (iii) the Excess Government Obligor Balances then in effect, (iv) Unapplied Cash, (v) Volume Rebate Accruals, (vi) the Trustee Reserve Amount and (vii) the dollar amount of any Liens which attach to all of the Receivables unless such Liens (x) are for taxes, assessments or charges of any governmental authority for amounts not yet due or (y) are being contested in good faith by appropriate proceedings and bonded in a manner satisfactory to the Trustee;

     "Noncomplying Receivable" shall mean a Receivable which was not an Eligible Receivable as of the date it was purchased by TRI from Victor, unless it shall have been identified in the Daily Report for such date as not being an Eligible Receivable.

     "Noncomplying Receivables Adjustment" shall mean:

          (x) with respect to any Receivables which are identified on any date to Victor by TRI as Noncomplying Receivables, the amounts owed by Victor to TRI pursuant to Section 2.02(f) of the Second Tier RPSA, which amounts shall equal (i) the Purchase Price of such identified Noncomplying Receivables, minus (ii) the aggregate amount of Collections received by TRI with respect to any such Noncomplying Receivables and minus (iii) the aggregate amount of Collections received by TRI with respect to any Noncomplying Receivables, which were previously reported to be Noncomplying Receivables and on account of which Noncomplying Receivables Adjustments were previously; and

          (y) with respect to any Receivables which are identified on any date to a Seller by Victor as NonComplying Receivables, the amounts owed by such Seller to

     Victor pursuant to Section 2.02(e) of the First Tier RPSA, which amount shall equal (i) the Purchase Price of such identified Noncomplying Receivables, minus (ii) the aggregate amount of Collections received by Victor with respect to any such Noncomplying Receivables and minus (iii) the aggregate amount of Collections received by Victor with respect to any Noncomplying Receivables of such Seller which were previously reported to be Noncomplying Receivables and on account of which Noncomplying Receivables Adjustments were previously made by such Seller.

     "Obligations" shall have the meaning ascribed to such term in Section 2 of the Security Agreement.

     "Obligor" shall mean any Person obligated to make payments in respect of a Receivable.

     "Offering Memorandum" shall mean that certain Offering Memorandum dated January 31, 2000 (as the same may have been supplemented or otherwise updated prior to the Effective Date), with respect to the transactions contemplated under the Program Documents.

     "Ordinary Course Expenses" shall mean the expenses of TRI for the allocation of employee salaries, benefits, directors' fees, office lease payments, office supplies, and other amounts owed under the Management Agreement or any other Company Document, fees owed to the Lockbox Banks, Federal, state and local taxes and similar expenses incurred in the ordinary course of its business other than (a) interest expense under the Victor Purchase Price Note and (b) other Carrying Costs specifically mentioned in the definition of Carrying Costs.

     "Original Balance" shall mean, with respect to any Receivable, the face amount of such Receivable on the date it was purchased by TRI, which face amount shall have been reflected in the Daily Report for such date.

     "Outside Accountants" shall mean (i) Ernst & Young LLP, (ii) any other Big 5 Firm or (iii) subject to the satisfaction of the Requisite Conditions, any other independent certified public accountants of recognized national standing selected by TRI.

     "Outstanding Balance" shall mean, with respect to any Receivable at any time, the then outstanding face amount thereof, which is calculated by subtracting the Collections, Dilution and Write-Offs relating to such Receivable from the Original Balance of such Receivable.

     "Owner Req 5 Certification" shall have the meaning ascribed to that term in
Section 10.09(i)(i) of the RPA.

     "Participation Interest" shall mean an undivided percentage interest in the Transferred Assets transferred by TRI to the Trustee pursuant to Article II of the RPA and "Participation Interests" shall mean, collectively, the aggregate of such undivided percentage interests in the Transferred Assets, which Participation Interests shall be calculated daily (until the commencement of the Liquidation Period) in accordance with the following formula (but in no event shall exceed 100%)

     PI   = IA
            --
            BA

     where:

     PI   = the Participation Interests;

     IA   = the Invested Amount; and

     BA   = the Base Amount.

The Participation Interests shall be calculated as of the close of business on the Business Day immediately preceding the commencement of the Liquidation Period and shall not be subject to further recalculation thereafter.

     "Paying Agent" shall mean any paying agent appointed pursuant to the RPA which initially shall be the Trustee.

     "Payment Term Variable" shall mean, as calculated in each Settlement Statement as of the most recently ended Cut-Off Date, the quotient of: (x) the sum of (i) the product of the Outstanding Balance of each Receivable as of such Cut-Off Date times (ii) the number of days between the invoice date and the due date with respect to such Receivable; divided by (y) the aggregate Outstanding Balance of all Receivables as of such CutOff Date.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

     "Permitted Investments" shall mean any one or more of the following:

          (i) marketable securities issued or directly and unconditionally guaranteed by the United States of America maturing on or before the Settlement Date following the date of acquisition thereof;

          (ii) marketable securities issued by any agency of the United States of America maturing on or before the Settlement Date following the date of acquisition thereof;

          (iii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing on or before the Settlement Date following the acquisition thereof and, at the time of acquisition, having the highest rating obtained from the Rating Agency;

          (iv) time deposits maturing on or before the Settlement Date following the acquisition thereof or certificates of deposit (including domestic, Eurodollar and Yankee certificates of deposit) or deposit notes or bankers' acceptances maturing on or before the Settlement Date following the acquisition thereof, in each case issued by or deposited in, as the case may be, any commercial bank and in each case having a short term debt rating of A-1+ (or the equivalent) from the Rating Agency;

          (v) commercial paper maturing on or before the Settlement Date following the acquisition thereof, having a short term debt rating of A-1+ (or the equivalent) from the Rating Agency;

          (vi) promissory notes (including both non-interest bearing discount obligations and interest-bearing obligations payable on demand or on a specified date, or having a call date on or before the Settlement Date following the acquisition thereof), having a long term (secured or unsecured) debt rating of at least AAA (or the equivalent) from the Rating Agency;

          (vii) repurchase obligations with terms of not more than seven (7) days from the date acquired, which obligations are collateralized by securities of the type described in clauses (i) and (ii) above in an amount not less than one hundred two percent (102%) of such obligations and each counterparty in respect of which is an entity which is monitored by, reports to, and is recognized as a primary dealer by the Federal Reserve Bank of New York (a "Primary Dealer") having a minimum long term debt rating of AAA (or the equivalent) by the Rating Agency; provided that all such collateral be held in a custody account designated by TRI; and

          (viii) investments in money market funds rated AAA-m or AAA-mg by the Rating Agency or otherwise approved in writing by the Rating Agency; provided that all investments described in this clause (viii) shall be deemed to have a daily maturity.

     "Permitted Liens" shall mean (i) Liens for taxes, assessments or charges of any governmental authority for amounts not yet delinquent or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) Liens of landlords, carriers, warehousemen, mechanics and materialmen imposed by law and created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; and (iii) Liens on the outstanding capital stock of TRI, Seller Purchase Price Notes and the Victor Purchase Price Note; provided that no enforcement action shall have been taken with respect to such Liens, and title to such assets shall remain in Victor and Sellers (as applicable).

     "Person" shall mean an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government (or any agency or political subdivision thereof) or other entity.

     "Placement Agent" shall mean ABN ANRO Incorporated.

     "Placement Agent Exchange Instructions" shall have the meaning ascribed to that term in Section 10.09(i)(iv) of the RPA.

     "Placement Agreement" means the Placement Agreement dated as of January 31, 2000 among Thermadyne, TRI and the Placement Agent, as the same may be amended, restated or otherwise modified from time to time.

     "Prepayment Account" has the meaning assigned to that term in Section 8.01(a) of the RPA.

     "Prepayment Amount" shall mean, with respect to any prepayment for which TRI has given notice under Section 3.04 of the RPA, the sum of (i) the principal amount to be prepaid, (ii) Interest accrued on such principal amount through the next Settlement Date and (iii) any Early Termination Amounts required to be paid under Section 3.04 of the RPA in connection with such prepayment.

     "Pro Rata Share" means, with respect to an Investor, a fraction, the numerator of which is the aggregate principal amount of Certificates held by such Investor and the denominator of which is the aggregate principal amount of all Certificates.

     "Program" means the transactions contemplated by the Program Documents.

     "Program Accounts" has the meaning assigned to that term in Section 8.01 of the RPA.

     "Program Amount" means, at any time, (i) $______________ plus (ii) the aggregate principal amount of Certificates issued pursuant to the second sentence of Section 10.08(b) of the RPA, minus (iii) the aggregate principal amount of Certificates that shall have been paid in full.

     "Program Documents" means the First Tier RPSA, the Second Tier RPSA, the RPA, the Security Agreement, the Lockbox Agreement, the Software Agreement, the Management Agreement, the Seller Purchase Price Note, and the Victor Purchase Price Note, the Certificates, and any UCC finance statements signed by Sellers in favor of Victor, or signed by Victor in favor of TRI, or signed by TRI in favor of the Trustee.

     "Publication Date" has the meaning ascribed to that term in Section 9.01(b) of the RPA.

     "Purchase" shall mean (i) when used with respect to the First Tier RPSA, a purchase by Victor with regard to Acquired Assets from Sellers made pursuant to
Article II thereof; (ii) when used with respect to the Second Tier RPSA, a purchase by TRI with regard to the Purchased Assets made from Victor pursuant to
Article II thereof; and (iii) when used with respect to the RPA, a conveyance of the Transferred Assets to the Trustee for the benefit of the Investors with regard to Participation Interests made pursuant to Article II thereof.

     "Purchase Discount Rate Reserve Ratio" shall mean, with respect to any Seller or Victor, a percentage calculated in the most recent Settlement Statement in accordance with the following formula:

     PDRR   =  TD x (DR + PD)
              ---
              360

     where:

     PDRR   = the Purchase Discount Rate Reserve Ratio;

     TD     = the Turnover Days for Receivables generated by such Seller or (in the case of a calculation with respect to Victor) all Sellers during the prior Collection Period;

     DR     = the Discount Rate; and

     PD     = a profit discount equal to 0.25%.

     "Purchase Price" shall mean, with respect to any Purchase under either RPSA, the aggregate price to be paid by TRI to Victor or by Victor to the applicable Seller, which price shall be computed by multiplying the aggregate Original Balances of the Receivables included in such Purchase by the then effective Purchase Price Percentage applicable to Victor or such Seller, as such amount may be adjusted to reflect any Dilution Adjustment or

Noncomplying Receivables Adjustment calculated for the applicable date of Purchase pursuant to Section 2.02 of the applicable RPSA.

     "Purchase Price Percentage" shall mean, with respect to Victor or any Seller, a percentage calculated in the most recent Settlement Statement to equal one hundred percent (100%), minus the sum of (i) the Loss Discount calculated with respect to Victor or such Seller and (ii) the Purchase Discount Rate Reserve Ratio calculated with respect to Victor or such Seller, as each such ratio has been computed in such Settlement Statement. The Purchase Price Percentage calculated in any Settlement Statement shall be the applicable Purchase Price Percentage from the Settlement Date relating thereto until the next Settlement Date. From the Effective Date to the first Settlement Date, the applicable Purchase Price Percentage for Victor and each Seller shall be as set forth in Schedule 1 hereto.

     "Purchased Assets" shall have the meaning ascribed to that term in Section 2.01(a) of the Second Tier RPSA.

     "Qualified Institutional Buyer" has the meaning given such term in Rule
144A.

     "Qualified Letter of Credit" shall mean a letter of credit or guaranty that
(x) is issued by a domestic banking institution rated at least A by the Rating Agency and (y) either has been assigned to the Trustee or as to which the issuing banking institution has been irrevocably instructed to pay the proceeds of any drawing to the Collection Account.

     "Rating Agency" shall mean Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies ("Standard & Poor's") or any successor rating agency acceptable to the Majority Investors which issues a rating letter with respect to the Certificates in substitution for Standard & Poor's. If Standard & Poor's is replaced as the Rating Agency, references to particular ratings shall mean the corresponding rating of such successor Rating Agency.

     "Rating Agency Condition" means, with respect to any circumstance or event, confirmation from the Rating Agency in writing that the circumstance or event will not result in a lowering or withdrawal of the rating of the Certificates.

     "Receivable" shall mean all indebtedness of an Obligor (whether constituting an account, chattel paper, or general intangible) arising from the sale of merchandise or the furnishing of services by a Seller or Victor, including all interest or finance charges and other obligations of such Obligor with respect thereto, but excluding any such indebtedness which is not denominated in Dollars. Each Write-Off and each Receivable Note shall continue to constitute a Receivable until the indebtedness of the Obligor thereunder shall have been paid in full, extinguished by agreement between the applicable Seller or Victor and such Obligor or otherwise extinguished pursuant to applicable law.

     "Receivable Notes" means any promissory notes issued by an Obligor to evidence a Receivable.

     "Record Date" means the last day of each calendar month.

     "Records" shall mean all Contracts and other documents, books, records and other media for the storage of information (including, without limitation, tapes, disks, computer programs and databases and related property) maintained with respect to the Receivables and the related Obligors.

     "Regulation D" shall mean Regulation D promulgated under the Securities
Act.

     "Regulation S" shall mean Regulation S promulgated under the Securities
Act.

     "Regulation S Global Certificates" shall have the meaning ascribed to that term in Section 10.16(c) of the RPA.

     "Regulation 5 Temporary Global Certificates" shall have the meaning ascribed to that term in Section 10.16(c) of the RPA.

     "Regulations T, U and X" shall mean Regulations T, U and X, respectively, as promulgated by the Board, or any similar regulations substituted for any of the foregoing.

     "Related Security" shall mean with respect to any Receivable:

          (i) all of the applicable Seller's or Victor's rights under the Contracts;

          (ii) all guarantees, indemnities, warranties, chattel paper, insurance policies and proceeds and security agreements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

          (iii) all of the applicable Seller's or Victor's residual right, title and interest in and to all goods and/or merchandise (including returned, repossessed or foreclosed goods and/or merchandise) the sale of which gave rise to such Receivable;

          (iv) all of the applicable Seller's or Victor's rights in, to and under the (A) Records, (B) instruments, checks and other forms of payment and (C) general intangibles relating to such Receivable, and under all license agreements relating to software used in the administration or collection of such Receivable;

          (v) when used with respect to TRI, all of TRI's right, title and interest to and rights under the Second Tier RPSA and (as assignee of Victor) the First Tier RPSA;

          (vi) when used with respect to Victor, all of Victor's right, title and interest to and rights under the First Tier RPSA; and

          (vii) all proceeds of the foregoing.

     "Reported Obligors" shall mean, at any time with respect to Victor and each Seller, any Obligor (or group of Obligors) that owes an aggregate Outstanding Balance of Eligible Receivables to Victor or such Seller (as the case may be) as of the then most recent Cut-Off Date that is at least one percent (1.0%) of the aggregate Outstanding Balance of all Eligible Receivables owed to Victor or such Seller (as the case may be) as of such date. It is understood that each such Obligor (or group of Obligors) will be a "Reported Obligor for the purpose of identification of the Specified Obligors in the next Settlement Statement.

     "Reporting Date" shall mean two (2) Business Days prior to the Settlement Date.

     "Required Investors" shall mean Investors owning Certificates evidencing more than sixty-six and two-thirds percent (66 2/3%) of the Invested Amount.

     "Requisite Conditions" shall mean, with respect to any action or event, either (x) such action or event shall have been approved by the Trustee at the direction of the Majority Investors or (y) the Rating Agency Condition will have been satisfied with respect to such action or event.

     "Responsible Officer" shall mean any officer within the Corporate Trust Department or any successor group of the Trustee who has direct responsibility for the administration of, or otherwise exercises discretion with respect to, the RPA.

     "RPA" shall mean that certain Receivables Participation Agreement dated as of January 31, 2000 between TRI and the Trustee, as the same may be amended, restated or otherwise modified from time to time.

     "RPSA" shall mean the First Tier RPSA or the Second Tier RPSA.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Sale", "Sell" and "Sold" have the meanings ascribed to such terms in
Section 10.09(b) of the RPA.

     "Sale Date" shall mean the first anniversary of the Termination Date.

     "Scheduled Initial Principal Payment Date" means the Settlement Date in October 2002.

     "Scheduled Liquidation Commencement Date" means the Settlement Date in November 2002.

     "Second Tier RPSA" means the Receivables Purchase and Sale Agreement among Victor, TRI and Thermadyne, as guarantor, as the same may be amended, restated or otherwise modified from time to time.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Security Agreement" shall mean that certain Security Agreement dated as of January 31, 2000 executed by TRI in favor of the Trustee, as the same may be amended, restated or otherwise modified from time to time.

     "Seller Adjustments" shall mean Noncomplying Receivables Adjustments and Dilution Adjustments.

     "Seller Purchase Price Note" means a promissory note issued by Victor in favor of a Seller pursuant to Section 2.02(d) of the First Tier RPSA.

     "Sellers" means the Persons identified as "Sellers" in the First Tier RPSA.

     "Servicer" shall mean, at any time, the Person then authorized pursuant to
Article V of the Second Tier RPSA or Section 8.02(a) of the RPA, as applicable, to service, administer and collect the Receivables on behalf of TRI.

     "Servicer Fee" shall mean the fee paid to the Servicer by TRI pursuant to
Section 5.03(c) of the Second Tier RPSA.

     "Servicer Termination Event" shall mean (i) a Liquidation Event or (ii) an Unmatured Liquidation Event which arises from the gross negligence or willful misconduct of the Servicer in the performance of its obligations under the Second Tier RPSA.

     "Settlement Date" shall mean, with respect to any Collection Period, the 15th calendar day of the next succeeding Collection Period, or if such day is not a Business Day, then the immediately succeeding Business Day.

     "Settlement Statement" shall mean a report prepared by the Servicer pursuant to Section 5.03(b) of the Second Tier RPSA and signed by officers of TRI and of the Collection Agent. Each Settlement Statement shall be in substantially the form of Exhibit D-1 or Exhibit D-2, as applicable, to the Second Tier RPSA.

     "Significant Seller" shall mean, as of any date, a Seller which originated Receivables which constitute five percent (5%)or more of the aggregate Outstanding Balance of Eligible Receivables on such date.

     "Software Agreement" shall mean, collectively, the software license agreements, dated as of January 31, 2000, executed by (i) Sellers in favor of Victor and (ii) Victor in favor of TRI, as the same may be amended, restated or otherwise modified from time to time.

     "Specified Number" means, with respect to any determination of the Discount Rate Reserve, a number equal to two (2) times the Turnover Days as of the then most recent Cut-Off Date.

     "Specified Obligors" shall be the Obligors shown in the most recent Settlement Statement identified by the following steps:

          (i) determine the aggregate Outstanding Balance of Eligible Receivables owed by each Obligor that is a Reported Obligor, which aggregate Outstanding Balance shall include amounts owed to all Sellers and to Victor, collectively, as of the most recent Cut-Off Date; and

          (ii) identify (x) the ten (10) Reported Obligors for which the amount determined in clause (i) is largest, and (y) each other Reported Obligor for which the amount determined in clause (i) shall be at least one percent (1%) of the aggregate Outstanding Balance of all Eligible Receivables.

The Reported Obligors identified in clauses (x) and (y) above shall be the "Specified Obligors" for the period from the Settlement Date to which such Settlement Statement relates to (but excluding) the next following Settlement Date.

     "Specified Settlement Date" shall mean, with respect to the determination of the Discount Rate Reserve, the subsequent Settlement Date that is at least the Specified Number of days following the date of determination.

     "Stop Notice" shall have the meaning ascribed to that term in Section 9.01(b) (ii) of the RPA.

     "Subsidiary" shall mean, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Subsidiary Obligations" shall mean all the recourse obligations of Sellers and Victor now or hereafter existing under or in connection with the RPSAs, including, without limitation, obligations for all breaches of representations, warranties and covenants, all obligations to remit any deemed Collections of Receivables pursuant to the RPSAs, all fees, costs, expenses, taxes and indemnifications owed under the RPSAs.

     "Tax Opinion" means an opinion of counsel substantially in the form of the opinion delivered pursuant to Section 4.01(xi)(A)(4) of the RPA.

     "Terminating Seller" shall have the meaning ascribed to such term in
Section 2.07 of the First Tier RPSA.

     "Termination Date" shall mean the date on which the Liquidation Period commences.

     "Thermadyne" means Thermadyne Mfg. LLC, a Delaware limited liability company.

     "Tier-1 Obligor" shall mean any Obligor (i) that has a commercial paper rating from the Rating Agency of A-l+ or (ii) that does not have a commercial paper rating but does have a senior actual or implied debt rating from the Rating Agency of AAA.

     "Tier-2 Obligor" shall mean any Obligor (other than a Tier-1 Obligor) (i) that has a commercial paper rating from the Rating Agency of A-1 or (ii) that does not have a commercial paper rating but does have a senior actual or implied debt rating from the Rating Agency of at least A+.

     "Tier-3 Obligor" shall mean any Obligor (other than a Tier-1 Obligor or a Tier-2 Obligor) (i) that has a commercial paper rating from the Rating Agency of A-2 or (ii) that does not have a commercial paper rating but does have a senior actual or implied debt rating from the Rating Agency of at least BBB+.

     "Tier-4 Obligor" shall mean any Obligor (other than a Tier-1 Obligor, a Tier-2 Obligor or a Tier-3 Obligor) (i) that has a commercial paper rating from the Rating Agency of A-3 or (ii) that does not have a commercial paper rating but does have a senior actual or implied debt rating from the Rating Agency of at least BBB-.

     "Tier-5 Obligor" shall mean any Obligor which is not a Tier-1 Obligor, a Tier-2 Obligor, a Tier-3 Obligor or a Tier-4 Obligor.

     "Transfer Agent and Registrar" has the meaning ascribed to that term in
Section 10.09(a) of the RPA.

     "Transfer to Regulation S Certification" has the meaning ascribed to that term in Section 10.09(i)(iii) of the RPA.

     "Transferee Reg S Certification" shall have the meaning ascribed to that term in Section 10.09(i)(i) of the RPA.

     "Transferor Interest" shall mean one hundred percent (100%) minus the Participation Interests.

     "Transferred Assets" shall have the meaning ascribed to such term in
Section 2.01 of the RPA.

     "TRI" shall mean Thermadyne Receivables, Inc., a Delaware corporation.

     "Trustee" means Bankers Trust Company in its capacity as trustee under the RPA, and any successor thereto in such capacity.

     "Trustee's Fees" shall mean the agent fees owed by TRI to the Trustee, as described in Section 3.02 of the RPA.

     "Trustee Reserve Amount" has the meaning provided in Section 8.07(a) of the RPA.

     "Turnover Days" shall mean, as calculated in any Settlement Statement, that period (expressed in days) calculated as (a) the sum of the aggregate Outstanding Balances of the Receivables as of the last three (3) Cut-Off Dates divided by (b) the sum of the aggregate Original Balances of Receivables generated during the corresponding Collection Periods multiplied by (c) thirty
(30) days. From the Effective Date until the first Settlement Statement, the Turnover Days shall be calculated as set forth on Schedule 1, and the underlying calculations for each of the three (3) Collection Periods preceding the first Settlement Date to be used in future calculations of the Turnover Days shall be as set forth in such Schedule 1.

     "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York, except to the extent that the validity or perfection of any Lien created under any Program Document or any remedy in respect thereof is governed by the laws of a jurisdiction other than the State of New York, in which case (but only to such extent) the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction.

     "Unapplied Cash" shall mean, at any time, cash received by the Trustee but not then identified by the Servicer as Collections on a particular Receivable.

     "Unmatured Liquidation Event" shall mean an event or condition which, with the passage of time or the giving of notice or both, would constitute a Liquidation Event.

     "Unrestricted Global Certificate" shall have the meaning ascribed to that term in Section 10.16(c) of the RPA.

     "Victor" means Victor Equipment Company, a Delaware corporation.

     "Victor Purchase Price Note" shall mean that certain subordinated promissory note issued by TRI in favor of Victor pursuant to Section 2.02(e) of the Second Tier RPSA.

     "Volume Rebate Accruals" shall mean the aggregate amount of the unpaid rebates required to be paid to the Obligors under the Volume Rebate Plans as of the most recent Cut-Off Date, counting for this purpose only rebates for which the related Obligors shall have satisfied all conditions to their entitlement to the rebate under the relevant Volume Rebate Plan.

     "Volume Rebate Offset" means any reduction to the Outstanding Balance of a Receivable owed by an Obligor, as a result of any setoff of (x) amounts owed by such Obligor against (y) the amounts owed to such Obligor pursuant to a Volume Rebate Plan.

     "Volume Rebate Plan" shall mean an incentive plan of a Seller or Victor pursuant to which such Seller or Victor agrees to pay rebates to Obligors that make aggregate purchasers in excess of certain levels within a specified time period set forth in such plan.

     "Write-Off" shall mean all or a portion of a Receivable that, consistent with the Credit and Collection Policy, has been or should be (i) specifically assigned to a category reserved for doubtful Receivables or otherwise recorded on the books of the related Seller, Victor or TRI as a Receivable the collectibility of which is doubtful or (without duplication) (ii) written off such books as uncollectible.

                                   SCHEDULE 1
                                       to
                                     ANNEX I

             Chart of Assumed Values to be used from Effective Date

                                  See Attached.

                   [See definitions of Aged Receivables Ratio,
                             Dilution Reserve Ratio,
                    Discount Rate, LIBO Rate, Loss Discount,
                               Loss Reserve Ratio,
                         Minimum Required Reserve Ratio,
                 Purchase Price Percentage, and Turnover Days.]

                                   SCHEDULE 1
                                       TO
                                    ANNEX I

                 Chart of values to be used from Effective Date

Dilution Reserve Ratio                        16.58%

Discount Rate

LIBO Rate(b)

Loss Discount(c)                               0.00%

Write-offs (net recoveries)
         Current Month                            0
         Preceding Month                          1
         Second Preceding Month                   0


Receivables converted into Notes
         Current Month                            0
         Preceding Month                          0
         Second Preceding Month                   0

Collections
         Current Month                       30,553
         Preceding Month                     30,175
         Second Preceding Month              30,493

Loss Reserve Ratio                            14.88%

Minimum Required Reserve(d)                   23.52%

Purchase Price Percentage(e)
         Stoody                               99.39%
         Thermadyne International             97.62%
         Thermal Dynamics                     99.07%
         Victor Equipment                     99.17%
         Tweco                                99.24%
         C&G Systems                          98.75%
         Thermal Arc                          98.82%
         Victor Gas Systems                   99.17%

Turnover Days(f)                                 56

Ending Receivable Balance
         Current Month                       53,130
         Preceding Month                     54,374
         Second Preceding Month              57,758

Gross Invoices/New Receivables
         Current Month                       30,400
         Preceding Month                     28,368
         Second Preceding Month              29,601

-----------------


(a) The Discount Rate until the First Settlement Date

(b) The LIBO rate until the first Settlement Date

(c) The Loss Discount until the first Settlement Date and for the three calendar months preceding the first Settlement Date

(d) The Minimum Required Reserve prior to the first Settlement Date

(e) The Purchase Price Percentage for each Seller and Victor until the first Settlement Date

(f) The number to be used for Turnover Days until the first Settlement Date and for the three Collection Periods prior to the First Settlement Date

                               SCHEDULE 4.0l(ix)
                                       TO
                   RECEIVABLES PARTICIPATION AGREEMENT BETWEEN
            THERMADYNE RECEIVABLES, INC., AS TRANSFEROR, AND BANKERS
                            TRUST COMPANY, AS TRUSTEE

--------------------------------------------------------------------------------
ENTITY                                        (a) STATE OF FORMATION
                                              (b) STATE(S) WHERE QUALIFIED AS
                                                  A FOREIGN ENTITY
--------------------------------------------------------------------------------
Thermadyne Mfg. LLC                           (a) Delaware
                                              (b) Missouri
--------------------------------------------------------------------------------
Thermadyne Receivables, Inc.                  (a) Delaware
                                              (b) Missouri
--------------------------------------------------------------------------------
Victor Equipment Company                      (a) Delaware
                                              (b) Texas
--------------------------------------------------------------------------------
Thermal Dynamics Corporation                  (a) Delaware
                                              (b) New Hampshire
--------------------------------------------------------------------------------
Thermadyne International Corp.                (a) Delaware
                                              (b) Kansas
                                                  California
--------------------------------------------------------------------------------
Tweco Products, Inc.                          (a) Delaware
                                              (b) Kansas
                                                  California
--------------------------------------------------------------------------------
Stoody Company                                (a) Delaware
                                              (b) Kentucky
                                                  Missouri
--------------------------------------------------------------------------------
Victor Gas Systems, Inc.                      (a) Delaware
                                              (b) Indiana
                                                  Pennsylvania
--------------------------------------------------------------------------------
Thermal Arc, Inc.                             (a) Delaware
                                              (b) Ohio
--------------------------------------------------------------------------------
C&G Systems, Inc.                             (a) Illinois
                                              (b) N/A
--------------------------------------------------------------------------------

                                SCHEDULE 4.0l(xv)
                                       TO
                   RECEIVABLES PARTICIPATION AGREEMENT BETWEEN
            THERMADYNE RECEIVABLES, INC., AS TRANSFEROR, AND BANKERS
                            TRUST COMPANY, AS TRUSTEE

     1.   Tweco Products, Inc.
          License Agreement with JD Edwards

     2.   Thermal Dynamics Corporation
          License Agreement with JD Edwards

     3.   Thermadyne International Corp.
          License Agreement with JD Edwards

     4.   Stoody Company
          License Agreement with JD Edwards

     5.   Victor Gas Systems, Inc.
          Madic-Computfact Corporation Software (now owned by company)

     6.   Victor Equipment Company
          Madic-Computfact Corporation Software (now owned by company)

     7.   Thermal Arc, Inc.
          License Agreement with JD Edwards

     8.   C&G Systems, Inc.
          License Agreement with JD Edwards

                                 EXHIBIT 5.01(p)
                                       TO
                   RECEIVABLES PARTICIPATION AGREEMENT BETWEEN
            THERMADYNE RECEIVABLES, INC., AS TRANSFEROR, AND BANKERS
                            TRUST COMPANY, AS TRUSTEE

                      NAMES AND ADDRESSES OF LOCKBOX BANKS

Contact Address:                             Wire Instructions Address:

Bank of America, N.A.                        Bank of America, N.A.
901 Main Street, 8th Floor                   1401 Elm Street
Dallas, Texas                                Dallas, Texas 75202
Attn: Ruth Bailey                            ABA Routing # 111000012
(214) 209-3534

ACCOUNTS:

Thermadyne Receivables Securitization Concentration:

     Thermadyne Industries, Inc.     Account 3750942376

     Lockboxes:

     Thermal Dynamics
     P.O. Box 500481
     St. Louis, Missouri 63150-0481

     Thermadyne International
     P.O. Box 500482
     St. Louis, Missouri 63150-0482

     Victor Equipment Company
     P.O. Box 500483
     St. Louis, Missouri 63150-0483

     Tweco Products
     P.O. Box 500485
     St. Louis, Missouri 63150-0485

     Stoody Company
     P.O. Box 500854
     St. Louis, Missouri 63150-0854


                          Exhibit 5.01(p)--Page 1 of 2

     Thermadyne Consolidated
     P.O. Box 502624
     St. Louis, Missouri 63150-2624

     Victor Gas Systems
     P.O. Box 502786
     St. Louis, Missouri 63150-2786

     Thermal Arc, Inc.
     P.O. Box 502827
     St. Louis, Missouri 63150-2827

     C&G Systems
     P.O. Box 502894
     St. Louis, Missouri 63150-2894


     Zero Balance Accounts:
     Victor Equipment                   Account 3750942327
     Thermadyne International           Account 3750972207


                          Exhibit 5.01(p)--Page 2 of 2

                                 EXHIBIT 6.01(c)

     For purposes of this Exhibit, "Specified Plants" shall mean (i) with respect to the first report delivered pursuant to Section 6.01(c) of the RPA, all domestic plants of Victor and the Sellers and (ii) with respect to each subsequent report delivered pursuant to such Section, all plants of Victor and the Sellers selected for a field visit in connection with the annual audit described in Section 6.01(a) of the RPA.

Part A. Agreed upon Procedures relating to Settlement Statement

Haphazardly select two Settlement Statements and perform the following procedures on each Settlement Statement:

I. Agree the following Settlement Statement items to the company's applicable source document and recalculate their mathematical accuracy on a test basis:

     Monthly Receivable Activity

     Loss Reserve Ratio

     Dilution Reserve Ratio

     Discount Rate Reserve

     Loss Discount

     Discount Rate

     Aged Receivables Ratio

Part B. Agreed Upon Procedures relating to the Daily Reports

Haphazardly select four Daily Reports and perform the following procedures on the reports prepared by the Specified Plants for inclusion in such Daily
Reports:

I. Agree the following report items to the Specified Plant's applicable source document and recalculate their mathematical accuracy: (Letters refer to the Sections of such report)

A.   Daily Receivable Activity

B.   Net Eligible Receivables Calculation (if not closing period)

C.   Excess Concentration Balances

D.   Other Excess Balances

Part C. Agreed Upon Procedures relating to Credit Documentation

Haphazardly select one fiscal month end during the fiscal year and perform the following procedures:

I. Obtain a list of Eligible Obligors from each Specified Plant with accounts receivables balances exceeding $250,000 and haphazardly select five customers.

II. Direct the Specified Plant to prepare a Credit File Contents Schedule (the "Credit Schedule") that summaries the contents of the credit files in regard to the customers selected. The Credit Schedule will include the following information as of the cut-off date selected: Customer name, Customer account number, Customer statement, approved credit limit, date of credit limit approval, name and title of highest authority that approved the credit limit, and other supporting documentation in support of extension of the credit limit (i.e. Dun & Bradstreet report, Customer Financial Statement, bank or trade references and other memorandum).

III. For Each Customer selected:

A. Agree the customer's account balance to the balance per the source documents.

B. Compare the customer's accounts receivable balance to the approved credit limit and find the balance to be less than or equal to the approved limit.

C. Compare the date of the customer's most recent invoice indicated on the customer's statement to the date of the credit approval and find that the date of the invoice is the date of or subsequent to, but within one year of the date of credit approval.

D. Note that at least one of the following items is included with the credit documentation:

     Dunn & Bradstreet Credit Report or other Credit Report
     Bank or trade reference
     financial statements
     Memorandum or workpapers regarding credit evaluation/justification

D. Agreed upon Procedures Relating to certain corporate office operations and information to be obtained from the Specified Plants.

     For each date the Daily Report is requested for purposes of Part B perform the following:

I.   Agreed Upon Procedures relating to Invoices

A. Obtain the Detailed Aging Report and haphazardly select 4 invoices. Agree the invoice date, amount and customer name of each selected invoice to the file copy of the invoice.

II.  Agreed Upon Procedures relating to Dilutions and Credits

A. Obtain the detailed aging report and haphazardly select 4 credit memos. Agree the date, amount and customer name of each selected credit memo to the file copy of the credit memo.

III. Agreed Upon Procedures relating to Cash Applications

A. Haphazardly select 4 individual cash receipts comprising the cash collection amount and agree the bank receipt date to the receipt date and application amount on the appropriate Daily Report.

IV.  Agreed Upon Procedures relating to Ineligible Receivables

A. Obtain the summary aging report and haphazardly select 4 customers that have balances over 90 days past due. For the selected accounts, calculate the customer balances over 90 days past due as a percentage of the customer's total balance. If this calculated percentage is more than 50%, note that the customer is classified as ineligible.

V.   Agreed Upon Procedures relating to Aging Reports

A. Using the 4 invoices selected in I.A. of this Part D, find that the invoice is in the appropriate aging category on the detail aging report.

VI.  Agreed Upon Procedures relating to Purchase Orders

A. Using the 4 invoices selected in I.A. of this Part D, agree the purchaser order reference number on the Invoice to the purchase order (if available).

VII. Agreed Upon Procedures relating to Write-Offs

A. For each Specified Plant, haphazardly select 4 write-offs (or, if less, all write-offs) of more than $1,000 individually. Obtain the write-off documentation and note that the write-offs have been approved and that the invoices representing the write-offs do not appear on the detailed aging report

                                 EXHIBIT 6.01(d)
                                       TO
                       RECEIVABLES PARTICIPATION AGREEMENT
            BETWEEN THERMADYNE RECEIVABLES, INC., AS TRANSFEROR, AND
                        BANKERS TRUST COMPANY, AS TRUSTEE

                    FORM OF AUTHORIZED OFFICER'S CERTIFICATE

     The undersigned, ________________, hereby certifies as of________________,
_____ that [s]he is the duly elected and acting [describe officer's title] of Thermadyne Receivables, Inc., a Delaware corporation ("TRI"), and that attached hereto as Exhibit A is a true, correct and complete copy of the unaudited annual statement of operations and the related balance sheet (the "Financial Statements") as described in Section 6.01(a) of the Receivables Participation Agreement dated as of January 31, 2000 (the "Agreement") between TRI, as transferor, and Bankers Trust Company, as trustee, as the same may be supplemented, amended or otherwise modified from time to time. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

     The Financial Statements fairly present the financial position and results of operations of TRI in accordance with GAAP consistently applied (except for such changes in application which are approved by the undersigned and disclosed therein) [and to the best of the undersigned's knowledge, no Liquidation Event or Unmatured Liquidation Event has occurred during the period represented in the Financial Statements.]*

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the date first written above.

                                        By:
                                            ----------------------------------
                                        Name:
                                              --------------------------------
                                        Title:
                                               -------------------------------



* Use bracketed text if applicable. Otherwise, if a Liquidation Event or Unmatured Liquidation Event has occurred, describe it and the steps, if any, taken or being taken to cure it.

                                  EXHIBIT 6.08
                                       TO
                   RECEIVABLES PARTICIPATION AGREEMENT BETWEEN
            THERMADYNE RECEIVABLES, INC., AS TRANSFEROR, AND BANKERS
                            TRUST COMPANY, AS TRUSTEE

                               LOCATION OF RECORDS


Thermadyne Mfg. LLC                           Thermadyne International Corp.
101 South Hanley Road, Suite 300              2070 Wyecroft Road
St. Louis, MO 63105                           Oakville, Ontario L6L 5V6
(314) 721-5573                                (905) 827-1111

Thermadyne Receivables, Inc.                  Victor Equipment Company
101 South Hanley Road, Suite 300              2800 Airport Road
St. Louis, MO 63105                           Denton, TX 76202
(314) 721-5573                                (940) 566-2000

Victor Gas Systems, Inc.                      Tweco Products, Inc.
2536 South 59th Street                        4200 West Harry
Philadelphia, PA 19143                        Wichita, KS 67209
(215)727-0950                                 (316) 942-1421

Thermal Arc, Inc.                             C&G Systems, Inc.
2200 Corporate Drive                          1401 Glenlake
Troy, Ohio 45373                              Itasca,IL 60143
(937) 440-0100                                (630) 467-0600

Thermal Dynamics Corporation                  Stoody Company
Industrial Park #2                            5557 Nashville Road
West Lebanon, NH 03784                        Bowling Green, KY 42101
(603) 298-5711                                (270) 781-9777

                                                                 Exhibit 8.01
                                                                 Form of Lockbox
                                                                 Agreement

           Form of Three Party Agreement Relating to Lockbox Services

     This Agreement is entered into as of January 31, 2000, among Thermadyne Receivables, Inc. ("Company"), Banker's Trust Company, as trustee ("Trustee") for the holders of the Certificates ("Investors") issued by Company pursuant to the Receivables Participation Agreement (as described below) and the Bank of America, N.A. ("Bank").

     A. Certain subsidiaries of Thermadyne (each, a "Seller") and Victor Equipment Company ("Victor") entered into a Receivables Purchase and Sale Agreement, dated as of January 31, 2000 (the "First Tier RSPA") providing for the sale of certain Receivables) as defined therein) by each Seller to Victor. Simultaneously therewith, Victor and Company entered into a Receivables Purchase and Sale Agreement, dated as of January 31, 2000, (the "Second Tier RSPA", together with the First Tier RSPA, the "RSPAs") providing for the sale of such Receivables by Victor to Company. Thermadyne Mfg. LLC joined into the Second Tier RSPA as guarantor to guarantee certain obligations of each Seller and Victor under the RSPAs, including without limitation, the obligations to permit any collections on the Receivables and payments of certain fees, costs and expenses.

     B. Concurrently with the RSPAs, Company and Trustee entered into a Receivables Participation Agreement, dated as of January 31, 2000, providing, among other things, for the transfer of the Receivables and assignment of the Account (as defined below) by Company to Trustee for the benefit of Investors.

     C. Company, Trustee and Bank are entering into this Agreement to provide for the disposition of net proceeds of the checks and other payment instruments (collectively, "Checks") deposited in the Company's account #37509 42376 maintained at the Bank (the "Account") pertaining to receipts mailed to the post office boxes specified on Exhibit B (the "Lockbox Address(es)").

Accordingly, Company, Trustee and Bank agree as follows:

1. Each party hereby agrees and acknowledges that:

     (a) from the date hereof, the Account shall at all times remain under the sole dominion and control of Trustee, and Trustee shall be entitled to exercise any and all rights in respect of or in connection with the Account, including, without limitation, the right to specify that payments are to be made out of or in connection with the Account to different accounts or at different times (subject to Bank's customary and then-current procedures for lockbox processing). Company shall not have the right to take any action with respect to the Account or any moneys or instruments deposited therein unless pursuant to written express authorization from Trustee.

     (b) Notwithstanding anything provided above, Trustee's instruction with respect to the Account may be given through such Servicer (as defined in the RPSAs) as Trustee may from time to time appoint; provided that Trustee shall notify Bank thereof in writing. Bank shall follow instructions of such Servicer as if such instructions were given directly by Trustee (subject to the limitations imposed by Trustee and communicated to Bank in writing) until Trustee notifies Bank of the revocation of authority from Servicer. Each of Trustee and Servicer shall provide to Bank a list of their respective employees authorized to issue instructions and give notices with respect to the Account which lists may be revised from time to time. Bank shall be entitled to rely on (and to assume) the authority of any person whom Bank reasonably believes to be an employee of Trustee or Servicer identified on such lists, and are hereby authorized to act on any notice given on behalf of Trustee or Servicer by any such person, subject to any limitation on the appointment of Servicer and the revocation of Servicer's authority as provided herein. The initial Servicer shall be Victor.

2. Bank is hereby authorized:

     (a) to perform the Lockbox Service as defined in Exhibit A and to follow its usual operating procedures for the handling of any Checks, in accordance with the Standard Terms and Conditions attached hereto as Exhibit A and incorporated herein, except as modified by this Agreement;

     (b) to charge the Account for all returned Checks, service charges, and other fees and charges associated with the Lockbox Service and this Agreement;

     (c) to follow its usual procedures in the event the Lockbox Address(es), the Account or any Check should be or become the subject of any writ, levy, order or other similar judicial or regulatory order or process; provided that, except as prohibited by law, such procedures shall in all cases provide notice to Trustee and afford Trustee sufficient time to protect the rights and interests of Investors;

     (d) to maintain a record of all Checks received in the Account and to provide, at Company's expense, Servicer (acting on behalf of Trustee) and, upon request, Trustee, with photostatic copies, vouchers, enclosures, etc., of such checks on a daily basis; and

     (e) to transfer, on a daily basis and in immediately available funds, all collected and available balances in the Account to Trustee's Account No. 01419647 at Bankers Trust Company, ABA #021001 033, Account of Corporate Trust & Agency Group, Attn: Frank J. Vitale; or such other account as may be designated by Trustee in writing pursuant to Trustee's instructions. Funds are not available if, in the reasonable determination of Bank, they are subject to a hold, dispute or legal process preventing their withdrawal. Trustee will give Bank sufficient advance written notice of any change in the instructions for Bank to act upon such changes.

3. (a) If the balances in the Account are not sufficient to pay Bank for any returned Check, Company agrees to pay Bank on demand the amount due Bank in respect of such Returned Checks.

     (b) If the balances in the Account are not sufficient to compensate Bank for any fees or charges due Bank in connection with the Lockbox Service or this Agreement, Company agrees to pay Bank on demand the amount due Bank. Company will have breached this Agreement if it has not paid Bank, within 30 days after the demand, the amount due Bank.

     (c) Company hereby authorizes Bank, without prior notice, from time to time to debit any other account Company may have with Bank for the amount or amounts due Bank under subsection 3(a) or 3(b). However, Bank shall under no circumstances debit the Account for any amount or amounts due Bank with respect to such other accounts or for any purposes other than those expressly permitted herein.

     (d) Bank agrees it shall not offset against the Account, except as permitted under this Agreement, until it has been advised in writing by Trustee that all of Company's obligations which are secured by the Checks and the Account are paid in full. Trustee shall notify Bank promptly in writing upon payment in full of Company's obligations and this Agreement shall automatically terminate upon receipt of such notice.

4. Termination of this Agreement shall be as follows:

     (a) Bank may terminate this Agreement upon 30 days' prior written notice to Company and Trustee. Trustee may terminate this Agreement upon 30 days' prior written notice to Company and Bank; provided, however, that in the case of a Servicer Termination Event (as defined in the Second Tier RPSA), Trustee shall have the right to terminate this Agreement immediately upon written notice to Bank and Company. Company may not terminate this Agreement or the Lockbox Service except with the written consent of Trustee and upon 30 days' prior written notice to Bank and Trustee.

     (b) notwithstanding subsection 4(a), Bank may terminate this Agreement at any time on at least five days prior written notice to Company and Trustee if either Company or Trustee breaches the terms of this agreement in any material aspects.

     (c) Notwithstanding subsection 4(a) Bank may also terminate this Agreement at any time on at least five days prior written notice to Trustee if Company (i) breaches any other agreement with Bank or any agreement involving the borrowing of money or extension of credit; (ii) liquidates, dissolves, merges with or into or consolidates with another entity or sells, leases or disposes of a substantial portion of its business or assets; (iii) terminates its business, fails generally or admits in writing its inability to pay its debts as they become due; any bankruptcy, reorganization, arrangement, insolvency, dissolution or similar proceeding is instituted with respect to Company; Company makes any assignment for the benefit of creditors or enters into any composition with creditors or takes any action in furtherance of any of the foregoing; or (iv) any material adverse change occurs in either Company's financial condition, results of operations or ability to perform its obligations under this Agreement. Company shall promptly give written notice to Bank of the occurrence of any of the foregoing events as it applies to it.

     (d) Notwithstanding any party's right to terminate this Agreement contained herein, this Agreement shall automatically terminate on May 30, 2000.

     (e) Unless Trustee has notified Bank in writing that all of Company's obligations which are secured by the Checks and the Account are paid in full, upon and after termination of this Agreement, Bank will (i) immediately transfer any collected and available funds remaining in the Account pursuant to Trustee's instructions and the Account will be closed; and (ii) within two business days of receipt thereof, forward any mail received at the Lockbox Address for 90 days after termination of this Agreement to the address specified on the signature page for Trustee or to another address designated in writing by Trustee; provided that sending of mail as described above is Bank's only responsibility with respect to the mail received at the Lockbox Address within 90 days after termination of this Agreement. Bank shall forward mails at its standard charge in effect at the time the mail is forwarded and Company shall pay such charges.

5. (a) Bank will not be liable to Company or Trustee for any expense, claim, loss, damage or cost ("Damages") arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting negligence or willful misconduct.

     (b) In no event will Bank be liable for any special, indirect, exemplary or consequential damages, including but not limited to lost profits.

     (c) Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank's reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or act, negligence or default of Company or Trustee or (ii) such failure or delay resulted from Bank's reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

6. Company shall indemnify Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to allocated costs of staff counsel, other reasonable attorney's fees and any fees and expenses incurred in enforcing this Agreement) in any way arising out of or relating to disputes or legal actions concerning Bank's provision of the Lockbox Service, this Agreement, any Check or the Lockbox Addresses. This section does not apply to any cost or damage attributable to the gross negligence or intentional misconduct of Bank. Company's obligations under this section shall survive termination of this Agreement.

7. (a) Company and Trustee each represent and warrant to Bank that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

     (b) Company and Trustee each agree that it shall be deemed to make and renew each representation and warranty in subsection 7(a) on and as of each day on which it uses the Lockbox Service.

8. Company represents and warrants that it has not assigned or granted a security interest in the Account or any funds now or hereafter deposited in the Account, except to Trustee.

9. Company agrees that:

     (a) It cannot, and will not, withdraw any monies from the Account until such time as Trustee advises Bank in writing that Trustee no long claims any interest in the Account and the monies deposited and to be deposited in the Account; and

     (b) It will not permit the Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, nature or description, other than Trustee's security interest referred to herein.

10. Trustee acknowledges and agrees that Bank has the right to charge the Account from time to time, as set forth in Section 2(b) of this Agreement, and that Trustee has no right to the sums so withdrawn by Bank.

11. In order to secure all of the obligations of Company to Bank hereunder, Company hereby agrees to maintain at all times during the existence of this Agreement and for 30 days thereafter an interest bearing account with Bank in at least the amount of $100,000 (the "Security Account"). Amounts in the Security Account will be invested at the written direction of the Company, and interest thereon shall be payable monthly to Company. The Security Account shall not be subject to any security interest in favor of Trustee. Bank shall be permitted to debit the Security Account from time to time for any items owed it by Company hereunder; provided that the existence of the Security Account shall in no way affect any grace or cure periods provided to Company herein and shall not relieve Bank from first seeking payment from Company directly as provided herein.

12. (a) Each business day, Bank will send any Checks not processed in accordance with the set-up documents as well as any other materials, such as invoices, received at the Lockbox Address plus information regarding the deposit for the day to the address specified below for Company, with a copy of the deposit advice to the address specified below for Servicer.

     (b) In addition to the original Bank statement which will be provided to Company, Bank will provide Servicer with a duplicate statement.

13. Company agrees to pay to Bank, upon receipt of Bank's invoice, all reasonable costs, expenses and attorneys' fees (including reasonable allocated costs for in-house legal services) incurred by Bank in connection with the enforcement of this Agreement and any instrument or agreement required hereunder, including but not limited to any such costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Bank's rights in a case arising under Title 11, United States Code. Company agrees to pay Bank, upon receipt of Bank's invoice, all reasonable costs, expenses and attorneys' fees (including reasonable allocated costs for in-house legal services) incurred by Bank in the preparation and administration of this Agreement (including any amendments hereto or instruments or agreements required hereunder).

14. Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Company, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Company, Bank agrees to do all things Bank deems necessary to comply with all applicable provisions of governing statutes and shall be held harmless from any claim of any of the parties for so doing.

15. This Agreement may be amended only by a writing signed by Company, Trustee and Bank; except that Bank's charges described in Section 2(b) of this Agreement are subject to change by Bank upon 30 days' prior written notice to Company.

16. This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.

17. Any written notice or other written communication to be given under this Agreement shall be addressed to each party and its address set forth on the signature page of this Agreement or to such other address as a party may specify in writing. Except as otherwise expressly provided herein, any such notice shall be effective upon receipt.

18. This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement. This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.

19. Neither Company nor Trustee may assign any of its rights under this Agreement without the prior written consent of Bank.

20. Nothing contained in the Agreement shall create any agency, fiduciary, joint venture or partnership relationship between Company or Trustee and Bank.

21. This Agreement shall be interpreted in accordance with New York law without reference to New York principles of conflicts of law.

22. The Servicer's address for notices is:

          Victor Equipment Company
          101 South Hanley Road
          South 300
          St. Louis, MO 63105
               Telephone: 314.746.2150
               Telefax:   314.746.2307
               Attn: Richard G. Gast

     In Witness Whereof, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.


Thermadyne Receivables, Inc.
------------------------------
("COMPANY")

By:                                   Address for notices:
    --------------------------        101 South Hanley Road
Name:                                 St. Louis, MO 63105
      ------------------------
Title:
       -----------------------

                                      Telephone: (314) 746-2150
                                      Fax: (314) 746-2307
                                      Attention: Richard G. Gast

Banker's Trust Company
------------------------------
("TRUSTEE")

By:                                   Address for notices:
    --------------------------        4 Albany Street, 10th Floor
Name:                                 New York, NY 10006
      ------------------------
Title:
       -----------------------
                                      Telephone: (212) 250-6323
                                      Fax: (212) 250-6439
                                      Attention: Structured Finance
                                      Group

Bank of America, N.A.

By:                                   Address for notices:
    --------------------------        901 Main Street
Name:                                 8th Floor
      ------------------------        Dallas, TX
Title:
       -----------------------
                                      Telephone: (214) 209-9071
                                      Fax: (214) 209-9681
                                      Attention: Ruth Bailey

                                 EXHIBIT 8.03(b)
                                       TO
                   RECEIVABLES PARTICIPATION AGREEMENT BETWEEN
            THERMADYNE RECEIVABLES, INC., AS TRANSFEROR, AND BANKERS
                            TRUST COMPANY, AS TRUSTEE
              FORM OF CERTIFICATE FOR SERVICER AND COLLECTION AGENT

The undersigned, ______________, hereby certifies as of ___________, _____ that [s]he is the duly elected and acting [describe officer's title] of [insert name of Servicer and/or Collection Agent], a _________________ [corporation] ("Servicer [and/or Collection Agent]"). Reference is hereby made to that certain Receivables Participation Agreement dated as of January 31, 2000 (the "Agreement") between TRI, as transferor, and Bankers Trust Company, as trustee, as the same may be supplemented, amended or otherwise modified from time to time. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

     This certificate is delivered in connection with the Settlement Statement dated as of___________, _________. To the best of the undersigned's knowledge, no Liquidation Event or Servicer Termination Event has occurred and is continuing.*

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the date first written above.

                                            By:
                                                --------------------------
                                            Name:
                                                  ------------------------
                                            Title:
                                                   -----------------------


* Use bracketed text if applicable. Otherwise, if a Liquidation Event or Servicer Termination Event has occurred, describe it and the steps, if any, taken or being taken in respect thereof.

                                                            Exhibit 10.08 (a) --
                                                       Form of Reg S Certificate

                            FORM OF REG S CERTIFICATE

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE TRUSTEE (AS DEFINED HEREIN) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY TRUST COMPANY, OR A NOMINEE THEREOF, NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE RECEIVABLES PARTICIPATION AGREEMENT THAT IS REFERRED TO BELOW.

               THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA. THIS CERTIFICATE IS A REGULATION S TEMPORARY GLOBAL CERTIFICATE, AS THAT TERM IS DEFINED IN THE RECEIVABLES PARTICIPATION AGREEMENT THAT IS REFERRED TO BELOW. THE CERTIFICATEHOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON PRIOR TO THE EXCHANGE DATE (AS DEFINED IN

          THE RECEIVABLES PARTICIPATION AGREEMENT REFERRED TO BELOW) AND NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE MAY BE MADE FOR AN INTEREST IN THE 144A GLOBAL CERTIFICATE OR IN THE UNRESTRICTED GLOBAL CERTIFICATE UNTIL AFTER THE LATER OF THE EXCHANGE DATE AND THE DATE ON THE DOCUMENTATION REQUIRED BY THE RECEIVABLES PARTICIPATION AGREEMENT RELATING TO THE INTEREST HAVE BEEN PROVIDED IN ACCORDANCE WITH THE TERMS OF THE RECEIVABLES PARTICIPATION AGREEMENT, TO THE EFFECT THAT THE BENEFICIAL OWNER OR OWNERS OF SUCH INTEREST ARE NOT U.S. PERSONS. THE CERTIFICATEHOLDER OF THIS CERTIFICATE AGREES THAT IT WILL, AND EACH SUBSEQUENT CERTIFICATEHOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

                         THERMADYNE RECEIVABLES PROGRAM

                              [FORM OF] CERTIFICATE

CUSIP Number:                                  Initial Stated Amount: $
             ------------------                                        -------

     THIS CERTIFIES THAT Cede & Co. is the registered owner of a fractional undivided interest in the Transferred Assets as such term is defined in the Receivables Participation Agreement, dated as of January 31, 2000, (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "RPA"), by and among Thermadyne Receivables, Inc., a Delaware corporation, as transferor ("TRI") and Bankers Trust Company, as trustee (together with its successors and assigns in such capacity, the "Trustee").
This Certificate is one of the duly authorized Certificates designated and issued under the RPA. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Annex I to the RPA. This Certificate is subject to the terms, provisions and conditions of, and is entitled to the benefits afforded by, the RPA. The holder of this Certificate agrees, by virtue of the acceptance hereof, to be bound by the terms, provisions and conditions of the RPA and the other Program

Documents. Additionally, each Benefit Plan that purchases a Certificate or interest therein will be deemed to represent and warrant that (i) the acquisition and holding of the Certificate or any interest therein will not result in a nonexempt prohibited transaction under ERISA or the Code or (ii) the Investor or the Certificate Owner (as applicable) is the general account of an insurance company and the Class Exemption for Certain Transactions Involving Insurance Company General Accounts, Prohibited Transferor Class Exemption 95-60, applies to the acquisition and holding of the certificate by the Investor or the Certificate Owner (as applicable).

     Interest shall accrue on this Certificate for each Fixed Period at a rate per annum equal to the LIBO Rate for such Fixed Period plus 0.65%, as set forth in the RPA. This Certificate is subject to prepayment prior to the maturity hereof to the extent set forth in the RPA. The final legal maturity date of the Certificate is the Settlement Date in February, 2004.

     The RPA may be amended and the rights and obligations of the parties thereto and of the holder of this Certificate modified as set forth in the RPA.

     Unless the certificate of authentication hereon shall have been executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, this Certificate shall not entitle the holder hereof to any benefit under the RPA or under any other Program Document or be valid for any purpose.

     This Certificate does not represent an obligation of, or an interest in, TRI, any Seller, the Servicer, Thermadyne, Victor, the Trustee or any Affiliate of any of them. This Certificate is limited in right of payment to the Transferred Assets.

     As provided in the RPA, and subject to the restrictions on sale, transfer and disposition set forth therein and in the other Program Documents, upon surrender for registration of transfer of this Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, TRI shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same class and series which are in authorized denominations of like aggregate principal amount, and which bears a number that is not contemporaneously outstanding.

     As provided in the RPA, and subject to the restrictions on exchange set forth therein and in the other Program Documents, at the option of the holder, this Certificate may be exchanged for other Certificates of authorized denominations of like aggregate principal amount and bearing numbers that are not contemporaneously outstanding, upon surrender of this Certificate to be exchanged at any such office or agency. If this Certificate is so surrendered for exchange, TRI shall execute, and the Trustee shall authenticate and deliver, the appropriate number of Certificates.

     If this Certificate is presented or surrendered for registration of transfer or exchange, it shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the holder hereof or his attorney-in-fact duly authorized in a writing delivered to the Transfer Agent and Registrar.

     By its acceptance of this Certificate, each holder hereof (a) acknowledges that it is the intent of TRI, and agrees that it is the intent of such holder that, for federal, state and local income and franchise tax purposes, the Certificates will be treated as evidence of indebtedness secured by the Transferred Assets, (b) agrees to treat this Certificate for federal, state and local income and franchise tax purposes as indebtedness, and (c) agrees that the provisions of the RPA and all related Program Documents shall be construed to further these intentions of the parties.

     This Certificate shall be construed in accordance with the laws of the State of New York, without reference to its conflict of laws principles, and all obligations, rights and remedies under, or arising in connection with, this Certificate shall be determined in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, TRI has caused this Certificate to be executed by its officer thereunto duly authorized as of [DATE].


                                            THERMADYNE RECEIVABLES, INC.

                                            By:
                                                -------------------------------
                                                Name:
                                                Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     As of the date first above written, this is one of the Certificates referred to in the Receivables Participation Agreement.

                                            BANKERS TRUST COMPANY, as Trustee


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:

                                                              Exhibit 10.08(a)--
                                                     Form of Reg 144 Certificate


                           FORM OF REG 144 CERTIFICATE

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE TRUSTEE (AS DEFINED HEREIN) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY TRUST COMPANY, OR A NOMINEE THEREOF, NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE RECEIVABLES PARTICIPATION AGREEMENT THAT IS REFERRED TO BELOW.

               THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR TENDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA. THE CERTIFICATEHOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) TO TRI, (2) IN THE UNITED STATES TO A LIMITED NUMBER OF INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) AND IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (UPON DELIVERY OF THE DOCUMENTATION REQUIRED BY THE RECEIVABLES PURCHASE AGREEMENT REFERRED

          TO BELOW AND, IF THE TRUSTEE SO REQUIRES, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE), (3) IN THE UNITED STATES PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE CERTIFICATEHOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYERS WITHIN THE MEANING OF RULE 144A (A "QUALIFIED INSTITUTIONAL BUYER"), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, AND WHOM THE CERTIFICATEHOLDER HAS INFORMED, IN EACH CASE, THAT THE OFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) IN THE UNITED STATES IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT IF AVAILABLE AND UPON DELIVERY OF AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE TRUSTEE OR (5) OUTSIDE THE UNITED STATES IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, AND IN EACH CASE, ANY DOCUMENTATION REQUIRED BY THE RPA AND IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES OF AMERICA OR OTHER APPLICABLE JURISDICTION AND SECURITIES AND BLUE SKY LAWS OF THE STATES OF THE UNITED STATES OF AMERICA. THE CERTIFICATEHOLDER OF THIS CERTIFICATE AGREES THAT IT WILL, AND EACH SUBSEQUENT CERTIFICATEHOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

                             THERMADYNE RECEIVABLES PROGRAM
                                    [FORM OF] CERTIFICATE

CUSIP Number:                                  Initial Stated Amount: $
             ------------------                                        -------


     THIS CERTIFIES THAT Cede & Co. is the registered owner of a fractional undivided interest in the Transferred Assets as such term is defined in the Receivables Participation Agreement, dated as of January 31, 2000 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "RPA"), by and between Thermadyne Receivables, Inc., a Delaware corporation, as transferor ("TRI") and Bankers Trust Company, as trustee (together with its successors and assigns in such capacity, the "Trustee"). This Certificate is one of the duly authorized Certificates designated and issued under the RPA. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Annex I to the RPA. This Certificate is subject to the terms, provisions and conditions of, and is entitled to the benefits afforded by, the RPA. The holder of this Certificate agrees, by virtue of the acceptance hereof, to be bound by the terms, provisions and conditions of the RPA and the other Program Documents. Additionally, each Benefit Plan that purchases a Certificate or interest therein will be deemed to represent and warrant that (i) the acquisition and holding of the Certificate or any interest therein will not result in a nonexempt prohibited transaction under ERISA or the Code or (ii) the Investor or the Certificate Owner (as applicable) is the general account of an insurance company and the Class Exemption for Certain Transactions Involving Insurance Company General Accounts, the Prohibited Transaction Class Exemption 95-60, applies to the acquisition and holding of the certificate by the Investor or the Certificate Owner (as applicable).

     Interest shall accrue on this Certificate for each Fixed Period at a rate per annum equal to the LIBO Rate for such Fixed Period plus 0.65%, as set forth in the RPA. This Certificate is subject to prepayment prior to the maturity hereof to the extent set forth in the RPA. The final legal maturity date of the Certificate is the Settlement Date in February, 2004.

     The RPA may be amended and the rights and obligations of the parties thereto and of the holder of this Certificate modified as set forth in the RPA.

     Unless the certificate of authentication hereon shall have been executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, this Certificate shall not entitle the holder hereof to any benefit under the RPA or under any other Program Document or be valid for any purpose.

     This Certificate does not represent an obligation of, or an interest in, TRI, any Seller, the Servicer, Thermadyne, Victor, the Trustee or any Affiliate of any of them. This Certificate is limited in right of payment to the Transferred Assets.

     As provided in the RPA, and subject to the restrictions on sale, transfer and disposition set forth therein and in the other Program Documents, upon surrender for registration of transfer of this Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, TRI shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same class and series which are in authorized denominations of like aggregate principal amount, and which bears a number that is not contemporaneously outstanding.

     As provided in the RPA, and subject to the restrictions on exchange set forth therein and in the other Program Documents, at the option of the holder, this Certificate may be exchanged for other Certificates of authorized denominations of like aggregate principal amount and bearing numbers that are not contemporaneously outstanding, upon surrender of this Certificate to be exchanged at any such office or agency. If this Certificate is so surrendered for exchange, TRI shall execute, and the Trustee shall authenticate and deliver, the appropriate number of Certificates.

     If this Certificate is presented or surrendered for registration of transfer or exchange, it shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the holder hereof or his attorney-in-fact duly authorized in a writing delivered to the Transfer Agent and Registrar.

     By its acceptance of this Certificate, each holder hereof (a) acknowledges that it is the intent of TRI, and agrees that it is the intent of such holder that, for federal, state and local income and franchise tax purposes, the Certificates will be treated as evidence of indebtedness secured by the Transferred Assets, (b) agrees to treat this Certificate for federal, state and local income and franchise tax purposes as indebtedness, and (c) agrees that the provisions of the RPA and all related Program Documents shall be construed to further these intentions of the parties.

     This Certificate shall be construed in accordance with the laws of the State of New York, without reference to its conflict of laws principles, and all obligations, rights and remedies under, or arising in connection with, this Certificate shall be determined in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, TRI has caused this Certificate to be executed by its officer thereunto duly authorized.


                                            THERMADYNE RECEIVABLES, INC.

                                            By:
                                                ------------------------------
                                                Name:
                                                Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the Receivables Participation Agreement.

                                            BANKERS TRUST COMPANY, as Trustee


                                            By:
                                                ------------------------------
                                                Name:
                                                Title:

                                                          EXHIBIT 10.09(b)(i)(B)


                       FORM OF ACCREDITED INVESTOR LETTER

                                            , 2000
                                -----------
ABN AMRO Incorporated
as Placement Agent in connection
  with the Offering Memorandum
  referred to below

          Re: Trade Receivables Back Certificates issued pursuant to the Receivables Participation Agreement, dated as of ___________, 2000, among Thermadyne Receivables, Inc., as Transferor, and Bankers Trust Company, as Trustee (the "Certificates")

Ladies and Gentlemen:

     In connection with our proposed purchase of Trade Receivables Backed Certificates of Thermadyne Receivables, Inc. (the "Certificates"), we confirm that:

     1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated January __, 2000, relating to the Certificates and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages (i) to (v) and pages ______ to ______ of such Offering Memorandum, including the restrictions on duplication and circulation of such Offering Memorandum.

     2. We understand that any subsequent transfer of the Certificates is subject to certain restrictions and conditions set forth in the Receivables Participation Agreement relating to the Certificates and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Certificates.

     3. We understand that the offer and sale of the Certificates has not been registered under the Securities Act of 1933, as amended (the "Securities Act") and that the Certificates may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Rule 901 of the Securities Act) except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any the Certificates, we will do so only (A) to

Thermadyne Receivables, Inc. ("TRI"), (B) inside the United States in accordance with Rule 144A under the Securities Act to a qualified institutional buyer" (as defined therein), (C) inside the United States to an institution which is an "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Receivables Participation Agreement relating to the Certificates) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Certificates (the form of which letter can be obtained from the Trustee), (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Certificates from us a notice advising such purchaser that resales of the Certificates are restricted as stated herein.

     4. We understand that, on any proposed resale of any the Certificates, we will be required to furnish to the Trustee and TRI such certifications, legal opinions and other information as the Trustee or TRI may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Certificates purchased by us will bear a legend to the foregoing effect.

     5. We are an institution which is an "accredited investor" (as defined in Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

     6. We are acquiring the Certificates purchased by us for our account or for one or more accounts (each of which is an institution which is an "accredited investor") as to each of which we exercise sole investment discretion.

     You, TRI (including its counsel) and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,

                                            By:
                                               ----------------------------
                                            Name:
                                                  -------------------------
                                            Title:
                                                   ------------------------

                                                          EXHIBIT 10.09(b)(i)(C)


                            FORM OF TRANSFEROR LETTER

Bankers Trust Company,
  as Trustee
4 Albany Street, 10th Floor
New York, New York 10006

Thermadyne Receivables, Inc.
101 South Hanley Road
Suite 300
St. Louis, Missouri 63105

     Re: Qualified Institutional Buyer Status

Ladies and Gentlemen:


     Reference is hereby made to the Receivables Participation Agreement, dated as of _______, 2000 (the "RPA"), among Thermadyne Receivables Corporation, as Seller, and Bankers Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the RPA.

     In connection with our Sale of the Certificates described in Annex I hereto pursuant to Section 10.09 of the RPA, the undersigned hereby certifies that it reasonably believes that the transferee of the Certificates described in Annex II hereto is a "qualified institutional buyer" within the meaning of Rule 144A that is purchasing for its own account or for the account of another person that is a "qualified institutional buyer". The undersigned has received a Transferee Letter of Representation from the transferee in the form of Annex II hereto.

                                            [Insert Name of Transferor]

                                            By:
                                               ----------------------------

                                                          ANNEX I to
                                                          EXHIBIT 10.09(b)(i)(C)


                           Description of Certificates

                                                          ANNEX II to
                                                          EXHIBIT 10.09(b)(i)(C)


                  CERTIFICATE OF QUALIFIED INSTITUTIONAL BUYER

                        ---------------, ---------------

[Insert Name and Address of Transferor]

Attention:
           ---------------

     The undersigned, being the chief executive officer, the chief financial officer or a Vice President of _________ (the "Buyer"), hereby certifies as follows:

               (a) At the date of this certificate, the Buyer is a Qualified Institutional Buyer, as such term is defined in Rule 144A under the Securities Act of 1933, as amended, and in particular, the Buyer comes within the category or categories described by the Paragraph(s) of Rule 144A(a)(1) indicated below:

          - (i)(A)  (insurance companies)
          - (i)(B)  (investment companies and business development companies)
          - (i)(C)  (Small Business Investment Companies)
          - (i)(D)  (state employee benefit plans)
          - (i)(E)  (employee benefit plans under ERISA)
          - (i)(F)  (employee benefit Trust Funds)
          - (i)(G)  (business development companies)
          - (i)(H)  (corporations, partnerships and trusts)
          - (i)(I)  (investment advisers)
          - (ii)    (registered dealers)
          - (iii)   (dealers acting in riskless principal transactions)
          - (v)     (entities owned by QIB's)
          - (vi)    (banks, S&L's and equivalent institutions)

               (b) As of __________, ____), the amount of securities owned and invested on a discretionary basis by the Buyer (other than bank deposit notes and certificates of deposit; loan participations; repurchase agreement; currency, interest rate and commodity swaps; securities of issuers that are affiliated with the Buyer; and, in the case of a dealer relying on Section (a)(1)(ii) of Rule 144A, securities constituting the whole or a part of an unsold allotment to or subscription by such dealer as a participant in a public offering), calculated in accordance with Rule 144A, was U.S. $__________.

               (c) If the Buyer is a bank or savings and loan association or a foreign bank, savings and loan association or equivalent institution relying on Section (a)(1)(vi) of Rule 144A; the audited net worth of the Buyer as demonstrated in its latest annual financial statements, dated _______, _____, was $_______.

               (d) The Buyer's most recent fiscal year ended on _________, _____ and its current fiscal year will end on ___________, _____.

               (e) The Buyer either (i) is acting for its own account or (ii) has attached hereto copies of certificates from each third party for the account of which it is acting, in the form of this certificate, demonstrating that such third parties are QIB's. If the Buyer is relying on Rule 144A(a)(1)(v), the Buyer has attached hereto copies of certificates from each of the equity owners of the Buyer, in the form of this certificate, demonstrating that such equity owners are QIB's.

          IN WITNESS WHEREOF, I have set forth my signature below, as of the date first above written.

                                            Very truly yours,

                                            By:
                                                -----------------------------
                                            Title:
                                                   --------------------------

                                                             EXHIBIT 10.09(i)(1)


                            OWNER REG S CERTIFICATION

              FORM OF CERTIFICATE TO BE GIVEN BY CERTIFICATE OWNERS


Euroclear
151 Boulevard Jacqmain
B-1210 Brussels, Belgium

CEDEL, societe anonyme
67 Boulevard Grand-Duchesse Charlotte
L-1331 Luxembourg

     Re: Trade Receivables Back Certificates issued pursuant to the Receivables Participation Agreement, dated as of ___________, 2000, among Thermadyne Receivables, Inc., as Transferor, and Bankers Trust Company, as Trustee (the "Certificates")


     This is to certify that as of the date hereof, and except as set forth below, the beneficial interests in the Certificates held by you for our account are owned by persons that are not U.S. persons (as defined in Rule 901 under the Securities Act of 1933, as amended).

     The undersigned undertakes to advise you promptly by tested telex or confirmed facsimile on or prior to the date on which you intend to submit your certification relating to the Certificates held by you in which the undersigned has acquired, or intends to acquire, a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date. In the absence of any such notification it may be assumed that this certification applies as of such date.

     [This certificate excepts and does not relate to U.S. $________ principal amount of beneficial interests in the Certificates appearing in your books as being held for our account but which we have sold or as to which we are not yet able to certify.]

     We understand that this certification is required in connection with certain securities laws in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings.

Dated:                  (1)
      ------------------                    ---------------------------------
                                                      Account Holder




------------
(1) Certification must be dated on or after the 15th day before the date of the Euroclear or CEDEL certificate to which this certification relates.

                                                            EXHIBIT 10.09(i)(2)


                         TRANSFEREE REG S CERTIFICATION

                  FORM OF CERTIFICATE TO BE GIVEN BY TRANSFEREE
                    OF BENEFICIAL INTEREST IN A REGULATION S
                        TEMPORARY BOOK-ENTRY CERTIFICATE

Euroclear
151 Boulevard Jacqmain
B-1210 Brussels, Belgium

CEDEL, societe anonyme
67 Boulevard Grand-Duchesse Charlotte
L-1331 Luxembourg

     Re: Trade Receivables Back Certificates issued pursuant to the Receivables Participation Agreement, dated as of _________, 2000, among Thermadyne Receivables, Inc., as Transferor, and Bankers Trust Company, as Trustee (the "Certificates")

     This is to certify that as of the date hereof, and except as set forth below, for purposes of acquiring a beneficial interest in the Certificates, the undersigned certifies that it is not a U.S. person (as defined in Rule 901 under the Securities Act of 1933, as amended).

     The undersigned undertakes to advise you promptly by tested telex or confirmed facsimile on or prior to the date on which you intend to submit your certification relating to the Certificates held by you in which the undersigned intends to acquire a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date. In the absence of any such notification it may be assumed that this certification applies as of such date.

     We understand that this certification is required in connection with certain securities laws in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings.

Dated:                                      By:
       ------------------------                 --------------------------
                                            Name:
                                                  -------------------------
                                            Title:
                                                   ------------------------

                                                             EXHIBIT 10.09(i)(3)


                         DEPOSITARY REG S CERTIFICATION

              FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR OR CEDEL


Bankers Trust Company
101 Barclay Street
12 East
New York, New York 10286

[Transfer Agent other than Trustee]

     Re: Trade Receivables Backed Certificates (the "Certificates") issued pursuant to the Receivables Participation Agreement, dated as of __________, 2000 (the "RPA"), among Thermadyne Receivables, Inc., as Transferor, and Bankers Trust Company, as Trustee

     This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") as of the date hereof, $____ principal amount of the Certificates is owned by persons (i) that are not U.S. persons (as defined in Rule 901 under the Securities Act of 1933, as amended (the "Securities Act")) or (ii) who purchased their Certificates (or interests therein) in a transaction or transactions that did not require registration under the Securities Act.

     We further certify (i) that we are not making available herewith for exchange any portion of the related Regulation S Temporary Global Certificate (as defined in the RPA) excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as the date hereof.

     We understand that this certification is required in connection with certain securities laws of the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings.

Dated:                                                                  (1)
                                         ---------------------- --------
                                         Yours faithfully,


                                         By:
                                            --------------------------------
                                            MORGAN GUARANTY TRUST COMPANY OF
                                            NEW YORK, BRUSSELS OFFICE, as
                                            Operator of the Euroclear Clearance
                                            System] [CEDEL, societe anonyme]




--------------
(1) To be dated no earlier than the Exchange Date.

                                                             EXHIBIT 10.09(i)(4)

                     TRANSFER TO REGULATION S CERTIFICATION

                          FORM OF TRANSFER CERTIFICATE
                       FOR EXCHANGE OR TRANSFER FROM 144A
                 CERTIFICATE TO REGULATION S GLOBAL CERTIFICATE

Bankers Trust Company
101 Barclay Street
12 East
New York, New York 10286

     Re: Trade Receivables Backed Certificates (the "Certificates") issued pursuant to the Receivables Participation Agreement (the "Agreement"), dated as of ___________, 2000, among Thermadyne Receivables, Inc., as Transferor, and Bankers Trust Company, as Trustee

     Reference is hereby made to the Agreement. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

     This letter relates to U.S.$_________ principal amount of the Certificates which are held as a beneficial interest in the 144A Global Certificate (CUSIP No. ___________) with DTC in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such beneficial interest for an interest in a Regulation S Book-Entry Certificate (CUSIP No. ___________) to be held with [Euroclear] [CEDEL] through DTC.

     In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and the Certificates and

     (A) pursuant to and in accordance with Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that:

          (1) the offer of the Certificates was not made to a person in the United States,

          [(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States,]*

          [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,]*

          (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable,

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

     (B) with respect to transfers made in reliance on Rule 144 under the Securities Act, certify that the Securities are being transferred in a transaction permitted by Rule 144 under the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the issuer and the Placement Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned thereto in the Agreement.

                                            [Insert Name of Transferor]


Dated:                                      By:
       ------------------------                 --------------------------
                                            Name:
                                                  -------------------------
                                            Title:
                                                   ------------------------




-----------
* Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

                                                             EXHIBIT 10.09(i)(5)

                      FORM OF INSTRUCTION FOR EXCHANGE FROM
                         REGULATION S GLOBAL CERTIFICATE
                           TO 144A GLOBAL CERTIFICATE

                              EXCHANGE INSTRUCTIONS
                           FROM Bankers Trust Company

The Depository Trust Company
55 Water Street
50th Floor
New York, New York 10041

     Re: Trade Receivables Backed Certificates (the "Certificates") issued pursuant to the Receivables Participation Agreement, dated as of ___________, 2000 (the "Agreement"), among Thermadyne Receivables, Inc., as Transferor, and Bankers Trust Company, as trustee (the "Trustee")

     Pursuant to Section 10.09(i)(iv) of the Agreement, the Trustee hereby requests that $__________ aggregate principal amount of the Certificate held by you for our account and represented by the Regulation S Temporary Global Certificate (CUSIP No. [ ]) (as defined in the Agreement) be exchanged for an equal principal amount represented by the 144A Global Certificate (CUSIP No.
[        ]) (as defined in the Agreement) to be held by you for our account.

Dated:                                      BANKERS TRUST COMPANY, as Trustee
      --------------------


                                            By:
                                                -----------------------------
                                                Name:
                                                Title:

                                                                           TAB 2

                                    a. Reg-S

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE TRUSTEE (AS DEFINED HEREIN) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY TRUST COMPANY, OR A NOMINEE THEREOF, NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE RECEIVABLES PARTICIPATION AGREEMENT THAT IS REFERRED TO BELOW.

               THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA. THIS CERTIFICATE IS A REGULATION S TEMPORARY GLOBAL CERTIFICATE, AS THAT TERM IS DEFINED IN THE RECEIVABLES PARTICIPATION AGREEMENT THAT IS REFERRED TO BELOW. THE CERTIFICATEHOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON PRIOR TO THE EXCHANGE DATE (AS DEFINED IN THE RECEIVABLES PARTICIPATION AGREEMENT REFERRED TO BELOW) AND NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE MAY BE MADE FOR AN INTEREST IN THE 144A GLOBAL CERTIFICATE OR


                                                   Thermadyne Receivables, Inc.
                                                   Reg S Certificate

          IN THE UNRESTRICTED GLOBAL CERTIFICATE UNTIL AFTER THE LATER OF THE EXCHANGE DATE AND THE DATE ON THE DOCUMENTATION REQUIRED BY THE RECEIVABLES PARTICIPATION AGREEMENT RELATING TO THE INTEREST HAVE BEEN PROVIDED IN ACCORDANCE WITH THE TERMS OF THE RECEIVABLES PARTICIPATION AGREEMENT, TO THE EFFECT THAT THE BENEFICIAL OWNER OR OWNERS OF SUCH INTEREST ARE NOT U.S. PERSONS. THE CERTIFICATEHOLDER OF THIS CERTIFICATE AGREES THAT IT WILL, AND EACH SUBSEQUENT CERTIFICATEHOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

                         THERMADYNE RECEIVABLES PROGRAM

                                   CERTIFICATE

CUSIP Number: U88354AB8                      Initial Stated Amount: $15,000,000

     THIS CERTIFIES THAT Cede & Co. is the registered owner of a fractional undivided interest in the Transferred Assets as such term is defined in the Receivables Participation Agreement, dated as of January 31, 2000, (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "RPA"), by and among Thermadyne Receivables, Inc., a Delaware corporation, as transferor ("TRI") and Bankers Trust Company, as trustee (together with its successors and assigns in such capacity, the "Trustee").
This Certificate is one of the duly authorized Certificates designated and issued under the RPA. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Annex I to the RPA. This Certificate is subject to the terms, provisions and conditions of, and is entitled to the benefits afforded by, the RPA. The holder of this Certificate agrees, by virtue of the acceptance hereof, to be bound by the terms, provisions and conditions of the RPA and the other Program Documents. Additionally, each Benefit Plan that purchases a Certificate or interest therein will be deemed to represent and warrant that (i) the acquisition and holding of the Certificate or any interest therein will not result in a nonexempt prohibited


                                                    Thermadyne Receivables, Inc.
                                                    Reg S Certificate
transaction under ERISA or the Code or (ii) the Investor or the Certificate Owner (as applicable) is the general account of an insurance company and the Class Exemption for Certain Transactions Involving Insurance Company General Accounts, Prohibited Transferor Class Exemption 95-60, applies to the acquisition and holding of the certificate by the Investor or the Certificate Owner (as applicable).

     Interest shall accrue on this Certificate for each Fixed Period at a rate per annum equal to the LIBO Rate for such Fixed Period plus 0.65%, as set forth in the RPA. This Certificate is subject to prepayment prior to the maturity hereof to the extent set forth in the RPA. The final legal maturity date of the Certificate is the Settlement Date in February, 2004.

     The RPA may be amended and the rights and obligations of the parties thereto and of the holder of this Certificate modified as set forth in the RPA.

     Unless the certificate of authentication hereon shall have been executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, this Certificate shall not entitle the holder hereof to any benefit under the RPA or under any other Program Document or be valid for any purpose.

     This Certificate does not represent an obligation of, or an interest in, TRI, any Seller, the Servicer, Thermadyne, Victor, the Trustee or any Affiliate of any of them. This Certificate is limited in right of payment to the Transferred Assets.

     As provided in the RPA, and subject to the restrictions on sale, transfer and disposition set forth therein and in the other Program Documents, upon surrender for registration of transfer of this Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, TRI shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same class and series which are in authorized denominations of like aggregate principal amount, and which bears a number that is not contemporaneously outstanding.


                                                    Thermadyne Receivables, Inc.
                                      -3-                      Reg S Certificate

     As provided in the RPA, and subject to the restrictions on exchange set forth therein and in the other Program Documents, at the option of the holder, this Certificate may be exchanged for other Certificates of authorized denominations of like aggregate principal amount and bearing numbers that are not contemporaneously outstanding, upon surrender of this Certificate to be exchanged at any such office or agency. If this Certificate is so surrendered for exchange, TRI shall execute, and the Trustee shall authenticate and deliver, the appropriate number of Certificates.

     If this Certificate is presented or surrendered for registration of transfer or exchange, it shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the holder hereof or his attorney-in-fact duly authorized in a writing delivered to the Transfer Agent and Registrar.

     By its acceptance of this Certificate, each holder hereof (a) acknowledges that it is the intent of TRI, and agrees that it is the intent of such holder that, for federal, state and local income and franchise tax purposes, the Certificates will be treated as evidence of indebtedness secured by the Transferred Assets, (b) agrees to treat this Certificate for federal, state and local income and franchise tax purposes as indebtedness, and (c) agrees that the provisions of the RPA and all related Program Documents shall be construed to further these intentions of the parties.

     This Certificate shall be construed in accordance with the laws of the State of New York, without reference to its conflict of laws principles, and all obligations, rights and remedies under, or arising in connection with, this Certificate shall be determined in accordance with the laws of the State of New York.

                                                    Thermadyne Receivables, Inc.
                                      -4-                      Reg S Certificate

     IN WITNESS WHEREOF, TRI has caused this Certificate to be executed by its officer thereunto duly authorized as of the date first above written.

                                            THERMADYNE RECEIVABLES, INC.


                                            By: /s/ RICHARD G. GAST
                                                --------------------------------
                                                Name: RICHARD G. GAST
                                                Title: VICE PRESIDENT, TREASURER
                                                       AND ASSISTANT SECRETARY


                                                    Thermadyne Receivables, Inc.
                                      S-1                      Reg S Certificate

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     As of the date first above written, this is one of the Certificates referred to in the Receivables Participation Agreement.

                                            BANKERS TRUST COMPANY, as Trustee


                                            By: /s/ PETER BECKER
                                                --------------------------------
                                                Name: PETER BECKER
                                                Title: ASSISTANT VICE PRESIDENT




                                                    Thermadyne Receivables, Inc.
                                      S-2                      Reg S Certificate

                                    b. 144A

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE TRUSTEE (AS DEFINED HEREIN) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY TRUST COMPANY, OR A NOMINEE THEREOF, NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE RECEIVABLES PARTICIPATION AGREEMENT THAT IS REFERRED TO BELOW.

               THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA. THE CERTIFICATEHOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) TO TRI, (2) IN THE UNITED STATES TO A LIMITED NUMBER OF INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) AND IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (UPON DELIVERY OF THE DOCUMENTATION REQUIRED BY THE RECEIVABLES PURCHASE AGREEMENT REFERRED TO BELOW AND, IF THE TRUSTEE SO REQUIRES, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE), (3) IN THE UNITED STATES PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE CERTIFICATEHOLDER

               REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYERS WITHIN THE MEANING OF RULE 144A (A "QUALIFIED INSTITUTIONAL BUYER"), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, AND WHOM THE CERTIFICATEHOLDER HAS INFORMED, IN EACH CASE, THAT THE OFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) IN THE UNITED STATES IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT IF AVAILABLE AND UPON DELIVERY OF AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE TRUSTEE OR (5) OUTSIDE THE UNITED STATES IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, AND IN EACH CASE, ANY DOCUMENTATION REQUIRED BY THE RPA AND IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES OF AMERICA OR OTHER APPLICABLE JURISDICTION AND SECURITIES AND BLUE SKY LAWS OF THE STATES OF THE UNITED STATES OF AMERICA. THE CERTIFICATEHOLDER OF THIS CERTIFICATE AGREES THAT IT WILL, AND EACH SUBSEQUENT CERTIFICATEHOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.


                         THERMADYNE RECEIVABLES PROGRAM

                                   CERTIFICATE

CUSIP Number: 88355QAB4                       Initial Stated Amount: $30,000,000


     THIS CERTIFIES THAT Cede & Co. is the registered owner of a fractional undivided interest in the Transferred Assets as such term is defined in the Receivables Participation Agreement, dated as of January 31, 2000 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "RPA"), by and between Thermadyne Receivables, Inc., a Delaware corporation, as transferor ("TRI") and Bankers Trust Company, as trustee (together with its successors and assigns in such capacity, the "Trustee"). This Certificate is one of the duly authorized Certificates designated and issued under the RPA. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Annex I to the RPA. This Certificate is subject to the terms, provisions and conditions of, and is entitled to the benefits afforded by, the RPA. The holder of this Certificate agrees, by virtue of the acceptance hereof, to be bound by the terms, provisions and conditions of the RPA and the other Program Documents. Additionally, each Benefit Plan that purchases a Certificate or interest therein will be deemed to represent and warrant that (i) the acquisition and holding of the Certificate or any interest therein will not result in a nonexempt prohibited transaction under ERISA or the Code or (ii) the Investor or the Certificate Owner (as applicable) is the general account of an insurance company and the Class Exemption for Certain Transactions Involving Insurance Company General Accounts, the Prohibited Transaction Class Exemption 95-60, applies to the acquisition and holding of the certificate by the Investor or the Certificate Owner (as applicable).

     Interest shall accrue on this Certificate for each Fixed Period at a rate per annum equal to the LIBO Rate for such Fixed Period plus 0.65%, as set forth in the RPA. This Certificate is subject to prepayment prior to the maturity hereof to the extent set forth in the RPA. The final legal maturity date of the Certificate is the Settlement Date in February, 2004.

     The RPA may be amended and the rights and obligations of the parties thereto and of the holder of this Certificate modified as set forth in the RPA.

     Unless the certificate of authentication hereon shall have been executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, this Certificate shall not entitle the holder hereof to any benefit under the RPA or under any other Program Document or be valid for any purpose.

     This Certificate does not represent an obligation of, or an interest in, TRI, any Seller, the Servicer, Thermadyne, Victor, the Trustee or any Affiliate of any of them. This Certificate is limited in right of payment to the Transferred Assets.

     As provided in the RPA, and subject to the restrictions on sale, transfer and disposition set forth therein and in the other Program Documents, upon surrender for registration of transfer of this Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, TRI shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same class and series which are in authorized denominations of like aggregate principal amount, and which bears a number that is not contemporaneously outstanding.

     As provided in the RPA, and subject to the restrictions on exchange set forth therein and in the other Program Documents, at the option of the holder, this Certificate may be exchanged for other Certificates of authorized denominations of like aggregate principal amount and bearing numbers that are not contemporaneously outstanding, upon surrender of this Certificate to be exchanged at any such office or agency. If this Certificate is so surrendered for exchange, TRI shall execute, and the Trustee shall authenticate and deliver, the appropriate number of Certificates.

     If this Certificate is presented or surrendered for registration of transfer or exchange, it shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the holder hereof or his attorney-in-fact duly authorized in a writing delivered to the Transfer Agent and Registrar.

     By its acceptance of this Certificate, each holder hereof (a) acknowledges that it is the intent of TRI, and agrees that it is the intent of such holder that, for federal, state and local income and franchise tax purposes, the Certificates will be treated as evidence of indebtedness secured by the Transferred Assets, (b) agrees to treat this Certificate for federal, state and local income and franchise tax purposes as indebtedness, and (c) agrees that the provisions of the RPA and all related Program Documents shall be construed to further these intentions of the parties.

     This Certificate shall be construed in accordance with the laws of the State of New York, without reference to its conflict of laws principles, and all obligations, rights and remedies under, or arising in connection with, this Certificate shall be determined in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, TRI has caused this Certificate to be executed by its officer thereunto duly authorized as of the date first above written.

                                            THERMADYNE RECEIVABLES, INC.

                                            By: /s/ RICHARD G. GAST
                                                --------------------------------
                                                Name: RICHARD G. GAST
                                                Title: VICE PRESIDENT, TREASURER
                                                       AND ASSISTANT SECRETARY


                                                    Thermadyne Receivables. Inc.
                                      S-1                       144A Certificate

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     As of the date first above written, this is one of the Certificates referred to in the Receivables Participation Agreement.

                                            BANKERS TRUST COMPANY, as Trustee


                                            By: /s/ PETER BECKER
                                                --------------------------------
                                                Name: PETER BECKER
                                                Title: ASSISTANT VICE PRESIDENT



                                                    Thermadyne Receivables, Inc.
                                      S-2                       144A Certificate

                                                                          TAB 3

                                                                  EXECUTION COPY



                               SECURITY AGREEMENT

     This SECURITY AGREEMENT (this "Agreement") dated as of January 31, 2000 by THERMADYNE RECEIVABLES, INC., a Delaware corporation, with its address at 101 South Hanley Road, Suite 300; St. Louis Missouri 63105 ("TRI"), in favor of BANKERS TRUST COMPANY, as trustee (the "Trustee") under that certain Receivables Participation Agreement of even date herewith (as the same may hereafter be amended, restated or otherwise modified from time to time, the "RPA") between TRI and the Trustee. Capitalized terms used in this Agreement without definition shall have the meanings ascribed thereto in the RPA and Annex I thereto.

                             PRELIMINARY STATEMENTS:

     WHEREAS, TRI, Thermadyne, as guarantor, and Victor have entered into a Receivables Purchase and Sale Agreement dated as of even date herewith (such agreement, as it may hereafter be further amended, restated or otherwise modified from time to time, being the "Second Tier RPSA") to provide for the sale from Victor to TRI of the Receivables and certain other assets related thereto; and

     WHEREAS, TRI and the Trustee have entered into the RPA ,described above to provide for the transfer from TRI to the Trustee, as representative of the Investors, of undivided percentage ownership interests in the Receivables and other assets acquired from Victor; and

     WHEREAS, it is a condition to the effectiveness of the RPA that TRI shall have granted the security interest contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the premises, TRI hereby agrees with the Trustee as follows:

     SECTION 1. Grant of Security; Representations and Warranties. (a) TRI hereby assigns and pledges to the Trustee for the benefit of the Trustee and the Investors, and grants a security interest in, all of TRI's right, title and percentage ownership interest (if any) in and to the Transferred Assets (collectively, the "Collateral").

     (b) TRI hereby represents and warrants that this Agreement creates a valid and perfected first priority security interest in the Collateral. TRI hereby further represents and warrants that its principal place of business and chief executive office, and the place where its Records pertaining to the Collateral will be kept shall at all times be located at the addresses referred to in
Exhibit 6.08 to the RPA (or at such other locations as to which the notice and other requirements specified in Section 4 below shall have been satisfied).

     SECTION 2. Security for Obligations. This Agreement secures the payment of all recourse obligations of TRI now or hereafter existing under or in connection with the RPA, including, without limitation, obligations for all breaches of representations, warranties and covenants of TRI, all obligations of TRI to remit any Collections of Receivables pursuant to the RPA, all fees, costs, expenses, taxes and indemnifications owed under the RPA, and all obligations of TRI now or hereafter existing under this Agreement (all such obligations of TRI being the "Obligations").

     SECTION 3. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) TRI shall remain liable under the contracts, documents, instruments and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations, if any, thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Trustee of any of the rights hereunder shall not release TRI from any of its duties or obligations, if any, under the contracts, documents, instruments and agreements included in the Collateral, and (c) neither the Trustee nor the Investors shall have any obligation or liability under the contracts, documents, instruments and agreements included in the Collateral by reason of this Agreement, nor shall either the Trustee or the Investors be obligated to perform any of the obligations or duties, if any, of TRI thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     SECTION 4. Further Assurances. TRI will keep its principal place of business and chief executive office, and the office where it keeps the Records, at the address of TRI referred to in Exhibit 6.08 to the RPA or, upon thirty
(30) days prior written notice to the Trustee, at such other locations within the United States where all actions reasonably requested by the Trustee to protect and perfect the interest of the Trustee and the Investors in the Collateral have been taken and completed. TRI will not make any change to its corporate name or use any trade names, fictitious names, assumed names or "doing business as" names, unless prior to the effective date of any such name change or use, TRI delivers to the Trustee such executed financing statements, or amendments to existing financing statements as are necessary to reflect such name change or use. TRI agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action as is necessary in order to perfect, protect or more fully evidence the security interest granted to the Trustee hereunder, or to enable the Trustee to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, TRI will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be reasonably necessary or appropriate to perfect or maintain the perfection of the security interests granted hereunder. TRI hereby authorizes the Trustee, and gives the Trustee its irrevocable power of attorney, which authorization is coupled with an interest, to take any and all steps in the name of TRI, which are reasonably necessary or desirable in the reasonable determination of the Trustee, to perfect and protect the Trustee's security interest in the Collateral. TRI hereby further authorizes the Trustee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Collateral now existing or hereafter arising without the signature of TRI where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral, or any part thereof, shall be sufficient as a financing statement. TRI shall, upon the request of the Trustee at any time after the occurrence and during the continuance of a Liquidation Event and at TRI's expense, notify the Obligors of the Receivables included in the Collateral, or any of them, of the Trustee's security interest therein. If TRI fails to perform any of its agreements or obligations under this Agreement or under the RPA, following expiration of any applicable notice and cure period, the Trustee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Trustee incurred in connection therewith shall be payable by TRI upon the Trustee's demand therefor. For purposes of enabling the Trustee to exercise its rights described in the preceding sentence and elsewhere in this Agreement, TRI hereby authorizes the Trustee, (in each case to the extent permitted by, and in a manner consistent with, the terms and conditions of the RPA) at any time upon the occurrence and during the continuance of a Liquidation Event, to take any and all steps in TRI's name and on behalf of TRI necessary or desirable, in the determination of the

Trustee, to collect all amounts due under any and all of the Collateral, including, without limitation, endorsing TRI's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

     SECTION 5. The Trustee's Duties. The powers conferred on the Trustee hereunder are solely to protect the interests in the Collateral granted to it for the benefit of the Investors and shall not impose any duty upon the Trustee to exercise any such powers. Except for the safe custody of monies actually received by it hereunder, the Trustee shall have no duty as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, except the duty imposed by Section 9-502 of the UCC to proceed in a commercially reasonable manner in the event that the Trustee undertakes to collect any of the Collateral.

     SECTION 6. Remedies. Upon the occurrence and during the continuance of a Liquidation Event, the Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, under the RPA or otherwise available to it, all the rights and remedies of a secured party on default under the UCC of all applicable jurisdictions and other applicable laws, which rights shall be cumulative.

     SECTION 7. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure herefrom by TRI or the Trustee, shall in any event be effective unless the same shall be in writing and signed by the party against whom enforcement of such amendment, waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 8. Addresses for Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and mailed, transmitted or delivered, to each of the Trustee or TRI (as appropriate) and shall be effective if given in the manner set forth in Section 11.05 of the RPA.

     SECTION 9. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until, and shall terminate when, the Collection Date has occurred and all Obligations owing hereunder shall have been fully paid and satisfied. This Agreement shall be binding upon TRI, its successors, transferees and assigns, and shall inure to the benefit of the Trustee and the Investors. Without limiting the generality of the foregoing, in the event that any of the Trustee and/or the Investors assigns or otherwise transfers all or any portion of their respective rights under the RPA to any other Person in accordance with the terms of the RPA, then such other Person shall thereupon become vested with all the benefits in respect thereof which are granted herein. Upon the repayment of all non-contingent Obligations, this Agreement shall terminate, and the security interest granted hereby shall terminate and all rights to the Collateral shall revert to TRI. Upon any such termination, the Trustee will, at TRI's expense, execute and deliver to TRI such documents as TRI shall reasonably request to evidence such termination.

     SECTION 10. Expenses; Indemnification. TRI shall pay on demand all reasonable out-of-pocket fees and expenses (including reasonable attorneys fees and expenses) of the Trustee incurred in connection with the preparation, execution, delivery, administration, amendment, modification, waiver of and enforcement against TRI of this Agreement. In addition, TRI will pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, recording or enforcement of this Agreement and hereby indemnifies and saves the Trustee harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     SECTION 11. Execution in Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 12. GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE TRUSTEE IN THE

COLLATERAL OR REMEDIES HEREUNDER ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     SECTION 13. Section Headings. The section headings contained in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.


                  [Remainder of Page Intentionally Left Blank.]

     IN WITNESS WHEREOF, TRI has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                            THERMADYNE RECEIVABLES, INC.

                                            By: /s/ RICHARD G. GAST
                                                --------------------------------
                                                Name: RICHARD G. GAST
                                                Title: VICE PRESIDENT

ACCEPTED:

BANKERS TRUST COMPANY,
as Trustee

By: /s/ PETER BECKER
    -------------------------------
    Name: PETER BECKER
    Title: ASSISTANT VICE PRESIDENT

                                                                           TAB 4

================================================================================

                     RECEIVABLES PURCHASE AND SALE AGREEMENT

                           Dated as of January 31, 2000

                                      among

                                CERTAIN ENTITIES,

                                   as Sellers

                                       and

                            VICTOR EQUIPMENT COMPANY,

                                  as Purchaser

================================================================================

                                TABLE OF CONTENTS

ARTICLE I      DEFINITIONS ..............................................   1
   1.01.       Certain Definitions ......................................   1
   1.02.       Accounting Terms .........................................   1
   1.03.       Other Terms ..............................................   2
   1.04.       Computation of Time Periods ..............................   2

ARTICLE II     AMOUNTS AND TERMS OF THE PURCHASES .......................   2
   2.01.       Agreement to Purchase ....................................   2
   2.02.       Payment for Purchases; Adjustments to Purchase Price .....   4
   2.03.       Calculation of Purchase Price ............................   6
   2.04.       Payments and Computations, Etc. ..........................   7
   2.05.       Transfer of Records to Victor ............................   7
   2.06.       Additional Sellers .......................................   8
   2.07.       Termination of Sellers ...................................   9

ARTICLE III    REPRESENTATIONS AND WARRANTIES ...........................  10
   3.01.       Representations and Warranties of Sellers ................  10
   3.02.       Representations and Warranties of Victor .................  15

ARTICLE IV     GENERAL COVENANTS OF SELLERS .............................  16
   4.01.       Affirmative Covenants of Sellers .........................  16
   4.02.       General Reporting Requirements of Sellers ................  20
   4.03.       Negative Covenants of Sellers ............................  21

ARTICLE V      ADMINISTRATION AND COLLECTION ............................  23
   5.01.       Collection of Receivables ................................  23
   5.02.       Designation of the Servicer ..............................  24
   5.03.       Responsibilities of Sellers ..............................  24
   5.04.       Further Action Evidencing Purchases ......................  25
   5.05.       Application of Collections ...............................  26
   5.06.       No Recourse for Credit Problems ..........................  26

ARTICLE VI     INDEMNIFICATION ..........................................  27
   6.01.       Indemnities by Sellers ...................................  27

ARTICLE VII    MISCELLANEOUS ............................................  30
   7.01.       Amendments, Etc. .........................................  30
   7.02.       Notices, Etc. ............................................  30
   7.03.       No Waiver; Remedies ......................................  31
   7.04.       Binding Effect; Assignability ............................  31

                                      (i)

   7.05.       GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF
               PERSONAL SERVICE AND VENUE; WAIVER OF JURY TRIAL .........  32
   7.06.       Costs, Expenses and Taxes ................................  33
   7.07.       References to Victor .....................................  34
   7.08.       Execution in Counterparts; Severability ..................  34
   7.09.       Termination Date .........................................  34
   7.10.       No Recourse ..............................................  35
   7.11.       No Proceedings ...........................................  35
   7.12.       Entire Agreement .........................................  35
   7.13.       Survival of Agreement ....................................  35


                                      (ii)

                         ANNEXES, SCHEDULES AND EXHIBITS


Annex I           -    Defined Terms

Schedule 3.01(h)  -    Location of Records and Computer Software

Schedule 3.01(i)  -    List of Lockbox Banks

Schedule 3.01(j)  -    Names Under Which Sellers Have Conducted Business

Schedule 3.01(1)  -    List of Computer Programs

Exhibit A         -    Form of Seller Purchase Price Note

Exhibit B         -    Credit and Collection Policy

Exhibit C         -    Form of Assumption Agreement



                                      (iii)

                     RECEIVABLES PURCHASE AND SALE AGREEMENT

     THIS RECEIVABLES PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of January 31, 2000 is entered into among the Persons listed on the signature pages hereto under the heading "Sellers", as sellers ("Sellers"), and Victor Equipment Company ("Victor"), a Delaware corporation, as purchaser.

                                   WITNESSETH:

     WHEREAS, each Seller severally wishes to sell accounts receivable and certain related assets which it now owns and from time to time hereafter will own to Victor, and Victor wishes to purchase such receivables and related assets;

     WHEREAS, Victor is contemporaneously herewith entering into an agreement pursuant to which it will sell such accounts receivable and related assets to Thermadyne Receivables, Inc., a Delaware corporation ("TRI");

     WHEREAS, Victor and Sellers have agreed to enter into this Agreement to evidence the terms and conditions under which Victor shall purchase such accounts receivable and certain related assets from Sellers;

     NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Certain Definitions. For all purposes of this Agreement, except as otherwise specifically provided herein, capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in Annex I hereto.

     SECTION 1.02. Accounting Terms. Under this Agreement, all accounting terms not specifically defined herein shall be interpreted, all accounting determinations made and all financial statements prepared in accordance with GAAP.

     SECTION 1.03. Other Terms. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. The words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole, including the annexes, exhibits and schedules hereto, as the same may from time to time be amended, supplemented or otherwise modified and not to any particular section, subsection, or clause contained in this Agreement, and all references to Sections, Annexes, Exhibits and Schedules shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Annexes, Exhibits and Schedules attached hereto, the terms of which Annexes, Exhibits and Schedules are hereby incorporated into this Agreement. Whenever appropriate, in the context, terms used herein in the singular also include the plural, and vice versa.

     SECTION 1.04. Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE PURCHASES

     SECTION 2.01. Agreement to Purchase. (a) On the terms and conditions hereinafter set forth, on each Business Day from and after the Effective Date until the occurrence of the Termination Date, Victor agrees (except as otherwise provided in Section 2.01(c)) to purchase from each Seller, and each Seller agrees to sell to Victor, (i) all of the Receivables of such Seller outstanding as of the Business Day before such date, which have not been previously purchased by Victor, (ii) all of the Related Security relating to such Receivables, (iii) all Collections with respect to and other proceeds of such Receivables and Related Security, (iv) all rights and interests of such Seller in respect of such Receivables and Related Security, and (v) all proceeds of the foregoing (collectively and with respect to all Sellers, the "Acquired Assets"). Until the Termination Date, each Purchase described in the preceding sentence shall occur no later than 4:00 p.m. (New York City time) on the date of such Purchase concurrently with payment of the Purchase Price required under
Section 2.02 (or, in the case of the initial Purchase hereunder, concurrently with such payment by Thermadyne described therein). Prior to making any Purchase hereunder, Victor may request from Sellers, and Sellers shall deliver, such approvals, information, reports or documents as Victor may reasonably request.

     (b) It is the intention of the parties hereto that each Purchase of Receivables to be made hereunder shall constitute a "sale of accounts," as such term is used in Article 9 of the UCC, and not a loan secured by such accounts. Except for Noncomplying Receivables Adjustments and Dilution Adjustments each sale of Receivables by Sellers to Victor is made without recourse to Sellers; provided, however, that (i) each Seller shall be liable to Victor for all representations, warranties, covenants and indemnities made by such Seller pursuant to the terms of this Agreement (including, without limitation, under Section 6.01), and (ii) such sale does not constitute and is not intended to result in an assumption by Victor or any assignee thereof of any obligation of Sellers or any other Person arising in connection with the Receivables, the Related Security and the related Contracts, or any other obligations of Sellers or any other Person. In view of the intention of the parties hereto that the Purchases of Receivables to be made hereunder shall constitute a sale of such Receivables rather than a loan secured by such Receivables, Sellers agree to note in their external financial statements that their Receivables have been sold to Victor.

     (c) Notwithstanding any other provision of this Article II, Victor shall not be required to purchase from any Seller nor shall any Seller be required to sell to Victor any Receivables originated by such Seller on or after the earlier of (i) the Termination Date, (ii) the date of any Insolvency Event occurring with respect to such Seller or Victor, or (iii) the discovery by Victor of any Liquidation Event described in clause (h) of the definition thereof with respect to Receivables originated by such Seller or Related Security or Collections with respect thereto; provided, however that if (A) such Insolvency Event arises as a result of an involuntary bankruptcy or other proceeding filed against such Seller, and such proceeding is dismissed or otherwise terminated prior to the Termination Date, or (B) if such Liquidation Event is cured (without prejudice to the Investors) prior to the Termination Date, then, in either such case, Victor shall automatically resume its purchase of Receivables from such Seller hereunder.

     SECTION 2.02. Payment for Purchases; Adjustments to Purchase Price. (a) Each Purchase hereunder shall be consummated through Victor's payment of the applicable Purchase Price therefor in cash, except (i) as provided in Section 2.02(d) below, and (ii) that Victor may set off against the amount of any such payment amounts then owing to Victor as Dilution Adjustments, Noncomplying Receivables Adjustments and/or other amounts owing to Victor under this Agreement.

     (b) It shall be a condition precedent to each Purchase hereunder from Sellers that (i) the representations and warranties of each contained in Section
3.01 are correct in all material respects as to it and as to the Receivables purchased from it on and as of such day as though made on and as of such date (except for representations and warranties which relate to a specific date only), and (ii) no event has occurred and is continuing, or would result from such Purchase, which constitutes a Liquidation Event. Sellers, by accepting the proceeds of the Purchase Price for a Purchase, shall be deemed to have certified to Victor the satisfaction of the foregoing conditions precedent; provided, however, that no Seller shall be deemed to have certified the non-existence of a Liquidation Event of which it does not have knowledge, which Liquidation Event may have arisen solely on account of actions or omissions of Victor. Upon the payment of the Purchase Price for any Purchase, title to the Acquired Assets included in such Purchase shall vest in Victor, whether or not the conditions precedent to such Purchase were in fact satisfied.

     (c) Victor may elect to pay all or part of the applicable Purchase Price for all Purchases of Receivables to be made on any day by paying cash. However, for administrative convenience, Victor and Sellers anticipate that Victor will ordinarily pay such Purchase Price by borrowing from the applicable Seller (as provided in clause (d) below), subject to repayment of such borrowings at the time each month when all intercompany transactions among Victor and Sellers are settled. A Seller may, by prior written notice to Victor, revoke Victor's authority to so borrow on any day when Victor has sufficient funds to pay in cash the full Purchase Price owed on such day to such Seller.

     (d) On any day on which Victor does not pay the full Purchase Price owed to a Seller in cash, Victor shall pay the remainder of such Purchase Price by borrowing under its promissory notes, in the form of Exhibit A attached hereto (each a "Seller Purchase Price Note"), issued in favor of such Seller and such Seller shall have irrevocably agreed to advance, and shall be deemed to have advanced, a revolving loan in the amount so specified by Victor. Such borrowing shall occur automatically, without further action by any Person. Each such revolving loan shall be payable in accordance with the terms and provisions of the applicable Seller Purchase Price Note, this Agreement and Article VIII of the RPA. A Seller may evidence the making of each revolving loan by recording the date and amount thereof on the grid attached to its Seller Purchase Price Note (or any continuation thereof); provided that failure to make any such recordation on such grid or any error in such grid shall not adversely affect such Seller's rights to recover the outstanding unpaid principal amount of the revolving loans made under its Seller Purchase Price Note.

     (e) On each Business Day, each Seller shall (or shall cause the Servicer to) report the amount of Dilution, Volume Rebate Offsets, if any, and the Noncomplying Receivables Adjustment applicable to such day. The Dilution Adjustment owing on account of such Dilution, and any Volume Rebate Offsets, shall be deducted from the Purchase Price payable on such date; provided, however, that if such Dilution Adjustment shall exceed such Purchase Price, Victor shall be entitled to a reduction in the principal amount of the relevant Seller's Seller Purchase Price Note and, if such principal amount shall have been reduced to zero, to a credit against the Purchase Price payable for future sales of such Seller's Receivables, in an aggregate amount equal to such excess; and provided, further, that if any such credit is not fully utilized within five
(5) Business Days, then such Seller shall pay to Victor the remaining amount of such credit in cash. If any such Dilution relates to goods which are returned to a Seller or repossessed by a Seller, then, concurrently with payment of such Dilution Adjustment (whether through offset or otherwise), Victor shall assign and transfer to such Seller, without any further action or consideration, all of Victor's right, title and interest in such returned or repossessed goods. In addition, if on any Business Day (i) any Receivables previously sold to Victor under this Agreement have been discovered to be Noncomplying Receivables, then such Noncomplying Receivables Adjustment shall also be deducted from the Purchase Price payable to the appropriate Seller on such day; provided, however, if (after giving effect to the reduction thereto on account of the Dilution Adjustment on such day), the Noncomplying Receivables Adjustment exceeds such Purchase Price, Victor shall be entitled to a credit against the Purchase Price payable for future sales of Receivables; and provided, further, that if any such credit is not fully utilized within five (5) Business Days, then such Seller shall pay to Victor the remaining amount of such credit in cash. After the Liquidation Period has commenced, all further Dilution Adjustments and Noncomplying Receivables Adjustments owing by Sellers must be paid in cash within five (5) Business Days of the identification thereof. If, on any date, the Servicer notifies Victor that Victor has received Collections on account of a Noncomplying Receivable for which a Noncomplying Receivables Adjustment was previously made, then the amount of such Collections must be added to the Purchase Price payable to the Seller that previously paid the amount of such Noncomplying Receivable on such date.

     SECTION 2.03. Calculation of Purchase Price. (a) The Purchase Price Percentage applicable to Purchases from each Seller hereunder shall be set forth in Schedule 1 of Annex I hereto for the period until (but not including) the first Settlement Date. Thereafter and from and after each subsequent Settlement Date, the Purchase Price Percentage applicable to Purchases from a Seller hereunder shall be as set forth in the most recent Settlement Statement prepared by the Servicer pursuant to Section 5.03(b) of the Second Tier RPSA, and the Purchase Price owed for any Business Day shall be as set forth in the Daily Report prepared by the Servicer pursuant to Section 5.03(b) of the Second Tier RPSA. Sellers agree to provide to the Servicer on a timely basis all information necessary to calculate the applicable Purchase Price Percentage and the applicable Purchase Price.

     (b) Until Victor shall notify Sellers or the Servicer of any exceptions to the calculations contained in any Daily Report or Settlement Statement, each such Daily Report and Settlement Statement shall be deemed to be correct as originally delivered. If Victor shall have notified Sellers or the Servicer of any exceptions to the Daily Report or Settlement Statement, Sellers, the Servicer and Victor shall promptly endeavor to resolve the matters set forth in such notice. Until such resolution is agreed upon, however, the Daily Report or Settlement Statement originally delivered by the Servicer shall, absent manifest error, continue to be presumed correct for purposes of calculating the applicable Purchase Price payable hereunder until a resolution is reached to the contrary. Nothing contained in this Section 2.03(b), however, shall be deemed to limit the rights of Victor under Section 6.01.

     SECTION 2.04. Payments and Computations, Etc. All amounts to be paid by Victor to Sellers or by Sellers to Victor hereunder shall be paid in accordance with the terms hereof no later than 4:00 p.m. (New York City time) on the day when due in Dollars in immediately available funds to such account as Sellers or Victor, as applicable, may from time to time specify in writing. Payments received by Sellers or Victor after such time shall be deemed to have been received on the next Business Day. In the event that any payment becomes due on a day which is not a Business Day, then such payment shall be made on the next succeeding Business Day. Each party hereto shall, to the extent permitted by law, pay to the other party, on demand, interest on all amounts not paid when due hereunder at two percent (2%) per annum above the Discount Rate in effect on the date such payment was due; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 365 or, as applicable 366 days for the actual number of days (including the first but excluding the last day) elapsed.

     SECTION 2.05. Transfer of Records to Victor. (a) Each Purchase of Receivables hereunder shall include the transfer to Victor of all of Sellers' right and title to and interest in the Records relating to such Receivables and Sellers hereby agree that such transfer shall be effected automatically with each such Purchase, without any further documentation. In connection with such transfer, Sellers shall use all reasonable efforts to enable Victor to use all software used by Sellers or any Seller to account for the Receivables, to the extent necessary to administer the Receivables.

     (b) Sellers shall take such action reasonably requested by Victor, from time to time hereafter, that may be necessary or appropriate to ensure that Victor has (i) an enforceable ownership interest in the Records relating to the Receivables purchased from Sellers hereunder and (ii) an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

     SECTION 2.06. Additional Sellers. At any time prior to the Termination Date, Victor may designate any of the Subsidiaries of Thermadyne that is a resident of the United States and of which Thermadyne owns (directly or indirectly) at least eighty percent (80%) of the issued and outstanding equity as an additional "Seller" for purposes of the Program Documents and such Subsidiary shall, subject to the conditions precedent set forth below, become a "Seller" for all purposes and to the same extent as if originally a party to the Program Documents and shall be bound by and entitled to the benefits of the Program Documents. The addition of any Subsidiary as a "Seller" hereunder shall be subject to the satisfaction of the conditions precedent that (i) the Servicer shall have delivered to the Trustee (with a copy for the Rating Agency) a pro forma Settlement Statement for the most recent Collection Period which shall recalculate the Applicable Reserve Ratio including the historical performance of the Receivables of such additional Seller; (ii) such additional Seller shall have executed an Assumption Agreement substantially in the form of Exhibit C (with the annexes thereto appropriately completed); (iii) except as otherwise contemplated in Section 2.02(b), the representations and warranties made by the Initial Sellers as of the Effective Date shall be made by such additional Seller as of the date of Victor's initial Purchase from it and shall be true and correct as to such additional Seller in all material respects as of such date;
(iv) the Servicer, TRI, the Trustee and the Rating Agency shall have received, in form and substance reasonably satisfactory to each of them, an executed copy of such Assumption Agreement and such evidence of legal existence and good standing, secretary's certificates, UCC lien search reports, UCC financing statements, legal opinions and similar documentation required of the Initial Sellers on or prior to the Effective Date and such other documentation as may be reasonably required by Victor, TRI or the Trustee; (v) the Rating Agency Condition shall have been satisfied if after giving effect to such addition, either such additional Seller would be a Significant Seller or more than three (3) Sellers shall have been added in any fiscal year of TRI. Upon the satisfaction of all such conditions precedent with respect to any such additional Seller, each of the applicable schedules and exhibits hereto shall be automatically deemed amended in accordance with the applicable Assumption Agreement, without any further action on the part of any of the parties hereto.

     SECTION 2.07. Termination of Sellers. At any time when more than one (1) Person is a Seller, Victor may terminate the obligation of a Seller (a "Terminating Seller") to sell its Receivables and Related Security to Victor, and Victor's obligation to sell such items to TRI, if:

          (i) such Terminating Seller shall have given Victor and TRI not less than thirty (30) days prior written notice of such Seller's intention to terminate such obligations, which notice shall be given by TRI to the Trustee and the Rating Agency;

          (ii) the chief financial officer of Victor shall have certified that the termination by the Terminating Seller of its status as a Seller will not have a Material Adverse Effect;

          (iii) the Servicer shall have delivered to the Trustee (with a copy for the Rating Agency) a pro forma Settlement Statement for the most recent Collection Period which recalculates the Applicable Reserve Ratio excluding the historical performance of the Receivables of such Terminating Seller; and

          (iv) both immediately before and after giving effect to such termination by the Terminating Seller, no Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing.

     Any termination of a Seller pursuant to this Section 2.07 shall become effective on the first Business Day that follows the day on which the requirements of foregoing clauses (i) through (iii) shall have been satisfied (or such later date specified in the notice or certificate referred to in such clauses). Any termination by a Seller pursuant to this Section 2.07 shall terminate such Seller's right and obligation to sell its Receivables and Related Security to Victor and Victor's agreement to purchase from Sellers such Receivables and Related Security; provided, however, that such termination shall not relieve Victor or such Terminating Seller of any of its other obligations under the Program Documents, to the extent such obligations related to Receivables (and the Related Security with respect thereto) originated by such Terminating Seller prior to the effective date of such termination.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.01. Representations and Warranties of Sellers. Each Seller represents and warrants that as of the Effective Date and (except for representations and warranties which relate to a specific date only) as of the date of each Purchase:

     (a) It is duly organized, validly existing and in good standing under the laws of the state of its organization, and is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where its ownership of property or the conduct of business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

     (b) The execution, delivery and performance by it of this Agreement, the other Program Documents to which it is a party and all other agreements, instruments and documents delivered by such Seller hereunder and thereunder, and the transactions contemplated hereby and thereby, are within such Seller's powers, have been duly authorized by all necessary action, and do not and will not (i) result in or require the creation of any Lien upon or with respect to any of its properties except as created in favor of Victor, TRI or the Trustee under the Program Documents or (ii) violate, conflict with or result in a breach or default under any of the following (which, in the case of clause (B) and (C) below, would reasonably be expected to cause a Material Adverse Effect): (A) such Seller's organizational documents; (B) any law, rule or regulation applicable to such Seller or its property; (C) any contractual restriction contained in any material indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on such Seller or to which its property is subject; or (D) any order, writ, judgment, award, injunction or decree binding on such Seller or to which its property is subject. No transaction contemplated hereby requires compliance with any bulk sales act or similar law. The Program Documents to which it is a party have been duly executed and delivered on behalf of such Seller.

     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery and performance by such Seller of this Agreement, any other Program Document or any other agreement, document or instrument delivered hereunder or thereunder except for the filing of UCC financing statements to evidence Victor's ownership interests in the Receivables acquired from such Seller and all proceeds thereof, which filings have been duly made and are in full force and effect, and for other consents which have been duly obtained.

     (d) This Agreement and each of the other Program Documents to which such Seller is a party constitutes the legal, valid and binding obligations of such Seller enforceable against such Seller in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (e) Immediately prior to Victor's acquisition of each Acquired Asset from such Seller, such Seller shall be the lawful owner of, and have good title to, such Acquired Asset. Upon Victor's acquisition of each Receivable from such Seller, Victor shall acquire all of the right, title and interest of such Seller in such Receivable and all of such Seller's Acquired Assets relating thereto, free and clear of any Liens (except Permitted Liens). The conveyances of such Seller's Acquired Assets from such Seller to Victor constitute true and valid sales or contributions and transfers for consideration (and not merely a pledge of such Seller's Acquired Assets for security purposes) enforceable against the creditors of such Seller and no such Seller's Acquired Assets shall constitute property of such Seller. No effective financing statement or other instrument similar in effect covering all or any part of such Seller's Acquired Assets naming such Seller as assignor or debtor shall at such time be on file in any filing or recording office except as may be filed in favor of Victor, TRI, Trustee or their respective assigns pursuant to the Program Documents.

     (f) The use of all funds received by such Seller under this Agreement will not violate Regulations T, U and X, as in effect from time to time.

     (g) No information, exhibit, financial statement, document, book, record or report furnished or to be furnished by such Seller to Victor or its successors and assigns (including the Trustee and the Investors) in connection with this Agreement or any of the other Program Documents (including without limitation information in the Offering Memorandum) is or shall be inaccurate in any material respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which they were made; provided that the parties hereto understand and agree that one or more mistakes in the calculation of the Net Eligible Receivables (or in information supplied for purposes of such calculation) that causes the Net Eligible Receivables to be overstated by less than $150,000.00 (in the aggregate for all such mistakes by all parties) and such miscalculation, after the relevant Seller became aware of it, has continued uncorrected for a period not exceeding two (2) days shall not be considered material for purposes of this representation and warranty.

     (h) The principal place of business and chief executive office of such Seller are located at the address of such Seller listed in Section 7.02 and the locations of the offices where the Records and computer software of such Seller are kept are listed on Schedule 3.01(h) (or at such other locations, notified to Victor in accordance with Section 4.01(d), in jurisdictions where all action required by Section 5.04 has been taken and completed).

     (i) Each Obligor with respect to Receivables has been instructed to remit payment on the Receivables either to (1) one of the Lockbox Accounts to be utilized by Victor or (2) directly to the Collection Account. From and after the Effective Date, such Seller will have no right, title and/or interest to any of the Lockbox Accounts with respect to the Receivables of such Seller and will not, and will not permit any Seller to, maintain lockbox accounts in its own name for the collection of such Receivables. The account numbers of all Lockbox Accounts, together with the names and addresses of all the Lockbox Banks maintaining such Lockbox Accounts, are specified in Schedule 3.01(i).

     (j) During the past five (5) years such Seller has had no trade names, fictitious names, assumed names or any other names under which it has done or is doing business except as set forth on Schedule 3.01(j).

     (k) There are no actions, suits or proceedings pending, or to the knowledge of such Seller threatened, against it or affecting it or its property in any court, or before any arbitrator of any kind, or before or by any governmental body, which (i) challenge the validity, legality or enforceability of this Agreement or any of the other Program Documents, or (ii) if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     (1) All of the computer software used by such Seller to account for the Receivables is set forth in Schedule 3.01(1) hereto. Such Seller, Victor and its assigns have an enforceable right (whether pursuant to Section 2.05 hereunder or by separate sublicense) to use all such computer software to the extent necessary for administering the Receivables.

     (in) Each Receivable of such Seller represented to be an Eligible Receivable in any Daily Report, Settlement Statement or other report or writing furnished by such Seller to Victor or its successors or assigns (including the Trustee and the Investors) shall, in fact, satisfy the eligibility requirements set forth in the definition of Eligible Receivable.

     (n) Such Seller, both prior to and on the Effective Date, (i) is not "insolvent" (as such term is defined in Section 101(31) (A) of the Bankruptcy
Code); (ii) is able to pay its debts as they mature; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

     (o) Such Seller is entering into the transactions contemplated by the Program Documents in reliance on TRI's identity as a separate legal entity from such Seller and each of its Affiliates other than TRI, and acknowledges that TRI and the other parties to the Program Documents are similarly entering into the transactions contemplated by the other Program Documents in reliance on TRI's identity as a separate legal entity from such Seller and each such other Affiliate.

     (p) Such Seller is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or (ii) a "holding company", or a "subsidiary company" or an "affiliate" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (q) None of the inventory, the sale of which has given or may hereafter give rise to a Receivable acquired by Victor from such Seller, is subject to any Lien (other than Permitted Liens).

     (r) As of the Effective Date, such Seller is not in default under any material indenture, loan or credit agreement with respect to Indebtedness, the effect of which is to cause, or to permit (or would, with the giving of notice or the lapse of time or both, permit) the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity.

     (s) Such Seller currently maintains, and shall continue to maintain, such liability and casualty insurance as may be required by law and as is necessary for the continued operation of its businesses as is customarily maintained by companies engaged in similar businesses.

     SECTION 3.02. Representations and Warranties of Victor. Victor represents and warrants that as of the Effective Date and (except for representations and warranties which relate to a specific date only) as of the date of each
Purchase:

     (a) Victor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business, and is in good standing, in every jurisdiction where its ownership of property or the conduct of its business requires such qualification, except where the failure to be so qualified and to be in good standing could not reasonably be expected to have a Material Adverse Effect.

     (b) The execution, delivery and performance by Victor of this Agreement, the other Program Documents to which it is a party and all other agreements, instruments and documents delivered by Victor hereunder and thereunder, and the transactions contemplated hereby and thereby, are within Victor's corporate powers, and have been duly authorized by all necessary corporate action, and do not and will not (i) result in or require the creation of any Lien upon or with respect to any of its properties except as created in favor of TRI, the Trustee or the Investors or (ii) violate, conflict with or result in a breach or default under any of the following (which, in the case of clauses (B) and (C) below, would reasonably be expected to cause a Material Adverse Effect: (A) Victor's certificate of incorporation or bylaws; (B) any law, rule or regulation applicable to Victor or its property; (C) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on Victor or to which its property is subject; or (D) any order, writ, judgment, award, injunction or decree binding on Victor or to which its property is subject. This Agreement has been duly executed and delivered on behalf of Victor.

     (c) No authorization or approval or other action by, and no notice to or filing with, any government authority or regulatory body or other Person is required for the due execution, delivery and performance by Victor of this Agreement, any other Program Document to which it is a party or any other agreement, document or instrument delivered hereunder or thereunder except for the filing of UCC financing statements to evidence Victor's ownership interests in the Receivables purchased hereunder and all proceeds thereof.

     (d) This Agreement and each of the other Program Documents to which Victor is a party constitutes the legal, valid and binding obligation of Victor enforceable against Victor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity including principles of commercial reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                                   ARTICLE IV

                          GENERAL COVENANTS OF SELLERS

     SECTION 4.01. Affirmative Covenants of Sellers. From the date hereof until the Collection Date, each Seller will, unless Victor shall otherwise consent in writing:

     (a) Compliance with Laws, Etc. Comply in all respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all of its Receivables and related Contracts included in the Acquired Assets, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     (b) Preservation of Corporate Existence. Preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its ownership of property or the conduct of its business requires such qualification, except where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could not reasonably be expected to have a Material Adverse Effect; provided, that nothing in this Section 4.01(b) shall be deemed to prohibit such Seller from merging with or consolidating with or into, or from disposing of assets (other than the Acquired Assets) to and from Victor or any Seller; provided, further, that any survivor of any such merger or consolidation of such Seller must assume in writing the obligations of such Seller under the Program Documents.

     (c) Performance and Compliance with Receivables and Contracts. At its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables of such Seller included in the Acquired Assets, except where the failure to so perform and comply could not reasonably be expected to have a Material Adverse Effect.

     (d) Location of Records. Keep its principal place of business and chief executive office at the address of such Seller listed in Section 7.02, and the offices where it keeps its Records, at the addresses of such Seller referred to in Schedule 3.01(h) or, upon thirty (30) days' prior written notice to Victor, TRI and the Trustee, at such other locations within the United States where all action required by Section 5.04 shall have been taken and completed.

     (e) Credit and Collection Policy. Comply in all material respects with the Credit and Collection Policy attached hereto as Exhibit B (as such Credit and Collection Policy may be amended in accordance with Section 4.03(c)) applicable to the Receivables of such Seller and the related Contracts included in the Acquired Assets.

     (f) Collections. Instruct all Obligors to cause all Collections relating to Receivables of such Seller included in Acquired Assets to be deposited directly to a Lockbox Account. If such Seller or any of its agents, representatives or Subsidiaries shall receive any Collections, such recipient will comply with the terms and provisions of Section 5.01(a) hereof.

     (g) Audits. At any time and from time to time, following five (5)Business Days notice from Victor, and during regular business hours, permit Victor, or its agents or representatives or permitted assignees, (i) to have access to the offices, properties and computer software of such Seller for purposes of accessing all Records transferred hereunder and to otherwise examine and make copies of and abstracts from all such Records and (ii) to discuss matters relating to the Acquired Assets or performance by such Seller under the Program Documents with any of the officers or employees of such Seller or any of its agents, representatives or Subsidiaries having knowledge of such matters, and (iii) to verify the validity, amount or any other matter relating to any Receivable.

     Such Seller further agrees that Victor or its assigns shall be entitled to have certified public accountants or other auditors conduct a review of their Records relating to the Acquired Assets in connection with any outside review of such Acquired Assets as contemplated under Section 6.02 of the RPA (and subject to the limits on the frequency of such reviews set forth therein); provided, however, that unless a Liquidation Event has occurred and is continuing, the scope of such review shall be reasonable, taking into account market practice for similar transactions. Such Seller agrees that the Trustee shall be permitted to substitute for and/or accompany Victor on any such inspection or visit and to participate in any such discussion. Such Seller further agrees to instruct its independent accountants to cooperate with any reasonable request of Victor and the Trustee or their respective agents or representatives, in connection with the performance of such accountants' routine verification procedures with respect to the Receivables or the Related Security. Without limiting the foregoing, Sellers shall, in connection with any review of Victor's Records by certified public accountants or other auditors pursuant to Section 6.02 of the RPA, permit such accountants or auditors to examine the Records of such Seller relating to the Acquired Assets and the Program Documents.

     (h) Delivery of Records. Upon the request of Victor, its agents, representatives or successors and assigns (including the Trustee and the Investors) deliver or cause to be delivered, as frequently as may be reasonably requested, copies of all Records, including computer tapes generated by or on behalf of Sellers or any Affiliate of Sellers, relating to the Acquired Assets (including all Receivables and Collections included therein).

     (i) Segregation of Collections. Use all reasonable efforts to minimize the deposit of any funds other than Collections into any of the Lockbox Accounts and, to the extent that any such funds are nevertheless deposited into any of such Lockbox Accounts, promptly identify any such funds to Victor and the Trustee.

     (j) Books and Records. Maintain at all times complete Records and accounts relating to the Acquired Assets acquired by Victor from such Seller (including all Receivables and Collections included therein) in which timely entries are made in accordance with GAAP. Such Records shall be marked to indicate the sales of all such Receivables and Related Security hereunder and shall include, without limitation, (a) all payments received and all credits and extensions granted with respect to such Receivables; (b) the return, rejection, repossessions, or stoppage in transit of any merchandise the sale of which has given rise to a Receivable; and (c) any other Dilution Factors.

     (k) Identification of Eligible Receivables. (i) Establish and maintain procedures as are necessary for determining whether each Receivable of such Seller included in Acquired Assets qualifies as an Eligible Receivable and for identifying, on any date, the aggregate Outstanding Balances of all Eligible Receivables of such Seller; and (ii) notify Victor and the Servicer in advance of Purchase in the Daily Report for such day if a Receivable to be sold hereunder will, to such Seller's knowledge, not be an Eligible Receivable as of the date of Purchase.

     (1) Notification of Noncomplying Receivables. Promptly notify Victor and the Servicer of such Seller's determination that any Receivables previously sold by such Seller hereunder were Noncomplying Receivables.

     (m) Separate Identity. Take all actions required to maintain TRI's status as a separate legal entity, including, without limitation, (i) not holding TRI out to third parties as other than an entity with assets and liabilities distinct from Victor, Sellers and their Affiliates; (ii) not holding itself out to be responsible for the debts of TRI or for any decisions or actions relating to the business and affairs of TRI; (iii) taking such other actions as are reasonably necessary on its part so that TRI's corporate procedures required by its certificate of incorporation and bylaws are duly and validly taken; and (iv) taking such other actions as may be reasonably necessary on its part so that TRI is in compliance at all times with
Section 5.01(1) and Section 6.09 of the RPA.

     (n) Taxes. File or cause to be filed, and cause each Person with whom it shares consolidated tax liability to file, all Federal, state and local tax returns which are required to be filed by it, except where the failure to file state and local returns could not reasonably be expected to have a Material Adverse Effect, and pay or cause to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which such Seller or such Person shall have set aside adequate reserves on its books in accordance with GAAP and which proceedings could not reasonably be expected to have a Material Adverse Effect.

     (o) Compliance With Opinion Assumptions. Take all other actions reasonably necessary on its part to maintain the accuracy of all factual assumptions relating to such Seller set forth in the legal opinions described in Section 4.01(xi) of the RPA.

     (p) Consistent actions. Take no action that is inconsistent with Victor's ownership interest in any Acquired Assets following the sale thereof.

     SECTION 4.02. General Reporting Requirements of Sellers. From the date hereof until the Collection Date, Sellers shall, unless Victor shall otherwise consent in writing, furnish to Victor:

     (a) As soon as practicable and in no event later than two (2) Business Days after the occurrence of each Liquidation Event or Unmatured Liquidation Event, a statement of a senior financial or accounting officer of such Seller setting forth such Liquidation Event or Unmatured Liquidation Event and the action which such Seller proposes to take with respect thereto;

     (b) Promptly, from time to time, such other information, documents, Records or reports respecting the Acquired Assets or the conditions or operations, financial or otherwise, of Sellers as Victor, TRI the Trustee, or any of their respective agents, representatives or permitted assignees, may from time to time reasonably request, in order to protect the interests of Victor, TRI and its assigns under or as contemplated by this Agreement and the other Program Documents and to enable Victor and the Trustee to perform their respective obligations under the other Program Documents.

     SECTION 4.03. Negative Covenants of Sellers. From the date hereof until the Collection Date, no Seller will, without the written consent of Victor:

     (a) Sales, Liens, Etc. Against Receivables. Except as otherwise provided herein, (1) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Liens (except as created in favor of Victor hereby or as created by Victor pursuant to any Program Document and except for Permitted Liens) upon or with respect to any of the Acquired Assets or any Lockbox Account; or (2) assign any right to receive income in respect of such Acquired Assets or Lockbox Account. In the event that any Seller fails to keep any Acquired Assets acquired by Victor from such Seller free and clear of any Lien (except as created in favor of Victor hereunder or as created by Victor pursuant to any other Program Document and except for Permitted Liens), Victor may (without limiting its other rights with respect to such Seller's breach of its obligations hereunder) make reasonable expenditures necessary to release such Lien. Victor shall be entitled to indemnification for any such expenditures pursuant to the indemnification provisions of Section 6.01, or Victor may, alternatively, deduct such expenditures as an offset to the Purchase Price owed to Sellers hereunder or as a reduction to such Seller's Purchase Price Note; provided, however, that in the event of any dispute between any Seller and the alleged holder of such Lien as to the amount or validity of such Lien, such expenditure shall be made only after consultation with such Seller as to the status of such Lien and the action such Seller or any of its Consolidated Affiliates is taking or plans to take with respect thereto.

     (b) Extension or Amendment of Receivables. Except for the adjustments made in its capacity as an agent of the Servicer pursuant to Section 5.03(a), extend, amend or otherwise modify the terms of any Receivables included in the Acquired Assets without the prior consent of Victor.

     (c) Change in Credit and Collection Policy. (i) Make any change in the Credit and Collection Policy which could reasonably be expected to impair the collectibility of the Receivables or to result in a material delay in the collection thereof, or (ii) amend or modify the terms of a Receivable in a way that would materially impair the collectibility thereof or cause a Receivable that would otherwise become ineligible to remain an Eligible Receivable.

     (d) Change in Payment Instructions to Obligors. (i) Make any change in its instructions to Obligors directing payments other than to a Lockbox Bank or the Collection Account, or (ii) voluntarily add or terminate any bank as a Lockbox Bank unless, with respect to the addition of a Lockbox Bank, TRI and the Trustee shall have first approved such bank as Lockbox Bank (which approval shall not be unreasonably withheld, conditioned or delayed) and shall have received (x) copies of Lockbox Agreements executed by each new Lockbox Bank, TRI, [Thermadyne] and the Trustee and (y) copies of all agreements and documents signed by the Servicer, TRI and the Trustee or the respective Lockbox Bank with respect to any new Lockbox Account.

     (e) Change in Corporate Name. Make any change to its corporate name or conduct any business under any trade names, fictitious names or assumed names unless (i) Victor, TRI and the Trustee shall have received thirty (30) Business Days prior written notice of such name change or use and (ii) at least ten (10) Business Days prior to the effective date of any such name change or use, such Seller shall have executed and delivered to Victor such financing statements (Form UCC-1 and UCC-3) which Victor or the Trustee may request to reflect such name change or use, together with such other documents and instruments that Victor reasonably may request in connection therewith.

     (f) Accounting of Purchases. Prepare any external financial statements which shall account for the transactions contemplated hereby in any manner other than the sale of the Acquired Assets by Sellers to Victor, or in any other respect account for or treat the transactions contemplated hereby (including but not limited to accounting and, where taxes are not consolidated, for tax reporting purposes) in any manner other than as a sale of the Acquired Assets by Sellers to Victor.

                                    ARTICLE V

                          ADMINISTRATION AND COLLECTION

     SECTION 5.01. Collection of Receivables. (a) As of the Effective Date, Sellers shall have transferred to Victor the exclusive ownership and control of the Lockbox Accounts, and Sellers hereby agree to take any further action reasonably necessary or that Victor, TRI or the Trustee may reasonably request to effect or maintain the effectiveness of any such transfer. From and after the Effective Date, Sellers shall have no further right, title and/or interest in or control over any of the Lockbox Accounts. Unless instructed otherwise by the Trustee pursuant to its authority under the RPA, each Lockbox Bank shall be instructed to remit, on a daily basis, via overnight or same day transfer, all amounts deposited in its Lockbox Accounts to the Collection Account in accordance with the terms of a Lockbox Agreement substantially in the form of
Exhibit 8.01 to the RPA. The Servicer shall advise Victor daily of the amount of Collections received or to be received into the Collection Account on such day with respect to the Receivables and Victor shall determine the amounts of such Collections which, pursuant to the terms of the RPA, may be used by Victor to purchase new Receivables hereunder. If Sellers or any of their agents or representatives shall at any time receive any cash, checks or other instruments which constitute Collections, such recipient shall segregate such payment and hold such payment in trust for and in a manner acceptable to Victor and shall promptly after any such identification of payments aggregating at least $1,000.00 remit all such cash, checks and instruments, duly endorsed without recourse or with duly executed instruments of transfer without recourse, to a Lockbox Account or to the Collection Account. Victor may notify any or all of the Obligors of the ownership of the Acquired Assets by Victor and may direct any or all of the Obligors of Receivables included in the Acquired Assets to pay all amounts payable under any such Receivables directly to Victor or its designee (i) at any time, with contemporaneous notice to Sellers, after the occurrence and during the continuance of a Liquidation Event or (ii) otherwise, at any time following five (5) Business Days advance notice to Sellers. At Victor's request and at Sellers' expense, Sellers shall give notice of Victor's ownership of the Acquired Assets to each Obligor thereunder and direct that payments be made directly to Victor or its designee and assemble all Records of Sellers, and make the same available to Victor at a place selected by Victor or its successors and assigns (including TRI, the Trustee and the Investors). Each Seller hereby authorizes Victor, and gives Victor its irrevocable power of attorney, which authorization shall be coupled with an interest, to take any and all reasonable steps in such Seller's name and on behalf of such Seller, which steps are reasonably necessary or desirable, in the reasonable determination of Victor, to collect all amounts due under the Acquired Assets, including, without limitation, endorsing such Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

     (b) Victor shall, following notification that collections of any receivable or other intangible owed to a Seller or an Affiliate thereof, which is not a Acquired Asset, have been deposited into the Lockbox Accounts, segregate all such collections. Promptly, after such misapplied collections have been reasonably identified to Victor, Victor shall turn over to such Seller or such Affiliate, as applicable, all such collections less all reasonable and appropriate out-of-pocket costs and expenses, if any, incurred by Victor in collecting such receivables.

     SECTION 5.02. Designation of the Servicer. The servicing, administering and enforcement of collection of the Receivables shall be conducted by the Person (the "Servicer") so designated from time to time in accordance with Section 5.02 of the Second Tier RPSA. To the extent that any duties of the Servicer are delegated by the Servicer to a Seller in accordance with Article V of the Second Tier RPSA (i) such Seller shall be bound by the provisions of Article V of the Second Tier RPSA, and (ii) shall be liable to Victor and its assigns for failure to perform such duties in accordance with the standards set forth in such
Article V.

     SECTION 5.03. Responsibilities of Sellers. Anything herein to the contrary notwithstanding:

     (a) Each Seller shall (i) perform all of its obligations under the Contracts related to the Receivables sold by it hereunder to the same extent as if such Receivables had not been sold hereunder and the exercise by Victor of its rights hereunder shall not relieve such Seller from such obligations and
(ii) pay when due any taxes relating to the origination and sale of the Receivables of such Seller included in Acquired Assets.

     (b) Victor and its assignees shall have no obligation or liability with respect to any Receivable or related Contract, nor shall Victor or any such assignee be obligated to perform any of the obligations of Sellers thereunder and each Seller agrees to indemnify and hold harmless Victor and its assignees against and from any and all liabilities arising from or related to any such obligation or liability; provided (i) that the foregoing indemnification is not intended to provide recourse for failures of an Obligor to make payment on a Receivable due to Credit Reasons, and (ii) that nothing in this Section 5.03(b) shall require any Seller to indemnify any Person for (A) damages, losses, claims or liabilities resulting from such Person's gross negligence or willful misconduct or actions of the Servicer (unless the Servicer is Victor or an Affiliate of Victor), (B) for lost profits, consequential, special or punitive damages or (C) any income taxes, franchise taxes or similar taxes. Any Indemnified Amounts owed pursuant to this Section 5.03(b) shall be paid to the Trustee within five (5) Business Days following the indemnified party's written demand therefor, setting forth in reasonable detail the basis for such demand.

     SECTION 5.04. Further Action Evidencing Purchases. (a) Each Seller agrees that at any time and from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further reasonable action that may be necessary to perfect, protect or more fully evidence Victor's ownership of the Acquired Assets sold by Sellers hereunder, or to enable Victor to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, each Seller will (i) cause its master computer files relating to the Receivables (by means of a general legend that will automatically appear at or near the beginning of any computer generated list or print-out of the Receivables or otherwise) to indicate that, unless otherwise specifically identified on such list or print-out as a Receivable not so sold, all Receivables included in such list or print-out and Related Security have been sold to Victor in accordance with this Agreement and (ii) execute and file such UCC financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments and notices, as may be necessary or appropriate or as Victor or any of its agents, representatives or permitted assignees may reasonably request.

     (b) In the event that any Seller, within five (5) Business Days after notice from Victor, fails to deliver to Victor one (1) or more UCC financing or continuation statements, and amendments thereto and assignments thereof, that Victor or any of its agents, representatives or permitted assignees may reasonably determine to be necessary to evidence or perfect Victor's ownership of all or any of the Acquired Assets now existing or hereafter arising, then such Seller hereby authorizes Victor to file any such statements without the signature of such Seller where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Acquired Assets or any part thereof, shall be sufficient as a financing statement. If any Seller fails to perform any of its agreements or obligations under this Agreement, following expiration of any applicable notice and cure period, Victor may (but shall not be required to) perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Victor incurred in connection therewith shall be payable by Sellers upon Victor's written demand therefor (which demand shall itemize such expenses in reasonable detail).

     SECTION 5.05. Application of Collections. Any payment by an Obligor in respect of any Indebtedness or other obligations owed by such Obligor to any Seller or Victor shall, except as otherwise specified by such Obligor or otherwise required by law, be applied as a Collection of any Receivable of such Obligor purchased hereunder (in the order of the age by invoice date of such Receivables, starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to (i) any Receivable arising subsequent to the Termination Date which is not purchased hereunder or (ii) any other Indebtedness of such Obligor to any Seller.

     SECTION 5.06. No Recourse for Credit Problems. It is understood and agreed that Sellers shall not be liable for failure of an Obligor to make a payment on a Receivable due to Credit Reasons.

                                   ARTICLE VI

                                 INDEMNIFICATION

     SECTION 6.01. Indemnities by Sellers. Without limiting any other rights which Victor may have hereunder or under applicable law, but without duplication, each Seller hereby agrees to indemnify Victor, TRI and their permitted assignees from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys fees and disbursements awarded against or incurred by Victor or TRI or any of their successors or assigns (including the Trustee and the Investors) relating to or resulting from:

          (i) reliance on any representation or warranty made by such Seller (or any of its officers) under or in connection with the Program Documents or in connection with the preparation of any Daily Report, any Settlement Statement, or reliance on any other information or report delivered by such Seller pursuant to the Program Documents, which shall have been false, incomplete or incorrect for the purposes they were delivered in any material respect when made;

          (ii) the failure by such Seller to comply in all material respects with (A) any term, provision or covenant contained in this Agreement, any other Program Document to which it is a party or any agreement executed by such Seller in connection with this Agreement, any other Program Document or (B) with any applicable law, rule or regulation with respect to any Receivable, the related Contract or the Related Security, or the nonconformity of any Receivable, the related Contract or the Related Security with any such applicable law, rule or regulation;

          (iii) the failure to vest and maintain vested in Victor or to transfer to Victor, legal and equitable title to and ownership of the Receivables and other

Acquired Assets which are, or are purported to be, sold by such Seller hereunder, free and clear of any Lien (other than Permitted Liens and Liens created in favor of Victor hereunder and Liens created under the other Program Documents), including all amounts expended by Victor pursuant to Section 4.03(a);

     (iv) the failure to file, or any unreasonable delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables and other Acquired Assets which are, or are purported to be, sold by such Seller, whether at the time of any sale or contribution or at any subsequent time;

     (v) the failure by such Seller to be duly qualified to do business, to be in good standing or to have filed appropriate fictitious or assumed name registration documents in any jurisdiction;

     (vi) any dispute, claim, offset or defense of the Obligor (other than discharge in bankruptcy or payment in full) to the payment of any Receivable which is, or is purported to be, sold by such Seller to Victor (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise related to such Receivable;

     (vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the goods and/or merchandise or services that are the subject of any Receivable or related Contract;

     (viii) the failure of such Seller to pay when due (A) any taxes or charges imposed on such Seller or (B) any sales taxes or other, in either case, charges arising from the transfer of the Acquired Assets (other than taxes on or measured by the net income of Victor or any of its permitted assignees);

          (ix) the failure of such Seller or any of its agents or representatives to remit to Victor, Collections of Acquired Assets received by such Seller or any such agent or representative; and

          (x) indemnities owed by Victor to TRI under the Second Tier RPSA; provided, however, that nothing in this Section 6.01(x) shall give Victor recourse to Sellers with respect to any liability arising primarily out of the gross negligence or willful misconduct of Victor, the Trustee or any Investor, as determined by a court of competent jurisdiction.

It is expressly agreed and understood by the parties (i) that the foregoing indemnification is not intended to provide recourse for failures of an Obligor to make payment on a Receivable due to Credit Reasons and (ii) that nothing in this Section 6.01 shall require any Seller to indemnify any Person (A) for damages, losses, claims or liabilities resulting from such Person's gross negligence or willful misconduct or, the action or omission of the Servicer (unless the Servicer is Victor), (B) for lost profits, consequential, special or punitive damages, or (C) income taxes, franchise taxes or similar taxes. Any amounts, subject to the indemnification provisions of this Section 6.01 shall be paid by Sellers to Victor within five (5) Business Days following Victor's written demand therefor, setting forth in reasonable detail the basis for such demand. Notwithstanding anything to the contrary in this Agreement, for purposes of this Section 6.01, the representations, warranties and covenants contained in this Agreement that are qualified by a materiality standard shall not be deemed to be limited to failures to perform or comply or to events, circumstances, conditions or changes that gave rise to a Material Adverse Effect.

                                   ARTICLE VII

                                  MISCELLANEOUS

     SECTION 7.01. Amendments, Etc. No amendment to or waiver of any provision of this Agreement nor consent to any departure by Sellers therefrom, shall in any event be effective unless (i) the same shall be in writing and signed by Sellers and Victor, and (ii) other than amendments or waivers for the purpose of curing any ambiguity, correcting any provision hereof which may be inconsistent with any other provision hereof, or adding any provision to make the provisions hereof consistent, or as otherwise permitted under the RPA, such amendments or waivers shall have been consented to by the Majority Investors as required under the RPA and the Rating Agency Condition shall have been satisfied. Any such waiver, consent or approval shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Sellers in any case shall entitle Sellers to any other or further notice or demand in the same, similar or other circumstances.

     SECTION 7.02. Notices, Etc. Any notice shall be conclusively deemed to have been received by a party hereto and, subject to Section 7.04, to be effective
(i) if sent by first class mail, commercial delivery service or by personal delivery, on the day on which delivered to such party at its address set forth under its name on the signature pages hereof (or at such other address as such party shall specify to the other parties hereto in writing); (ii) if sent by telex, graphic scanning or other facsimile communications of the sending party, when delivered by such equipment to the number set forth under its name on the signature pages hereof or (iii) if sent by registered or certified mail, on the day on which delivered to such party (or on which delivery is refused), addressed to such party at the address set forth below or at such other address as shall be designated by any party in a written notice to the other parties hereto:

                           If to Victor, to:

                           Victor Equipment Company
                           101 South Hanley Road
                           Suite 300
                           St. Louis, Missouri 63105
                           Telephone: 314/746-2150
                           Facsimile: 314/746-2387
                           Attention: Richard G. Gast
                                      Vice President

                           If to a Seller:

                           [Name of such Seller]
                           101 South Hanley Road
                           Suite 300
                           St. Louis, Missouri 63105
                           Telephone: 314/746-2150
                           Facsimile: 314/746-2387
                           Attention: Richard G. Gast
                                      Vice President

     SECTION 7.03. No Waiver; Remedies. No waiver by Victor of any breach or default of or by Sellers (whether in its individual capacity or as the Servicer) under this Agreement shall be deemed a waiver of any other previous breach or default or any thereafter occurring. No failure on the part of Victor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 7.04. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of Sellers and Victor and their respective successors and permitted assigns. Sellers may not assign any of their rights and obligations hereunder or any interest herein or under the Seller Purchase Price Notes or any other Program Documents without the prior written consent of Victor. Sellers acknowledge that (i) Victor intends, pursuant to the Second Tier RPSA, to sell to TRI the Acquired Assets and its rights in this Agreement, (ii) TRI intends, pursuant to the RPA, to cause to be issued Certificates which will evidence participation Interests in the Victor Transferred Assets and TRI's rights under the Program Documents and (iii) TRI intends, pursuant to the Security Agreement, to pledge to the Trustee as collateral security all of its residual interests in the Acquired Assets and in the Program Documents. Sellers consent to such sale and such pledge. Sellers agree that, during the existence of a Liquidation Event or a Servicer Termination Event, the Trustee (and any other permitted assignee of Victor, TRI or of the Trustee) shall have the right, as the assignee of Victor or TRI (or the assignee of such assignee) and subject to the terms of the Program Documents, to enforce the Program Documents and to exercise directly all of Victor's rights and remedies under the Program Documents (including any requirement in the RPA that the Trustee be directed to take a particular action by the Required Investors). Sellers also agree that (i) Sellers shall simultaneously send to the Trustee a copy of all notices, financial statements and certificates and supporting material, required to be given by Sellers to Victor hereunder and (ii) upon its receipt of a notice of further assignment by Victor or an assignee of Victor, Sellers shall send the assignee identified in such notice a copy of all notices required to be given by Sellers to Victor hereunder. Victor and Sellers hereby acknowledge and agree that the Trustee and the Investors have each relied upon the terms and provisions set forth in this Agreement in entering into the RPA. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided, however, that the provisions of Article VI and Section 7.06 shall be continuing and shall survive any termination of this Agreement.

     SECTION 7.05. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF PERSONAL SERVICE AND VENUE: WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF VICTOR IN THE ACQUIRED ASSETS OR REMEDIES HEREUNDER OR

THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. EACH SELLER AND VICTOR HEREBY AGREE TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK (AND ANY COURTS HEARING APPEALS FROM SUCH STATE OR FEDERAL COURT) OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE PROGRAM DOCUMENTS, AND WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THEM AND CONSENT THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO SUCH PARTY AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAIL, POSTAGE PREPAID. EACH SELLER AND VICTOR HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED UNDER THE PROGRAM DOCUMENTS WITHIN THE STATE OF NEW YORK AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY COURT IN SUCH STATE. NOTHING IN THIS SECTION 7.05 SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF VICTOR TO BRING ANY ACTION OR PROCEEDING AGAINST SELLERS OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT NECESSARY FOR REALIZING ON ITS INTEREST IN ANY ACQUIRED ASSETS. EACH SELLER AND VICTOR HEREBY EXPRESSLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER OR REMEDY UNDER OR IN CONNECTION WITH THE PROGRAM DOCUMENTS, AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE PROGRAM DOCUMENTS.

     SECTION 7.06. Costs, Expenses and Taxes. In addition to the rights of indemnification under Article VI hereof, Sellers, jointly and severally, agree to pay on demand all reasonable costs and expenses of Victor in connection with the sales of Receivables hereunder, the negotiation, preparation, execution and delivery of the Program Documents and all amendments with respect to this Agreement, including the reasonable fees and out-of-pocket expenses of counsel for Victor with respect thereto and with respect to advising Victor as to its rights and remedies under this Agreement, and all reasonable costs and expenses (including reasonable counsel fees and expenses) in connection with the enforcement of this Agreement and the other Program

Documents. In addition, Sellers will pay any and all stamp and similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, recording or enforcement of this Agreement or the other Program Documents, and hereby indemnifies and saves Victor harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     SECTION 7.07. References to Victor. References to "Victor" herein (including, without limitation, references in the representations, covenants and indemnity sections hereof) are understood to be references to Victor in its individual capacity and in its capacity as the Servicer unless the context of the particular reference is clearly intended to mean either Victor in its individual capacity or as the Servicer.

     SECTION 7.08. Execution in Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed (such execution may be evidenced by a faxed copy thereof followed by the original thereof) shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 7.09. Termination Date. The agreement of Sellers to sell Receivables hereunder and the agreement of Victor to purchase Receivables shall in any event automatically terminate on the Termination Date. All Sellers (but not a Seller individually) shall have the right, by giving notice to Victor and to the Trustee as described in clause (vii) of the definition of Liquidation Period in Annex I hereto, to cause the Termination Date to occur on the date so designated in such notice. Upon the occurrence and during the continuance of any Liquidation Event, Victor shall have the right, by giving notice to Sellers and to the Trustee, to cause the Termination Date to occur on the date so designated in such notice, provided that Victor shall exercise such right in accordance with the instructions of the Trustee prior to the Collection Date. Notwithstanding any such termination described above, all other provisions of this Agreement shall remain in full force and effect as provided in Section 7.04. On or after the Collection Date, Victor will, at the request and expense of Sellers, execute and deliver to Sellers such UCC termination statements and other documents as Sellers may reasonably request to evidence such termination.

     SECTION 7.10. No Recourse. The obligations of each party hereunder shall be solely its obligations and shall in all respects be non-recourse to all of its officers, directors, controlling persons or stockholders, and each party hereto acknowledges the same with respect to the other parties and, to the fullest extent permitted by law, waives any such recourse and any claim against any of such parties of the other arising hereunder.

     SECTION 7.11. No Proceedings. Each Seller hereby agrees on behalf of itself and any holder of its Seller Purchase Price Note, that it will not institute against Victor any involuntary proceeding of the type referred to in the definition of "Insolvency Event" in Annex I hereto so long as this Agreement remains in full force and effect and for at least one (1) year and one (1) day following the Collection Date.

     SECTION 7.12. Entire Agreement. This Agreement, together with the other Program Documents, including the annexes, exhibits and schedules hereto and thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

     SECTION 7.13. Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the Effective Date and each Purchase thereafter and shall continue in full force and effect until the Collection Date.

            [The Remainder of this Page Is Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      PURCHASER

                                      VICTOR EQUIPMENT COMPANY


                                      By:   /s/ RICHARD G. GAST
                                         -------------------------------------
                                         Name:  RICHARD G. GAST
                                         Title: VICE PRESIDENT, TREASURER AND
                                                ASSISTANT SECRETARY

                                      SELLERS

                                      C&G SYSTEMS, INC.


                                      By:   /s/ RICHARD G. GAST
                                         -------------------------------------
                                         Name:  RICHARD G. GAST
                                         Title: VICE PRESIDENT, TREASURER AND
                                                ASSISTANT SECRETARY

                                      STOODY COMPANY


                                      By:   /s/ RICHARD G. GAST
                                         -------------------------------------
                                         Name:  RICHARD G. GAST
                                         Title: VICE PRESIDENT, TREASURER AND
                                                ASSISTANT SECRETARY

                                      THERMAL ARC, INC.


                                      By:   /s/ RICHARD G. GAST
                                         -------------------------------------
                                         Name:  RICHARD G. GAST
                                         Title: VICE PRESIDENT, TREASURER AND
                                                ASSISTANT SECRETARY

                                      THERMAL DYNAMICS CORPORATION

                                      By:   /s/ RICHARD G. GAST
                                         -------------------------------------
                                         Name:
                                         Title:

                                      THERMADYNE INTERNATIONAL CORP.


                                      By:   /s/ RICHARD G. GAST
                                         -------------------------------------
                                         Name:
                                         Title:


                                      TWECO PRODUCTS, INC.

                                      By:   /s/ RICHARD G. GAST
                                         -------------------------------------
                                         NAME:  RICHARD G. GAST
                                         TITLE: VICE PRESIDENT, TREASURER AND
                                                ASSISTANT SECRETARY

                                      VICTOR GAS SYSTEMS, INC.

                                      By:   /s/ RICHARD G. GAST
                                         -------------------------------------
                                         NAME:  RICHARD G. GAST
                                         TITLE: VICE PRESIDENT, TREASURER AND
                                                ASSISTANT SECRETARY

                                                                       Annex I--
                                                                   Defined Terms











                               SEE TAB 1, ANNEX I

                                                              Schedule 3.01(h)--
                                                             Location of Records
                                                           and Computer Software










                           SEE TAB 6, SCHEDULE 3.01(h)

                                                              Schedule 3.01(i)--
                                                                 List of Lockbox
                                                                           Banks









                           SEE TAB 6, SCHEDULE 3.01(i)

                                                                Schedule 3.01(j)
                                                               Names under which
                                                 Sellers have Conducted Business

                                SCHEDULE 3.01(j)
                                       TO
                     RECEIVABLES PURCHASE AND SALE AGREEMENT
               AMONG CERTAIN ENTITIES AND VICTOR EQUIPMENT COMPANY

                   TRADENAMES, FICTITIOUS NAMES, ASSUMED NAMES



       Victor Equipment Company
         Assumed Name:
         Wingaersheek Division

       Victor Gas Systems. Inc.
         Assumed Name:
         Woodland Cryogenics Company
         Mid-America Cryogenics Company

                                                              Schedule 3.01(l)--
                                                                List of Computer
                                                                        Programs









                           SEE TAB 6, SCHEDULE 3.01(l)

                                    EXHIBIT A
                       FORM OF SELLER PURCHASE PRICE NOTE

                                                                       Exhibit A
                                                                  Form of Seller
                                                             Purchase Price Note

                                     FORM OF
                           SELLER PURCHASE PRICE NOTE



                                                               ___________, 2000



         FOR VALUE RECEIVED, the undersigned, [NAME OF PURCHASER], a [STATE OF INCORPORATION] corporation ("[NAME]"), promises to pay to [NAME OF SELLER], a [STATE OF INCORPORATION] corporation ("[NAME]" and together with its successors and assigns, the "Holder"), on the terms and subject to the conditions set forth in this promissory note (this "Note") and in that certain Receivables Purchase and Sale Agreement of even date herewith (the "RPSA") among [NAME OF PURCHASER], [NAME OF SELLER] and certain other subsidiaries of Thermadyne Mfg. LLC, an amount equal to the aggregate unpaid principal amount of all borrowings deemed to be made by [NAME OF PURCHASER] from [NAME OF SELLER] pursuant to Section 2.02(d) of the RPSA. Such amount, as shown in the records of the Servicer, will be rebuttable presumptive evidence of the principal amount and interest owing under this Note.

         1. RPSA. This Note is a Seller Purchase Price Note described, and is subject to the terms and conditions set forth, in the RPSA. Reference is hereby made to the RPSA for a statement of certain other rights and obligations of [NAME OF PURCHASER] and [NAME OF SELLER].

         2. Rules of Construction; Definitions. Certain rules of construction governing the interpretation of this Note are set forth in Annex I to the RPSA and, except as otherwise specifically provided herein, capitalized terms used but not defined herein have the meanings ascribed thereto in Annex I to the RPSA. In addition, as used herein, the following terms have the following meanings:

               "Final Maturity Date" means the date occurring one year and one day after the Scheduled Initial Principal Payment Date.

               "Highest Lawful Rate" has the meaning set forth in paragraph 8 hereof.

               "Reference Rate" means, with respect to any day occurring in a Collection Period, the rate of interest publicly announced from time to time by ABN AMRO Incorporated as its "prime rate" and in effect on the first day of such Collection Period, as determined by the Servicer.

         3. Interest. [NAME OF PURCHASER] promises to pay interest on the aggregate unpaid principal amount of this Note outstanding on each day during a Collection Period at an adjustable rate per annum equal to the LIBO Rate in effect on the second Business Day in London prior to the commencement of such Collection Period.

         4. Interest Payment Dates.

               (a) [NAME OF PURCHASER] shall pay accrued interest on this Note on each Settlement Date and on the Final Maturity Date. [NAME OF PURCHASER] also shall pay accrued interest on the principal amount of each prepayment hereof on the date such prepayment is made.

               (b) Notwithstanding the provisions of paragraph 4(a), in the event that on the date an interest payment is due hereunder the amount of funds available therefor is insufficient to pay any amount due pursuant to paragraph 4(a), then interest shall be payable only to the extent that funds are available therefor. All interest on this Note that is not paid when due pursuant to this paragraph 4(b) shall be automatically deferred, shall constitute a portion of the principal balance of this Note and shall be payable on the next date on which an interest payment on this Note is due and on which funds are available therefor, and all such unpaid interest shall accrue interest at the LIBO Rate until paid in full.

         5. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360-day year.

         6. Principal Payment Dates. Any unpaid principal of this Note shall only become due and payable on the Final Maturity Date. The principal amount of and accrued interest on this Note may be prepaid on any Business Day without premium or penalty; provided, that no prepayment shall be made by [NAME OF PURCHASER] to the extent that such prepayment would result in a default in the payment of any other amount required to be paid by [NAME OF PURCHASER] under any Program Document.

         7. General. No failure or delay on the part of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by [NAME OF PURCHASER] and [NAME OF SELLER], and (b) all consents required for such actions under the Program Documents shall have been received by the appropriate Persons.

         8. Limitation on Interest. Notwithstanding anything in this Note to the contrary, [NAME OF PURCHASER] shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the "Highest Lawful Rate"). If the effective rate of interest which would otherwise be payable under this Note would exceed the Highest Lawful Rate, or the Holder shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by [NAME OF PURCHASER] under this Note to a rate in excess of the Highest Lawful Rate, then (a) the amount of interest which would otherwise be payable by [NAME OF PURCHASER] under this Note shall be reduced to the amount allowed by applicable law, and (b) any unearned interest paid by [NAME OF PURCHASER] or any interest paid by [NAME OF PURCHASER] in excess of the Highest Lawful Rate shall be refunded to [NAME OF PURCHASER]. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Holder under this Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by applicable usury laws (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by [NAME OF PURCHASER] in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Holder on any date shall be computed at the Highest Lawful Rate pursuant to the provisions of the foregoing sentence, and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Holder would be less than the amount of interest payable to the Holder computed at the Highest Lawful Rate, then the amount of interest payable to the Holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable to the Holder shall equal the total amount of interest which would have been payable to the Holder if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

         9. No Negotiation. Subject to Section 11, this Note is not negotiable.

         10. Governing Law. THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         11. Security Interest. [NAME OF SELLER] may grant a security interest in or otherwise pledge this Note as security (and endorse this Note to the order of such secured party or pledgee), and any Person to whom such security interest is granted or to whom this Note is pledged shall be bound by, and for all purposes takes this Note subject to, the restrictions and other provisions set forth herein.

         12. Captions. Paragraph captions used in this Note are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Note.

         IN WITNESS WHEREOF, [NAME OF PURCHASER] has caused this Note to be signed and delivered by its duly authorized officer as of the date first above written.


                                    [NAME OF PURCHASER]




                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT B
                          CREDIT AND COLLECTION POLICY

                                                                       EXHIBIT B

                       CREDIT POLICIES AND PAYMENT TERMS


OVERVIEW

Thermadyne's credit and collection function is decentralized. Thermadyne relies on each division to administer the established credit policies and collection procedures. The policies depend on the careful establishment of appropriate credit in compliance with documented policy and detailed monitoring of customer account activity. Credit functions, including establishment of credit lines maintenance of customer records and cash collection and application, are controlled by the credit departments of each of the divisions.

Each credit department has a credit manager overseeing credit, collection and cash application. The credit personnel monitor the orders placed on credit hold as well as any delinquent accounts on a daily basis. Corrective action is taken by credit personnel as potential problems are identified in order to minimize losses while maintaining good working relationships with customers.

CREDIT DEPARTMENT PERSONNEL

Each division maintains a credit manager who, in conjunction with the division controller, is responsible for implementing established credit policies, evaluating the credit worthiness of accounts, determining credit action in unusual circumstances and monitoring the financial status of key accounts. Additionally, Thermadyne supports a strong working relationship among the divisional credit managers to maintain consistency across divisions.

DETERMINATION OF CREDIT LIMITS

Each potential customer is required to complete a credit application. The application requires basic information such as the potential customer's correct name, length of time in business, principals, banking arrangements, trade references and the amount of the requested credit line.

Credit lines are determined after an investigation of the customer's stability, financial strength, credit reputation and expected purchases. A credit analysis will typically include Dun & Bradstreet reports as well as supplier references, bank references and any relevant financial statements.

Credit limit authority levels vary for each division, but conform to the following established corporate financial policy:

$      0 - X            Credit Manager/Local Plant Controller
       X - $100,000     Local V.P. Operations or Director of Operations
$100,001 - Y            Executive V.P. Operations/Division President
       Y - Up           V.P.-C.F.O. and President

"X" to be determined by the Local V.P. Operations
"Y" to be determined by the President, but in no cases more than $250,000

POST-APPROVAL PROCEDURES

Credit personnel monitor delinquent accounts as well as daily orders for accounts placed on credit hold. This procedure allows credit personnel to manually review such accounts and, if necessary, follow up with the customer. In general, credit personnel check the system several times each day for held orders and make a decision on each such order within one day.

PAYMENT TERMS

Company policy for payment is generally net 30 days, however, other standard terms exist, particularly in international markets. In cases where terms are extended beyond standard terms to customers, the following approvals must be obtained:

$      0 - $ 50,000     Credit Manager/V.P. Operations/Director of Operations
$ 50,001 - $100,000     Executive V.P./Division President
$100,001 - Up           V.P.-C.F.O./President

DELINQUENCIES AND COLLECTION POLICIES

Collection efforts are predicated on the financial worth of the obligor, terms of sale, past payment history and the outstanding dollar amount. Contact is first made by either telephone, fax or dunning letter, and occurs as early as immediately upon shipment, but in no case later than 31 days past due. Follow-up calls are made as well as correspondence by mail or fax should the account remain delinquent. Sales people are also routinely notified of their respective past due accounts for further follow up and in order to prepare them for face-to-face situations with the customer. Delinquent accounts may be placed on credit hold so that each subsequent order can be individually analyzed. When all other means have been exhausted, accounts are forwarded to an outside collection agency.

WRITE-OFF POLICIES

Accounts will be written off when credit and financial management make the determination that all collection efforts have been exhausted. Policies require that standard forms be filled out with respect to any write-off and, depending upon the amounts of the write-off, forwarded to the Credit Manager, Controller, VP General Operations Manager, or CFO for approval.

DISPUTES

Disputes with customers generally arise over quality problems, but can include allowances, pricing errors, shipping errors, freight errors, invalid substitutions, shortages and returns. Some customers choose to withhold payment of invoices when problems arise; however most will deduct the disputed amount from a payment.

Disputes are generally researched by credit personnel who work with customer service and sales representatives to assess its legitimacy. If a dispute is justified, a credit is issued and action is taken to correct the situation.

CREDIT FILE MAINTENANCE AND REVIEW

Credit files are established and maintained for each customer and are the responsibility of the credit manager. The information accumulated within each file will vary depending on the amount of the line of credit and the financial strength of the obligor. Credit files are maintained on each customer and routinely include the signed credit application, a Dun & Bradstreet Report and references. Customer files are reviewed regularly as activity and balances require.

                                    EXHIBIT C
                          FORM OF ASSUMPTION AGREEMENT

                                                                       EXHIBIT C

                          FORM OF ASSUMPTION AGREEMENT


     This ASSUMPTION AGREEMENT (this "Assumption Agreement") dated as of _________ is made by ______________________, a ________ (the "Company").
Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in that certain Receivables Purchase and Sale Agreement, dated as of _________, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "RPSA"), among certain institutions specified on the signature pages thereto, as sellers (the "Initial Sellers"), and Victor Equipment Company ("Victor"), as Purchaser.

                                   WITNESSETH:

     WHEREAS, the Company is a Subsidiary of Thermadyne Mfg, LLC ("Thermadyne"); and

     WHEREAS, the Company desires to become a Seller party to the RPSA in accordance with the terms of Section 2.06 thereof;

     NOW, THEREFORE, it is agreed that:

     1. Receivables Purchase and Sale Agreement. By executing and delivering this Assumption Agreement, the Company hereby agrees to become a party to the RPSA as a "Seller" thereunder. In connection therewith, (i) the Company hereby represents and warrants that, except as otherwise contemplated in Section 2.02(b) of the RPSA the representations and warranties made by the Initial Sellers in the RPSA are true and correct with respect to the Company as of the date of Victor's initial Purchase from the Company, and (ii) from and after the date hereof, the Company hereby expressly assumes all of the obligations and liabilities of, and agrees to be bound by all of the terms, covenants and conditions with respect to, a "Seller" under the RPSA.

     2. Effectiveness. This Assumption Agreement shall become effective, and the Company shall become a "Seller" under the RPSA, upon the Company's execution and delivery hereof to TRI, the Trustee and the Rating Agency and the satisfaction of all of the conditions precedent set forth in Section 2.06 of the RPSA, without any further action by any of the other parties to the RPSA. Upon such effectiveness, in accordance with the terms of Section 2.06 of the RPSA, the exhibits and schedules to the RPSAs shall be deemed amended as set forth in the Annexes attached hereto and made a part hereof.

     3. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK) BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     4. Counterparts. This Assumption Agreement may be executed in any number of counterparts and by difference parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                         (The Remainder of This Page Is
                           Intentionally Left Blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                       [NAME OF THE COMPANY]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Address:
                                               ---------------------------------
                                       Telephone:
                                                --------------------------------
                                       Facsimile:
                                                 -------------------------------


Acknowledged this ______
day of __________, 199__:




VICTOR EQUIPMENT COMPANY, as Purchaser,



By:
   ------------------------------------
   Name:
   Title:


Address:
        -------------------------------
Telephone:
          -----------------------------
Facsimile:
          -----------------------------

                                     ANNEX I
                                       TO
                              ASSUMPTION AGREEMENT


               Amendments to [Schedule] [Exhibit] ___ of the RPSA


         [Set forth the changes to each exhibit and schedule to the RPSA, to the extent applicable, in a separate annex hereto. Also, indicate the applicable Purchase Price for the period after the effectiveness of the Assumption Agreement and the next succeeding Settlement Statement.]

                                                                           TAB 5

                           SELLER PURCHASE PRICE NOTE

                                                                January 31, 2000


     FOR VALUE RECEIVED, the undersigned, VICTOR EQUIPMENT COMPANY, a Delaware corporation ("Victor") , promises to pay to C & G Systems, Inc., an Illinois corporation ("C & G" and together with its successors and assigns, the "Holder"), on the terms and subject to the conditions set forth in this promissory note (this "Note") and in that certain Receivables Purchase and Sale Agreement of even date herewith (the "RPSA") among Victor, C & G and certain other subsidiaries of Thermadyne Mfg. LLC, an amount equal to the aggregate unpaid principal amount of all borrowings deemed to be made by Victor from C & G pursuant to Section 2.02(d) of the RPSA. Such amount, as shown in the records of the Servicer, will be rebuttable presumptive evidence of the principal amount and interest owing under this Note.


     1. RPSA. This Note is a Seller Purchase Price Note described, and is subject to the terms and conditions set forth, in the RPSA. Reference is hereby made to the RPSA for a statement of certain other rights and obligations of Victor and C & G.

     2. Rules of Construction; Definitions. Certain rules of construction governing the interpretation of this Note are set forth in Annex I to the RPSA and, except as otherwise specifically provided herein, capitalized terms used but not defined herein have the meanings ascribed thereto in Annex I to the RPSA. In addition, as used herein, the following terms have the following meanings:

          "Final Maturity Date" means the date occurring one year and one day after the Scheduled Initial Principal Payment Date.

          "Highest Lawful Rate" has the meaning set forth in paragraph 8 hereof.

          "Reference Rate" means, with respect to any day occurring in a Collection Period, the rate of interest publicly announced from time to time by ABN AMRO Incorporated as its "prime rate" and in effect on the first day of such Collection Period, as determined by the Servicer.

     3. Interest. Victor promises to pay interest on the aggregate unpaid principal amount of this Note outstanding on each day during a Collection Period at an adjustable rate per

                                                      Seller Purchase Price Note
annum equal to the LIBO Rate in effect on the second Business Day in London prior to the commencement of such Collection Period.

     4. Interest Payment Dates.

          (a) Victor shall pay accrued interest on this Note on each Settlement Date and on the Final Maturity Date. Victor also shall pay accrued interest on the principal amount of each prepayment hereof on the date such prepayment is made.

          (b) Notwithstanding the provisions of paragraph 4(a), in the event that on the date an interest payment is due hereunder the amount of funds available therefor is insufficient to pay any amount due pursuant to paragraph 4(a), then interest shall be payable only to the extent that funds are available therefor. All interest on this Note that is not paid when due pursuant to this paragraph 4(b) shall be automatically deferred, shall constitute a portion of the principal balance of this Note and shall be payable on the next date on which an interest payment on this Note is due and on which funds are available therefor, and all such unpaid interest shall accrue interest at the LIBO Rate until paid in full.

     5. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360-day year.

     6. Principal Payment Dates. Any unpaid principal of this Note shall only become due and payable on the Final Maturity Date. The principal amount of and accrued interest on this Note may be prepaid on any Business Day without premium or penalty; provided, that no prepayment shall be made by Victor to the extent that such prepayment would result in a default in the payment of any other amount required to be paid by Victor under any Program Document.

     7. General. No failure or delay on the part of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by Victor and C & G, and (b) all consents required for such actions under the Program Documents shall have been received by the appropriate Persons.

     8. Limitation on Interest. Notwithstanding anything in this Note to the contrary, Victor shall never be required to pay


                                      -2-             Seller Purchase Price Note
unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the "Highest Lawful Rate") . If the effective rate of interest which would otherwise be payable under this Note would exceed the Highest Lawful Rate, or the Holder shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by Victor under this Note to a rate in excess of the Highest Lawful Rate, then (a) the amount of interest which would otherwise be payable by Victor under this Note shall be reduced to the amount allowed by applicable law, and (b) any unearned interest paid by Victor or any interest paid by Victor in excess of the Highest Lawful Rate shall be refunded to Victor. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Holder under this Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by applicable usury laws (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by Victor in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Holder on any date shall be computed at the Highest Lawful Rate pursuant to the provisions of the foregoing sentence, and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Holder would be less than the amount of interest payable to the Holder computed at the Highest Lawful Rate, then the amount of interest payable to the Holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable to the Holder shall equal the total amount of interest which would have been payable to the Holder if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

     9. No Negotiation. Subject to Section 11, this Note is not negotiable.

     10. Governing Law. THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     11. Security Interest. C & G may grant a security interest in or otherwise pledge this Note as security (and endorse this Note to the order of such secured party or pledgee), and any Person to whom such security interest is granted or to whom this


                                      -3-             Seller Purchase Price Note

Note is pledged shall be bound by, and for all purposes takes this Note subject to, the restrictions and other provisions set forth herein.

     12. Captions. Paragraph captions used in this Note are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Note.










                                      -4-             Seller Purchase Price Note

     IN WITNESS WHEREOF, Victor has caused this Note to be signed and delivered by its duly authorized officer as of the date first above written.


                                     VICTOR EQUIPMENT COMPANY


                                     By: /s/ RICHARD C. GAST
                                         --------------------------------------
                                         Name: Richard C. Gast
                                         Title: VP




                                       S-1            Seller Purchase Price Note

                           SELLER PURCHASE PRICE NOTE

                                                                January 31, 2000


     FOR VALUE RECEIVED, the undersigned, VICTOR EQUIPMENT COMPANY, a Delaware corporation ("Victor") , promises to pay to Thermal Arc, Inc., a Delaware corporation ("Thermal Arc" and together with its successors and assigns, the "Holder"), on the terms and subject to the conditions set forth in this promissory note (this "Note") and in that certain Receivables Purchase and Sale Agreement of even date herewith (the "RPSA") among Victor, Thermal Arc and certain other subsidiaries of Thermadyne Mfg. LLC, an amount equal to the aggregate unpaid principal amount of all borrowings deemed to be made by Victor from Thermal Arc pursuant to Section 2.02(d) of the RPSA. Such amount, as shown in the records of the Servicer, will be rebuttable presumptive evidence of the principal amount and interest owing under this Note.


     1. RPSA. This Note is a Seller Purchase Price Note described, and is subject to the terms and conditions set forth, in the RPSA. Reference is hereby made to the RPSA for a statement of certain other rights and obligations of Victor and Thermal Arc.

     2. Rules of Construction; Definitions. Certain rules of construction governing the interpretation of this Note are set forth in Annex I to the RPSA and, except as otherwise specifically provided herein, capitalized terms used but not defined herein have the meanings ascribed thereto in Annex I to the RPSA. In addition, as used herein, the following terms have the following meanings:

          "Final Maturity Date" means the date occurring one year and one day after the Scheduled Initial Principal Payment Date.

          "Highest Lawful Rate" has the meaning set forth in paragraph 8 hereof.

          "Reference Rate" means, with respect to any day occurring in a Collection Period, the rate of interest publicly announced from time to time by ABN AMRO Incorporated as its "prime rate" and in effect on the first day of such Collection Period, as determined by the Servicer.

     3. Interest. Victor promises to pay interest on the aggregate unpaid principal amount of this Note outstanding on


                                                      Seller Purchase Price Note
each day during a Collection Period at an adjustable rate per annum equal to the LIBO Rate in effect on the second Business Day in London prior to the commencement of such Collection Period.

     4. Interest Payment Dates.

          (a) Victor shall pay accrued interest on this Note on each Settlement Date and on the Final Maturity Date. Victor also shall pay accrued interest on the principal amount of each prepayment hereof on the date such prepayment is made.

          (b) Notwithstanding the provisions of paragraph 4(a), in the event that on the date an interest payment is due hereunder the amount of funds available therefor is insufficient to pay any amount due pursuant to paragraph 4(a), then interest shall be payable only to the extent that funds are available therefor. All interest on this Note that is not paid when due pursuant to this paragraph 4(b) shall be automatically deferred, shall constitute a portion of the principal balance of this Note and shall be payable on the next date on which an interest payment on this Note is due and on which funds are available therefor, and all such unpaid interest shall accrue interest at the LIBO Rate until paid in full.

     5. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360-day year.

     6. Principal Payment Dates. Any unpaid principal of this Note shall only become due and payable on the Final Maturity Date. The principal amount of and accrued interest on this Note may be prepaid on any Business Day without premium or penalty; provided, that no prepayment shall be made by Victor to the extent that such prepayment would result in a default in the payment of any other amount required to be paid by Victor under any Program Document.

     7. General. No failure or delay on the part of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by Victor and Thermal Arc, and (b) all consents required for such actions under the Program Documents shall have been received by the appropriate Persons.


                                      -2-             Seller Purchase Price Note

     8. Limitation on Interest. Notwithstanding anything in this Note to the contrary, Victor shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the "Highest Lawful Rate"). If the effective rate of interest which would otherwise be payable under this Note would exceed the Highest Lawful Rate, or the Holder shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by Victor under this Note to a rate in excess of the Highest Lawful Rate, then
(a) the amount of interest which would otherwise be payable by Victor under this Note shall be reduced to the amount allowed by applicable law, and (b) any unearned interest paid by Victor or any interest paid by Victor in excess of the Highest Lawful Rate shall be refunded to Victor. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Holder under this Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by applicable usury laws (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by Victor in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Holder on any date shall be computed at the Highest Lawful Rate pursuant to the provisions of the foregoing sentence, and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Holder would be less than the amount of interest payable to the Holder computed at the Highest Lawful Rate, then the amount of interest payable to the Holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable to the Holder shall equal the total amount of interest which would have been payable to the Holder if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

     9. No Negotiation. Subject to Section 11, this Note is not negotiable.

     10. Governing Law. THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     11. Security Interest. Thermal Arc may grant a security interest in or otherwise pledge this Note as security (and


                                      -3-             Seller Purchase Price Note
endorse this Note to the order of such secured party or pledgee), and any Person to whom such security interest is granted or to whom this Note is pledged shall be bound by, and for all purposes takes this Note subject to, the restrictions and other provisions set forth herein.

     12. Captions. Paragraph captions used in this Note are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Note.











                                      -4-             Seller Purchase Price Note

     IN WITNESS WHEREOF, Victor has caused this Note to be signed and delivered by its duly authorized officer as of the date first above written.



                                                   VICTOR EQUIPMENT COMPANY


                                                   By: /s/ RICHARD G. GAST
                                                       ------------------------
                                                       Name: Richard G. Gast
                                                       Title: VP



                                      S-1             Seller Purchase Price Note

                           SELLER PURCHASE PRICE NOTE

                                                                January 31, 2000


     FOR VALUE RECEIVED, the undersigned, VICTOR EQUIPMENT COMPANY, a Delaware corporation ("Victor"), promises to pay to Victor Gas Systems, Inc., a Delaware corporation ("Gas Systems" and together with its successors and assigns, the "Holder"), on the terms and subject to the conditions set forth in this promissory note (this "Note") and in that certain Receivables Purchase and Sale Agreement of even date herewith (the "RPSA") among Victor,Gas Systems and certain other subsidiaries of Thermadyne Mfg. LLC, an amount equal to the aggregate unpaid principal amount of all borrowings deemed to be made by Victor from Gas Systems pursuant to Section 2.02(d) of the RPSA. Such amount, as shown in the records of the Servicer, will be rebuttable presumptive evidence of the principal amount and interest owing under this Note.


     1. RPSA. This Note is a Seller Purchase Price Note described, and is subject to the terms and conditions set forth, in the RPSA. Reference is hereby made to the RPSA for a statement of certain other rights and obligations of Victor and Gas Systems.

     2. Rules of Construction; Definitions. Certain rules of construction governing the interpretation of this Note are set forth in Annex I to the RPSA and, except as otherwise specifically provided herein, capitalized terms used but not defined herein have the meanings ascribed thereto in Annex I to the RPSA. In addition, as used herein, the following terms have the following meanings:

          "Final Maturity Date" means the date occurring one year and one day after the Scheduled Initial Principal Payment Date.

          "Highest Lawful Rate" has the meaning set forth in paragraph 8 hereof.

          "Reference Rate" means, with respect to any day occurring in a Collection Period, the rate of interest publicly announced from time to time by ABN AMRO Incorporated as its "prime rate" and in effect on the first day of such Collection Period, as determined by the Servicer.

     3. Interest. Victor promises to pay interest on the aggregate unpaid principal amount of this Note outstanding on


                                                      Seller Purchase Price Note
each day during a Collection Period at an adjustable rate per annum equal to the LIBO Rate in effect on the second Business Day in London prior to the commencement of such Collection Period.

     4. Interest Payment Dates.

          (a) Victor shall pay accrued interest on this Note on each Settlement Date and on the Final Maturity Date. Victor also shall pay accrued interest on the principal amount of each prepayment hereof on the date such prepayment is made.

          (b) Notwithstanding the provisions of paragraph 4(a), in the event that on the date an interest payment is due hereunder the amount of funds available therefor is insufficient to pay any amount due pursuant to paragraph 4(a), then interest shall be payable only to the extent that funds are available therefor. All interest on this Note that is not paid when due pursuant to this paragraph 4(b) shall be automatically deferred, shall constitute a portion of the principal balance of this Note and shall be payable on the next date on which an interest payment on this Note is due and on which funds are available therefor, and all such unpaid interest shall accrue interest at the LIBO Rate until paid in full.

     5. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360-day year.

     6. Principal Payment Dates. Any unpaid principal of this Note shall only become due and payable on the Final Maturity Date. The principal amount of and accrued interest on this Note may be prepaid on any Business Day without premium or penalty; provided, that no prepayment shall be made by Victor to the extent that such prepayment would result in a default in the payment of any other amount required to be paid by Victor under any Program Document.

     7. General. No failure or delay on the part of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by Victor and Gas Systems, and (b) all consents required for such actions under the Program Documents shall have been received by the appropriate Persons.


                                       -2-            Seller Purchase Price Note

     8. Limitation on Interest Notwithstanding anything in this Note to the contrary, Victor shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the "Highest Lawful Rate"). If the effective rate of interest which would otherwise be payable under this Note would exceed the Highest Lawful Rate, or the Holder shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by Victor under this Note to a rate in excess of the Highest Lawful Rate, then
(a) the amount of interest which would otherwise be payable by Victor under this Note shall be reduced to the amount allowed by applicable law, and (b) any unearned interest paid by Victor or any interest paid by Victor in excess of the Highest Lawful Rate shall be refunded to Victor. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Holder under this Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by applicable usury laws (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by Victor in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Holder on any date shall be computed at the Highest Lawful Rate pursuant to the provisions of the foregoing sentence, and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Holder would be less than the amount of interest payable to the Holder computed at the Highest Lawful Rate, then the amount of interest payable to the Holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable to the Holder shall equal the total amount of interest which would have been payable to the Holder if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

     9. No Negotiation. Subject to Section 11, this Note is not negotiable.

     10. Governing Law. THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     11. Security Interest. Gas Systems may grant a security interest in or otherwise pledge this Note as security (and


                                       -3-            Seller Purchase Price Note
endorse this Note to the order of such secured party or pledgee), and any Person to whom such security interest is granted or to whom this Note is pledged shall be bound by, and for all purposes takes this Note subject to, the restrictions and other provisions set forth herein.

     12. Captions. Paragraph captions used in this Note are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Note.











                                       -4-            Seller Purchase Price Note

     IN WITNESS WHEREOF, Victor has caused this Note to be signed and delivered by its duly authorized officer as of the date first above written.


                                                    VICTOR EQUIPMENT COMPANY


                                                    By: /s/ RICHARD G. GAST
                                                        ------------------------
                                                        Name:  Richard G. Gast
                                                        Title: VP








                                      S-1             Seller Purchase Price Note

                           SELLER PURCHASE PRICE NOTE

                                                                January 31, 2000

         FOR VALUE RECEIVED, the undersigned, VICTOR EQUIPMENT COMPANY, a Delaware corporation ("Victor"), promises to pay to Thermadyne International Corp., a Delaware corporation ("Thermadyne International" and together with its successors and assigns, the "Holder"), on the terms and subject to the conditions set forth in this promissory note (this "Note") and in that certain Receivables Purchase and Sale Agreement of even date herewith (the "RPSA") among Victor, Thermadyne International and certain other subsidiaries of Thermadyne Mfg. LLC, an amount equal to the aggregate unpaid principal amount of all borrowings deemed to be made by Victor from Thermadyne International pursuant to Section 2.02(d) of the RPSA. Such amount, as shown in the records of the Servicer, will be rebuttable presumptive evidence of the principal amount and interest owing under this Note.

         1. RPSA. This Note is a Seller Purchase Price Note described, and is subject to the terms and conditions set forth, in the RPSA. Reference is hereby made to the RPSA for a statement of certain other rights and obligations of Victor and Thermadyne International.

         2. Rules of Construction; Definitions. Certain rules of construction governing the interpretation of this Note are set forth in Annex I to the RPSA and, except as otherwise specifically provided herein, capitalized terms used but not defined herein have the meanings ascribed thereto in Annex I to the RPSA. In addition, as used herein, the following terms have the following meanings:

                 "Final Maturity Date" means the date occurring one year and one day after the Scheduled Initial Principal Payment Date.

                 "Highest Lawful Rate" has the meaning set forth in paragraph 8 hereof.

                 "Reference Rate" means, with respect to any day occurring in a Collection Period, the rate of interest publicly announced from time to time by ABN AMRO Incorporated as its "prime rate" and in effect on the first day of such Collection Period, as determined by the Servicer.


                                                      Seller Purchase Price Note

         3. Interest. Victor promises to pay interest on the aggregate unpaid principal amount of this Note outstanding on each day during a Collection Period at an adjustable rate per annum equal to the LIBO Rate in effect on the second Business Day in London prior to the commencement of such Collection Period.

         4. Interest Payment Dates.

                 (a) Victor shall pay accrued interest on this Note on each Settlement Date and on the Final Maturity Date. Victor also shall pay accrued interest on the principal amount of each prepayment hereof on the date such prepayment is made.

                 (b) Notwithstanding the provisions of paragraph 4(a), in the event that on the date an interest payment is due hereunder the amount of funds available therefor is insufficient to pay any amount due pursuant to paragraph 4(a), then interest shall be payable only to the extent that funds are available therefor. All interest on this Note that is not paid when due pursuant to this paragraph 4(b) shall be automatically deferred, shall constitute a portion of the principal balance of this Note and shall be payable on the next date on which an interest payment on this Note is due and on which funds are available therefor, and all such unpaid interest shall accrue interest at the LIBO Rate until paid in full.

         5. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360-day year.

         6. Principal Payment Dates. Any unpaid principal of this Note shall only become due and payable on the Final Maturity Date. The principal amount of and accrued interest on this Note may be prepaid on any Business Day without premium or penalty; provided, that no prepayment shall be made by Victor to the extent that such prepayment would result in a default in the payment of any other amount required to be paid by Victor under any Program Document.

         7. General. No failure or delay on the part of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by Victor and Thermadyne International, and (b) all consents required for such actions under the Program Documents shall have been received by the appropriate Persons.

                                  -2-                 Seller Purchase Price Note

         8. Limitation on Interest. Notwithstanding anything in this Note to the contrary, Victor shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the "Highest Lawful Rate"). If the effective rate of interest which would otherwise be payable under this Note would exceed the Highest Lawful Rate, or the Holder shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by Victor under this Note to a rate in excess of the Highest Lawful Rate, then
(a) the amount of interest which would otherwise be payable by Victor under this Note shall be reduced to the amount allowed by applicable law, and (b) any unearned interest paid by Victor or any interest paid by Victor in excess of the Highest Lawful Rate shall be refunded to Victor. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Holder under this Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by applicable usury laws (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by Victor in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Holder on any date shall be computed at the Highest Lawful Rate pursuant to the provisions of the foregoing sentence, and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Holder would be less than the amount of interest payable to the Holder computed at the Highest Lawful Rate, then the amount of interest payable to the Holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable to the Holder shall equal the total amount of interest which would have been payable to the Holder if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

         9. No Negotiation. Subject to Section 11, this Note is not negotiable.

         10. Governing Law. THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         11. Security Interest. Thermadyne International may grant a security interest in or otherwise pledge this Note as security


                                  -3-                 Seller Purchase Price Note

(and endorse this Note to the order of such secured party or pledgee), and any Person to whom such security interest is granted or to whom this Note is pledged shall be bound by, and for all purposes takes this Note subject to, the restrictions and other provisions set forth herein.

         12. Captions. Paragraph captions used in this Note are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Note.


















                                  -4-                 Seller Purchase Price Note

         IN WITNESS WHEREOF, Victor has caused this Note to be signed and delivered by its duly authorized officer as of the date first above written.


                                           VICTOR EQUIPMENT COMPANY

                                           By: /s/ RICHARD G. GAST
                                              ---------------------------------
                                           Name:  Richard G. Gast
                                           Title: VP


















                                  S-1                 Seller Purchase Price Note

                           SELLER PURCHASE PRICE NOTE

                                                                January 31, 2000


         FOR VALUE RECEIVED, the undersigned, VICTOR EQUIPMENT COMPANY, a Delaware corporation ("Victor"), promises to pay to Stoody Company, a Delaware corporation ("Stoody" and together with its successors and assigns, the "Holder"), on the terms and subject to the conditions set forth in this promissory note (this "Note") and in that certain Receivables Purchase and Sale Agreement of even date herewith (the "RPSA") among Victor, Stoody and certain other subsidiaries of Thermadyne Mfg. LLC, an amount equal to the aggregate unpaid principal amount of all borrowings deemed to be made by Victor from Stoody pursuant to Section 2.02(d) of the RPSA. Such amount, as shown in the records of the Servicer, will be rebuttable presumptive evidence of the principal amount and interest owing under this Note.


         1. RPSA. This Note is a Seller Purchase Price Note described, and is subject to the terms and conditions set forth, in the RPSA. Reference is hereby made to the RPSA for a statement of certain other rights and obligations of Victor and Stoody.

         2. Rules of Construction; Definitions. Certain rules of construction governing the interpretation of this Note are set forth in Annex I to the RPSA and, except as otherwise specifically provided herein, capitalized terms used but not defined herein have the meanings ascribed thereto in Annex I to the RPSA. In addition, as used herein, the following terms have the following meanings:

                 "Final Maturity Date" means the date occurring one year and one day after the Scheduled Initial Principal Payment Date.

                 "Highest Lawful Rate" has the meaning set forth in paragraph 8 hereof.

                 "Reference Rate" means, with respect to any day occurring in a Collection Period, the rate of interest publicly announced from time to time by ABN AMRO Incorporated as its "prime rate" and in effect on the first day of such Collection Period, as determined by the Servicer.

         3. Interest. Victor promises to pay interest on the aggregate unpaid principal amount of this Note outstanding on each day during a Collection Period at an adjustable rate per




                                                      Seller Purchase Price Note
annum equal to the LIBO Rate in effect on the second Business Day in London prior to the commencement of such Collection Period.

         4. Interest Payment Dates.

               (a) Victor shall pay accrued interest on this Note on each Settlement Date and on the Final Maturity Date. Victor also shall pay accrued interest on the principal amount of each prepayment hereof on the date such prepayment is made.

               (b) Notwithstanding the provisions of paragraph 4(a), in the event that on the date an interest payment is due hereunder the amount of funds available therefor is insufficient to pay any amount due pursuant to paragraph 4(a), then interest shall be payable only to the extent that funds are available therefor. All interest on this Note that is not paid when due pursuant to this paragraph 4(b) shall be automatically deferred, shall constitute a portion of the principal balance of this Note and shall be payable on the next date on which an interest payment on this Note is due and on which funds are available therefor, and all such unpaid interest shall accrue interest at the LIBO Rate until paid in full.

         5. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360-day year.

         6. Principal Payment Dates. Any unpaid principal of this Note shall only become due and payable on the Final Maturity Date. The principal amount of and accrued interest on this Note may be prepaid on any Business Day without premium or penalty; provided, that no prepayment shall be made by Victor to the extent that such prepayment would result in a default in the payment of any other amount required to be paid by Victor under any Program Document.

         7. General. No failure or delay on the part of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by Victor and Stoody, and (b) all consents required for such actions under the Program Documents shall have been received by the appropriate Persons.

         8. Limitation on Interest. Notwithstanding anything in this Note to the contrary, Victor shall never be required to pay



                                  -2-                 Seller Purchase Price Note
unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the "Highest Lawful Rate"). If the effective rate of interest which would otherwise be payable under this Note would exceed the Highest Lawful Rate, or the Holder shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by Victor under this Note to a rate in excess of the Highest Lawful Rate, then (a) the amount of interest which would otherwise be payable by Victor under this Note shall be reduced to the amount allowed by applicable law, and (b) any unearned interest paid by Victor or any interest paid by Victor in excess of the Highest Lawful Rate shall be refunded to Victor. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Holder under this Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by applicable usury laws (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by Victor in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Holder on any date shall be computed at the Highest Lawful Rate pursuant to the provisions of the foregoing sentence, and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Holder would be less than the amount of interest payable to the Holder computed at the Highest Lawful Rate, then the amount of interest payable to the Holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable to the Holder shall equal the total amount of interest which would have been payable to the Holder if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

         9. No Negotiation. Subject to Section 11, this Note is not negotiable.

         10. Governing Law. THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         11. Security Interest. Stoody may grant a security interest in or otherwise pledge this Note as security (and endorse this Note to the order of such secured party or pledgee), and any Person to whom such security interest is granted or to whom this



                                  -3-                 Seller Purchase Price Note

Note is pledged shall be bound by, and for all purposes takes this Note subject to, the restrictions and other provisions set forth herein.

         12. Captions. Paragraph captions used in this Note are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Note.







                                  -4-                 Seller Purchase Price Note

         IN WITNESS WHEREOF, Victor has caused this Note to be signed and delivered by its duly authorized officer as of the date first above written.


                                                 VICTOR EQUIPMENT COMPANY


                                                 By: /s/ RICHARD G. GAST
                                                     ---------------------------
                                                     Name: Richard G. Gast
                                                     Title: VP







                                  S-1                 Seller Purchase Price Note

                           SELLER PURCHASE PRICE NOTE


                                                                January 31, 2000


         FOR VALUE RECEIVED, the undersigned, VICTOR EQUIPMENT COMPANY, a Delaware corporation ("Victor"), promises to pay to Thermal Dynamics Corporation, a Delaware corporation ("Thermal" and together with its successors and assigns, the "Holder"), on the terms and subject to the conditions set forth in this promissory note (this "Note") and in that certain Receivables Purchase and Sale Agreement of even date herewith (the "RPSA") among Victor, Thermal and certain other subsidiaries of Thermadyne Mfg. LLC, an amount equal to the aggregate unpaid principal amount of all borrowings deemed to be made by Victor from Thermal pursuant to Section 2.02(d) of the RPSA. Such amount, as shown in the records of the Servicer, will be rebuttable presumptive evidence of the principal amount and interest owing under this Note.

         1. RPSA. This Note is a Seller Purchase Price Note described, and is subject to the terms and conditions set forth, in the RPSA. Reference is hereby made to the RPSA for a statement of certain other rights and obligations of Victor and Thermal.

         2. Rules of Construction; Definitions. Certain rules of construction governing the interpretation of this Note are set forth in Annex I to the RPSA and, except as otherwise specifically provided herein, capitalized terms used but not defined herein have the meanings ascribed thereto in Annex I to the RPSA. In addition, as used herein, the following terms have the following meanings:

                 "Final Maturity Date" means the date occurring one year and one day after the Scheduled Initial Principal Payment Date.

                 "Highest Lawful Rate" has the meaning set forth in paragraph 8 hereof.

                 "Reference Rate" means, with respect to any day occurring in a Collection Period, the rate of interest publicly announced from time to time by ABN AMRO Incorporated as its "prime rate" and in effect on the first day of such Collection Period, as determined by the Servicer.

         3. Interest. Victor promises to pay interest on the aggregate unpaid principal amount of this Note outstanding on


                                                      Seller Purchase Price Note
each day during a Collection Period at an adjustable rate per annum equal to the LIBO Rate in effect on the second Business Day in London prior to the commencement of such Collection Period.

         4. Interest Payment Dates.

                      (a) Victor shall pay accrued interest on this Note on each
              Settlement Date and on the Final Maturity Date. Victor also shall pay accrued interest on the principal amount of each prepayment hereof on the date such prepayment is made.

                      (b) Notwithstanding the provisions of paragraph 4 (a), in
              the event that on the date an interest payment is due hereunder the amount of funds available therefor is insufficient to pay any amount due pursuant to paragraph 4 (a), then interest shall be payable only to the extent that funds are available thereof or. All interest on this Note that is not paid when due pursuant to this paragraph 4 (b) shall be automatically deferred, shall constitute a portion of the principal balance of this Note and shall be payable on the next date on which an interest payment on this Note is due and on which funds are available therefor, and all such unpaid interest shall accrue interest at the LIBO Rate until paid in full.

         5. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360-day year.

         6. Principal Payment Dates. Any unpaid principal of this Note shall only become due and payable on the Final Maturity Date. The principal amount of and accrued interest on this Note may be prepaid on any Business Day without premium or penalty; provided, that no prepayment shall be made by Victor to the extent that such prepayment would result in a default in the payment of any other amount required to be paid by Victor under any Program Document.

         7. General. No failure or delay on the part of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by Victor and Thermal, and (b) all consents required for such actions under the Program Documents shall have been received by the appropriate Persons.


                                  -2-                 Seller Purchase Price Note

         8. Limitation on Interest. Notwithstanding anything in this Note to the contrary, Victor shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the "Highest Lawful Rate"). If the effective rate of interest which would otherwise be payable under this Note would exceed the Highest Lawful Rate, or the Holder shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by Victor under this Note to a rate in excess of the Highest Lawful Rate, then
(a) the amount of interest which would otherwise be payable by Victor under this Note shall be reduced to the amount allowed by applicable law, and (b) any unearned interest paid by Victor or any interest paid by Victor in excess of the Highest Lawful Rate shall be refunded to Victor. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Holder under this Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by applicable usury laws (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by Victor in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Holder on any date shall be computed at the Highest Lawful Rate pursuant to the provisions of the foregoing sentence, and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Holder would be less than the amount of interest payable to the Holder computed at the Highest Lawful Rate, then the amount of interest payable to the Holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable to the Holder shall equal the total amount of interest which would have been payable to the Holder if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

         9. No Negotiation. Subject to Section 11, this Note is not negotiable.

         10. Governing Law. THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         11. Security Interest. Thermal may grant a security interest in or otherwise pledge this Note as security (and


                                  -3-                 Seller Purchase Price Note
endorse this Note to the order of such secured party or pledgee), and any Person to whom such security interest is granted or to whom this Note is pledged shall be bound by, and for all purposes takes this Note subject to, the restrictions and other provisions set forth herein.

         12. Captions. Paragraph captions used in this Note are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Note.













                                  -4-                 Seller Purchase Price Note

         IN WITNESS WHEREOF, Victor has caused this Note to be signed and delivered by its duly authorized officer as of the date first above written.


                                                 VICTOR EQUIPMENT COMPANY


                                                 By: /s/ RICHARD G. GAST
                                                     --------------------------
                                                     Name:
                                                     Title:










                                  S-1                 Seller Purchase Price Note

                           SELLER PURCHASE PRICE NOTE

                                                                January 31, 2000


         FOR VALUE RECEIVED, the undersigned, VICTOR EQUIPMENT COMPANY, a Delaware corporation ("Victor"), promises to pay to Tweco Products, Inc., a Delaware corporation ("Tweco" and together with its successors and assigns, the "Holder"), on the terms and subject to the conditions set forth in this promissory note (this "Note") and in that certain Receivables Purchase and Sale Agreement of even date herewith (the "RPSA") among Victor, Tweco and certain other subsidiaries of Thermadyne Mfg. LLC, an amount equal to the aggregate unpaid principal amount of all borrowings deemed to be made by Victor from Tweco pursuant to Section 2.02(d) of the RPSA. Such amount, as shown in the records of the Servicer, will be rebuttable presumptive evidence of the principal amount and interest owing under this Note.

         1. RPSA. This Note is a Seller Purchase Price Note described, and is subject to the terms and conditions set forth, in the RPSA. Reference is hereby made to the RPSA for a statement of certain other rights and obligations of Victor and Tweco.

         2. Rules of Construction; Definitions. Certain rules of construction governing the interpretation of this Note are set forth in Annex I to the RPSA and, except as otherwise specifically provided herein, capitalized terms used but not defined herein have the meanings ascribed thereto in Annex I to the RPSA. In addition, as used herein, the following terms have the following meanings:

                 "Final Maturity Date" means the date occurring one year and one day after the Scheduled Initial Principal Payment Date.

                 "Highest Lawful Rate" has the meaning set forth in paragraph 8 hereof.

                  "Reference Rate" means, with respect to any day occurring in a Collection Period, the rate of interest publicly announced from time to time by ABN AMRO Incorporated as its "prime rate" and in effect on the first day of such Collection Period, as determined by the Servicer.

         3. Interest. Victor promises to pay interest on the aggregate unpaid principal amount of this Note outstanding on each day during a Collection Period at an adjustable rate per



                                                      Seller Purchase Price Note
annum equal to the LIBO Rate in effect on the second Business Day in London prior to the commencement of such Collection Period.

         4. Interest Payment Dates.

                         (a) Victor shall pay accrued interest on this Note on
                each Settlement Date and on the Final Maturity Date. Victor also shall pay accrued interest on the principal amount of each prepayment hereof on the date such prepayment is made.

                         (b) Notwithstanding the provisions of paragraph 4(a),
                in the event that on the date an interest payment is due hereunder the amount of funds available therefor is insufficient to pay any amount due pursuant to paragraph 4(a), then interest shall be payable only to the extent that funds are available therefor. All interest on this Note that is not paid when due pursuant to this paragraph 4(b) shall be automatically deferred, shall constitute a portion of the principal balance of this Note and shall be payable on the next date on which an interest payment on this Note is due and on which funds are available therefor, and all such unpaid interest shall accrue interest at the LIBO Rate until paid in full.

         5. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360-day year.

         6. Principal Payment Dates. Any unpaid principal of this Note shall only become due and payable on the Final Maturity Date. The principal amount of and accrued interest on this Note may be prepaid on any Business Day without premium or penalty; provided, that no prepayment shall be made by Victor to the extent that such prepayment would result in a default in the payment of any other amount required to be paid by Victor under any Program Document.

         7. General. No failure or delay on the part of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by Victor and Tweco, and (b) all consents required for such actions under the Program Documents shall have been received by the appropriate Persons.

         8. Limitation on Interest. Notwithstanding anything in this Note to the contrary, Victor shall never be required to pay



                                  -2-                 Seller Purchase Price Note
unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the "Highest Lawful Rate"). If the effective rate of interest which would otherwise be payable under this Note would exceed the Highest Lawful Rate, or the Holder shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by Victor under this Note to a rate in excess of the Highest Lawful Rate, then (a) the amount of interest which would otherwise be payable by Victor under this Note shall be reduced to the amount allowed by applicable law, and (b) any unearned interest paid by Victor or any interest paid by Victor in excess of the Highest Lawful Rate shall be refunded to Victor. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Holder under this Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by applicable usury laws (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by Victor in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Holder on any date shall be computed at the Highest Lawful Rate pursuant to the provisions of the foregoing sentence, and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Holder would be less than the amount of interest payable to the Holder computed at the Highest Lawful Rate, then the amount of interest payable to the Holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable to the Holder shall equal the total amount of interest which would have been payable to the Holder if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

         9. No Negotiation. Subject to Section 11, this Note is not negotiable.

         10. Governing Law. THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         11. Security Interest. Tweco may grant a security interest in or otherwise pledge this Note as security (and endorse this Note to the order of such secured party or pledgee), and any Person to whom such security interest is granted or to whom this




                                  -3-                 Seller Purchase Price Note

Note is pledged shall be bound by, and for all purposes takes this Note subject to, the restrictions and other provisions set forth herein.

         12. Captions. Paragraph captions used in this Note are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Note.





                                  -4-                 Seller Purchase Price Note

         IN WITNESS WHEREOF, Victor has caused this Note to be signed and delivered by its duly authorized officer as of the date first above written.


                                                 VICTOR EQUIPMENT COMPANY


                                                 By: /s/ RICHARD G. GAST
                                                    ---------------------------
                                                    Name:  Richard G. Gast
                                                    Title: VP












                                  S-1                 Seller Purchase Price Note

                                                                           TAB 6

================================================================================





                     RECEIVABLES PURCHASE AND SALE AGREEMENT

                          Dated as of January 31, 2000

                                      among

                            VICTOR EQUIPMENT COMPANY,

                             as Seller and Servicer,

                          THERMADYNE RECEIVABLES, INC.,

                                  as Purchaser

                                       and

                               THERMADYNE MFG. LLC

                                  as Guarantor





================================================================================

                                TABLE OF CONTENTS

                                    ARTICLE I
                                   DEFINITIONS

1.01.     Certain Definitions. . . . . . . . . . . . . . . . . . . . . . .   1
1.02.     Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . .   1
1.03.     Other Terms. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.04.     Computation of Time Periods  . . . . . . . . . . . . . . . . . .   2

                                   ARTICLE II
                       AMOUNTS AND TERMS OF THE PURCHASES

2.01.     Agreement to Purchase  . . . . . . . . . . . . . . . . . . . . .   2
2.02.     Payment for Purchases; Adjustments to Purchase Price . . . . . .   4
2.03.     Calculation of Purchase Price  . . . . . . . . . . . . . . . . .   6
2.04.     Payments and Computations, Etc.  . . . . . . . . . . . . . . . .   6
2.05.     Transfer of Records to TRI . . . . . . . . . . . . . . . . . . .   7
2.06.     Additional Sellers . . . . . . . . . . . . . . . . . . . . . . .   7
2.07.     Termination of Sellers . . . . . . . . . . . . . . . . . . . . .   7

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

3.01.     Representations and Warranties of Victor . . . . . . . . . . . .    7
3.02.     Representations and Warranties of TRI. . . . . . . . . . . . . .   11
3.03.     Representations and Warranties of Thermadyne . . . . . . . . . .   12

                                   ARTICLE IV
                   GENERAL COVENANTS OF VICTOR AND THERMADYNE

4.01.     Affirmative Covenants of Victor . . . . . . . . . . . . . . . .   15
4.02.     General Reporting Requirements of Victor. . . . . . . . . . . .   19
4.03.     Negative Covenants of Victor  . . . . . . . . . . . . . . . . .   19
4.04.     Covenants of Thermadyne . . . . . . . . . . . . . . . . . . . .   21
4.05.     General Reporting Requirements of Thermadyne. . . . . . . . . .   23

                                    ARTICLE V
                          ADMINISTRATION AND COLLECTION

5.01.     Collection of Receivables . . . . . . . . . . . . . . . . . . .   24
5.02.     Designation of Servicer . . . . . . . . . . . . . . . . . . . .   25
5.03.     Duties of the Servicer; Daily Reports and
          Settlement Statements; Servicer Fee . . . . . . . . . . . . . .   26
5.04.     Responsibilities of Victor  . . . . . . . . . . . . . . . . . .   28
5.05.     Further Action Evidencing Purchases . . . . . . . . . . . . . .   29
5.06.     Application of Collections  . . . . . . . . . . . . . . . . . .   30
5.07.     No Recourse for Credit Problems . . . . . . . . . . . . . . . .   30



                                       (i)

                                   ARTICLE VI
                                 INDEMNIFICATION

6.01.     Indemnities by Victor . . . . . . . . . . . . . . . . . . . . .   30
6.02.     Indemnities by Thermadyne . . . . . . . . . . . . . . . . . . .   33

                                   ARTICLE VII
                               THERMADYNE GUARANTY

7.01.     Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.01.     Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . .   36
8.02.     Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . .   36
8.03.     No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . .   37
8.04.     Binding Effect; Assignability . . . . . . . . . . . . . . . . .   37
8.05.     GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF
          PERSONAL SERVICE AND VENUE; WAIVER OF JURY TRIAL  . . . . . . .   38
8.06.     Costs, Expenses and Taxes . . . . . . . . . . . . . . . . . . .   39
8.07.     References to Victor  . . . . . . . . . . . . . . . . . . . . .   39
8.08.     Execution in Counterparts; Severability . . . . . . . . . . . .   40
8.09.     Termination Date  . . . . . . . . . . . . . . . . . . . . . . .   40
8.10.     No Recourse . . . . . . . . . . . . . . . . . . . . . . . . . .   40
8.11.     No Proceedings  . . . . . . . . . . . . . . . . . . . . . . . .   40
8.12.     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . .   41
8.13.     Survival of Agreement . . . . . . . . . . . . . . . . . . . . .   41



                                      (ii)

                         ANNEXES, SCHEDULES AND EXHIBITS

Annex I                  -    Defined Terms

Schedule 3.01(h)         -    Location of Records and Computer Software

Schedule 3.01(i)         -    List of Lockbox Banks

Schedule 3.01(j)         -    Names Under Which Victor Has Conducted Business

Schedule 3.01(l)         -    List of Computer Programs

Exhibit A                -    Form of Victor Purchase Price Note

Exhibit B                -    Credit and Collection Policy

Exhibit C-1              -    Form of Daily Report (Pre-Liquidation Period)

Exhibit C-2              -    Form of Daily Report (Post-Liquidation Period)

Exhibit D-1              -    Form of Settlement Statement (Pre-Liquidation Period)

Exhibit D-2              -    Form of Settlement Statement (Post-Liquidation Period)

Exhibit E                -    Form of Officer's Certificate



                                      (iii)

                     RECEIVABLES PURCHASE AND SALE AGREEMENT


                  THIS RECEIVABLES PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of January 31, 2000, is among Victor Equipment Company ("Victor"), a Delaware corporation, Thermadyne Receivables, Inc., a Delaware corporation ("TRI") and Thermadyne Mfg. LLC, a Delaware limited liability company ("Thermadyne")


                                  WITNESSETH:

                  WHEREAS, Victor is contemporaneously herewith entering into the First Tier RPSA pursuant to which it will acquire accounts receivable and certain related assets from certain Sellers;

                  WHEREAS, Victor originates its own accounts receivable and related assets;

                  WHEREAS, TRI is a wholly-owned subsidiary of Victor;

                  WHEREAS, TRI was formed for the purpose of purchasing such accounts receivable and related assets from Victor and other transferors;

                  WHEREAS, Victor and TRI have agreed to enter into this Agreement to evidence the terms and conditions under which such purchases shall take place;

                  WHEREAS, Thermadyne joins into this agreement to guarantee certain obligations of Victor and Sellers;

                  NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Certain Definitions. For all purposes of this Agreement, except as otherwise specifically provided herein, capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in Annex I hereto.

                  SECTION 1.02. Accounting Terms. Under this Agreement, all accounting terms not specifically defined herein shall be interpreted, all accounting determinations made and all financial statements prepared in accordance with GAAP.

                  SECTION 1.03. Other Terms. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. The words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole, including the annexes, exhibits and schedules hereto, as the same may from time to time be amended, supplemented or otherwise modified and not to any particular section, subsection or clause contained in this Agreement, and all references to Sections, Annexes, Exhibits and Schedules shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Annexes, Exhibits and Schedules attached hereto, the terms of which Annexes, Exhibits and Schedules are hereby incorporated into this Agreement. Whenever appropriate, in the context, terms used herein in the singular also include the plural, and vice versa.

                  SECTION 1.04. Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."


                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE PURCHASES

                  SECTION 2.01. Agreement to Purchase. (a) On the terms and conditions hereinafter set forth, on each Business Day from and after the Effective Date until the occurrence of the Termination Date, TRI agrees (except as otherwise provided in Section 2.01(c)) to purchase from Victor, and Victor agrees to sell to TRI, (i) all of the Receivables outstanding as of the Business Day before such date, which have not been previously purchased by TRI, (ii) all of the Related Security relating to such Receivables, (iii) all Collections with respect to and other proceeds of such Receivables and Related Security, (iv) all rights and interests of Victor in respect of such Receivables and Related Security (including without limitation rights and interests under or in connection with the First Tier RPSA), and (v) all proceeds of the foregoing (collectively, the "Purchased Assets"). Until the Termination Date, each Purchase described in the preceding sentence shall occur no later than 4:00 p.m. (New York City time) on the date of such Purchase concurrently with payment of the Purchase Price required under Section 2.02. Prior to making any Purchase hereunder, TRI may request from Victor, and Victor shall deliver, such approvals, information, reports or documents as TRI may reasonably request.

                  (b) It is the intention of the parties hereto that each Purchase of Receivables to be made hereunder shall constitute a "sale of accounts," as such term is used in Article 9 of the UCC, and not a loan secured by such accounts. Except for Noncomplying Receivables Adjustments and Dilution Adjustments, each sale of Receivables by Victor to TRI is made without recourse to Victor; provided, however, that (i) Victor shall be liable to TRI for all representations, warranties, covenants and indemnities made by Victor pursuant to the terms of this Agreement (including, without limitation, under Section 6.01), and (ii) such sale does not constitute and is not intended to result in an assumption by TRI or any assignee thereof of any obligation of Victor or any other Person arising in connection with the Receivables, the Related Security and the related Contracts, or any other obligations of Victor or any other Person. In view of the intention of the parties hereto that the Purchases of Receivables to be made hereunder shall constitute a sale of such Receivables rather than a loan secured by such Receivables, Victor agrees to note in its external financial statements that its Receivables have been sold to TRI.

                  (c) Notwithstanding any other provision of this Article II, TRI shall not be required to purchase from Victor nor shall Victor be required to sell to TRI any Receivables originated by Victor or a Seller on or after the earlier of (i) the Termination Date, (ii) the date of any Insolvency Event occurring with respect to Thermadyne, Victor or such Seller, (iii) the discovery by Victor of any Liquidation Event described in clause (h) of the definition thereof with respect to Receivables owned or originated by Victor or Receivables originated by such Seller or Related Security or Collections with respect thereto or (iv) the date on which TRI is notified or is otherwise aware of a filing of any Lien by the IRS or the PBGC; provided, however, that TRI shall automatically resume its purchase of the Receivables from Victor if (A) with respect to clause (ii) above, such Insolvency Event arises as a result of an involuntary bankruptcy or other proceeding filed against Thermadyne, Victor or such Seller, and such proceeding is dismissed or otherwise terminated prior to the Termination Date, (B) with respect to clause (iii) above, such Liquidation Event is cured (without prejudice to the Investors) prior to the Termination Date, and (C) with respect to clause (iv) above, TRI has received a written notice from the IRS or the PBGC, as applicable, that such Lien has been released by the IRS or the PBGC, as applicable.

                  SECTION 2.02. Payment for Purchases; Adjustments to Purchase Price. (a) All proceeds received by TRI from the sale of the Certificates and the reinvestment of Collections, except to the extent otherwise prohibited under the RPA, shall be remitted to Victor for the purposes of: first, paying any obligations of TRI to Victor hereunder, pursuant to Section 8.07(f) of the RPA, and then, subject to the legal availability of funds therefor, paying any dividends on and/or redemptions of the stock of TRI in accordance with TRI's standing resolutions for the payment of such dividends and redemptions to Victor.

                  (b) Each Purchase hereunder shall be consummated through TRI's payment of the applicable Purchase Price therefor in cash, except (i) as otherwise provided in Section 2.02(e) below, and (ii) that TRI may set off against the amount of any such payment amounts then owing to TRI as Dilution Adjustments, Noncomplying Receivables Adjustments and/or other amounts owing to TRI under this Agreement.

                  (c) It shall be a condition precedent to each Purchase hereunder from Victor that (i) the representations and warranties of Victor contained in Section 3.01 are correct in all material respects as to it and as to the Receivables purchased from it on and as of such day as though made on and as of such date (except for representations and warranties which relate to a specific date only), and (ii) no event has occurred and is continuing, or would result from such Purchase, which constitutes a Liquidation Event. Victor, by accepting the proceeds of the Purchase Price for a Purchase, shall be deemed to have certified to TRI the satisfaction of the foregoing conditions precedent; provided, however, that Victor shall not be deemed to have certified the non-existence of a Liquidation Event of which it does not have knowledge which Liquidation Event may have arisen solely on account of actions or omissions of TRI. Upon the payment of the Purchase Price for any Purchase, title to the Purchased Assets included in such Purchase shall vest in TRI, whether or not the conditions precedent to such Purchase were in fact satisfied.

                  (d) Subject to Section 2.02(e) below, TRI shall pay all or part of the applicable Purchase Price for all Purchases of Receivables to be made on any day by paying cash.

                  (e) If, on any day, TRI has insufficient funds to pay in full the Purchase Price owed on such day to Victor, or if Victor otherwise consents, TRI may pay all or part of the applicable Purchase Price to be made on such day by borrowing under its promissory note, in the form of Exhibit A attached hereto (the "Victor Purchase Price Note"), issued in favor of Victor and Victor shall have irrevocably agreed to advance, and shall be deemed to have advanced, a revolving loan in the amount so specified by TRI; provided, however, that TRI may only make payments of the Purchase Price through the use of such revolving loans to the extent that the borrowing of such loans does not cause TRI to be in violation of
Section 7.03 of the RPA. Each such revolving loan shall be payable in accordance with the terms and provisions of the Victor Purchase Price Note, this Agreement and Article VIII of the RPA. Victor may evidence the making of each revolving loan by recording the date and amount thereof on the grid attached to the Victor Purchase Price Note (or any continuation thereof); provided that failure to make any such recordation on such grid or any error in such grid shall not adversely affect Victor's rights to recover the outstanding unpaid principal amount of the revolving loans made under the Victor Purchase Price Note.

                  (f) On each Business Day, Victor shall (or shall cause the Servicer to) report the amount of Dilution, Volume Rebate Offsets, if any, and the Noncomplying Receivables Adjustment applicable to such day. The Dilution Adjustment owing on account of such Dilution, and any Volume Rebate Offsets shall be deducted from the Purchase Price payable on such date; provided, however, that if such Dilution Adjustment shall exceed such Purchase Price, TRI shall be entitled to a reduction in the principal amount of the Victor Purchase Price Note and, if such principal amount shall have been reduced to zero, to a credit against the Purchase Price payable for future sales of Receivables, in an aggregate amount equal to such excess; and provided, further, that if any such credit is not fully utilized within five (5) Business Days, then Victor shall pay to TRI the remaining amount of such credit in cash. If any such Dilution relates to goods which are returned to Victor or repossessed by Victor, then, concurrently with payment of such Dilution Adjustment (whether through offset or otherwise), TRI shall assign and transfer to Victor, without any further action or consideration, all of TRI's right, title and interest in such returned or repossessed goods. In addition, if on any Business Day (i) any Receivables previously sold to TRI under this Agreement have been discovered to be Noncomplying Receivables, then such Noncomplying Receivables Adjustment shall also be deducted from the Purchase Price payable to Victor on such day; provided, however, if (after giving effect to the reduction thereto on account of the Dilution Adjustment on such day), the Noncomplying Receivables Adjustment exceeds such Purchase Price, TRI shall be entitled to a credit against the Purchase Price payable for future sales of Receivables; and provided, further, that if any such credit is not fully utilized within five (5) Business Days, then Victor shall pay to TRI the remaining amount of such credit in cash. After the Liquidation Period has commenced, all further Dilution Adjustments and Noncomplying Receivables Adjustments owing by Victor must be paid in cash within five (5) Business Days of the identification thereof. If, on any date, the Servicer notifies TRI that TRI has received Collections on account of a

Noncomplying Receivable for which a Noncomplying Receivables Adjustment was previously made, then the amount of such Collections must be added to the Purchase Price payable to Victor which previously paid the amount of such Noncomplying Receivable on such date.

                  SECTION 2.03. Calculation of Purchase Price. (a) The Purchase Price Percentage applicable to Purchases from Victor hereunder shall be set forth in Schedule 1 of Annex I hereto for the period until (but not including) the first Settlement Date. Thereafter and from and after each subsequent Settlement Date, the Purchase Price Percentage applicable to Purchases from Victor hereunder shall be as set forth in the most recent Settlement Statement prepared by the Servicer pursuant to Section 5.03(b), and the Purchase Price owed for any Business Day shall be as set forth in the Daily Report prepared by the Servicer pursuant to Section 5.03(b). Victor agrees to provide to the Servicer on a timely basis all information necessary to calculate the applicable Purchase Price Percentage and the applicable Purchase Price.

                  (b) Until TRI shall notify Victor or the Servicer of any exceptions to the calculations contained in any Daily Report or Settlement Statement, each such Daily Report and Settlement Statement shall be deemed to be correct as originally delivered. If TRI shall have notified Victor or the Servicer of any exceptions to the Daily Report or Settlement Statement, Victor, the Servicer and TRI shall promptly endeavor to resolve the matters set forth in such notice. Until such resolution is agreed upon, however, the Daily Report or Settlement Statement originally delivered by the Servicer shall, absent manifest error, continue to be presumed correct for purposes of calculating the applicable Purchase Price payable hereunder until a resolution is reached to the contrary. Nothing contained in this Section 2.03(b), however, shall be deemed to limit the rights of TRI under Section 6.01.

                  SECTION 2.04. Payments and Computations, Etc. All amounts to be paid by TRI to Victor or by Victor to TRI hereunder shall be paid in accordance with the terms hereof no later than 4:00 p.m. (New York City time) on the day when due in Dollars in immediately available funds to such account as Victor or TRI, as applicable, may from time to time specify in writing. Payments received by Victor or TRI after such time shall be deemed to have been received on the next Business Day. In the event that any payment becomes due on a day which is not a Business Day, then such payment shall be made on the next succeeding Business Day. Each party hereto shall, to the extent permitted by law, pay to the other party, on demand, interest on all amounts not paid when due hereunder at two percent (2%) per annum above the Discount Rate in effect on the date such payment was due; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 365 or, as applicable 366 days for the actual number of days (including the first but excluding the last day) elapsed.

                  SECTION 2.05. Transfer of Records to TRI. (a) Each Purchase of Receivables hereunder shall include the transfer to TRI of all of Victor's right and title to and interest in the Records relating to such Receivables (including any such Records transferred to Victor pursuant to the First Tier RPSA) and Victor hereby agrees that such transfer shall be effected automatically with each such Purchase, without any further documentation. In connection with such transfer, Victor shall use all reasonable efforts to enable TRI to use all software used by Victor or any Seller to account for the Receivables, to the extent necessary to administer the Receivables.

                  (b) Victor shall take such action reasonably requested by TRI, from time to time hereafter, that may be necessary or appropriate to ensure that TRI has (i) an enforceable ownership interest in the Records relating to the Receivables purchased from Victor hereunder and (ii) an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

                  SECTION 2.06. Additional Sellers. If at any time prior to the Termination Date, Victor shall designate any Subsidiary of Thermadyne as an additional "Seller" pursuant to the procedures (and subject to the terms) set forth in Section 2.06 of the First Tier RPSA, such additional seller shall be a "Seller" for all purposes of this Agreement.

                  SECTION 2.07. Termination of Sellers. If at any time prior to the Termination Date, Victor shall terminate the obligations of a Seller pursuant to the procedures (and subject to the terms) set forth in Section 2.07 of the First Tier RPSA, such Terminating Seller shall cease to be a Seller for all purposes of this Agreement on the date such termination becomes effective.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 3.01. Representations and Warranties of Victor. Victor represents and warrants that as of the Effective Date and (except for representations and warranties which relate to a specific date only) as of the date of each Purchase:

                  (a) Victor is duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where its ownership of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

                  (b) The execution, delivery and performance by Victor of this Agreement, the other Program Documents to which it is a party and all other agreements, instruments and documents delivered by Victor hereunder and thereunder, and the transactions contemplated hereby and thereby, are within Victor's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not (i) result in or require the creation of any Lien upon or with respect to any of its properties except as created in favor of TRI or the Trustee under the Program Documents or (ii) violate, conflict with or result in a breach or default under any of the following (which, in the case of clause (B) or (C) below, would reasonably be expected to cause a Material Adverse Effect): (A) Victor's certificate of incorporation and bylaws; (B) any law, rule or regulation applicable to Victor or its property; (C) any contractual restriction contained in any material indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on Victor or to which its property is subject; or (D) any order, writ, judgment, award, injunction or decree binding on Victor or to which its property is subject. No transaction contemplated hereby requires compliance with any bulk sales act or similar law. The Program Documents to which it is a party have been duly executed and delivered on behalf of Victor.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery and performance by Victor of this Agreement, any other Program Document or any other agreement, document or instrument delivered hereunder or thereunder except for the filing of UCC financing statements to evidence TRI's ownership interests in the Receivables purchased hereunder and all proceeds thereof, which filings have been duly made and are in full force and effect, and for other consents which have been duly obtained.

                  (d) This Agreement and each of the other Program Documents to which Victor is a party constitutes the legal, valid and binding obligations of Victor enforceable against Victor in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (e) Immediately prior to TRI's acquisition of each Purchased Asset from Victor, Victor shall be the lawful owner of, and have good title to, such Purchased Asset. Upon TRI's acquisition of each Receivable from Victor, TRI shall acquire all of the right, title and interest of Victor in such Receivable and all Purchased Assets relating thereto, free and clear of any Liens (except Permitted Liens and any Liens created by the Program Documents). The conveyances of the Purchased Assets from Victor by TRI constitute true and valid sales or contributions and transfers for consideration (and not merely a pledge of such Purchased Assets for security purposes), enforceable against the creditors of Victor and no such Purchased Assets shall constitute property of Victor. No effective financing statement or other instrument similar in effect covering all or any part of the Purchased Assets naming Victor as assignor or debtor shall at such time be on file in any filing or recording office except as may be filed in favor of TRI, the Trustee or their respective assigns pursuant to the Program Documents.

                  (f) The use of all funds received by Victor under this Agreement will not violate Regulations T, U and X, as in effect from time to time.

                  (g) No information, exhibit, financial statement, Records or report furnished or to be furnished by Victor to TRI or its successors and assigns (including the Trustee and the Investors) in connection with this Agreement or any of the other Program Documents (including without limitation information in the Offering Memorandum) is or shall be inaccurate in any material respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which they were made; provided that the parties hereto understand and agree that one (1) or more mistakes in the calculation of the Net Eligible Receivables (or in information supplied for purposes of such calculation) that causes the Net Eligible Receivables to be overstated by less than $150,000.00 (in the aggregate for all such mistakes by all parties) and such miscalculation, after Victor became aware of it, has continued uncorrected for a period not exceeding two (2) days shall not be considered material for purposes of this representation and warranty.

                  (h) The principal place of business and chief executive office of Victor are located at the address of Victor listed in Section 8.02 and the locations of the offices where the Records and computer software of Victor are kept are listed on Schedule 3.01(h) (or at such other locations, notified to TRI in accordance with Section 4.01(d), in jurisdictions where all action required by Section 5.05 has been taken and completed).

                  (i) Each Obligor with respect to Receivables has been instructed to remit payment on the Receivables either to (1) one of the Lockbox Accounts to be utilized by TRI or (2) directly to the Collection Account. From and after the Effective Date, Victor will have no right, title and/or interest to any of the Lockbox Accounts with respect to the Receivables and will not, and will not permit any Seller to, maintain lockbox accounts in its own name for the collection of the Receivables. The account numbers of all Lockbox Accounts, together with the names and addresses of all the Lockbox Banks maintaining such Lockbox Accounts, are specified in Schedule 3.01(i).

                  (j) During the past five (5) years Victor has had no trade names, fictitious names, assumed names or any other names under which it has done or is doing business except as set forth on Schedule 3.01(j).

                  (k) There are no actions, suits or proceedings pending, or to the knowledge of Victor threatened, against it or affecting it or its property in any court, or before any arbitrator of any kind, or before or by any governmental body, which (i) challenge the validity, legality or enforceability of this Agreement or any of the other Program Documents, or (ii) if adversely determined, could reasonably be expected to have a Material Adverse Effect.

                  (l) All of the computer software used by Victor to account for the Receivables is set forth in Schedule 3.01(l) hereto. Victor, TRI and its assigns have an enforceable right (whether pursuant to Section 2.05 hereunder or by separate sublicense) to use all such computer software to the extent necessary for administering the Receivables.

                  (m) Each Receivable represented to be an Eligible Receivable in any Daily Report, Settlement Statement or other report or writing furnished by Victor to TRI or its successors or assigns (including the Trustee and the Investors) shall, in fact, satisfy the eligibility requirements set forth in the definition of Eligible Receivable.

                  (n) Victor, both prior to and on the Effective Date, (i) is not "insolvent" (as such term is defined in Section 101(31)(A) of the Bankruptcy Code); (ii) is able to pay its debts as they mature; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

                  (o) Victor is entering into the transactions contemplated by the Program Documents in reliance on TRI's identity as a separate legal entity from Victor and each of its Affiliates other than TRI, and acknowledges that TRI and the other parties to the Program Documents are similarly entering into the transactions contemplated by the other Program Documents in reliance on TRI's identity as a separate legal entity from Victor and each such other Affiliate.

                  (p) Victor is not (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or (ii) a "holding company", or a "subsidiary company" or an "affiliate" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (q) None of the inventory, the sale of which has given or may hereafter give rise to a Receivable, is subject to any Lien (other than Permitted Liens).

                  (r) As of the Effective Date, Victor is not in default under any material indenture, loan or credit agreement with respect to Indebtedness, the effect of which is to cause, or to permit (or would, with the giving of notice or the lapse of time or both, permit) the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity.

                  (s) Victor currently maintains, and shall continue to maintain, such liability and casualty insurance as may be required by law and as is necessary for the continued operation of its businesses as is customarily maintained by companies engaged in similar businesses.

                  (t) Victor has a net worth not less than $10.0 million.

                  SECTION 3.02. Representations and Warranties of TRI. TRI represents and warrants that as of the Effective Date and (except for representations and warranties which relate to a specific date only) as of the date of each Purchase:

                  (a) TRI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where its ownership of property or the conduct of its business requires such qualification, except where the failure to be so qualified and to be in good standing could not reasonably be expected to have a Material Adverse Effect.

                  (b) The execution, delivery and performance by TRI of this Agreement, the other Program Documents to which it is a party and all other agreements, instruments and documents delivered by TRI hereunder and thereunder, and the transactions contemplated hereby and thereby, are within TRI's corporate powers, and have been duly authorized by all necessary corporate action, and do not and will not (i) result in or require the creation of any Lien upon or with respect to any of its properties except as created in favor of the Trustee or the Investors or (ii) violate, conflict with or result in a breach or default under any of the following (which, in the case of clauses (B) and (C) below, would not reasonably be expected to cause a Material Adverse Effect): (A) TRI's certificate of incorporation or bylaws; (B) any law, rule or regulation applicable to TRI or its property; (C) any contractual restriction contained in any material indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on TRI or to which its property is subject; or (D) any order, writ, judgment, award, injunction or decree binding on TRI or to which its property is subject. This Agreement has been duly executed and delivered on behalf of TRI.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any government authority or regulatory body or other Person is required for the due execution, delivery and performance by TRI of this Agreement, any other Program Document to which it is a party or any other agreement, document or instrument delivered hereunder or thereunder except for the filing of UCC financing statements to evidence TRI's ownership interests in the Receivables purchased hereunder and all proceeds thereof.

                  (d) This Agreement and each of the other Program Documents to which TRI is a party constitutes the legal, valid and binding obligation of TRI enforceable against TRI in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  SECTION 3.03. Representations and Warranties of Thermadyne. Thermadyne represents and warrants that as of the Effective Date and (except for representations and warranties which relate to a specific date only) as of the date of each Purchase:

                  (a) Thermadyne is a limited liability company duly formed, validly existing and in good standing under the laws of the state of its formation and is duly qualified to do business, and is in good standing, in every jurisdiction where its ownership of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

                  (b) The execution, delivery and performance by Thermadyne of this Agreement, the other Program Documents to which it is a party and all other agreements, instruments and documents delivered by Thermadyne hereunder and thereunder, and the transactions contemplated hereby and thereby, are within Thermadyne's powers, have been duly authorized by all necessary action, and do not and will not (i) result in or require the creation of any Lien upon or with respect to any of its properties or (ii) violate, conflict with or result in a breach or default under any of the following (which in the case of clause (B) or (C) below would reasonably be expected to cause a Material Adverse Effect):
(A) Thermadyne's certificate of formation or limited liability company regulations; (B) any law, rule or regulation applicable to Thermadyne or its property; (C) any contractual restriction contained in any material indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on Thermadyne or to which its property is subject; or (D) any order, writ, judgment, award, injunction or decree binding on Thermadyne or to which its property is subject. No transaction contemplated hereby requires compliance with any bulk sales act or similar law. The Program Documents to which it is a party have been duly executed and delivered on behalf of Thermadyne.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery and performance by Thermadyne of this Agreement, any other Program Document or any other agreement, document or instrument delivered hereunder or thereunder, except for certain consents which have been duly obtained.

                  (d) This Agreement and each of the other Program Documents to which Thermadyne is a party constitutes the legal, valid and binding obligation of Thermadyne enforceable against Thermadyne in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity including principles of commercial reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (e) No information, exhibit, financial statement, Record or report furnished or to be furnished by Thermadyne in connection with the Program Documents (including without limitation information in the Offering Memorandum) is or shall be inaccurate in any material respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which they were made.

                  (f) There are no actions, suits or proceedings pending, or to the knowledge of Thermadyne threatened, against it or affecting it or its property in any court, or before any arbitrator of any kind, or before or by any governmental body, which (i) challenge the validity, legality or enforceability of any of the Program Documents, or (ii) if adversely determined, could reasonably be expected to have a Material Adverse Effect.

                  (g) Thermadyne is entering into the transactions contemplated by the Program Documents in reliance on TRI's identity as a separate legal entity from Thermadyne and each of its Affiliates other than TRI, and acknowledges that TRI and the other parties to the Program Documents are similarly entering into the transactions contemplated by the other Program Documents in reliance on TRI's identity as a separate legal entity from Thermadyne and each such other Affiliate.

                  (h) Thermadyne is not (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or (ii) a "holding company", or a "subsidiary company" or an "affiliate" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (i) Thermadyne has delivered to TRI and its successors and assigns (including the Trustee and the Investors) complete and correct copies of
(i) the audited consolidated financial statements of Thermadyne and Thermadyne's Subsidiaries for its fiscal year ended December 31, 1998, (ii) the unaudited consolidated balance sheet of Thermadyne and Thermadyne's Subsidiaries as of September 30, 1999 and related consolidated statements of operations for the three- and nine-month periods then ended; and the related statement of cash flows for the nine-month period then ended. Such items have been prepared in accordance with GAAP consistently applied (subject to normal year-end adjustments in the case of the statements referred to in clause (ii) above), and present fairly in all material respects Thermadyne's financial position as of the dates indicated above and the results of its operations for the respective periods then ended.

                  (j) As of the Effective Date, Thermadyne is not in default under any material indenture, loan or credit agreement with respect to Indebtedness, the effect of which is to cause, or to permit (or would, with the giving of notice or the lapse of time or both, permit) the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity.

                  (k) Thermadyne currently maintains, and shall continue to maintain, such liability and casualty insurance as may be required by law, as is necessary for the continued operation of its businesses and as is customarily maintained by companies engaged in similar businesses.


                                   ARTICLE IV

                   GENERAL COVENANTS OF VICTOR AND THERMADYNE

                  SECTION 4.01. Affirmative Covenants of Victor. From the date hereof until the Collection Date, Victor will, unless TRI shall otherwise consent in writing:

                  (a) Compliance with Laws, Etc. Comply in all respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Receivables and related Contracts included in the Purchased Assets, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                  (b) Preservation of Corporate Existence. Preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its ownership of property or the conduct of its business requires such qualification, except where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could not reasonably be expected to have a Material Adverse Effect; provided, that nothing in this Section 4.01(b) shall be deemed to prohibit Victor or any Affiliate of Victor from merging with or consolidating with or into, or from disposing of assets (other than the Purchased Assets) to and from Victor or any Affiliate of Victor (other than TRI); provided, further, that any survivor of any such merger or consolidation of Thermadyne, Victor or a Seller (as applicable) must assume in writing the obligations of Thermadyne, Victor or such Seller (as applicable) under the Program Documents.

                  (c) Performance and Compliance with Receivables and Contracts. At its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, except where the failure to so perform and comply could not reasonably be expected to have a Material Adverse Effect.

                  (d) Location of Records. Keep its principal place of business and chief executive office at the address of Victor listed in Section 8.02 and the offices where it keeps its Records, at the addresses of Victor referred to on Schedule 3.01(h) or, upon thirty (30) days prior written notice to TRI and the Trustee, at such other locations within the United States where all action required by Section 5.05 shall have been taken and completed.

                  (e) Credit and Collection Policy. Comply in all material respects with the Credit and Collection Policy attached hereto as Exhibit B (as such Credit and Collection Policy may be amended in accordance with Section 403(c)) applicable to the Receivables and the related Contracts included in the Purchased Assets.

                  (f) Collections. Instruct all Obligors to cause all Collections relating to Receivables to be deposited directly to a Lockbox Account or directly to the Collection Account. If Victor or any of its agents, representatives or Subsidiaries shall receive any Collections, such recipient will comply with the terms and provisions of Section 5.01(a) hereof.

                  (g) Audits. At any time and from time to time, following five
(5) Business Days notice from TRI, and during regular business hours, permit TRI, or its agents or representatives or permitted assignees, (i) to have access to the offices, properties and computer software of Victor and its Affiliates for purposes of accessing all Records transferred hereunder and to otherwise examine and make copies of and abstracts from all such Records and (ii) to discuss matters relating to the Victor Transferred Assets or performance by Victor and its Subsidiaries under the Program Documents with any of the officers or employees of Victor or any of its agents, representatives or Subsidiaries having knowledge of such matters, and (iii) to verify the validity, amount or any other matter relating to any Receivable.

                  Victor further agrees that TRI or its assigns shall be entitled to have certified public accountants or other auditors conduct a review of their Records relating to the Purchased Assets in connection with any outside review of such Purchased Assets as contemplated under Section 6.02 of the RPA (and subject to the limits on the frequency of such reviews set forth therein); provided, however, that unless a Liquidation Event has occurred and is continuing, the scope of such review shall be reasonable, taking into account market practice for similar transactions. Victor agrees that the Trustee shall be permitted to substitute for and/or accompany TRI on any such inspection or visit and to participate in any such discussion. Victor further agrees to instruct its independent accountants to cooperate with any reasonable request of TRI and the Trustee or their respective agents or representatives, in connection with the performance of such accountants' routine verification procedures with respect to the Receivables or the Related Security. Without limiting the foregoing, Victor shall, in connection with any review of TRI's Records by certified public accountants or other auditors pursuant to
Section 6.02 of the RPA, permit such accountants or auditors to examine the books and Records of Victor and each Seller relating to the Purchased Assets and the Program Documents.

                  (h) Delivery of Records. Upon the request of TRI, its agents, representatives or successors and assigns (including the Trustee and the Investors) deliver or cause to be delivered, as frequently as may be reasonably requested, copies of all Records, including computer tapes generated by or on behalf of Victor or any Affiliate of Victor, relating to the Purchased Assets (including all Receivables and Collections included therein).

                  (i) Segregation of Collections. Use all reasonable efforts to minimize the deposit of any funds other than Collections into any of the Lockbox Accounts and, to the extent that any such funds are nevertheless deposited into any of such Lockbox Accounts, promptly identify any such funds to TRI and the Trustee.

                  (j) Books and Records. Maintain at all times complete Records and accounts relating to the Purchased Assets (including all Receivables and Collections included therein) in which timely entries are made in accordance with GAAP. Such Records shall be marked to indicate the sales of all Receivables and Related Security hereunder and shall include, without limitation, (a) all payments received and all credits and extensions granted with respect to the Receivables; (b) the return, rejection, repossessions, or stoppage in transit of any merchandise the sale of which has given rise to a Receivable; and (c) any other Dilution Factors.

                  (k) Identification of Eligible Receivables. (i) Establish and maintain procedures as are necessary for determining whether each Receivable qualifies as an Eligible Receivable and for identifying, on any date, the aggregate Outstanding Balances of all Eligible Receivables; and (ii) notify TRI and the Servicer in advance of Purchase in the Daily Report for such day if a Receivable to be sold hereunder will, to Victor's knowledge, not be an Eligible Receivable as of the date of Purchase.

                  (l) Notification of Noncomplying Receivables. Promptly notify TRI and the Servicer of Victor's determination that any Receivables previously sold by Victor hereunder were Noncomplying Receivables.

                  (m) Separate Identity. Take all actions required to maintain TRI's status as a separate legal entity, including, without limitation, (i) not holding TRI out to third parties as other than an entity with assets and liabilities distinct from Victor and Victor's Affiliates; (ii) not holding itself out to be responsible for the debts of TRI or, other than by reason of owning capital stock of TRI, for any decisions or actions relating to the business and affairs of TRI; (iii) taking such other actions as are reasonably necessary on its part so that TRI's corporate procedures required by its certificate of incorporation and bylaws are duly and validly taken; and (iv) taking such other actions as may be reasonably necessary on its part so that TRI is in compliance at all times with Section 5.01(l) and Section 6.09 of the RPA. Victor will cause any financial statements consolidated with those of TRI to contain a footnote to the effect that TRI's business consists of the purchase of Receivables from Victor and that TRI is a separate corporate entity with its own separate creditors who have relied on TRI's separate existence in extending such credit.

                  (n) Taxes. File or cause to be filed, and cause each Person with whom it shares consolidated tax liability to file, all Federal, state and local tax returns which are required to be filed by it, except where the failure to file such returns could not reasonably be expected to have a Material Adverse Effect, and pay or cause to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which Victor or such Person shall have set aside adequate reserves on its books in accordance with GAAP and which proceedings, if adversely determined, could not reasonably be expected to have a Material Adverse Effect.

                  (o) Rights Against Sellers. Take such actions as TRI or its successors and assigns (including the Trustee and the Investors) reasonably request to enforce the First Tier RPSA or otherwise protect the interests of TRI and its successors and assigns in connection therewith.

                  (p) Compliance with Opinion Assumptions. Take all other actions reasonably necessary on its part to maintain the accuracy of all factual assumptions relating to Victor set forth in the legal opinions described in Section 4.01(xi) of the RPA.

                  (q) Consistent actions. Take no action that is inconsistent with TRI's ownership interest in any Purchased Assets following the sale thereof.

                  SECTION 4.02. General Reporting Requirements of Victor. From the date hereof until the Collection Date, Victor shall, unless TRI shall otherwise consent in writing, furnish to TRI:

                  (a) As soon as practicable and in no event later than two (2) Business Days after the occurrence of each Liquidation Event or Unmatured Liquidation Event, a statement of a senior financial or accounting officer of Victor setting forth such Liquidation Event or Unmatured Liquidation Event and the action which Victor proposes to take with respect thereto; and

                  (b) Promptly, from time to time, such other information, documents, Records or reports respecting the Purchased Assets or the conditions or operations, financial or otherwise, of Victor as TRI, the Trustee, or any of their respective agents, representatives or permitted assignees, may from time to time reasonably request, in order to protect the interests of TRI and its assigns under or as contemplated by this Agreement and the other Program Documents and to enable TRI and the Trustee to perform their respective obligations under the other Program Documents.

                  SECTION 4.03. Negative Covenants of Victor. From the date hereof until the Collection Date, Victor will not, without the written consent of TRI:

                  (a) Sales, Liens, Etc. Against Receivables. Except as otherwise provided herein, (1) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Liens (except as created in favor of TRI hereby or as created by TRI pursuant to any Program Document and except for Permitted Liens) upon or with respect to any of the Purchased Assets or any Lockbox Account; or (2) assign any right to receive income in respect of such Purchased Assets or Lockbox Account. In the event that Victor fails to keep any Purchased Assets free and clear of any Lien (except as created in favor of TRI hereunder or as created by TRI pursuant to any other Program Document and except for Permitted Liens), TRI may (without limiting its other rights with respect to Victor's breach of its obligations hereunder) make reasonable expenditures necessary to release such Lien. TRI shall be entitled to indemnification for any such expenditures pursuant to the indemnification provisions of Section 6.01, or TRI may, alternatively, deduct such expenditures as an offset to other Purchase Price owed to Victor hereunder or as a reduction to the Victor Purchase Price Note; provided, however, that in the event of any dispute between Victor and the alleged holder of such Lien as to the amount or validity of such Lien, such expenditure shall be made only after consultation with Victor as to the status of such Lien and the action Victor or any of its Consolidated Affiliates is taking or plans to take with respect thereto.

                  (b) Extension or Amendment of Receivables. Except for the adjustments made in its capacity as an agent of the Servicer pursuant to Section 5.03(a), extend, amend or otherwise modify the terms of any of Receivables included in the Purchased Assets without the prior consent of TRI.

                  (c) Change in Credit and Collection Policy. (i) Make any change in the Credit and Collection Policy which could reasonably be expected to impair the collectibility of the Receivables or to result in a material delay in the collection thereof, or (ii) except as otherwise permitted under Section 5.03, amend or modify the terms of a Receivable in a way that would materially impair the collectibility thereof or cause a Receivable that would otherwise become ineligible to remain an Eligible Receivable.

                  (d) Change in Payment Instructions to Obligors. (i) Make any change in its instructions to Obligors directing payments other than to a Lockbox Bank or the Collection Account, or (ii) voluntarily add or terminate any bank as a Lockbox Bank unless, with respect to the addition of a Lockbox Bank, TRI and the Trustee shall have first approved such bank as Lockbox Bank (which approval shall not be unreasonably withheld, conditioned or delayed) and shall have received (x) copies of Lockbox Agreements executed by each new Lockbox Bank, TRI and the Trustee and (y) copies of all agreements and documents signed by Victor, TRI, the Servicer and the Trustee or the respective Lockbox Bank with respect to any new Lockbox Account.

                  (e) Change in Corporate Name. Make any change to its corporate name or conduct any business under any trade names, fictitious names or assumed names unless (i) TRI and the Trustee shall have received thirty (30) days prior written notice of such name change or use and (ii) at least ten (10) days prior to the effective date of any such name change or use, Victor shall have executed and delivered to TRI such financing statements (Form UCC-1 and UCC-3) as TRI may request or as are necessary to reflect such name change or use.

                  (f) Accounting of Purchases. Prepare any external financial statements which shall account for the transactions contemplated hereby in any manner other than the sale of the

Purchased Assets by Victor to TRI, or in any other respect account for or treat the transactions contemplated hereby (including but not limited to accounting and, where taxes are not consolidated, for tax reporting purposes) in any manner other than as a sale of the Purchased Assets by Victor to TRI.

                  (g) First Tier RPSA. Agree to or suffer to exist any amendment or modification of, or supplement to, the First Tier RPSA, or agree to any waiver of any provision thereof, without the prior written consent of TRI and the Trustee.

                  (h) Minimum Net Worth. Permit, at any time, its net worth to be less than $10.0 million.

                  SECTION 4.04. Covenants of Thermadyne. From the date hereof until the Collection Date, Thermadyne will, unless TRI shall otherwise consent in writing:

                  (a) Compliance with Laws, Etc. Comply in all respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Receivables and related contracts included in the Purchased Assets, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                  (b) Preservation of Existence. Preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction where its ownership of property or the conduct of its business requires such qualification except where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could not reasonably be expected to have a Material Adverse Effect; provided, that nothing in this Section 4.04(b) shall be deemed to prohibit Thermadyne or any Affiliate of Thermadyne from merging with or consolidating with or into, or from disposing of assets (other than the Purchased Assets) to and from Thermadyne or any Affiliate of Thermadyne (other than TRI); provided, further, that any survivor of any such merger or consolidation of Thermadyne must assume in writing the obligations of Thermadyne under the Program Documents.

                  (c) Audits. At any time and from time to time, following five
(5) Business Days notice from TRI, and during regular business hours, permit TRI, or its agents or representatives or permitted assignees, (i) to have access to the offices, properties and computer software of Thermadyne and its Affiliates for purposes of accessing all Records, if any, in respect of the Purchased Assets and to otherwise examine and make copies of all abstracts from such Records and (ii) to discuss matters relating to the Purchased Assets or performance by

Thermadyne and its Subsidiaries under the Program Documents with any of the officers or employees of Thermadyne or any of its agents, representatives or Subsidiaries having knowledge of such matters, and (iii) to verify the validity, amount or any other matter relating to any Receivable.

                  (d) Separate Identity. Take all actions required to maintain TRI's status as a separate legal entity, including, without limitation, (i) not holding TRI out to third parties as other than an entity with assets and liabilities distinct from Thermadyne and Thermadyne's Affiliates; (ii) not holding itself out to be responsible for the debts of TRI (except in connection with the guarantee included in the Program Documents) for any decisions or actions relating to the business and affairs of TRI; (iii) taking such other actions as are reasonably necessary on its part so that TRI's corporate procedures required by its certificate of incorporation and bylaws are duly and validly taken; and (iv) taking such other actions as may be reasonably necessary on its part so that TRI is in compliance at all times with Section 5.01(1) and
Section 6.09 of the RPA. Thermadyne will cause any financial statements consolidated with those of TRI to contain a footnote to the effect that TRI's business consists of the purchase of Receivables from Victor and Sellers and that TRI is a separate corporate entity with its own separate creditors who have relied on TRI's separate existence in extending such credit.

                  (e) Taxes. File or cause to be filed, and cause each Person with whom it shares consolidated tax liability to file, all Federal, state and local tax returns which are required to be filed by it, except where the failure to file such returns could not reasonably be expected to have a Material Adverse Effect, and pay or cause to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which Thermadyne or such Person shall have set aside adequate reserves on its books in accordance with GAAP and which proceedings, if adversely determined, could not reasonably be expected to have a Material Adverse Effect.

                  (f) Ownership of Sellers. Take all actions required on its part so that, at all times through the Collection Date, Thermadyne continues to own (directly or indirectly) at least eighty percent (80%) of the issued and outstanding equity interests of Victor and each Seller; provided, that Thermadyne shall notify the Trustee and the Rating Agency of any change of the equity interests of Victor or a Seller.

                  (g) Accounting of Purchases. Not prepare any external financial statements which shall account for the transactions contemplated hereby in any manner other than the sale of the Purchased Assets by Victor to TRI, or in any other respect account for or treat the transactions contemplated hereby (including but not limited to accounting and, where taxes are not consolidated, for tax reporting purposes) in any manner other than as a sale of the Purchased Assets by Victor to TRI.

                  (h) Compliance with Opinion Assumptions. Take all other actions reasonably necessary on its part to maintain the accuracy of all factual assumptions relating to Thermadyne set forth in the legal opinions described in
Section 4.0l(xi) of the RPA.

                  (i) Consistent actions. Take no action that is inconsistent with TRI's ownership interest in any Purchased Assets following the sale thereof to TRI.

                  SECTION 4.05. General Reporting Requirements of Thermadyne. From the date hereof until the Collection Date, Thermadyne shall, unless TRI shall otherwise consent in writing, furnish to TRI:

                  (a) As soon as practicable and in no event later than two (2) Business Days after the occurrence of each Liquidation Event or Unmatured Liquidation Event, a statement of a senior financial or accounting officer of Thermadyne setting forth such Liquidation Event or Unmatured Liquidation Event and the action which Thermadyne proposes to take with respect thereto;

                  (b) As soon as available and in any event within one-hundred five (105) days after the end of each fiscal year of Thermadyne and Thermadyne's Subsidiaries, a copy of the annual statements of operations and cash flows of Thermadyne for such fiscal year and the related balance sheet as at the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and prepared in accordance with GAAP consistently applied (except for such changes in application which are not objected to or taken exception to by Thermadyne's independent public accountants and disclosed therein), reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Thermadyne, together with a report from Thermadyne's independent public accountants confirming that, in conducting such audit, nothing came to their attention which caused them to believe that Thermadyne was not in compliance with this Agreement insofar as it relates to accounting matters, with the understanding that such audit was not directed primarily toward obtaining knowledge of such noncompliance;

                  (c) As soon as available and in any event within sixty (60) days after the end of the first three (3) fiscal quarters of each fiscal year of Thermadyne, a copy of the unaudited statements of operations and cash flows for Thermadyne for such fiscal quarter and for the period from the beginning of the respective fiscal year to the end of such fiscal quarter and the related unaudited balance sheet as at the end of such fiscal quarter; setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and all of the foregoing to be prepared in accordance with GAAP consistently applied (except for such changes in application which are approved by Thermadyne's financial officer preparing such statements and disclosed therein);

                  (d) Contemporaneously with the furnishing of a copy of the annual and quarterly financial statements provided for in Sections 4.05(b) and
(c), a certificate in the form of Exhibit E dated the date of delivery and signed by an appropriate officer of Thermadyne, which certificate shall state that said financial statements fairly present the financial position and results of operations of Thermadyne and were prepared in accordance with GAAP consistently applied (except for such changes in application which are approved by such officer and disclosed therein and, in the case of quarterly reports, further subject to normal year-end adjustments) and that, to the best of such officer's knowledge, no Liquidation Event or Unmatured Liquidation Event has occurred during the applicable reporting period or, if there is any such event, describing it and the steps, if any, taken or being taken to cure it.


                                    ARTICLE V

                          ADMINISTRATION AND COLLECTION

                  SECTION 5.01. Collection of Receivables. (a) As of the Effective Date, Victor and Sellers shall have transferred to TRI the exclusive ownership and control of the Lockbox Accounts, and Victor hereby agrees to take, and to cause Sellers to take, any further action reasonably necessary or that TRI or the Trustee may reasonably request to effect or maintain the effectiveness of any such transfer. From and after the Effective Date, Victor and Sellers shall have no further right, title and/or interest in or control over any of the Lockbox Accounts. Unless instructed otherwise by the Trustee pursuant to its authority under the RPA, each Lockbox Bank shall be instructed to remit, on a daily basis, via overnight or same day transfer, all amounts deposited in its Lockbox Accounts to the Collection Account in accordance with the terms of a Lockbox Agreement substantially in the form of Exhibit 8.01 to the RPA. The Servicer shall advise TRI daily of the amount of Collections received or to be received into the Collection Account on such day with respect to the Receivables and TRI shall determine the amounts of such Collections which, pursuant to the terms of the RPA, may be used by TRI to purchase new Receivables hereunder. If Victor or any of their agents or representatives shall at any time receive any cash, checks or other instruments which constitute Collections, such recipient shall segregate such payment and hold such payment in trust for and in a manner acceptable to TRI and shall, promptly after of any such identification of payments aggregating at least $1,000.00, remit all such cash, checks and instruments, duly endorsed without recourse or with duly executed instruments of transfer without recourse, to a Lockbox Account or to the Collection Account. TRI may notify any or all of the Obligors of the ownership of the Purchased Assets by TRI and may direct any or all of the Obligors of Receivables included in the Purchased Assets to pay all amounts payable under any such Receivables directly to TRI or its designee (i) at any time, with contemporaneous notice to Victor, after the occurrence and during the continuance of a Liquidation Event or (ii) otherwise, at any time following five
(5) Business Days advance notice to Victor. At TRI's request and at Victor's expense, Victor shall give notice of TRI's ownership of the Purchased Assets to each Obligor thereunder and direct that payments be made directly to TRI or its designee and assemble all Records of Victor, and make the same available to TRI at a place selected by TRI or its successors and assigns (including the Trustee and the Investors). Victor hereby authorizes TRI, and gives TRI its irrevocable power of attorney, which authorization shall be coupled with an interest, to take any and all reasonable steps in Victor's name and on behalf of Victor, which steps are reasonably necessary or desirable, in the reasonable determination of TRI, to collect all amounts due under the Purchased Assets, including, without limitation, endorsing Victor's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

                  (b) TRI shall, following notification that Collections of any Receivable or other intangible owed to Victor or an Affiliate thereof, which is not a Purchased Asset, have been deposited into the Lockbox Accounts, segregate all such Collections. Promptly, after such misapplied Collections have been reasonably identified to TRI, TRI shall turn over to Victor or such Affiliate, as applicable, all such Collections less all reasonable and appropriate out-of-pocket costs and expenses, if any, incurred by TRI in collecting such Receivables.

                  SECTION 5.02. Designation of Servicer. The servicing, administering and enforcement of collection of the Receivables shall be conducted by the Person (the "Servicer") so designated from time to time in accordance with this Section 5.02. Victor is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof, provided that TRI or, subject to the terms set forth in the RPA, the Trustee may, upon the occurrence of a Servicer Termination Event, give notice to Victor of the designation of a new Servicer to succeed Victor and may thereafter designate any Person to succeed such successor Servicer on the condition that any such Person so designated shall agree to perform the duties and obligations of the Servicer provided herein or in the RPA. In the event that TRI or the Trustee, as applicable, is unable to designate a successor Servicer, the Trustee shall serve as the Servicer until a successor Servicer is designated pursuant to Section 8.02(a) of the RPA. In addition to the foregoing, and subject to the terms set forth in the RPA, until TRI or the Trustee gives notice to Victor of the designation of a new Collection Agent, TRI hereby designates Victor as, and Victor hereby agrees to perform the duties and obligations of, the Collection Agent under the RPA. It is expressly understood that, as between Victor and TRI, TRI will retain responsibility for withdrawing all amounts remitted to the Lockbox Accounts and Victor shall have no such rights of withdrawal. TRI may at any time designate any Person (including itself) to replace Victor as Servicer or Collection Agent. For so long as Victor is the Servicer, Victor may delegate certain servicing obligations to Sellers, but Victor shall not be relieved of any of its obligations as Servicer as a result of such delegation.

                  SECTION 5.03. Duties of the Servicer; Daily Reports and Settlement Statements; Servicer Fee. (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable included in the Purchased Assets from time to time; provided, however, that the Servicer shall not extend, modify or amend any Receivable without TRI's prior consent, except that the Servicer may make adjustments to reflect Dilution, Write-Offs, and the taking of Receivable Notes in accordance with the terms of the Credit and Collection Policy. The Servicer shall exercise the same care and apply the same policies with respect to the collection of the Receivables that it would exercise and apply if it owned such Receivables, all with reasonable care and diligence and otherwise in accordance with all applicable laws, rules and regulations and in accordance with the applicable Credit and Collection Policy. In addition, the Servicer shall, unless TRI otherwise revokes such authority in writing, (a copy of which revocation shall be delivered to the Trustee), enforce TRI's rights and interests, if any, in and under the Receivables, the Related Security and the Contracts included in the Purchased Assets. Notwithstanding anything to the contrary contained herein, (x) TRI shall have the absolute and unlimited right to direct the Servicer (whether the Servicer is Victor or otherwise) to commence or settle any legal action to enforce collection of any Receivable owned by TRI or to foreclose upon or repossess any Related Security owned by TRI; and (y) the

Servicer shall not, under any circumstances, be entitled to make Victor, any Seller or TRI a party to any litigation without TRI's express prior written consent. The Servicer shall adjust the Outstanding Balance of any Receivable to reflect Dilution and Write-Offs in accordance with the Credit and Collection Policy. The Servicer's authorization under this Agreement shall terminate on the Collection Date. Notwithstanding any other provision of this Agreement, Victor's obligation to act as Servicer and to act as Collection Agent under the RPA shall terminate on the Collection Date.

                  (b) In addition to its other responsibilities hereunder, the Servicer shall be responsible for preparing and delivering to TRI the Daily Reports and Settlement Statements as more fully described below. On each Business Day, the Servicer shall deliver to TRI, by no later than 2:00 p.m. (New York City time) a Daily Report with respect to such date in the form of Exhibit C-1 (if such Business Day occurs prior to the commencement of the Liquidation Period) or Exhibit C-2 (if such Business Day occurs during the Liquidation Period) hereto; provided, however, that the Servicer shall be able to designate (by at least two (2) Business Days prior written notice to TRI and the Trustee) up to five (5) non-consecutive Business Days during any calendar year on which no Daily Report will be so delivered due to the fact that the Servicer will not be open for business on such day; and provided, further that the Trustee shall not apply, allocate or distribute funds pursuant to Section 8.07 or 8.08 of the RPA on any such date when no Daily Report is delivered, except for distributions of funds on any Settlement Date. With respect to each Collection Period, the Servicer shall prepare and deliver, by the Reporting Date of the subsequent month, a Settlement Statement, in the form of Exhibit D-l (if the Liquidation Period has not yet commenced) or Exhibit D-2 hereto (if the Liquidation Period has commenced), as applicable. Victor agrees to provide to the Servicer and/or to the Collection Agent on a timely basis all information necessary for the preparation and delivery of the foregoing reports.

                  (c) In consideration for Servicer's services as the Servicer and as Collection Agent under the RPA, TRI shall pay to the Servicer a fee (the "Servicer Fee") as set forth in this paragraph below. The Servicer hereby acknowledges that, except for the Servicer Fee owed under this paragraph, the Servicer's costs of performing its duties as Servicer hereunder and as Collection Agent under the RPA (including the accounting costs and expenses for reviews of the Victor Transferred Assets required under the RPA) shall not be chargeable against TRI or its assigns. The Servicer Fee shall be paid monthly on each Settlement Date prior to the Termination Date for the immediately preceding Collection Period in an amount equal to the product of (i) the average Outstanding Balances of all Receivables during the prior Collection Period times (ii) two percent (2%) per annum calculated on the basis of actual days elapsed during such Collection Period and a year of 365 or 366 days, as applicable. After the Termination Date, the Servicer Fee will be paid as provided in Section 8.08 of the RPA. If Victor is replaced as the Servicer prior to the end of a Collection Period, it shall be entitled to a pro rata portion of the Servicer Fee for such period.

                  (d) The Servicer shall implement and maintain administrative and operating procedures reasonably necessary for the performance of its obligations hereunder (including, without limitation, an ability to recreate Records in the event of the destruction of any originals thereof). The Servicer shall also maintain at all times complete Records and accounts relating to the Receivables, Collections and other Purchased Assets in which timely entries are made in accordance with GAAP, as are necessary for the performance of its obligations hereunder. Such Records and accounts shall, without limitation, be adequate to permit the daily calculation of all information required to be included in the Daily Report. Copies of such entries shall promptly be delivered to TRI or its agents, representatives or permitted assignees upon request. Victor's master computer records regarding the Receivables shall be marked (by means of a general legend that will automatically appear at or near the beginning of any computer generated list or print-out of the Receivables or otherwise) to indicate the ownership by TRI of all Receivables and Related Security sold hereunder and shall include, without limitation, (i) all payments received and all credits and extensions granted with respect to the Receivables,
(ii) the return, rejection, repossessions, or stoppage in transit of any merchandise the sale of which has given rise to a Receivable; (iii) any other Dilution Factors; (iv) the taking of Receivable Notes; and (v) all Write-Offs. At any time and from time to time, following prior notice of at least one (l) Business Day from TRI, or its agents, representatives or permitted assignees, and during regular business hours, the Servicer will permit TRI or such agent, representative or permitted assignee (A) to have access to the Servicer's offices, properties and computer software for purposes of examining and making copies of and abstracts from all such Records and (B) to discuss matters relating to the Purchased Assets with any of the officers, employees, agents or representatives of the Servicer having knowledge of such matters.

                  SECTION 5.04. Responsibilities of Victor. Anything herein to the contrary notwithstanding:

                  (a) Victor shall (i) perform all of its obligations under the Contracts related to the Receivables sold by it hereunder to the same extent as if such Receivables had not been sold hereunder and the exercise by TRI of its rights hereunder shall not relieve Victor from such obligations and (ii) pay when due any taxes relating to the origination and sale of the Receivables and the other Victor Transferred Assets.

                  (b) TRI and its assignees shall have no obligation or liability with respect to any Receivable or related Contract, nor shall TRI or any such assignee be obligated to perform any of the obligations of Victor thereunder and Victor agrees to indemnify and hold harmless TRI and its assignees against and from any and all liabilities arising from or related to any such obligation or liability; provided (i) that the foregoing indemnification is not intended to provide recourse for failures of an Obligor to make payment on a Receivable due to Credit Reasons, and (ii) that nothing in this Section 5.04(b) shall require Victor to indemnify any Person for (A) damages, losses, claims or liabilities resulting from such Person's gross negligence or willful misconduct or actions of the Servicer (unless the Servicer is TRI or an Affiliate of TRI), (B) for lost profits, consequential, special or punitive damages or (C) any income taxes, franchise taxes or similar taxes. Any Indemnified Amounts owed pursuant to this Section 5.04(b) shall be paid to the Trustee within five (5) Business Days following the indemnified party's written demand therefor, setting forth in reasonable detail the basis for such demand.

                  SECTION 5.05. Further Action Evidencing Purchases. (a) Victor agrees that at any time and from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further reasonable action that may be necessary to perfect, protect or more fully evidence TRI's ownership of the Purchased Assets sold by Victor hereunder, or to enable TRI to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, Victor will (i) cause its master computer files relating to the Receivables (by means of a general legend that will automatically appear at or near the beginning of any computer generated list or print-out of the Receivables or otherwise) to indicate that, unless otherwise specifically identified on such list or print-out as a Receivable not so sold, all Receivables included in such list or print-out and Related Security have been sold to TRI in accordance with this Agreement and (ii) execute and file such UCC financing or continuation statements, or amendments thereto or assignments thereof as are necessary or appropriate or as TRI or any of its agents, representatives or permitted assignees may reasonably request.

                  (b) In the event that Victor, within five (5) Business Days after notice from TRI, fails to deliver to TRI one (l) or more UCC financing or continuation statements, and amendments thereto and assignments thereof, that TRI or any of its agents, representatives or permitted assignees may reasonably determine to be necessary to evidence or perfect TRI's ownership of all or any of the Purchased Assets now existing or hereafter arising, then Victor hereby authorizes TRI to file any such statements without the signature of Victor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Purchased Assets or any part thereof, shall be sufficient as a financing statement. If Victor fails to perform any of its agreements or obligations under this Agreement, following expiration of any applicable notice and cure period, TRI may (but shall not be required to) perform, or cause performance of, such agreement or obligation, and the reasonable expenses of TRI incurred in connection therewith shall be payable by Victor upon TRI's written demand therefor (which demand shall itemize such expenses in reasonable detail)

                  SECTION 5.06. Application of Collections. Any payment by an Obligor in respect of any Indebtedness or other obligations owed by such Obligor to a Seller, Victor or TRI shall, except as otherwise specified by such Obligor or otherwise required by law, be applied as a Collection of any Receivable of such Obligor purchased hereunder (in the order of the age by invoice date of such Receivables, starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to (i) any Receivable arising subsequent to the Termination Date which is not purchased hereunder or (ii) any other Indebtedness of such Obligor to such Seller, Victor or Sellers.

                  SECTION 5.07. No Recourse for Credit Problems. It is understood and agreed that Victor shall not be liable for failure of an Obligor to make a payment on a Receivable due to Credit Reasons.


                                   ARTICLE VI

                                 INDEMNIFICATION

                  SECTION 6.01. Indemnities by Victor. Without limiting any other rights which TRI may have hereunder or under applicable law, but without duplication, Victor hereby agrees to indemnify TRI and its permitted assignees (including the Trustee and the Investors) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys fees and disbursements awarded against or incurred by TRI or any of its successors or assigns (including the Trustee and the Investors) relating to or resulting from:

                  (i) reliance on any representation or warranty made by Victor (or any of its officers) under or in connection with the Program Documents or in connection with the preparation of any Daily Report, any Settlement Statement, or reliance on any other information or report delivered by Victor pursuant to the Program Documents, which shall have been false, incomplete or incorrect for the purposes they were delivered in material any respect when made;

                  (ii) the failure by Victor to comply in all material respects
(A) with any term, provision or covenant contained in this Agreement, any other Program Document to which it is a party or any agreement executed by Victor in connection with this Agreement, any other Program Document or (B) with any applicable law, rule or regulation with respect to any Receivable, the related Contract or the Related Security, or the nonconformity of any Receivable, the related Contract or the Related Security with any such applicable law, rule or regulation;

                  (iii) the failure to vest and maintain vested in TRI or to transfer to TRI, legal and equitable title to and ownership of the Receivables and other Purchased Assets which are, or are purported to be, sold by Victor hereunder, free and clear of any Lien (other than Permitted Liens and Liens created in favor of TRI hereunder and Liens created under the other Program Documents), including all amounts expended by TRI pursuant to Section 4.03(a);

                  (iv) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables and other Purchased Assets which are, or are purported to be, sold by Victor, whether at the time of any sale or contribution or at any subsequent time;

                  (v) the failure by Victor to be duly qualified to do business, to be in good standing or to have filed appropriate fictitious or assumed name registration documents in any jurisdiction where its ownership of property or the conduct of its business require such qualification;

                  (vi) any dispute, claim, offset or defense of the Obligor (other than discharge in bankruptcy or payment in full) to the payment of any Receivable which is, or is purported to be, sold by Victor to TRI (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise related to such Receivable;

                  (vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the goods and/or merchandise or services that are the subject of any Receivable or related Contract;

                  (viii) the failure of Victor to pay when due (A) any taxes or charges imposed on Victor or (B) any sales taxes or other charges, in either case arising from the transfer of the Victor Transferred Assets (other than taxes on or measured by the net income of TRI or any of its permitted assignees); and

                  (ix) the failure of Victor or any of its agents or representatives to remit to TRI, Collections of the Purchased Assets received by Victor or any such agent or representative.

It is expressly agreed and understood by the parties (i) that the foregoing indemnification is not intended to provide recourse for failures of an Obligor to make payment on a Receivable due to Credit Reasons and (ii) that nothing in this Section 6.01 shall require Victor to indemnify any Person (A) for damages, losses, claims or liabilities resulting from such Person's gross negligence or willful misconduct or, the action or omission of the Servicer (if such Person is the Servicer), provided that, notwithstanding the foregoing, in no event shall Victor have any obligation to indemnify a Person for the gross negligence or wilful misconduct of the Servicer, if the Servicer is not Victor or an Affiliate of Victor, (B) for lost profits, consequential, special or punitive damages, or
(C) income taxes, franchise taxes or similar taxes. Any amounts subject to the indemnification provisions of this Section 6.01 shall be paid by Victor to TRI or its assignee, as the case may be, within five (5) Business Days following TRI's written demand therefor, setting forth in reasonable detail the basis for such demand. Notwithstanding anything to the contrary in this Agreement, for purposes of this Section 6.01, the representations, warranties and covenants contained in this Agreement that are qualified by a materiality standard shall not be deemed to be limited to failures to perform or comply or to events, circumstances, conditions or changes that gave rise to a Material Adverse Effect.

                  SECTION 6.02. Indemnities by Thermadyne. Without limiting any other rights which TRI may have hereunder or under applicable law, but without duplication, Thermadyne hereby agrees to indemnify TRI and its permitted assignees (including the Trustee and the Investors and each of their respective officers, directors, employees and agents) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys fees and disbursements awarded against or incurred by TRI or any of its successors or assigns (including the Trustee and the Investors) relating to or resulting from:

                  (i) any reliance by the Trustee, any failure by Victor, or any dispute, claim or injury, arising in connection with matters described in Section 6.01 (i) through (ix).

                  (ii) reliance on any representation or warranty made by Thermadyne (or any of its officers) under or in connection with the Program Documents, or reliance on any other information or report delivered by Thermadyne pursuant to the Program Documents, which shall have been false, incomplete or incorrect for the purposes they were delivered in any material respect when made;

                  (iii) the failure by Thermadyne to comply in all material respects with any term, provision or covenant contained in this Agreement, any other Program Document to which it is a party or any agreement executed by Thermadyne in connection with this Agreement or any other Program Document;

                  (iv) the failure of Thermadyne to pay when due (A) any taxes or charges imposed on Thermadyne or (B) any sales taxes or other charges, in either case arising from the transfer of the Victor Transferred Assets (other than taxes on or measured by the net income of TRI or any of its permitted assignees); and

                  (v) the failure of Thermadyne or any of its agents or representatives to remit to TRI, Collections of the Purchased Assets received by Thermadyne or any such agent or representative; and

                  (vi) any acts or omissions or alleged acts or omission of Victor with respect to its activities as Servicer or the Trustee pursuant to the RPA, or the acceptance by the Trustee of the trust created under the RPA, the issuance under the RPA of the Certificates, or any Servicer Termination Event; provided that Thermadyne shall have no obligation to indemnify any Person for the Trustee's gross negligence or wilful misconduct.

It is expressly agreed and understood by the parties (i) that the foregoing indemnification is not intended to provide recourse for failures of an Obligor to make payment on a Receivable due to Credit Reasons and (ii) that nothing in this Section 6.02 shall require Thermadyne to indemnify any Person (A) for damages, losses, claims or liabilities resulting from such Person's gross negligence or willful misconduct or the action or omission of the Servicer (if such Person is the Servicer); provided that notwithstanding the foregoing, in no event shall Thermadyne have any obligation to indemnify any Person for the gross negligence or wilful misconduct of the Servicer if the Servicer is not Victor or an Affiliate of Victor, (B) for lost profits, consequential, special or punitive damages, or (C) income taxes, franchise taxes or similar taxes. Any amounts subject to the indemnification provisions of this Section 6.02 shall be paid by Thermadyne to TRI or its assignee, as the case may be, within five (5) Business Days following written demand therefor, setting forth in reasonable detail the basis for such demand. Notwithstanding anything to the contrary in this Agreement, for purposes of this Section 6.02, the representations, warranties and covenants contained in this Agreement that are qualified by a materiality standard shall not be deemed to be limited to failures to perform or comply or to events, circumstances, conditions or changes that gave rise to a Material Adverse Effect.


                                   ARTICLE VII

                               THERMADYNE GUARANTY

                  SECTION 7.01. Guaranty. (a) Thermadyne unconditionally guarantees the Subsidiary Obligations. This is a guaranty of payment when due and not of collection. Upon failure by Sellers or Victor to fulfill the Subsidiary Obligations, Thermadyne shall forthwith on demand pay any amount not so paid at the place and in the manner specified in the applicable RPSA.

         (b) Thermadyne's obligations under this Section 7.01 shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty, and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (1) any extension, renewal, settlement, compromise, waiver or release in respect of any Subsidiary Obligation, by operation of law or otherwise;

                  (2) any modification or amendment of or supplement to any Program Document;

                  (3) any release, non-perfection or invalidity of any direct or indirect security for any Subsidiary Obligation;

                  (4) any change in the corporate existence, structure or ownership of any Seller or Victor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Seller or Victor or their respective assets or any resulting release or discharge of any Subsidiary Obligation;

                  (5) the existence of any claim, set-off or other rights which Thermadyne may have at any time against any Seller or Victor, or any other corporation or person, whether in connection herewith or in connection with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (6) any invalidity or unenforceability relating to or against any Seller or Victor for any reason of any Program Document, or any provision of applicable law or regulation purporting to prohibit the payment by any Seller or Victor of any amount payable by any Seller or Victor under any Program Document; or

                  (7) any other act or omission to act or delay of any kind by any Seller or the Servicer or any other corporation or person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Thermadyne's obligations hereunder.

         (c) Thermadyne's obligations hereunder shall remain in full force and effect until the Collection Date. If at any time any Subsidiary Obligation is discharged, or any payment in respect thereof is rescinded or recovered, upon the insolvency, bankruptcy or reorganization of any Seller or Victor or otherwise, Thermadyne's obligations hereunder with respect to such payment shall be reinstated as though such Subsidiary Obligation or payment had been due but not made at such time.

         (d) Thermadyne irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any corporation or person against any Seller or Victor or any other corporation or person.

         (e) Thermadyne irrevocably waives any claim or other rights which it may now or hereafter acquire against any Seller or Victor that arise from the existence, payment, performance or enforcement of Thermadyne's obligations under this Section 7.01, including any right of subrogation, reimbursement, exoneration or indemnification.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01. Amendments, Etc. No amendment to or waiver of any provision of this Agreement nor consent to any departure by Victor or Thermadyne therefrom, shall in any event be effective unless (i) the same shall be in writing and signed by Victor, Thermadyne and TRI and (ii) other than amendments or waivers for the purpose of curing any ambiguity, correcting any provision hereof which may be inconsistent with any other provision hereof, or adding any provision to make the provisions hereof consistent, or as otherwise permitted under the RPA, such amendments or waivers shall have been consented to by the Majority Investors as required under the RPA and the Rating Agency Condition shall have been satisfied. Any such waiver, consent or approval shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Victor or Thermadyne in any case shall entitle Victor or Thermadyne to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 8.02. Notices. Etc. Any notice shall be conclusively deemed to have been received by a party hereto and, subject to Section 8.04, to be effective (i) if sent by first class mail, commercial delivery service or by personal delivery, on the day on which delivered to such party at its address set forth under its name on the signature pages hereof (or at such other address as such party shall specify to the other parties hereto in writing); (ii) if sent by telex, graphic scanning or other facsimile communications of the sending party, when delivered by such equipment to the number set forth under its name on the signature pages hereof or (iii) if sent by registered or certified mail, on the day on which delivered to such party (or on which delivery is refused), addressed to such party at its address set forth below or at such other address as shall be designated by such party in a written notice to the other parties hereto:

                  If to TRI, to:

                  Thermadyne Receivables, Inc.
                  101 South Hanley Road
                  Suite 300
                  St. Louis, Missouri 63105
                  Telephone: (314) 746-2150
                  Facsimile: (312) 746-2387

                  Attention: Richard G. Gast


                  If to Victor, to:

                  Victor Equipment Company
                  101 South Hanley Road
                  Suite 300
                  St. Louis, Missouri 63105
                  Telephone: (314) 746-2150
                  Facsimile: (312) 746-2387

                  Attention: Richard G. Gast


                  If to Thermadyne:

                  Thermadyne Mfg. LLC
                  101 South Hanley Road
                  Suite 300
                  St. Louis, Missouri 63105
                  Telephone: (314) 746-2150
                  Facsimile: (312) 746-2387

                  Attention: Richard G. Gast


                  SECTION 8.03. No Waiver; Remedies. No waiver by TRI of any breach or default of or by Victor (whether in its individual capacity or as Servicer) or Thermadyne under this Agreement shall be deemed a waiver of any other previous breach or default or any thereafter occurring. No failure on the part of TRI to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.04. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of Victor, Thermadyne and TRI and their respective successors and permitted assigns. Neither Victor nor Thermadyne may assign any of their rights and obligations hereunder or any interest herein or under the Victor Purchase Price Note or any other Program Documents without the prior written consent of TRI, the Trustee and the Required Investors. Victor and Thermadyne acknowledge that TRI intends, (i) pursuant to the RPA, to sell to the Investors the Certificates which will evidence Participation Interests in Victor's Transferred Assets and in TRI's rights under the Program Documents, (ii) pursuant to the Security Agreement, to pledge to the Trustee as collateral security all of its residual interests in Victor's Transferred Assets and in the Program Documents. Victor and Thermadyne consent to such sale and such pledge. Victor and Thermadyne agree that, during the existence of a Liquidation Event or a Servicer Termination Event, the Trustee (and any other permitted assignee of TRI or of the Trustee) shall have the right, as the assignee of TRI (or the assignee of such assignee) and subject to the terms of the Program Documents, to enforce the Program Documents and to exercise directly all of TRI's rights and remedies under the Program Documents (including any requirement in the RPA that the Trustee be directed to take a particular action by the Required Investors).
Each of Victor and Thermadyne also agrees that (i) it shall simultaneously send to the Trustee a copy of all notices, financial statements and certificates and supporting material, required to be given by each of them to TRI hereunder and
(ii) upon its receipt of a notice of further assignment by TRI or an assignee of TRI, each of Victor and Thermadyne shall send the assignee identified in such notice a copy of all notices required to be given by each of them to TRI hereunder. TRI, Victor and Thermadyne hereby acknowledge and agree that the Trustee and the Investors have each relied upon the terms and provisions set forth in this Agreement in entering into the RPA. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided, however, that the provisions of Article VI and Section 8.06 shall be continuing and shall survive any termination of this Agreement.

                  SECTION 8.05. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF PERSONAL SERVICE AND VENUE; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF TRI IN THE VICTOR TRANSFERRED ASSETS OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. EACH OF VICTOR, THERMADYNE AND TRI HEREBY AGREES TO THE JURISDICTION OF ANY STATE

OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK, (AND ANY COURTS HEARING APPEALS FROM SUCH STATE OR FEDERAL COURT), OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE PROGRAM DOCUMENTS, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO SUCH PARTY AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAIL, POSTAGE PREPAID. EACH OF VICTOR, THERMADYNE AND TRI HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED UNDER THE PROGRAM DOCUMENTS WITHIN THE STATE OF NEW YORK AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY COURT IN SUCH STATE. NOTHING IN THIS SECTION 8.05 SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF TRI TO BRING ANY ACTION OR PROCEEDING AGAINST VICTOR, THERMADYNE OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT NECESSARY FOR REALIZING ON ITS INTEREST IN ANY VICTOR TRANSFERRED ASSETS. EACH OF VICTOR, THERMADYNE AND TRI HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER OR REMEDY UNDER OR IN CONNECTION WITH THE PROGRAM DOCUMENTS, AND AGREES THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE PROGRAM DOCUMENTS.

                  SECTION 8.06. Costs, Expenses and Taxes. In addition to the rights of indemnification under Article VI hereof, Victor agrees to pay on demand all reasonable costs and expenses of TRI in connection with the sales of Receivables hereunder, the negotiation, preparation, execution and delivery of the Program Documents and all amendments with respect to this Agreement, including the reasonable fees and out-of-pocket expenses of counsel for TRI with respect thereto and with respect to advising TRI as to its rights and remedies under this Agreement, and all reasonable costs and expenses (including reasonable counsel fees and expenses) in connection with the enforcement of this Agreement and the other Program Documents. In addition, Victor will pay any and all stamp and similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, recording or enforcement of this Agreement or the other Program Documents, and hereby indemnifies and saves TRI harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                  SECTION 8.07. References to Victor. References to "Victor" herein (including, without limitation, references in the representations, covenants and indemnity sections hereof) are understood to be references to Victor in its individual capacity and in its capacity as Servicer unless the context of the particular reference is clearly intended to mean either Victor in its individual capacity or as Servicer.

                  SECTION 8.08. Execution in Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed (which execution may be evidenced by a faxed copy followed by the original thereof) shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION 8.09. Termination Date. The agreement of Victor to sell Receivables hereunder and the agreement of TRI to purchase Receivables shall in any event automatically terminate on the Termination Date. Victor shall have the right, by giving notice to TRI and to the Trustee as described in clause (vii) of the definition of Liquidation Period in Annex I hereto, to cause the Termination Date to occur on the date so designated in such notice. Upon the occurrence and during the continuance of any Liquidation Event, TRI shall have the right, by giving notice to Victor and to the Trustee, to cause the Termination Date to occur on the date so designated in such notice, provided that TRI shall exercise such right in accordance with the instructions of the Trustee prior to the Collection Date. Notwithstanding any such termination described above, all other provisions of this Agreement shall remain in full force and effect as provided in Section 7.04. On or after the Collection Date, TRI will, at the request and expense of Victor, execute and deliver to Victor such UCC termination statements and other documents as Victor may reasonably request to evidence such termination.

                  SECTION 8.10. No Recourse. The obligations of each party hereunder shall be solely its obligations and shall in all respects be non-recourse to all of its officers, directors, controlling persons or stockholders, and each party hereto acknowledges the same with respect to the other parties and, to the fullest extent permitted by law, waives any such recourse and any claim against any of such parties of the other arising hereunder.

                  SECTION 8.11. No Proceedings. Each of Victor and Thermadyne hereby agrees on behalf of itself and any holder of the Victor Purchase Price Note, that it will not institute against TRI any involuntary proceeding of the type referred to in the definition of "Insolvency Event" in Annex I hereto so long as this Agreement remains in full force and effect and for at least one (l) year and one day following the Collection Date. Victor hereby agrees on behalf of itself and any holder of the Victor Purchase Price Note, that it will not, in its capacity as a shareholder of TRI, cause TRI to file any voluntary proceeding of the type referred to in the definition of "Insolvency Event" in Annex I hereto except as otherwise permitted under TRI's certificate of incorporation.

                  SECTION 8.12. Entire Agreement. This Agreement, together with the other Program Documents, including the annexes, exhibits and schedules hereto and thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

                  SECTION 8.13. Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the Effective Date and each Purchase thereafter and shall continue in full force and effect until the Collection Date.


            [The Remainder of this Page Is Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                       THERMADYNE RECEIVABLES, INC.


                                       By: /s/ RICHARD G. GAST
                                          ---------------------------------
                                       Name: Richard G. Gast
                                            -------------------------------
                                       Title: Vice President, Treasurer and
                                              Assistant Secretary
                                             ------------------------------


                                       VICTOR EQUIPMENT COMPANY


                                       By: /s/ RICHARD G. GAST
                                          ---------------------------------
                                       Name: Richard G. Gast
                                            -------------------------------
                                       Title: Vice President, Treasurer and
                                              Assistant Secretary
                                             ------------------------------

                                       THERMADYNE MPG. LLC


                                       By: /s/ RICHARD G. GAST
                                          ---------------------------------
                                       Name: Richard G. Gast
                                            -------------------------------
                                       Title: Vice President, Treasurer and
                                              Assistant Secretary
                                             ------------------------------



                                       S-l

                                                                       Annex 1--
                                                                   Defined Terms

                               SEE TAB 1, ANNEX I

                                SCHEDULE 3.01(h)
                                       TO
                     RECEIVABLES PURCHASE AND SALE AGREEMENT
               AMONG CERTAIN ENTITIES AND VICTOR EQUIPMENT COMPANY

                               LOCATION OF RECORDS


Thermadyne Mfg. LLC                              Thermadyne International Corp.
101 South Hanley Road, Suite 300                 2070 Wyecroft Road
St. Louis, MO 63105                              Oakville, Ontario L6L 5V6
(314) 721-5573                                   (905) 827-1111

Thermadyne Receivables, Inc.                     Victor Equipment Company
101 South Hanley Road, Suite 300                 2800 Airport Road
St. Louis, MO 63105                              Denton, TX 76202
(314) 721-5573                                   (940) 566-2000

Victor Gas Systems, Inc.                         Tweco Products, Inc.
2536 South 59th Street                           4200 West Harry
Philadelphia, PA 19143                           Wichita, KS 67209
(215) 727-0950                                   (316) 942-1421

Thermal Arc, Inc.                                C&G Systems, Inc.
2200 Corporate Drive                             1401 Glenlake
Troy, Ohio 45373                                 Itasca, IL 60143
(937) 440-0100                                   (630) 467-0600

Thermal Dynamics Corporation                     Stoody Company
Industrial Park #2                               5557 Nashville Road
West Lebanon, NH 03784                           Bowling Green, KY 42101
(603) 298-5711                                   (270) 781-9777

                                SCHEDULE 3.01(i)
                                       TO
                     RECEIVABLES PURCHASE AND SALE AGREEMENT
               AMONG CERTAIN ENTITIES AND VICTOR EQUIPMENT COMPANY

                        NAME AND ADDRESS OF LOCKBOX BANK


--------------------------------------------------------------------------------
Contact Address:                                Wire Instructions Address:
--------------------------------------------------------------------------------
Bank of America, N.A.                           Bank of America, N.A.
901 Main Street, 8th Floor                      1401 Elm Street
Dallas, Texas                                   Dallas, Texas 75202
Attn: Ruth Bailey                               ABA Routing # 111000012
(214) 209-3534
--------------------------------------------------------------------------------

ACCOUNTS:

Thermadyne Receivables Securitization Concentration:
         Thermadyne Industries, Inc.              Account 3750942376

         Lockboxes:

         Thermal Dynamics
         P.O. Box 500481
         St. Louis, Missouri 63150-0481

         Thermadyne International
         P.O. Box 500482
         St. Louis, Missouri 63150-0482

         Victor Equipment Company
         P.O. Box 500483
         St. Louis, Missouri 63150-0483

         Tweco Products
         P.O. Box 500485
         St. Louis, Missouri 63150-0485

         Stoody Company
         P.O. Box 500854
         St. Louis, Missouri 63150-0854


                          Schedule 3.01(i)-Page 1 of 2

         Thermadyne Consolidated
         P.O. Box 502624
         St. Louis, Missouri 63150-2624

         Victor Gas Systems
         P.O. Box 502786
         St. Louis, Missouri 63150-2786

         Thermal Arc, Inc.
         P.O. Box 502827
         St. Louis, Missouri 63150-2827

         C&G Systems
         P.O. Box 502894
         St. Louis, Missouri 63150-2894


         Zero Balance Accounts:
         Victor Equipment                 Account 3750942327
         Thermadyne International         Account 3750972207


                          Schedule 3.01(i)-Page 2 of 2

                                SCHEDULE 3.01(j)
                                       TO
                     RECEIVABLES PURCHASE AND SALE AGREEMENT
             AMONG VICTOR EQUIPMENT COMPANY, THERMADYNE RECEIVABLES,
                   INC. AND THERMADYNE MFG. LLC, AS GUARANTOR


                   TRADENAMES, FICTITIOUS NAMES, ASSUMED NAMES



Victor Equipment Company
  Assumed Name:
  Wingaersheek Division

                                SCHEDULE 3.01(l)
                                       TO
                     RECEIVABLES PURCHASE AND SALE AGREEMENT
             AMONG VICTOR EQUIPMENT COMPANY, THERMADYNE RECEIVABLES,
                   INC. AND THERMADYNE MFG. LLC, AS GUARANTOR


                     LIST OF LICENSED, INTERNALLY DEVELOPED
                              OR UTILIZED SOFTWARE

         1. Tweco Products, Inc.
            License Agreement with JD Edwards

         2. Thermal Dynamics Corporation
            License Agreement with JD Edwards

         3. Thermadyne International Corp.
            License Agreement with JD Edwards

         4. Stoody Company
            License Agreement with JD Edwards

         5. Victor Gas Systems, Inc.
            Madic-Computfact Corporation Software (now owned by company)

         6. Thermal Arc, Inc.
            License Agreement with JD Edwards

         7. C&G Systems, Inc.
            License Agreement with JD Edwards

                                    EXHIBIT A
                       FORM OF VICTOR PURCHASE PRICE NOTE

                                                                       Exhibit A
                                                                  Form of Victor
                                                             Purchase Price Note


                                     FORM OF
                           VICTOR PURCHASE PRICE NOTE


                                                                            2000
                                                                -----------,

         FOR VALUE RECEIVED, the undersigned, [NAME OF PURCHASER], a [STATE OF INCORPORATION] corporation ("[NAME]"), promises to pay to VICTOR EQUIPMENT COMPANY, a Delaware corporation ("Victor" and together with its successors and assigns, the "Holder"), on the terms and subject to the conditions set forth in this promissory note (this "Note") and in that certain Receivables Purchase and Sale Agreement of even date herewith (the "RPSA") among Victor, as seller, [NAME OF PURCHASER], as purchaser, and Thermadyne Mfg. LLC, as guarantor, an amount equal to the aggregate unpaid principal amount of all borrowings deemed to be made by [NAME OF PURCHASER] from Victor pursuant to Section 2.02(e) of the RPSA. Such amount, as shown in the records of the Servicer, will be rebuttable presumptive evidence of the principal amount and interest owing under this Note.

         1. RPSA. This Note is the Victor Purchase Price Note described, and is subject to the terms and conditions set forth, in the RPSA. Reference is hereby made to the RPSA for a statement of certain other rights and obligations of [NAME OF PURCHASER] and Victor.

         2. Rules of Construction; Definitions. Certain rules of construction governing the interpretation of this Note are set forth in Annex I to the RPSA and, except as otherwise specifically provided herein, capitalized terms used but not defined herein have the meanings ascribed thereto in Annex I to the RPSA. In addition, as used herein, the following terms have the following meanings:

               "Bankruptcy Proceedings" means any dissolution, winding up, liquidation, readjustment, reorganization or other

                                                                       Exhibit A
                                                                  Form of Victor
                                                             Purchase Price Note


          similar event relating to [NAME OF PURCHASER], whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency, receivership or other similar proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of [NAME OF PURCHASER] or any sale of all or substantially all of the assets of [NAME OF PURCHASER]; provided, however, that none of (i) the commencement of the Liquidation Period,
          (ii) the allocation and distribution of Collections and other amounts during the Liquidation Period in accordance with the terms of the RPA and (iii) the liquidation, dissolution and winding up of [NAME OF PURCHASER] after the termination of the RPA shall constitute a "Bankruptcy Proceeding," so long as no bankruptcy, insolvency, receivership or other similar proceedings shall have been commenced by or against [NAME OF PURCHASER] and be continuing.

               "Final Maturity Date" means the date occurring one year and one day after the Scheduled Initial Principal Payment Date.

               "Highest Lawful Rate" has the meaning set forth in paragraph 9 hereof.

               "Junior Liabilities" means all obligations of [NAME OF PURCHASER] to the Holder under this Note.

               "Reference Rate" means, with respect to any day occurring in a Collection Period, the rate of interest publicly announced from time to time by ABN AMRO Incorporated as its "prime rate" and in effect on the first day of such Collection Period, as determined by the Servicer.

               "Senior Interests" means all obligations of [NAME OF PURCHASER] to the Trustee and/or holders of Certificates, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing,

                                                                       Exhibit A
                                                                  Form of Victor
                                                             Purchase Price Note


          or due or to become due, including without limitation interest or other amounts due or to become due after an Event of Bankruptcy.

               "Senior Parties" means the holders of the Senior Interests.

               "Subordination Provisions" means, collectively, the provisions of Paragraph 7 hereof.

               "[NAME OF PURCHASER] Person" means [NAME OF PURCHASER] and all of its affiliates.

         3. Interest. Subject to the Subordination Provisions, [NAME OF PURCHASER] promises to pay interest on the aggregate unpaid principal amount of this Note outstanding on each day during a Collection Period at an adjustable rate per annum equal to the LIBO Rate in effect on the second Business Day in London prior to the commencement of such Collection Period.

         4. Interest Payment Dates.

               (a) Subject to the Subordination Provisions, [NAME OF PURCHASER] shall pay accrued interest on this Note on each Settlement Date and on the Final Maturity Date. [NAME OF PURCHASER] also shall pay accrued interest on the principal amount of each prepayment hereof on the date such prepayment is made.

               (b) Notwithstanding the provisions of paragraph 4(a), in the event that on the date an interest payment is due hereunder the amount of funds available therefor pursuant to Section 8.07 or 8.08 of the RPA is insufficient to pay any amount due pursuant to paragraph 4(a), then interest shall be payable only to the extent that funds are available therefor in accordance with Section 8.07 and 8.08 of the RPA. All interest on this Note that is not paid when due pursuant to this paragraph 4(b) shall be automatically deferred, shall constitute a portion of the principal

                                                                       Exhibit A
                                                                  Form of Victor
                                                             Purchase Price Note


          balance of this Note and shall be payable on the next date on which an interest payment on this Note is due and on which funds are available therefor pursuant to Section 8.07 or 8.08 of the RPA, and all such unpaid interest shall accrue interest at the LIBO Rate until paid in full.

         5. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360-day year.

         6. Principal Payment Dates. Subject to the Subordination Provisions, any unpaid principal of this Note shall only become due and payable on the Final Maturity Date. Subject to the Subordination Provisions, the principal amount of and accrued interest on this Note may be prepaid on any Business Day without premium or penalty; provided, that no prepayment shall be made by [NAME OF PURCHASER] to the extent that such prepayment would result in a default in the payment of any other amount required to be paid by [NAME OF PURCHASER] under any Program Document.

         7. Subordination Provisions. [NAME OF PURCHASER] covenants and agrees, and each Holder, by its acceptance of this Note, likewise covenants and agrees, that the payment of all Junior Liabilities is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in this paragraph 7:

               (a) In the event of any Bankruptcy Proceeding, the Senior Interests shall first be paid and performed in full and in cash before the Holder shall be entitled to receive and to retain any payment or distribution in respect of the Junior Liabilities. In order to implement the foregoing: (i) following the commencement of a Bankruptcy Proceeding, all payments and distributions of any kind or character in respect of the Junior Liabilities to which the Holder would be entitled except for this clause (a) shall be made directly to the Senior Parties, and (ii) if a Bankruptcy Proceeding has been commenced, the Holder shall promptly file a claim or claims, in the form required in any

                                                                       Exhibit A
                                                                  Form of Victor
                                                             Purchase Price Note


                    Bankruptcy Proceedings, for the full outstanding amount of the Junior Liabilities, and shall use commercially reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Senior Parties until the Senior Interests shall have been paid and performed in full and in cash.

                            (b) After the commencement of any Bankruptcy
                    Proceeding, in the event that the Holder receives any payment or other distribution of any kind or character from [NAME OF PURCHASER] or from any other source whatsoever, in payment of the Junior Liabilities, such payment or other distribution shall be received in trust for the Senior Parties and shall be turned over by the Holder to the Senior Parties forthwith.

                            (c) The Holder shall not be subrogated to the rights
                    of the Senior Parties to receive payments or distributions from [NAME OF PURCHASER] that are applicable to the Senior Interests until the Senior Liabilities are paid in full.

                            (d) These Subordination Provisions are intended
                    solely for the purpose of defining the relative rights of the Holder, on the one hand, and the Senior Parties on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Note is intended to or shall impair, as between [NAME OF PURCHASER], its creditors (other than the Senior Parties) and the Holder, [NAME OF PURCHASER]'s obligation, which is unconditional and absolute, to pay the Junior Liabilities as and when the same shall become due and payable in accordance with the terms hereof and of the RPSA or to affect the relative rights of the Holder and creditors of [NAME OF PURCHASER] (other than the Senior Parties).

                            (e) The Holder shall not, until the Senior Interests
                    have been finally paid and performed in full and in cash,
                    (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to

                                                                       Exhibit A
                                                                  Form of Victor
                                                             Purchase Price Note


                    any obligation of [NAME OF PURCHASER] (other than to the Senior Interests), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, the Junior Liabilities or any rights in respect hereof or (ii) convert the Junior Liabilities into an equity interest in [NAME OF PURCHASER], unless, in the case of each of clauses (i) and
                    (ii) above, the Holder shall have received the prior written consent of the Senior Parties in each case.

                            (f) The Holder shall not, without the advance
                    written consent of the Senior Parties, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to [NAME OF PURCHASER] until at least one year and one day shall have passed after the Senior Interests shall have been finally paid and performed in full and in cash; provided, however, that the Holder shall at all times have the right to file any claim in or otherwise take any action with respect to any insolvency proceeding instituted against [NAME OF PURCHASER] by any Person other than the Holder, [NAME OF PURCHASER] or any other [NAME OF PURCHASER] Person (provided that no such action may be taken by the Holder until such proceeding has continued undismissed, unstayed and in effect for a period of 10 days).

                            (g) If, at any time, any payment (in whole or in
                    part) made with respect to any Senior Interest is rescinded or must be restored or returned by a Holder (whether in connection with any Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.

                            (h) Each of the Senior Parties may, from time to
                    time, in its sole discretion, without notice to the Holder, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary

                                                                       Exhibit A
                                                                  Form of Victor
                                                             Purchase Price Note


                    or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter, increase or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, amend and restate, or otherwise modify any Program Document to which it is a party; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property.

                            (i) The Holder hereby waives: (i) notice of
                    acceptance of these Subordination Provisions by any of the Senior Parties; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor.

                                                                       Exhibit A
                                                                  Form of Victor
                                                             Purchase Price Note



                            (j) These Subordination Provisions constitute a
                    continuing offer from [NAME OF PURCHASER] to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Parties, and the Trustee may proceed to enforce such provisions on behalf of each of such Persons.

                    8. General. No failure or delay on the part of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by [NAME OF PURCHASER] and Victor, and (b) all consents required for such actions under the Program Documents shall have been received by the appropriate Persons.

                    9. Limitation on Interest. Notwithstanding anything in this Note to the contrary, [NAME OF PURCHASER] shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the "Highest Lawful Rate"). If the effective rate of interest which would otherwise be payable under this Note would exceed the Highest Lawful Rate, or the Holder shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by [NAME OF PURCHASER] under this Note to a rate in excess of the Highest Lawful Rate, then (a) the amount of interest which would otherwise be payable by [NAME OF PURCHASER] under this Note shall be reduced to the amount allowed by applicable law, and (b) any unearned interest paid by [NAME OF PURCHASER] or any interest

                                                                       Exhibit A
                                                                  Form of Victor
                                                             Purchase Price Note


        paid by [NAME OF PURCHASER] in excess of the Highest Lawful Rate shall be refunded to [NAME OF PURCHASER]. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Holder under this Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by applicable usury laws (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by Victor in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Holder on any date shall be computed at the Highest Lawful Rate pursuant to the provisions of the foregoing sentence, and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Holder would be less than the amount of interest payable to the Holder computed at the Highest Lawful Rate, then the amount of interest payable to the Holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable to the Holder shall equal the total amount of interest which would have been payable to the Holder if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

                10. No Negotiation. Subject to Section 12, this Note is not negotiable.

                11. Governing Law. THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.


                12. Security Interest. Victor may grant a security interest in or otherwise pledge this Note as security (and endorse this Note to the order of such secured party or pledgee), and any Person to whom such security interest is granted or to whom this Note is pledged shall be bound by, and for all purposes

                                                                       Exhibit A
                                                                  Form of Victor
                                                             Purchase Price Note


        takes this Note subject to, the restrictions and other provisions (including the Subordination Provisions) set forth herein.

                 13. Captions. Paragraph captions used in this Note are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Note.

                                                                       Exhibit A
                                                                  Form of Victor
                                                             Purchase Price Note



                 IN WITNESS WHEREOF, [NAME OF PURCHASER] has caused this Note to be signed and delivered by its duly authorized officer as of the date first above written.

                                            [NAME OF PURCHASER)



                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                   EXHIBIT B
                          CREDIT AND COLLECTION POLICY

                                                                       EXHIBIT B

                       CREDIT POLICIES AND PAYMENT TERMS


OVERVIEW

Thermadyne's credit and collection function is decentralized. Thermadyne relies on each division to administer the established credit policies and collection procedures. The policies depend on the careful establishment of appropriate credit in compliance with documented policy and detailed monitoring of customer account activity. Credit functions, including establishment of credit lines maintenance of customer records and cash collection and application, are controlled by the credit departments of each of the divisions.

Each credit department has a credit manager overseeing credit, collection and cash application. The credit personnel monitor the orders placed on credit hold as well as any delinquent accounts on a daily basis. Corrective action is taken by credit personnel as potential problems are identified in order to minimize losses while maintaining good working relationships with customers.

CREDIT DEPARTMENT PERSONNEL

Each division maintains a credit manager who, in conjunction with the division controller, is responsible for implementing established credit policies, evaluating the credit worthiness of accounts, determining credit action in unusual circumstances and monitoring the financial status of key accounts. Additionally, Thermadyne supports a strong working relationship among the divisional credit managers to maintain consistency across divisions.

DETERMINATION OF CREDIT LIMITS

Each potential customer is required to complete a credit application. The application requires basic information such as the potential customer's correct name, length of time in business, principals, banking arrangements, trade references and the amount of the requested credit line.

Credit lines are determined after an investigation of the customer's stability, financial strength, credit reputation and expected purchases. A credit analysis will typically include Dun & Bradstreet reports as well as supplier references, bank references and any relevant financial statements.

Credit limit authority levels vary for each division, but conform to the following established corporate financial policy:

$      0 - X            Credit Manager/Local Plant Controller
       X - $100,000     Local V.P. Operations or Director of Operations
$100,000 - Y            Executive V.P. Operations/Division President
       Y - Up           V.P.-C.F.O. and President

"X" to be determined by the Local V.P. Operations
"Y" to be determined by the President, but in no cases more than $250,000

POST-APPROVAL PROCEDURES

Credit personnel monitor delinquent accounts as well as daily orders for accounts placed on credit hold. This procedure allows credit personnel to manually review such accounts and, if necessary, follow up with the customer. In general, credit personnel check the system several times each day for held orders and make a decision on each such order within one day.

PAYMENT TERMS

Company policy for payment is generally net 30 days, however, other standard terms exist, particularly in international markets. In cases where terms are extended beyond standard terms to customers, the following approvals must be obtained:

$      0 - $ 50,000     Credit Manager/V.P. Operations/Director of Operations
$ 50,001 - $100,000     Executive V.P./Division President
$100,001 - Up           V.P.-C.F.O./President

DELINQUENCIES AND COLLECTION POLICIES

Collection efforts are predicated on the financial worth of the obligor, terms of sale, past payment history and the outstanding dollar amount. Contact is first made by either telephone, fax or dunning letter, and occurs as early as immediately upon shipment, but in no case later than 31 days past due. Follow-up calls are made as well as correspondence by mail or fax should the account remain delinquent. Sales people are also routinely notified of their respective past due accounts for further follow up and in order to prepare them for face-to-face situations with the customer. Delinquent accounts may be placed on credit hold so that each subsequent order can be individually analyzed. When all other means have been exhausted, accounts are forwarded to an outside collection agency.

WRITE-OFF POLICIES

Accounts will be written off when credit and financial management make the determination that all collection efforts have been exhausted. Policies require that standard forms be filled out with respect to any write-off and, depending upon the amount of the write-off, forwarded to the Credit Manager, Controller, VP General Operations Manager, or CFO for approval.

DISPUTES

Disputes with customers generally arise over quality problems, but can include allowances, pricing errors, shipping errors, freight errors, invalid substitutions, shortages and returns. Some customers choose to withhold payment of invoices when problems arise; however most will deduct the disputed amount from a payment.

Disputes are generally researched by credit personnel who work with customer service and sales representatives to assess its legitimacy. If a dispute is justified, a credit is issued and action is taken to correct the situation.

CREDIT FILE MAINTENANCE AND REVIEW

Credit files are established and maintained for each customer and are the responsibility of the credit manager. The information accumulated within each file will vary depending on the amount of the line of credit and the financial strength of the obligor. Credit files are maintained on each customer and routinely include the signed credit application, a Dun & Bradstreet Report and references. Customer files are reviewed regularly as activity and balances require.

                                  EXHIBIT C-1
                 Form of Daily Report (Pre-Liquidation Period)

THERMADYNE RECEIVABLES, INC.                                                                          DAILY REPORT
------------------------------------------------------------------------------------------------------------------------------------
Daily Report Date........... 30-Sep-99                      Preceding Daily Report Date............    29-Sep-99
Settlement Date (Y/N).......     N            NEW DAY       Prepared by: Gus Gast..................     Gus Gast
                                                            Report Prepared........................ 02/22/2000 16:22
------------------------------------------------------------------------------------------------------------------------------------
BEGINNING DAILY RECEIVABLES BALANCE......... 45,762,252.93                                                           <46,262,694.91>

Plus: Gross Invoices/New Receivables........  1,531,098.08  Less:  Collections (applied)........... 969,917.14
                                                                   Sales/Cash Discounts............     135.00
                                                                   Credit Memos....................  44,184.00
Plus: Other Adjustments.....................    (16,236.96)        Volume Discounts................       0.00
                                                                   Misc. Credits...................     183.00

------------------------------------------------------------------------------------------------------------------------------------
EXCESS BALANCES

   SPECIFIED OBLIGOR AND ITS                   Obligor                                                % Limit on
   CONSOLIDATED AFFILIATES                 Eligible Balance                                          Eligible Bal.
   -------------------------               ----------------                                          -------------
 1 Airgas                                     4,237,263.76  .......  ..............................      12.00%
 2 Praxai/Altair/Witts/Aweco                  2,190,113.76  .......  ..............................      12.00%
 3 Holox/Hinely                                 934,035.34  .......  ..............................       3.00%
 4 AGA Gas                                    1,091,980.34  .......  ..............................      18.00%
 5 United Welding Supply                        450,255.98  .......  ..............................       3.00%
 6 Linox-Gas Tech                                49,196.07  .......  ..............................       3.00%
 7 Airco/BOC                                    735,187.34  .......  ..............................      18.00%
 8 Air Liquide Equity Dist                      434,244.69  .......  ..............................       3.00%
 9 Sesco                                        439,412.77  .......  ..............................       3.00%
10 Grupo Pariata                                      0.00  .......  ..............................       3.00%
11                                                          .......  ..............................       2.00%
12                                                          .......  ..............................       2.00%

   Government...............................     38,292.36  .......  ..............................       2.00%
------------------------------------------------------------------------------------------------------------------------------------
EXCESS FOREIGN OBLIGOR BALANCES:        Aggregate Outstanding                                  Aggregate Receivables
                                        Eligible Receivables                           Net of Excess Concentration Balances
                                        ---------------------                          ------------------------------------
  All Foreign Obligors Rated above BBB-.....  5,508,192.95  .......................................           5,508,192.95
  All Foreign Obligors Rated BBB- and below.          0.00  .......................................                   0.00
------------------------------------------------------------------------------------------------------------------------------------
COLLECTION ACCOUNT ACTIVITIES

Beginning Balance (Ending Balance
  from previous day)........................          0.00                                                           <3,071,659.00>
Lockbox Receipts............................    787,170.60
Reinvestment Earnings.......................          0.00
Proceeds from Sales of
  Certificates to investors.................          0.00

Ordinary Course Expenses....................          0.00
Purchase Price of New Receivables...........  1,082,014.00

THERMADYNE RECEIVABLES, INC.                                                                          DAILY REPORT
------------------------------------------------------------------------------------------------------------------------------------
Daily Report Date........... 30-Sep-99                      Preceding Daily Report Date............    29-Sep-99
Settlement Date (Y/N).......     N            NEW DAY       Prepared by: Gus Gast..................     Gus Gast
                                                            Report Prepared........................ 02/22/2000 16:22
------------------------------------------------------------------------------------------------------------------------------------
BEGINNING DAILY RECEIVABLES BALANCE......... 45,762,252.93                                                           <46,262,694.91>

Plus: Gross Invoices/New Receivables........  1,531,098.08  Less:  Collections (applied)........... 969,917.14
                                                                   Sales/Cash Discounts............     135.00
                                                                   Credit Memos....................  44,184.00
Plus: Other Adjustments.....................    (16,236.96)        Volume Discounts................       0.00
                                                                   Misc. Credits...................     183.00
Interest and Principal on Victor
  Purchase Price Note.......................          0.00
Dividends on Preferred Stock................          0.00
Mandatory transfers to Prepayment Account...          0.00
(Principal, interest and (if applicable)
  Early Termination Amounts (2))
------------------------------------------------------------------------------------------------------------------------------------

PURCHASE PRICE PAYABLE TO VICTOR.............................................................          98.04%

VICTOR PURCHASE PRICE NOTE
Beginning Principal Balance (Ending Balance from Previous day)...............................  69,280,309.00         <69,654,881.56>
Repayment of Principal due to Dilution and Noncomplying Receivables Adjustments..............           0.00

RECONCILIATION OF SELLER ADJUSTMENTS
Beginning Balance of Dilution and Noncomplying Receivables Adjustments.......................           0.00
Plus:  New Noncomplying Receivables Adjustments..............................................           0.00
Less:  Collection Received on Current or Past Noncomplying Receivables.......................           0.00

BASE AMOUNT CALCULATION
Applicable Reserve Ratio (as calculated in the Settlement Statement).........................         30.958%

EXCESS FUNDING ACCOUNT
Adjusted Invested Amount
(Invested Amount on Day 1; thereafter, yesterday's ending Adjusted Invested Amount)..........  22,652,594.00         <26,019,096.40>
Beginning Excess Funding Account Balance (Yesterday's ending balance)........................  25,221,823.00         <21,855,320.60>

DISCOUNT RATE RESERVE (DISCOUNT RATE RESERVE = ACC + ECC + EIC - CCR)
ACC = Accrued Carrying Costs and Servicer Fee(1) as of the date (see Settlement Statement)...     250,000.00
ECC = The Amount of additional Carrying Costs (excluding Interest) that will accrue
      by the Specified Settlement Date (4 months of Carrying Costs Excluding Interest).......      22,000.00
Labor Rate...................................................................................           5.88%
Turnover Days................................................................................             52

CARRYING COSTS ACCOUNT
Carrying Costs Reserve as of beginning of today (Ending Balance of yesterday)................     245,000.00            <245,000.00>

THERMADYNE RECEIVABLES, INC.                                                                          DAILY REPORT
------------------------------------------------------------------------------------------------------------------------------------
Daily Report Date........... 30-Sep-99                      Preceding Daily Report Date............    29-Sep-99
Settlement Date (Y/N).......     N            NEW DAY       Prepared by: Gus Gast..................     Gus Gast
                                                            Report Prepared........................ 02/22/2000 16:22
------------------------------------------------------------------------------------------------------------------------------------
BEGINNING DAILY RECEIVABLES BALANCE......... 45,762,252.93                                                           <46,262,694.91>

Plus: Gross Invoices/New Receivables........  1,531,098.08  Less:  Collections (applied)........... 969,917.14
                                                                   Sales/Cash Discounts............     135.00
                                                                   Credit Memos....................  44,184.00
Plus: Other Adjustments.....................    (16,236.96)        Volume Discounts................       0.00
                                                                   Misc. Credits...................     183.00
Less: Payment of Carrying Costs.................................... 0.00

                                  EXHIBIT C-2
                 Form of Daily Report (Post-Liquidation Period)

UNLESS OTHERWISE INDICATED, PARTICIPATION INTERESTS IN ALL RECEIVABLES INCLUDED HEREIN, AS WELL AS RELATED SECURITY, HAVE BEEN TRANSFERRED TO BANKERS TRUST, AS AGENT AND REPRESENTATIVE OF THE INVESTORS IN ACCORDANCE WITH THE RECEIVABLES PARTICIPATION AGREEMENT DATE 12/__/1999

THERMADYNE RECEIVABLES, INC.                                                                                    DAILY REPORT
------------------------------------------------------------------------------------------------------------------------------
Daily Report Date                                                                                             Post Liquidation
Preceding Daily Report Date                                     Settlement Date (Y or N)      N                     January-00
Prepared by:  Gus Gast
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
A.  DAILY RECEIVABLES ACTIVITY

1.  BEGINNING DAILY RECEIVABLES BALANCE                                                                                      0

2.  Plus: Gross Invoices / New Receivables                                                                                   0

3.  Less: Collections (applied)                                                                                              0

4a. Less: Sales/Cash Discounts                                                                                               0
4b. Less: Credit Memos                                                                                                       0
4c. Less: Volume Discounts                                                                                                   0
4d. Less: Misc. Credits                                                                                                      0
                                                                                                                         -----
4e. TOTAL                                                                                                                    0

    Less: Volume Rebates (Total Outstanding)                                                                                 0
5.  Less: Write-offs                                                                                                         0

6.  Plus: Other Adjustments                                                                                                  0
                                                                                                                         -----

7.  ENDING DAILY RECEIVABLES BALANCE                                                                                         0
                                                                                                                         =====

------------------------------------------------------------------------------------------------------------------------------
B.  COLLECTION ACCOUNT ACTIVITIES

1.  Beginning Balance (Ending Balance from previous day)                                                                     0
1a. Plus: Lockbox Receipts                                                                                                   0
2.  Less: Cash retained at the lockbox or Concentration Accounts                                                             0
3.  Plus: Reinvestment Earnings                                                                                              0
5.  Less: Actual Carrying Costs Paid Today                                                                                   0
5a. Plus: Proceeds from Sales of Certificates to investors                                                                   0
                                                                                                                         -----
6.  AVAILABLE CASH                                                                                                           0

7a. Less: Mandatory transfers to Excess Funding Account (see section G1.)                                                    0
7b. Plus: Funds released from Excess Funding Account                                                                         0
7c. REMAINING AVAILABLE CASH                                                                                                 0

8.  Participation Interests (see Section G. below)                                                                        0.00%
          (Multiplied By) Remaining Available Cash (1a)                                                                      0
                                                                                                                         -----
                                                                                                                             0

9.  Mandatory transfers to Prepayment Account (Principal, interest and (if applicable) Early Termination Amounts(2))         0

10. Remainder of funds attributable to Participation Interest(1) (F8 - F9)                                                   0

11. Transferor Interest of Collections (F7 - F8)(3)                                                                          0

12. CASH AVAILABLE TO MAKE PURCHASES [F10 + F11 unless insolvency or Liquidation Event(h)]                                   0

13. Repayment (In order of priority)
            First       Ordinary Course Expenses                                                                    0
            Second      Purchase Price of New Receivables                                                           0
------------------------------------------------------------------------------------------------------------------------------

Unless otherwise indicated, participation interests in all receivables included herein, as well as related security, have been transferred to Bankers Trust, as agent and representative of the investors in accordance with the Receivables Participation Agreement date 12/__/1999

THERMADYNE RECEIVABLES, INC.                                                                                    DAILY REPORT
------------------------------------------------------------------------------------------------------------------------------
Daily Report Date                                                                                             Post Liquidation
Preceding Daily Report Date                                     Settlement Date (Y or N)      N                     January-00
Prepared by:  Gus Gast
==============================================================================================================================

          Third     Interest and Principal on Victor Purchase Price Note                            0
          Forth     Dividends on Preferred Stock                                                    0


14. ENDING BALANCE IN COLLECTION ACCOUNT                                                                                     0

----------
(1)  If an insolvency event or Liquidation Event (h) occurs, these amounts must be set aside for Investors.
(1a) Only applicable when there is a Liquidation Event (h) or insolvency event.
(2)  Cannot exceed amount of (Available Cash) x (Participation Interest)
(3)  If an insolvency event or Liquidation Event (h) occurs, 50% of these allocations must be set aside until such amount equals 15% of the Dilutions Reserve at the date purchase ceases.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
C. DEEMED COLLECTIONS

1.  Deemed Collections on Account of Dilution Factors/Indemnification                                                        0
2.  Deemed New Amount Issue                                                                                                  0
3.  Participation Interest in Deemed Collections                                                                             0

D.  Application of Cash set aside for TRI
  1 Beginning Balance
  2 Payment of Carrying Costs
  3 Funds transferred for account of investors as deemed collection
  4 Ending Balance
------------------------------------------------------------------------------------------------------------------------------
E. INVESTED AMOUNT

1.  Beginning                                                                                                       45,000,000
2.  Plus: New amount issued                                                                                                  0
3.  Less: Mandatory Repayments                                                                                               0
4.  Less: Voluntary Repayments                                                                                               0
                                                                                                                   -----------
6.  Ending Invested Amount                                                                                          45,000,000

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
F. TRUSTEE PAYMENT INSTRUCTION

1a. Release of Funds from Carrying Costs Account #455039 to Collection Account #455036.                                      0
2a. Payment of Carrying Costs from Carrying Costs Acct. #455039 to Investor Acct.# _____.                                    0
2b. Payment of Carrying Costs from Carrying Costs Acct. #455039 to Other Persons Acct.# _____.                               0
3.  Mandatory transfer from Collection Acct #455036 to Excess Funding Acct. #455045.                                         0
3a. Release of funds from Excess Funding Acct #45505 to Collection Acct #455036.                                             0
6.  Payment of Purchase Price from Collection Acct. #455036 to Thermadyne Acct. #00-325-593 (Bankers Trust)                  0
7.  Payment of Victor Purchase Price Note from Collection Acct. #455036 to Thermadyne Acct. #00-325-593 (Bankers Trust)      0
8.  Payment of Ordinary Course Expenses from Collection Acct. #455036 to Thermadyne Acct. #00-325-593 (Bankers Trust)        0
9.  Release of Interest Earned to Thermadyne Acct. #00-325-593 (Bankers Trust):
    From: Excess Funding Account #455045                         0.00
          Carrying Costs Account #455039                         0.00
          Collection Account #455036                             0.00
                                                             --------
          Total                                                  0.00                                                        0

------------------------------------------------------------------------------------------------------------------------------

                                  EXHIBIT D-1
             Form of Settlement Statement (Pre-Liquidation Period)

UNLESS OTHERWISE INDICATED, PARTICIPATION INTERESTS IN ALL RECEIVABLES INCLUDED HEREIN, AS WELL AS RELATED SECURITY, HAVE BEEN TRANSFERRED TO BANKERS TRUST AS AGENT AND REPRESENTATIVE OF THE INVESTORS IN ACCORDANCE WITH THE RECEIVABLES PARTICIPATION AGREEMENT DATED 12/__/1999

                                            PRE-LIQUIDATION SETTLEMENT STATEMENT
--------------------------------------------------------------------------------
Report Date                     10 Nov 99                         03:08 PM              Participation Amount

Settlement Date                 15 Nov 99                         03/06/00                         50,000.00

Collection Period               10/01/99     to    10/30/99

SUMMARY
--------------------------------------------------------------------------------

MONTHLY RECEIVABLES ACTIVITIES

BEGINNING RECEIVABLES BALANCE (FROM GENERAL LEDGER)                 47,582

Plus:         Gross Invoices                                        25,509

(Less):       Collections                                          (26,131)

(Less):       Sales/Cash Discounts                   (62)
              Credit Memos                          (777)
              Special Allowance & Volume Rebates    (114)
              Miscellaneous Credits                  408
              ---------------------               ------
              Total Dilutive Credits                (545)             (545)

(Less):       Bad Debt Write-offs                                        0

Plus (Less):  Other                                                    276

ENDING RECEIVABLES BALANCE                                          46,691       11774
                                                                   =======

TURNOVER DAYS
--------------------------------------------------------------------------------

Turnover Days = [The sum of last 3 months ending A/R balance + total sales for 3 Collection Periods] x 30 days

                          Current Month         Preceding Month      2nd Preceding Month
                       ------------------     -------------------    -------------------                          46,691   60,018
                       Ending AR              Ending AR              Ending AR                                    25,509   36,838
                        Balance     Sales      Balance      Sales     Balance      Sales    Turnover Days
                       ---------    -----     ---------     -----    ---------     -----    -------------
C&G Systems             2,769       2,409       2,451       1,938      2,334       2,089         35
Stoody                  2,769       2,409       2,451       1,938      2,334       2,089         35
Thermadyne Arc          7,382       1,128       7,854       1,419      8,713       1,891        162
Thermadyne Int'l        7,382       1,128       7,854       1,419      8,713       1,891        162
Thermal Dynamics        7,631       3,905       7,806       4,322      6,946       4,027         55
Victor                 18,654      11,167      19,250      11,400     16,716      10,406         50
Victor Gas Systems     18,654      11,167      19,250      11,400     16,716      10,406         50
Tweco                  10,255       6,900      10,221       6,623      9,085       6,707         44

Total                  75,496      40,213      77,137      40,459     71,557      39,506         56



PURCHASE PRICE PERCENTAGE
--------------------------------------------------------------------------------

Purchase Price Percentage = 100% - Loss Discount Ratio - Purchase Discount Rate Reserve Ratio

LOSS DISCOUNT:     Write-offs (net of recoveries) last 3 mos. + Receiv. Notes (net of recoveries) last 3 mos.
                   ------------------------------------------------------------------------------------------
(CAN BE NO LESS THAN ZERO)                      Total Collections last 3 months

                                Current Month                          Preceding Month                    2nd Preceding Month
                      ---------------------------------      ---------------------------------     --------------------------------
                      Write-      Receiv.       Tot.         Write-      Receiv.      Tot.         Write-     Receiv.     Tot.
                       offs       Notes     Collections      offs        Notes     Collections      offs      Notes     Collections
                      ------    ---------   -----------      ------     --------   -----------     ------    --------   -----------
                      (net of recoveries)                    (net of recoveries)                   (net of recoveries)
C&G Systems
Stoody
Thermadyne Arc
Thermadyne Int'l
Thermal Dynamics
Victor
Victor Gas Systems
Tweco

Total                      0            0             0           0            0             0          0           0             0

                       (A)                                   (B)                              (C)            (A+B)/C
                    Write-offs (net of recoveries)     Receivables converted into Notes     Collections      Loss Discount
C&G Systems                     0                                       0                       0               0.00%
Stoody                          0                                       0                       0               0.00%
Thermadyne Arc                  0                                       0                       0               0.00%
Thermadyne Int'l                0                                       0                       0               0.00%
Thermal Dynamics                0                                       0                       0               0.00%
Victor                          0                                       0                       0               0.00%
Victor Gas Systems              0                                       0                       0               0.00%
Tweco                           0                                       0                       0               0.00%
                                0                                       0                       0               0.00%
                             ----                                    ----                    ----               ----
Total                           0                                       0                       0               0.00%

PURCHASE DISCOUNT RATE RESERVE RATIO: (PDRR)            Turnover Days   x (Discount Rate + Profit Discount)
                                                        -------------
                                                             360

     Discount Rate =      Costs of Funds      +         Carrying Costs (Excluding Interest)
                                                        Ending Receivables Balance

     Discount Rate =        5.90%             +              5.50        =    5.91%
                                                        -------------
                                                            75,496
     Profit Discount =      0.25%

     Profit + Discount =    6.16%

Purchase Price Percentage =  100%                       Loss discount         PDRR

                          Turnover Days                     PDRR           Purchase Price %
C&G Systems                   35                            0.60%             99.40%
Stoody                        35                            0.60%             99.40%
Thermadyne Arc               162                            2.77%             97.23%

UNLESS OTHERWISE INDICATED, PARTICIPATION INTERESTS IN ALL RECEIVABLES INCLUDED HEREIN, AS WELL AS RELATED SECURITY, HAVE BEEN TRANSFERRED TO BANKERS TRUST AS AGENT AND REPRESENTATIVE OF THE INVESTORS IN ACCORDANCE WITH THE RECEIVABLES PARTICIPATION AGREEMENT DATED 12/___/1999


                                                               Pre-Liquidation Settlement Statement
--------------------------------------------------------------------------------------------------
Report Date                10-Nov-99                                     03:08 PM                    Participation Amount

Settlement Date            15-Nov-99                                     03:06:00                               50,000.00

Collection Period           10-01-99      to    10-30-99

Thermadyne Int'l        162                2.77%            97.23%
Thermal Dynamics         55                0.94%            99.06%
Victor                   50                0.85%            99.15%
Victor Gas Systems       50                0.85%            99.15%
Tweco                    44                0.75%            99.15%
--------------------------------------------------------------------------
Total                    56                0.96%            99.04%

UNLESS OTHERWISE INDICATED, PARTICIPATION INTERESTS IN ALL RECEIVABLES INCLUDED HEREIN, AS WELL AS RELATED SECURITY, HAVE BEEN TRANSFERRED TO BANKERS TRUST AS AGENT AND REPRESENTATIVE OF THE INVESTORS IN ACCORDANCE WITH THE RECEIVABLES PARTICIPATION AGREEMENT DATED 12/___/1999


                                                               Pre-Liquidation Settlement Statement
---------------------------------------------------------------------------------------------------
Report Date                10-Nov-99                                     03:08 PM                    Participation Amount

Settlement Date            15-Nov-99                                     03/06/00                               50,000.00

Collection Period           10/01/99      to    10/30/99

APPLICABLE RESERVE RATIO
--------------------------------------------------------------------------------------------------

(A) REQUIRED RESERVE RATIOS (see Schedule B)

                  Loss Reserve Ratio                                    18.39%
                  Dilution Reserve Ratio                                17.71%
                                                                     --------
                                                                        36.10%

(B) MINIMUM REQUIRED RESERVE RATIO (see Schedule B)

Minimum Required Reserve Ratios [(Z) + (ADRO) * (DHVO)] =               23.07%      (Y)  (Avg. of Dilution Ratios
                                                                                           for the (Dilution Horizon
                                                                                           Variable)
     Z =          18.00%
     ADR =         4.18%
     DHV =         1.213

(C) Applicable Reserve Ratio

The Applicable Reserve Ratio should be the greater of (A) Required Reserve
    Ratios and (B) Minimum Required Reserve Ratio.

                  Applicable Reserve Ratio   =                          36.100%

                      and may never be less than     18.00%

                  APPLICABLE RESERVE RATIO   =                          36.100%


COST OF FUNDS
--------------------------------------------------------------------------------------------------

                                                                                          5.90000%

Unless otherwise indicated, participation interests in all receivables included herein, as well as related security, have been transferred to Bankers Trust as agent and representative of the investors in accordance with the Receivables Participation Agreement dated 12/___/ 1999

                                                             Pre-Liquidation Settlement Statement
---------------------------------------------------------------------------------------------------

Report Date                   10-Nov-99                                    03:08 PM                  Participation Amount

Settlement Date               15-Nov-99                                    03/06/00                             50,000.00

Collection Period             10/01/99     to      10/30/99

CARRYING COSTS                                                                           SCHEDULE A
---------------------------------------------------------------------------------------------------

ACCRUED CARRYING COSTS (FOR NEXT MONTH)(1) =                               $251.33

Carrying Costs Percentage = Carrying Costs Billed During Month
  (other than interest)

Carrying Costs Billed During the Month (other than interest)


       1. Trustee's Fees                                                   0.50
       2. Ordinary Course Expenses of TRI                                  5.00
       3. Expenses and other indemnification amounts owed by TRI           0.00
       4. Servicer Fees ([2.0%] x No. of Days 365)(only if Servicer
          is not Victor or a Victor Affiliate)                             0.00
          See Definitions for further explanation                          ----

                    Total                                                  5.50


       (1) Represents estimated carrying costs from settlement statement to settlement statement

UNLESS OTHERWISE INDICATED, PARTICIPATION INTERESTS IN ALL RECEIVABLES INCLUDED HEREIN, AS WELL AS RELATED SECURITY, HAVE BEEN TRANSFERRED TO BANKERS TRUST AS AGENT AND REPRESENTATIVE OF THE INVESTORS IN ACCORDANCE WITH THE RECEIVABLES PARTICIPATION AGREEMENT DATED 12/___/1999

                                                               Pre-Liquidation Settlement Statement
===================================================================================================

Report Date                   10-Nov-99                                    03:08 PM                  Participation Amount

Settlement Date               15-Nov-99                                    03/06/00                             50,000.00

Collection Period             10/01/99     to      10/30/99

REQUIRED RESERVE CALCULATIONS                                                            SCHEDULE B
====================================================================================================================================
LOSS RESERVE RATIO
------------------------------------------------------------------------------------------------------------------------------------

  LRR = 2.5 x ARRS  x  bS

      ARRS   = Highest average of the Aged Receivables Ratio (as defined below) for any
               3 consecutive Collection Periods in the latest 12 Collection Periods.


      bS   =    (A) / (B)

                    (A) Sum of the original balances of Receivables generated by during the three Collection Periods preceding or ending on the most recent Cut-Off date

                    (B) aggregate outstanding balance of all Receivables generated by as calculated on the most recent Cut-Off Date


                          ARRS   =   4.499%
                            bS   =   1.635

                           LRR   =  18.390%


DILUTION RESERVE RATIO
====================================================================================================================================

  DRR = [(2.5 x ADRS) + {(HDRS - ADRS) x (HDRS/ADRS)}] x DHVS

      ARRS   = Average of the Dilution Ratios for the 12-month period ending on the most recent Cut-Off Date

      HDRS   = Highest average of the Dilution Ratios for any 2 consecutive Collection Periods calculated within the 12-month period ending on the most recent Cut-Off Date


      DHVS:                                (X) / (Y)

                      (X) Aggregate original balances of new Receivables generated during the 2 Collection Periods ending on most recent Cut-Off Date.

               (Y)  Aggregate outstanding balances of Eligible Receivables generated, as calculated on the most recent Cut-Off Date.


                          ADRS   =   4.176%
                          HDRS   =   6.750%
                          DHVS   =   1.213
                          DRRS   =  17.710%


                                                            Participation Amount
                                                                       50,000.00

Unless otherwise indicated, participation interests in all receivables included herein, as well as related security, have been transferred to Bankers Trust as agent and representative of the investors in accordance with the Receivables Participation Agreement dated 12/__ 1999

                                            Pre-Liquidation Settlement Statement
--------------------------------------------------------------------------------

Report Date                10-Nov-99                                  03:08 PM
Settlement Date            15-Nov-99                                  03/06/00
Collection Period           10/01/99          to 10/30/99

MONTH END NET WORTH CALCULATIONS                                     SCHEDULE C
--------------------------------------------------------------------------------

Net Worth Limit (as of 12-31-97)

   Net Worth of TRI equals sum of (A)&(B)&(C)

   (A) Amount of its Capital Stock                                       0.10

   (B) Additional Capital                                           14,619.30

   (C) Amount of Surplus and Retained Earnings            0.00
                    OR
       In the event of a Surplus or Retained Earnings
       deficit Minus the amount of such deficit      (3,835.80)
                                                            TOTAL   10,783.60

   The Net Worth of TRI should be Greater than 7.80% Receivables Balance in compliance with Net Worth Test? YES

Unless otherwise indicated, participation interests in all receivables included herein, as well as related security, have been transferred to Bankers Trust as agent and representative of the investors in accordance with the Receivables Participation Agreement dated 12/__/ 1999

                                            Pre-Liquidation Settlement Statement
--------------------------------------------------------------------------------

Report Date                          10-Nov-99                        03:08 PM
Settlement Date                      15-Nov-99                        03/06/00
Collection Period                    10-01-99        to 10-30-99

Participation Amount
           50,000.00

Pursuant to Section 8.03(b) of the Receivables Participation Agreement dated December __, 1999 among Thermadyne Receivables, Inc., as Transferor and Bankers Trust, as Trustee, we hereby certify that, as of the Collection period ending 12-31-98 no Liquidation Event or Servicer Termination Event has occurred and is continuing.


Dated:    November 10, 1999
          ----------------------



          ------------------------------------------------
          Richard G. Gast

          as Authorized Officer of the Servicer



          ------------------------------------------------
          Richard G. Gast

          as Authorized Officer of the Collection Agent

                                  EXHIBIT D-2
             Form of Settlement Statement (Post-Liquidation Period)

UNLESS OTHERWISE INDICATED, PARTICIPATION INTERESTS IN ALL RECEIVABLES INCLUDED HEREIN, AS WELL AS RELATED SECURITY, HAVE BEEN TRANSFERRED TO BANKERS TRUST AS AGENT AND REPRESENTATIVE OF THE INVESTORS IN ACCORDANCE WITH THE RECEIVABLES PARTICIPATION AGREEMENT DATED 12/__/1999


--------------------------------------------------------------------------------
Report Date                     10-Nov-99                         03:29 PM              Participation Amount

Settlement Date                 15-Nov-99                         03/06/00                         50,000.00

Collection Period               10/01/99     to    10/30/99

SUMMARY
--------------------------------------------------------------------------------

MONTHLY RECEIVABLES ACTIVITIES

BEGINNING RECEIVABLES BALANCE (FROM GENERAL LEDGER)                47,582

Plus:         Gross Invoices                                       25,509

(Less):       Collections                                         (26,131)

(Less):       Sales/Cash Discounts                   (62)
              Credit Memos                          (777)
              Special Allowance & Volume Rebates    (114)
              Miscellaneous Credits                  408
              ---------------------               ------
              Total Dilutive Credits                (545)            (545)

(Less):       Bad Debt Write-offs                                       0

Plus (Less):  Other                                                   276

ENDING RECEIVABLES BALANCE                                         46,691        11774
                                                                  =======

TURNOVER DAYS
--------------------------------------------------------------------------------

Turnover Days = [The sum of last 3 months ending A/R balance + total sales for 3 Collection Periods] x 30 days

                          Current Month         Preceding Month      2nd Preceding Month
                       ------------------     -------------------    -------------------
                       Ending AR              Ending AR              Ending AR                                    46,691   60,018
                        Balance     Sales      Balance      Sales     Balance      Sales    Turnover Days         25,509   36,838
                       ---------    -----      -------      -----    ---------     -----    -------------
C&G Systems             2,769       2,409       2,451       1,938      2,334       2,089         35
Stoody                  2,769       2,409       2,451       1,938      2,334       2,089         35
Thermadyne Arc          7,382       1,128       7,854       1,419      8,713       1,891        162
Thermadyne Int'l        7,382       1,128       7,854       1,419      8,713       1,891        162
Thermal Dynamics        7,631       3,905       7,806       4,322      6,946       4,027         55
Victor                 18,654      11,167      19,250      11,400     16,716      10,406         50
Victor Gas Systems     18,654      11,167      19,250      11,400     16,716      10,406         50
Tweco                  10,255       6,900      10,221       6,623      9,085       6,707         44

Total                  75,496      40,213      77,137      40,459     71,557      39,506         56



PURCHASE PRICE PERCENTAGE
-----------------------------------------------------------------------------------------------------------------------

Purchase Price Percentage = 100% - Loss Discount Ratio - Purchase Discount Rate Reserve Ratio

LOSS DISCOUNT:     Write-offs (net of recoveries) last 3 mos. + Receiv. Notes (net of recoveries) last 3 mos.
                   ------------------------------------------------------------------------------------------
(CAN BE NO LESS THAN ZERO)                     Total Collections last 3 months

                                Current Month                Preceding Month               2nd Preceding Month
                      ------------------------------    ------------------------------     -----------------------------
                      Write-   Receiv.       Tot.       Write-   Receiv.      Tot.         Write-   Receiv.     Tot.
                       offs    Notes     Collections     offs    Notes     Collections      offs    Notes    Collections
                      ------   -------   -----------    ------   -------   -----------     ------   -------  -----------
                      (net of recoveries)               (net of recoveries)                (net of recoveries)

C&G Systems
Stoody
Thermadyne Arc
Thermadyne Int'l
Thermal Dynamics
Victor
Victor Gas Systems
Tweco

Total                   0           0          0           0           0           0            0        0          0

                       (A)                                   (B)                              (C)            (A+B)/C
                    Write-offs (net of recoveries)     Receivables converted into Notes     Collections      Loss Discount
C&G Systems                     0                                       0                       0               0.00%
Stoody                          0                                       0                       0               0.00%
Thermadyne Arc                  0                                       0                       0               0.00%
Thermadyne Int'l                0                                       0                       0               0.00%
Thermal Dynamics                0                                       0                       0               0.00%
Victor                          0                                       0                       0               0.00%
Victor Gas Systems              0                                       0                       0               0.00%
Tweco                           0                                       0                       0               0.00%
                                0                                       0                       0               0.00%
                             ----                                    ----                    ----               ----
Total                           0                                       0                       0               0.00%

PURCHASE DISCOUNT RATE RESERVE RATIO: (PDRR)            Turnover Days   x (Discount Rate + Profit Discount)
                                                        -------------
                                                             360

     Discount Rate =      Costs of Funds      +         Carrying Costs (Excluding Interest)
                                                        Ending Receivables Balance

     Discount Rate =        5.90%             +              5.50       =    5.91%
                                                        -------------
                                                            75,496
     Profit Discount =      0.25%

     Profit + Discount =    6.16%

Purchase Price Percentage =  100%                       Loss discount         PDRR

                          Turnover Days                     PDRR           Purchase Price %
C&G Systems                   35                            0.60%             99.40%
Stoody                        35                            0.60%             99.40%
Thermadyne Arc               162                            2.77%             97.23%

UNLESS OTHERWISE INDICATED, PARTICIPATION INTERESTS IN ALL RECEIVABLES INCLUDED HEREIN, AS WELL AS RELATED SECURITY, HAVE BEEN TRANSFERRED TO BANKERS TRUST AS AGENT AND REPRESENTATIVE OF THE INVESTORS IN ACCORDANCE WITH THE RECEIVABLES PARTICIPATION AGREEMENT DATED 12/___/1999


--------------------------------------------------------------------------------------------------
Report Date                10-Nov-99                                     03:29 PM                    Participation Amount

Settlement Date            15-Nov-99                                     03/06/00                               50,000.00

Collection Period           10/01/99      to    10/30/99

Thermadyne Int'l        162                2.77%            97.23%
Thermal Dynamics         55                0.94%            99.06%
Victor                   50                0.85%            99.15%
Victor Gas Systems       50                0.85%            99.15%
Tweco                    44                0.75%            99.25%
--------------------------------------------------------------------------
Total                    56                0.96%            99.04%

UNLESS OTHERWISE INDICATED, PARTICIPATION INTERESTS IN ALL RECEIVABLES INCLUDED HEREIN, AS WELL AS RELATED SECURITY, HAVE BEEN TRANSFERRED TO BANKERS TRUST AS AGENT AND REPRESENTATIVE OF THE INVESTORS IN ACCORDANCE WITH THE RECEIVABLES PARTICIPATION AGREEMENT DATED 12/___/1999


                                                              Pre-Liquidation Settlement Statement
--------------------------------------------------------------------------------------------------
Report Date                10-Nov-99                                     03:29 PM                    Participation Amount

Settlement Date            15-Nov-99                                     03:06:00                               50,000.00

Collection Period           10/01/99      to    10/30/99

APPLICABLE RESERVE RATIO
--------------------------------------------------------------------------------------------------

(A) REQUIRED RESERVE RATIOS (see Schedule B)

                  Loss Reserve Ratio                                    18.39%
                  Dilution Reserve Ratio                                17.71%
                                                                     --------
                                                                        36.10%

(B) MINIMUM REQUIRED RESERVE RATIO (see Schedule B)

Minimum Required Reserve Ratios [(Z) + (ADRO) * (DHVO)] =               23.07%      (Y)  (Avg. of Dilution Ratios
                                                                                           for the (Dilution Horizon
                                                                                           Variable)
     Z =          18.00%
     ADR =         4.18%
     DHV =         1.213

(C) Applicable Reserve Ratio

The Applicable Reserve Ratio should be the greater of (A) Required Reserve
    Ratios and (B) Minimum Required Reserve Ratio.

                  Applicable Reserve Ratio   =                          36.100%

                      and may never be less than     18.00%

                  APPLICABLE RESERVE RATIO   =                          36.100%


COST OF FUNDS
--------------------------------------------------------------------------------------------------

                                                                                          5.90000%

Unless otherwise indicated, participation interests in all receivables included herein, as well as related security, have been transferred to Bankers Trust as agent and representative of the investors in accordance with the Receivables Participation Agreement dated 12/___/1999

---------------------------------------------------------------------------------------------------

Report Date                   10-Nov-99                                    03:29 PM                  Participation Amount

Settlement Date               15-Nov-99                                    03/06/00                             50,000.00

Collection Period             10/01/99     to      10/30/99

CARRYING COSTS                                                                           SCHEDULE A
---------------------------------------------------------------------------------------------------

ACCRUED CARRYING COSTS (FOR NEXT MONTH)(1) =                            $251.33

Carrying Costs Percentage = Carrying Costs Billed During Month
(other than interest)

Carrying Costs Billed During the Month (other than interest)


       1. Trustee's Fees                                                   0.50
       2. Ordinary Course Expenses of TRI                                  5.00
       3. Expenses and other indemnification amounts owed by TRI           0.00
       4. Servicer Fees ([2.0%] x No. of Days/365)(only if Servicer
          is not Victor or a Victor Affiliate)                             0.00
          See Definitions for further explanation                          ----

                    Total                                                  5.50


       (1) Represents estimated carrying costs from settlement statement to settlement statement

UNLESS OTHERWISE INDICATED, PARTICIPATION INTERESTS IN ALL RECEIVABLES INCLUDED HEREIN, AS WELL AS RELATED SECURITY, HAVE BEEN TRANSFERRED TO BANKERS TRUST AS AGENT AND REPRESENTATIVE OF THE INVESTORS IN ACCORDANCE WITH THE RECEIVABLES PARTICIPATION AGREEMENT DATED 12/___/1999

===================================================================================================

Report Date                   10-Nov-99                                    03:29 PM                  Participation Amount

Settlement Date               15-Nov-99                                    03/06/00                             50,000.00

Collection Period             10/01/99     to      10/30/99

REQUIRED RESERVE CALCULATIONS                                                            SCHEDULE B
====================================================================================================================================
LOSS RESERVE RATIO
------------------------------------------------------------------------------------------------------------------------------------

  LRR = 2.5 x ARRS  x  bS

      ARRS   = Highest average of the Aged Receivables Ratio (as defined below) for any
               3 consecutive Collection Periods in the latest 12 Collection Periods


     bS   =    (A) / (B)

                    (A) Sum of the original balances of Receivables generated by during the three Collection Periods preceding or ending on the most recent Cut-Off date

                    (B) aggregate outstanding balance of all Receivables generated by as calculated on the most recent Cut-Off Date


                          ARRS   =   4.499%
                            bS   =   1.635

                           LRR   =  18.390%


DILUTION RESERVE RATIO
====================================================================================================================================

  DRR = [(2.5 x ADRS) + {(HDRS - ADRS) x (HDRS / ADRS)}] x DHVS

      ADRS   = Average of the Dilution Ratios for the 12-month period ending on the most recent Cut-Off Date

      HDRS   = Highest average of the Dilution Ratios for any 2 consecutive Collection Periods calculated within the 12-month period ending on the most recent Cut-Off Date


      DHVS:                               (X) / (Y)

             (X) Aggregate original balances of new Receivables generated during the 2 Collection Periods ending on most recent Cut-Off Date.

         (Y)  Aggregate outstanding balances of Eligible Receivables generated, as calculated on the most recent Cut-Off Date.


                          ADRS   =   4.176%
                          HDRS   =   6.750%
                          DHVS   =   1.213
                          DRRS   =  17.710%


                                                            Participation Amount
                                                                       50,000.00

Unless otherwise indicated, participation interests in all receivables included herein, as well as related security, have been transferred to Bankers Trust as agent and representative of the investors in accordance with the Receivables Participation Agreement dated 12/__ 1999

--------------------------------------------------------------------------------

Report Date                10-Nov-99                                  03:29 PM
Settlement Date            15-Nov-99                                  03/06/00
Collection Period           10/01/99          to 10/30/99

MONTH END NET WORTH CALCULATIONS                                     SCHEDULE C
--------------------------------------------------------------------------------

Net Worth Limit (as of 12-31-97)

   Net Worth of TRI equals sum of (A) & (B) & (C)

   (A) Amount of its Capital Stock                                       0.10

   (B) Additional Capital                                           14,619.30

   (C) Amount of Surplus and Retained Earnings          0.00
                    OR
       In the event of a Surplus or Retained
       Earnings deficit
       Minus the amount of such deficit            (3,835.80)
                                                            TOTAL   10,783.60

   The Net Worth of TRI should be Greater than 7.80% Receivables Balance in compliance with Net Worth Test? YES

Unless otherwise indicated, participation interests in all receivables included herein, as well as related security, have been transferred to Bankers Trust as agent and representative of the investors in accordance with the Receivables Participation Agreement dated 12/__/ 1999


--------------------------------------------------------------------------------

Report Date                          10-Nov-99                        03:29 PM
Settlement Date                      15-Nov-99                        03/06/00
Collection Period                    10/01/99        to 10/30/99
Participation Amount
           50,000.00

Pursuant to Section 8.03(b) of the Receivables Participation Agreement dated December __, 1999 among Thermadyne Receivables, Inc., as Transferor and Bankers Trust, as Trustee, we hereby certify that, as of the Collection period ending 12/31/98, no Liquidation Event or Servicer Termination Event has occurred and is continuing.


Dated:    November 10, 1999
          ----------------------



          ------------------------------------------------
          Richard G. Gast

          as Authorized Officer of the Servicer



          ------------------------------------------------
          Richard G. Gast

          as Authorized Officer of the Collection Agent

                                   EXHIBIT E
                    FORM OF AUTHORIZED OFFICER'S CERTIFICATE

                                    EXHIBIT E

                                       TO

                     RECEIVABLE PURCHASE AND SALE AGREEMENT
               BETWEEN THERMADYNE RECEIVABLES, INC., AS PURCHASER,

              VICTOR EQUIPMENT COMPANY, AS SELLER AND SERVICER, AND
                        THERMADYNE MFG. LLC AS GUARANTOR

                    FORM OF AUTHORIZED OFFICER'S CERTIFICATE

     The undersigned, ___________________, hereby certifies as of ___________, that [s]he is the duly elected and acting [describe officer's title] of the Thermadyne Receivables, Inc., a Delaware corporation ("TRI"), and the attached hereto as Exhibit A is a true, correct and complete copy of the unaudited annual statement of operations and the related balance sheet (the "Financial Statements") as described in Section 4.05 of the Receivables Purchase and Sale Agreement dated as of January 31, 2000 (the "Agreement") between TRI, as Purchaser, Victor Equipment Company, as Seller and Servicer, and Thermadyne Mfg. LLC, as Guarantor, as the same may be supplemented, amended or otherwise modified from time to time. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

     The Financial Statements fairly present the financial position and results of operations of TRI in accordance with GAAP consistently applied (except for such changes in application which are approved by the undersigned and disclosed therein) [and to the best of the undersigned's knowledge, no Liquidation Event or Unmatured Liquidation Event has occurred during the period represented in the Financial Statements.]*

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the date first written above.

                                           By:
                                               -------------------------------
                                           Name:
                                                 -----------------------------
                                           Title:
                                                  ----------------------------




* Use bracketed text if applicable. Otherwise, if a liquidation Event or Unmatured Liquidation Event has occurred, describe it and the steps, if any, taken or being taken to cure it.

                                                                           TAB 7

                           VICTOR PURCHASE PRICE NOTE

                                                                January 31, 2000

     FOR VALUE RECEIVED, the undersigned, THERMADYNE RECEIVABLES, INC., a Delaware corporation ("TRI"), promises to pay to VICTOR EQUIPMENT COMPANY, a Delaware corporation ("Victor" and together with its successors and assigns, the "Holder"), on the terms and subject to the conditions set forth in this promissory note (this "Note") and in that certain Receivables Purchase and Sale Agreement of even date herewith (the "RPSA") among Victor, as seller, TRI, as purchaser, and Thermadyne Mfg. LLC, as guarantor, an amount equal to the aggregate unpaid principal amount of all borrowings deemed to be made by TRI from Victor pursuant to Section 2.02(e) of the RPSA. Such amount, as shown in the records of the Servicer, will be rebuttable presumptive evidence of the principal amount and interest owing under this Note.

     1. RPSA. This Note is the Victor Purchase Price Note described, and is subject to the terms and conditions set forth, in the RPSA. Reference is hereby made to the RPSA for a statement of certain other rights and obligations of TRI and Victor.

     2. Rules of Construction; Definitions. Certain rules of construction governing the interpretation of this Note are set forth in Annex I to the RPSA and, except as otherwise specifically provided herein, capitalized terms used but not defined herein have the meanings ascribed thereto in Annex I to the RPSA. In addition, as used herein, the following terms have the following meanings:

          "Bankruptcy Proceedings" means any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to TRI, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency, receivership or other similar proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of TRI or any sale of all or substantially all of the assets of TRI; provided, however, that none of (i) the commencement of the Liquidation Period, (ii) the allocation and distribution of Collections and other amounts during the Liquidation Period in accordance with the terms of the RPA and (iii) the liquidation, dissolution and winding up of TRI after the termination of the RPA shall constitute a "Bankruptcy Proceeding," so long as no bankruptcy, insolvency,


                                                            Victor Purchase Note
     receivership or other similar proceedings shall have been commenced by or against TRI and be continuing.

          "Final Maturity Date" means the date occurring one year and one day after the Scheduled Initial Principal Payment Date.

          "Highest Lawful Rate" has the meaning set forth in paragraph 9 hereof.

          "Junior Liabilities" means all obligations of TRI to the Holder under this Note.

          "Reference Rate" means, with respect to any day occurring in a Collection Period, the rate of interest publicly announced from time to time by ABN AMRO Incorporated as its "prime rate" and in effect on the first day of such Collection Period, as determined by the Servicer.

          "Senior Interests" means all obligations of TRI to the Trustee and/or holders of Certificates, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, including without limitation interest or other amounts due or to become due after an Event of Bankruptcy.

          "Senior Parties" means the holders of the Senior Interests.

          "Subordination Provisions" means, collectively, the provisions of paragraph 7 hereof.

          "TRI Person" means TRI and all of its affiliates.

     3. Interest. Subject to the Subordination Provisions, TRI promises to pay interest on the aggregate unpaid principal amount of this Note outstanding on each day during a Collection Period at an adjustable rate per annum equal to the LIBO Rate in effect on the second Business Day in London prior to the commencement of such Collection Period.

     4. Interest Payment Dates.

          (a) Subject to the Subordination Provisions, TRI shall pay accrued interest on this Note on each Settlement Date and on the Final Maturity Date. TRI also shall pay accrued interest on the principal amount of each prepayment hereof on the date such prepayment is made.


                                       -2-                  Victor Purchase Note

          (b) Notwithstanding the provisions of paragraph 4(a), in the event that on the date an interest payment is due hereunder the amount of funds available therefor pursuant to Section 8.07 or 8.08 of the RPA is insufficient to pay any amount due pursuant to paragraph 4 (a), then interest shall be payable only to the extent that funds are available therefor in accordance with Section 8.07 and 8.08 of the RPA. All interest on this Note that is not paid when due pursuant to this paragraph 4(b) shall be automatically deferred, shall constitute a portion of the principal balance of this Note and shall be payable on the next date on which an interest payment on this Note is due and on which funds are available therefor pursuant to Section 8.07 or 8.08 of the RPA, and all such unpaid interest shall accrue interest at the LIBO Rate until paid in full.

     5. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360-day year.

     6. Principal Payment Dates. Subject to the Subordination Provisions, any unpaid principal of this Note shall only become due and payable on the Final Maturity Date. Subject to the Subordination Provisions, the principal amount of and accrued interest on this Note may be prepaid on any Business Day without premium or penalty; provided, that no prepayment shall be made by TRI to the extent that such prepayment would result in a default in the payment of any other amount required to be paid by TRI under any Program Document.

     7. Subordination Provisions. TRI covenants and agrees, and each Holder, by its acceptance of this Note, likewise covenants and agrees, that the payment of all Junior Liabilities is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in this paragraph 7:

          (a) In the event of any Bankruptcy Proceeding, the Senior Interests shall first be paid and performed in full and in cash before the Holder shall be entitled to receive and to retain any payment or distribution in respect of the Junior Liabilities. In order to implement the foregoing: (i) following the commencement of a Bankruptcy Proceeding, all payments and distributions of any kind or character in respect of the Junior Liabilities to which the Holder would be entitled except for this clause (a) shall be made directly to the Senior Parties, and (ii) if a Bankruptcy Proceeding has been commenced, the Holder shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of the Junior Liabilities, and shall use commercially


                                       -3-                  Victor Purchase Note
     reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Senior Parties until the Senior Interests shall have been paid and performed in full and in cash.

          (b) After the commencement of any Bankruptcy Proceeding, in the event that the Holder receives any payment or other distribution of any kind or character from TRI or from any other source whatsoever, in payment of the Junior Liabilities, such payment or other distribution shall be received in trust for the Senior Parties and shall be turned over by the Holder to the Senior Parties forthwith.

          (c) The Holder shall not be subrogated to the rights of the Senior Parties to receive payments or distributions from TRI that are applicable to the Senior Interests until the Senior Liabilities are paid in full.

          (d) These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the Senior Parties on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Note is intended to or shall impair, as between TRI, its creditors (other than the Senior Parties) and the Holder, TRI's obligation, which is unconditional and absolute, to pay the Junior Liabilities as and when the same shall become due and payable in accordance with the terms hereof and of the RPSA or to affect the relative rights of the Holder and creditors of TRI (other than the Senior Parties)

          (e) The Holder shall not, until the Senior Interests have been finally paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of TRI (other than to the Senior Interests), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, the Junior Liabilities or any rights in respect hereof or (ii) convert the Junior Liabilities into an equity interest in TRI, unless, in the case of each of clauses (i) and (ii) above, the Holder shall have received the prior written consent of the Senior Parties in each case.

          (f) The Holder shall not, without the advance written consent of the Senior Parties, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to TRI until at least one year and one day shall have passed after the Senior Interests shall have been


                                       -4-                  Victor Purchase Note
     finally paid and performed in full and in cash; provided, however, that the Holder shall at all times have the right to file any claim in or otherwise take any action with respect to any insolvency proceeding instituted against TRI by any Person other than the Holder, TRI or any other TRI Person (provided that no such action may be taken by the Holder until such proceeding has continued undismissed, unstayed and in effect for a period of 10 days).

          (g) If, at any time, any payment (in whole or in part) made with respect to any Senior Interest is rescinded or must be restored or returned by a Holder (whether in connection with any Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.

          (h) Each of the Senior Parties may, from time to time, in its sole discretion, without notice to the Holder, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter, increase or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, amend and restate, or otherwise modify any Program Document to which it is a party; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property.

          (i) The Holder hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Parties; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor.


                                       -5-                  Victor Purchase Note

          (j) These Subordination Provisions constitute a continuing offer from TRI to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Parties, and the Trustee may proceed to enforce such provisions on behalf of each of such Persons.

     8. General. No failure or delay on the part of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by TRI and Victor, and (b) all consents required for such actions under the Program Documents shall have been received by the appropriate Persons.

     9. Limitation on Interest. Notwithstanding anything in this Note to the contrary, TRI shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the "Highest Lawful Rate"). If the effective rate of interest which would otherwise be payable under this Note would exceed the Highest Lawful Rate, or the Holder shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by TRI under this Note to a rate in excess of the Highest Lawful Rate, then (a) the amount of interest which would otherwise be payable by TRI under this Note shall be reduced to the amount allowed by applicable law, and (b) any unearned interest paid by TRI or any interest paid by TRI in excess of the Highest Lawful Rate shall be refunded to TRI.


                                       -6-                  Victor Purchase Note

Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Holder under this Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by applicable usury laws (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by Victor in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Holder on any date shall be computed at the Highest Lawful Rate pursuant to the provisions of the foregoing sentence, and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Holder would be less than the amount of interest payable to the Holder computed at the Highest Lawful Rate, then the amount of interest payable to the Holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable to the Holder shall equal the total amount of interest which would have been payable to the Holder if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

     10. No Negotiation. Subject to Section 12, this Note is not negotiable.

     11. Governing Law. THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     12. Security Interest. Victor may grant a security interest in or otherwise pledge this Note as security (and endorse this Note to the order of such secured party or pledgee), and any Person to whom such security interest is granted or to whom this Note is pledged shall be bound by, and for all purposes takes this Note subject to, the restrictions and other provisions (including the Subordination Provisions) set forth herein.


                                       -7-                  Victor Purchase Note

     13. Captions. Paragraph captions used in this Note are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Note.


                                       -8-                  Victor Purchase Note

     IN WITNESS WHEREOF, TRI has caused this Note to be signed and delivered by its duly authorized officer as of the date first above written.

                                            THERMADYNE RECEIVABLES INC.

                                            By: /s/ RICHARD G. GAST
                                                -------------------------------
                                                Name: RICHARD G. GAST
                                                Title: VICE PRESIDENT, TREASURER
                                                       AND ASSISTANT SECRETARY


                                       -9-                  Victor Purchase Note

                                                                           Tab 8

================================================================================







                               PLACEMENT AGREEMENT


                          dated as of January 31, 2000


                                      among


                               THERMADYNE MFG. LLC


                          THERMADYNE RECEIVABLES, INC.,


                                       and


                              ABN AMRO INCORPORATED





================================================================================

                               PLACEMENT AGREEMENT


                                                                January 31, 2000


ABN AMRO Incorporated
1325 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

         Thermadyne Mfg. LLC, a Delaware limited liability company ("Thermadyne"), and Thermadyne Receivables, Inc., a Delaware corporation and subsidiary of Thermadyne ("TRI"), hereby agree with you, as placement agent (the "Placement Agent"), as follows:

         SECTION 1. Definitions. Unless the context requires otherwise, capitalized terms used but not defined in this Placement Agreement (this "Agreement") shall have the meanings assigned to those terms in Annex I to the Receivables Participation Agreement dated as of January 31, 2000 (as the same may be amended or modified from time to time, the "RPA"), between TRI, as Transferor, and The Bank of New York, as Trustee.

         SECTION 2. Issuance and Sale of the Certificates.

         (a) TRI hereby appoints the Placement Agent to act as its exclusive agent in connection with the offer and sale of the Certificates and the Placement Agent hereby accepts such appointment subject to the terms and conditions set forth herein. Without limiting anything in the preceding sentence, TRI agrees that the Placement Agent shall have the right to use one or more of its Affiliates to place the Certificates. Each of TRI, Thermadyne and the Placement Agent hereby agrees that the Placement Agent shall have no obligation to purchase or to arrange for the sale of, for the account of TRI, the Certificates and in placing the Certificates the Placement Agent shall be entitled to rely on the agreements, representations, warranties and covenants of TRI and Thermadyne, as applicable, contained herein and the information contained in the Offering Memorandum.

         (b) In connection with the sale of the Certificates, TRI and Thermadyne have prepared a preliminary offering memorandum dated November 3, 1999 (as amended or supplemented from time to time and including all attachments thereto, the "Preliminary Offering Memorandum") and a final offering memorandum dated January 31, 2000 (as amended or supplemented from time to time and including all attachments thereto, the "Offering Memorandum"). The Certificates will be offered and sold by TRI without being registered under the Securities Act in reliance on exemptions provided therein.

         (c) Each of Thermadyne and TRI hereby expressly authorizes the Placement Agent to use and distribute the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offer and sale of the Certificates. Each of TRI and Thermadyne hereby authorizes, ratifies and affirms any and all preliminary distributions of the Preliminary Offering Memorandum by the Placement Agent on or prior to the date hereof. The Placement Agent agrees to deliver the Offering Memorandum (along with any amendments or supplements thereto that have been provided to the Placement Agent) to each Person to whom it arranges a sale of a Certificate or Certificates in connection with this Agreement concurrently with or prior to the time the Placement Agent delivers a written confirmation of the sale of such Certificate or Certificates to such Person.

         (d) Each of Thermadyne, TRI and the Placement Agent agrees that TRI will sell and the Placement Agent will place the Certificates only to Persons whom the Placement Agent reasonably believes to be Qualified Institutional Buyers, or to a limited number of other institutional Accredited Investors (defined in Rule 501(a)(1), (2), (3) and (7) under Regulation D), in each case only in private sales exempt from registration in reliance on the exemption provided Section 4(2) under the Securities Act, or to Persons outside the United States of America in transactions in reliance on Regulation S.

         SECTION 3. Representations and Warranties of Thermadyne and TRI. Thermadyne and TRI represent and warrant, jointly and severally, to the Placement Agent that as of the Closing Date (or where the representations and warranties relate to an earlier date, as of such earlier date):

         (a) None of the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto as of the respective dates thereof and at all times subsequent thereto up to the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this subsection do not apply to statements or omissions made in reliance upon and in conformity with the information described in Section 13 and any other information that is furnished to TRI in writing by the Placement Agent after the date hereof expressly for use in any amendment or supplement to the Offering Memorandum.

         (b) The Certificates, the Program Documents and the businesses of each of Thermadyne and TRI each conforms in all material respects to the respective descriptions thereof contained in the Offering Memorandum.

         (c) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources that Thermadyne and TRI believe to be reliable and accurate in all material respects. The information concerning the Receivables that is included in the Offering Memorandum presents fairly in all material respects the information purported to be stated therein. There has been no material adverse change in the delinquency, Dilution, loss and other information with respect to the Receivables from that set forth in the Offering Memorandum.

         (d) Each of Thermadyne, Victor, the Sellers and TRI is duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation and has full power and authority to own its properties and to conduct its business as the properties presently are owned and the business presently is conducted by it. Each of the Sellers, Victor and TRI had at all relevant times, and now has, all necessary power, authority and legal right to acquire, own and transfer, in the manner contemplated by the Program Documents,
(i) in the case of the Sellers and Victor, the Acquired Assets and the Purchased Assets, respectively, and (ii) in the case of TRI, the Transferred Assets.

         (e) Each of Thermadyne, the Sellers, Victor and TRI is duly qualified to do business and is in good standing as a foreign entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires qualification, licenses or approvals except where the failure so to qualify, to obtain such licenses and approvals or to preserve and maintain the qualification, licenses or approvals could not reasonably be expected to have a Material Adverse Effect.

         (f) TRI has all necessary power and authority to issue, execute and deliver the Certificates. Each Certificate has been duly and validly authorized by TRI, and from and after the date on which each Certificate is executed by TRI and authenticated by the Trustee in accordance with the terms of the RPA and delivered to and paid for by the initial Investors pursuant to Section 4 hereof, will be validly issued and outstanding and will constitute the valid and binding obligation of TRI, enforceable against TRI in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforceability is considered in a proceeding in equity or at law. Each Certificate is entitled to the benefits of the RPA.

         (g) Each of Thermadyne, Victor, the Sellers and TRI, as applicable, (i) has all necessary power and authority to execute and deliver this Agreement and the Program Documents to which it is a party and to perform its obligations hereunder or thereunder and (ii) has duly authorized (by all necessary action) the execution, delivery and performance of this Agreement and the Program Documents to which it is a party and the consummation of the transactions contemplated hereunder or thereunder.

         (h) Each of the Program Documents to which Thermadyne, Victor, a Seller or TRI is a party has been duly executed and delivered by such party and constitutes the legal, valid and binding agreement of such party, enforceable against it in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforceability is considered in a proceeding in equity or at law.

         (i) This Agreement has been duly and validly executed and delivered by Thermadyne and TRI.

         (j) All authorizations, consents, orders and approvals of, or other action by, any governmental authority that are required to be obtained by either Thermadyne or TRI, and all notices to and filings with any governmental authority that are required to be made by Thermadyne, Victor, a Seller or TRI, as applicable, in connection with the due execution, delivery and performance by such party of this Agreement and the Program Documents to which it is a party and the consummation of the transactions contemplated hereby or thereby, have been obtained or made and are in full force and effect, except where the failure to obtain or make any such authorization, consent, order, approval, notice or filing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (k) The execution, delivery and performance of, and the consummation of the transactions contemplated by this Agreement and the Program Documents by each of Thermadyne, Victor, the Sellers and TRI, as applicable, will not (i) conflict with, violate or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (A) the certificate of incorporation or the bylaws of Victor, a Seller or TRI or the certificate of formation or limited liability company regulations of Thermadyne, or (B) any indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which Thermadyne, Victor, a Seller or TRI, as applicable, is a party or by which Thermadyne, Victor, a Seller or TRI, as applicable, or any of their respective properties is bound, (ii) result in the creation or imposition of any adverse claim (other than any adverse claim created in favor of Victor, TRI or the Trustee, as applicable, pursuant to the Program Documents) upon any of the properties of Thermadyne, Victor, a Seller or TRI, as applicable, or (iii) conflict with or violate any federal, state, local or foreign law or any decision, decree, order, rule or regulation applicable to Thermadyne, Victor, a Seller or TRI or any of their respective properties of any governmental authority, which conflict, violation, breach, default or adverse claim, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (l) Thermadyne has delivered to the Placement Agent complete and correct copies of (i) the audited consolidated financial statements of Thermadyne and Thermadyne's Subsidiaries for its fiscal year ended December 31, 1998 (the "Annual Statements"), and (ii) the unaudited consolidated balance sheet of Thermadyne and Thermadyne's Subsidiaries as of September 30, 1999, the related consolidated statements of operations for the three- and nine-month periods then ended and the related statement of cash flows for the nine-month period then ended, in each case as filed with the Securities Exchange Commission. Each item listed above shall have been reviewed by Ernst & Young LLP, an independent public accounting firm within the meaning of the Securities Act, in accordance with GAAP consistently applied (subject to normal year-end adjustments in the case of the statements referred to in clause (ii) above) and shall present fairly in all material respects the financial position, results of operations and cash flows of Thermadyne and its consolidated Subsidiaries at the dates and for the periods to which they relate.

         (m) Since the date of the Annual Statements, (i) there has been no material adverse change in the condition, financial or otherwise, of the earnings, business affairs or business prospects of Thermadyne, Victor, the Sellers or TRI whether or not arising in the ordinary course of business and
(ii) there have been no transactions, other than the transactions contemplated hereby or by the Program Documents, entered into by Thermadyne, Victor, the Sellers or TRI that are material with respect to Thermadyne and its Subsidiaries and that would be required to be disclosed under applicable law in connection with the offering, sale or resale of the Certificates.

         (n) Except as described in Schedule I, (i) there is no action, suit, proceeding or investigation pending or, to the best knowledge of either Thermadyne or TRI, threatened against them, Victor or any Seller before any court, regulatory body, arbitrator, administrative agency or other tribunal or governmental instrumentality and (ii) none of Thermadyne, Victor, a Seller nor TRI is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other governmental authority that, in the case of each of clauses (i) and (ii), (A) asserts the invalidity of this Agreement or the Program Documents, (B) seeks any determination or ruling that would materially and adversely affect the performance by Thermadyne, Victor or any Seller or TRI, as applicable, of its obligations under this Agreement or any Program Document or the validity or enforceability of this Agreement or any Program Document, (C) seeks to affect adversely the income tax attributes of the transfers occurring pursuant to the Program Documents under the Code or any state income tax system or (D) if adversely determined, individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.

         (o) Neither this Agreement nor any transaction contemplated herein or in the Offering Memorandum will result in a violation of, or give rise to an obligation on the part of any Investor to register, file or give notice under, Regulations T, U or X of the Board or any other regulation issued by the Board pursuant to the Exchange Act each, as in effect on the Closing Date.

         (p) Thermadyne, Victor, the Sellers and TRI are not, and are not controlled by, an investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

         (q) None of Thermadyne, Victor, the Sellers, TRI or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Securities
Act) that is or will be integrated with the sale of the Certificates in a manner that would require the registration under the Securities Act of the offering of the Certificates or (ii) assuming the accuracy of the representations and warranties of the Placement Agent in Section 9, engaged in any form of general solicitation or general advertising in connection with the offering of the Certificates (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

         (r) None of Thermadyne, TRI, any of their respective Affiliates or any Person acting on their behalf has engaged in any directed selling efforts (as that term is defined in Regulation S) with respect to any Certificates, and Thermadyne, TRI and their respective Affiliates and any Person acting on its or their behalf have complied with the offering restrictions requirement of Regulation S.

         (s) It is not necessary in connection with the offer, sale and delivery of the Certificates in the manner contemplated by this Agreement to register any of the Certificates under the Securities Act or to qualify the RPA or any other Program Document under the Trust Indenture Act, as amended.

         (t) On the Closing Date, (i) each of the representations and warranties of Thermadyne, Victor, the Sellers and TRI that is set forth in the Program Documents to which it is a party will be true and correct in all material respects, and (ii) none of Thermadyne, Victor, the Sellers or TRI will be in breach of any covenant or agreement set forth in any Program Document to which it is a party.

         (u) No event has occurred and is continuing that constitutes, or with the passage of time or the giving of notice or both would constitute, a Liquidation Event or a Servicer Default.

         (v) The Certificates meet the eligibility requirements of Rule 144A(d)(3).

         (w) Neither TRI nor Thermadyne nor any of their respective Affiliates nor any Person acting on behalf of any of them has made offers or sales of securities under circumstances that would require registration of the Certificates under the Securities Act.

          SECTION 4. Purchase, Sale and Delivery of the Certificates. Subject to the terms and conditions herein set forth, TRI agrees to sell to, and the Placement Agent agrees to use its reasonable efforts to place with the Investors the Certificates in the aggregate principal amount of $45,000,000 at the purchase price of $45,000,000. The Certificates that have been placed by the Placement Agent shall be delivered to the Trustee as custodian for the registered holder, Cede, as nominee for DTC (against payment by or on behalf of the Investors of the purchase price therefor by wire transfer of same day funds to the account or accounts specified in writing by TRI not less than one (1) Business Day prior to the Closing Date) at the Chicago offices of Mayer, Brown & Platt, at 10:00 a.m., Chicago time on January 31, 2000 (the "Closing Date") in respect of Certificates in an aggregate principal amount of $45,000,000 or at such other place, time or date as the Placement Agent. Thermadyne and TRI may agree upon. TRI will make copies of the Certificates available for inspection by the Placement Agent at the offices of the Placement Agent in New York, New York at least two (2) Business Days prior to the Closing Date.

         In consideration of such placement, TRI and Thermadyne jointly and severally agree to pay the Placement Agent a non-refundable fee of $675,000 on the Closing Date.

         SECTION 5. Placement by the Placement Agent. TRI and Thermadyne agree to assist the Placement Agent in any marketing of the Certificates and (promptly upon request) to provide all information reasonably deemed necessary by the Placement Agent in the marketing of the Certificates. In addition, TRI and Thermadyne will use their best efforts to make appropriate officers and representatives of TRI and Thermadyne available to participate in the information meetings for potential investors at such times and places as the Placement Agent may reasonably request. Further, each of TRI and Thermadyne agrees, upon the request of the Placement Agent, to use reasonable efforts to cause Ernst & Young LLP to deliver to any potential purchaser of a Certificate an agreed upon procedures letter comparable to the comfort letter described in
Section 8(j).

         SECTION 6. Covenants of Thermadyne and TRI. Each of Thermadyne and TRI jointly and severally covenants and agrees with the Placement Agent that:

         (a) Neither Thermadyne nor TRI will amend or supplement the Offering Memorandum unless, within five Business Days (or such shorter number of days as the Placement Agent shall agree) prior to the proposed amendment or supplement, the Placement Agent shall have been furnished a copy thereof for review and shall have given written consent with respect to such proposed amendment or supplement.

         (b) Thermadyne and TRI will take any action for the qualification or exemption of the Certificates in connection with the offer, sale and resale of the Certificates under the securities or "Blue Sky" laws of any jurisdiction that the Placement Agent shall reasonably request and will pay all reasonable expenses (including reasonable fees and disbursements of counsel) incurred by the Placement Agent in connection with such qualification or exemption or in connection with the determination of the eligibility of the Certificates for investment under the laws of any jurisdiction as the Placement Agent may designate from time to time. As long as the Certificates remain outstanding, Thermadyne and TRI will arrange for the filing and making of, and will pay all fees applicable to, any statements and reports and renewals of registration necessary in order to continue to qualify or exempt the Certificates for secondary market transactions in the jurisdictions in which the Certificates were originally registered or exempted for sale. If the Placement Agent shall pay any of the fees or expenses referred to in this subsection, Thermadyne and TRI shall promptly reimburse the Placement Agent for such amount as provided in
Section 7.

         (c) If, at any time prior to the completion of the distribution of the Certificates, any event occurs or condition exists as a result of which it is necessary or desirable, in the opinion of the Placement Agent, TRI or Thermadyne, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or existing at the time the Offering

Memorandum is delivered to a prospective purchaser of any legal or beneficial interest in the Certificates, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Offering Memorandum to comply with applicable law. Thermadyne and TRI will promptly notify the Placement Agent thereof and will prepare and deliver to the Placement Agent, at the expense of Thermadyne and TRI, an amendment of or supplement to the Offering Memorandum that corrects such statement or omission or effects such compliance.

         (d) Thermadyne and TRI will, without charge, provide to the Placement Agent as many copies of the Offering Memorandum and any amendment thereof or supplement thereto as the Placement Agent may reasonably request.

         (e) TRI shall apply the net proceeds from the sale of the Certificates solely as set forth in the "Use of Proceeds" section of the Offering Memorandum. Thermadyne hereby agrees that it will not, and will cause any of its Subsidiaries not to, use the proceeds of the sale of the Certificates or any part thereof, directly or indirectly, to purchase or carry any "margin security" (as defined in Regulations T, U or X issued by the Board) or to reduce or retire any indebtedness originally incurred to purchase any margin security.

         (f) None of Thermadyne, TRI or any of their respective Subsidiaries or Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) that could be integrated with the sale of the Certificates in a manner that would require the registration of the Certificates under the Securities Act.

         (g) None of Thermadyne, TRI, any of their respective Subsidiaries or Affiliates or any Person acting on their behalf will engage in any directed selling efforts (as such term is defined in Regulation S) with respect to any of the Certificates, and each of Thermadyne, TRI, their respective Subsidiaries or Affiliates and any Person acting on their behalf will comply with the offering restrictions requirement of Regulation S.

         (h) Thermadyne and TRI will not, and will not permit any of their respective Subsidiaries or Affiliates to, solicit any offer to buy or offer to sell the Certificates by means of any form of general solicitation or general advertising (as such terms are used in Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

         (i) Thermadyne, TRI or any of their respective Subsidiaries or Affiliates shall not engage any Person to assist in the placement or sale of the Certificates other than the Placement Agent or otherwise contact or solicit potential investors to purchase any Certificate.

         (j) So long as any of the Certificates are "restricted securities" within the meaning of Rule 144(a)(3), TRI shall, unless it becomes subject to (and complies with) the reporting requirements of Section 13 or 15(d) of the Exchange Act or Rule 12g3-2(b) thereunder, provide to any holder of the Certificates, or to any prospective purchaser of the Certificates designated by a holder, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4). This covenant is intended to be for the benefit of the holders, and prospective purchasers designated by such holders, from time to time of the Certificates.

         (k) Thermadyne and TRI will use their best efforts to (i) permit the Certificates to be designated as Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market; (ii) permit the Certificates to be eligible for clearance and settlement through DTC; and (iii) permit the Certificates to be eligible for clearance and settlement through CEDEL and Euroclear.

         (l) Until all principal of, interest on, or any other amount due under the Certificates shall have been paid in full, TRI shall deliver or cause to be delivered to the Placement Agent upon its request each Settlement Statement (and, if requested by the Placement Agent, each Daily Report) contemporaneously as the same is delivered to the Trustee pursuant to the RPA.

         (m) Neither TRI nor Thermadyne shall, nor shall they permit any of their respective Affiliates to, resell any of the Certificates that have been acquired by any of them.

         (n) None of TRI, Thermadyne, any of their respective Affiliates, or any Person acting on behalf of any of them shall make any offers or sales of securities (as defined under the Securities Act) under circumstances that would require the registration of the Certificates under the Securities Act.

         (o) During the period commencing on the date hereof and ending on the Closing Date, TRI and Thermadyne will ensure that no other borrowings or debt instruments or securities similar to the Certificates (whether issued or guaranteed by TRI or Thermadyne) are either placed or syndicated, directly or on their behalf, in the international or U.S. capital markets, in any manner which would, in the reasonable judgment of the Placement Agent, have a material adverse effect on the successful placement of the Certificates, unless mutually agreed to in writing by the Placement Agent, TRI and Thermadyne.

         SECTION 7. Expenses. (a) Each of Thermadyne and TRI agrees, jointly and severally, to pay all reasonable costs and expenses incurred by the Placement Agent in connection with the placement of the Certificates, including (without limitation) all reasonable costs and expenses incident to (i) the conduct of due diligence and examination of the Receivables and activities of Thermadyne, each Seller, Victor and TRI, (ii) the preparation, printing, word processing or other production of documents with respect to such transactions, including any costs in respect of the Program Documents, the Preliminary Offering Memorandum and the Offering Memorandum and any amendment thereof or supplement thereto, and any "Blue Sky" memorandum, (iii) all arrangements relating to the delivery to the Placement Agent of copies of the foregoing documents, (iv) the reasonable fees and disbursements of the counsel retained by the Placement Agent, (v) the reasonable fees and expenses of outside tax, accounting and other consultants and advisors to the Placement Agent retained with Thermadyne's prior approval.
(vi) reasonable travel, audit, publicity and other out-of-pocket fees and expenses of the Placement Agent,

(vii) preparation, issuance and delivery of the Certificates, (viii) trustee's fees and expenses, including all reasonable expenses of counsel retained by the Trustee, (ix) the qualification of the Certificates under state securities and "Blue Sky" laws (including filing fees and fees and all reasonable disbursements of counsel for the Placement Agent relating thereto), (x) all reasonable expenses in connection with any meetings with prospective investors in the Certificates, (xi) all reasonable expenses and fees (including fees and expenses of listing and paying agents) incurred in connection with the application for use of any clearing or similar system, quotation of the Certificates on any market and (xii) fees charged by the Rating Agency and its counsel for the rating of the Certificates. Thermadyne and TRI acknowledge that the Placement Agent is not responsible for any fees, costs and expenses set forth in this section. It is specifically agreed by each party hereto that the obligations of Thermadyne and TRI provided in this Section 7 shall be absolute and unconditional, and shall be performed by Thermadyne or TRI regardless of whether the Closing Date shall take place during the term of the Program Documents.

         (b) The amounts payable under each clause of Section 7(a) shall be cumulative, and payment of amounts referred to in one clause shall not reduce amounts payable under another clause.

         SECTION 8. Conditions of the Placement Agent's Obligations. The obligations of the Placement Agent to place the Certificates with Investors shall be subject to the following conditions:

         (a) TRI shall have (i) caused all UCC financing statements required to perfect the first priority ownership or security interest of the Investors and the Trustee in the Transferred Assets, free and clear of all Liens (other than Permitted Liens and Liens created by the Program Documents) to be duly filed in the manner required by the laws of each appropriate jurisdiction and (ii) paid, or caused to be paid, all transfer taxes, documentary stamp taxes and filing fees incurred in connection therewith.

         (b) All corporate and other proceedings in connection with the transactions contemplated herein and in the Program Documents and all documents and certificates incident thereto shall be reasonably satisfactory in form and substance to the Placement Agent and its counsel, and the Placement Agent shall have received any other documents and certificates incident to the transactions that the Placement Agent or its counsel shall reasonably request. The Placement Agent or its counsel shall have received on the Closing Date certified copies of all documents evidencing corporate action taken by each of Thermadyne, Victor, the Sellers, TRI and the Trustee to approve the execution and delivery of this Agreement and the Program Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby.

         (c) Immediately prior to the sale of the Certificates, the Certificates shall have been executed by TRI and authenticated by or on behalf of the Trustee, and each of the RPA, the RPSAs, this Agreement, and the other Program Documents that are to be executed and delivered on or prior to the Closing Date shall have been executed and delivered. The Placement Agent and the Trustee shall have received on the Closing Date a fully executed counterpart original and any required conformed copies of all Program Documents delivered on or prior to the Closing Date, and the Trustee shall have received the Certificates.

         (d) The Placement Agent or its counsel shall have received on the Closing Date incumbency certificates executed by Authorized Officers of Thermadyne, Victor, the Sellers and TRI certifying the identities and signatures of the officers who executed each of the Program Documents to which Thermadyne, Victor, the Sellers or TRI, as the case may be, is a party.

         (e) Upon consummation of the transactions contemplated in the Program Documents that are to occur on or prior to the Closing Date, TRI shall have a net worth of not less than the amount required by the RPA, as certified by an Authorized Officer of TRI.

         (f) Intentionally deleted.

         (g) The Certificates shall have been rated "AAA" by the Rating Agency, such rating shall be in full force and effect and the Placement Agent shall have received on the Closing Date a letter from the Rating Agency dated on or before the Closing Date to such effect.

         (h) Subsequent to the respective dates as of which information is given in the Offering Memorandum, there shall not have occurred (i) any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise) or in the earnings, business, operations or business prospects of Thermadyne and its Subsidiaries, taken as a whole, or of TRI, whether or not arising in the ordinary course of business,
(ii) any other event or occurrence that could reasonably be expected to have a Material Adverse Effect, (iii) a suspension or material limitation in trading in any securities issued by Thermadyne or any of its Affiliates, or in securities generally, on any securities exchange or the establishment of minimum prices on any such exchange, (iv) a general moratorium on commercial banking activities declared by either federal or New York State authorities, (v) any downgrading in the rating accorded securities issued by Thermadyne or any of its Affiliates by any "nationally recognized statistical rating organization." as that term is defined for purposes of Rule 436(g) under the Securities Act, or any public announcement that any such organization has under surveillance or review its rating of any debt securities of Thermadyne or its Affiliates (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of the rating), (vi) any outbreak or escalation of major hostilities in which the United States of America is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency that in the reasonable judgment of the Placement Agent makes it inadvisable to proceed with the solicitation of offers to purchase the Certificates, or (vii) any material adverse change in financial, political or economic conditions that in the reasonable judgment of the Placement Agent makes it inadvisable to purchase the Certificates or to proceed with the solicitation of offers to purchase the Certificates.

         (i) On the Closing Date, the Placement Agent shall have received opinions, dated the Closing Date, addressed to the Placement Agent and satisfactory to its counsel, of (i) Weil,

Gotshal & Manges LLP, special counsel to Thermadyne and TRI, (A) as to the "true sale" of the Receivables and the substantive consolidation of TRI, (B) as to corporate, securities and other matters and (C) as to characterization of the Investors' interest as indebtedness and not as equity interest in an association taxable as a corporation for federal income tax purposes and (ii) Sonnenschein, Nath & Rosenthal, counsel to Thermadyne and TRI, (A) as to perfection of the Trustee's interest in the Transferred Assets and other UCC matters and (B) as to characterization of the Investors' interests as debt and not as equity interests in an association taxable as a corporation for state tax purposes.

         (j) The Placement Agent shall have received from Ernst & Young LLP a comfort letter with respect to the Offering Memorandum dated the Closing Date, addressed to the Placement Agent and in form and substance satisfactory to the Placement Agent and its counsel.

         (k) The Placement Agent shall have received an opinion from Mayer, Brown & Platt, in form and substance satisfactory to the Placement Agent, as to any matters as it may require.

         (l) The representations and warranties of each of Thermadyne and TRI contained in this Agreement and in the Program Documents to which it is a party shall be true and correct in all material respects as of the date hereof and as of the Closing Date (other than representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such specific date); Thermadyne and TRI shall have performed all covenants and agreements and satisfied all conditions on their respective parts to be performed or satisfied hereunder and under the Program Documents on or prior to the Closing Date; subsequent to the date of the Annual Statements, there shall have been no material adverse change in the business, condition (financial or otherwise) or results of operations or business prospects of Thermadyne and its Subsidiaries, taken as a whole, or of TRI; and no event shall have occurred and no condition shall exist that would constitute a Liquidation Event or a Servicer Termination Event under the RPA, either with or without notice or lapse of time or both.

         (m) Subsequent to the respective dates as of which information is given in the Offering Memorandum, other than as contemplated by the Offering Memorandum, none of Thermadyne and its Subsidiaries, taken as a whole, or TRI shall have entered into any transactions that are material to the business, condition (financial or otherwise) or results of operations or business prospects of Thermadyne and its Subsidiaries, taken as a whole, or TRI.

         (n) The Placement Agent shall have received a certificate of each of Thermadyne, Victor, each Seller and TRI, dated the Closing Date, signed on behalf of such company by an Authorized Officer, to the effect that:

                  (i) The representations and warranties of each of Thermadyne, Victor, each Seller and TRI contained in this Agreement and in the Program Documents to which each is a party are true and correct in all material respects as of the Closing Date as if made on such date (other than representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such specific date); Thermadyne,

         Victor, each Seller and TRI have performed all covenants and agreements and satisfied all conditions on their respective parts to be performed or satisfied hereunder and under the Program Documents on or prior to the Closing Date; subsequent to the date of the Annual Statements, there has been no material adverse change in the business, condition (financial or otherwise) or results of operations or business prospects of Thermadyne and its Subsidiaries, taken as a whole, or TRI; and no event has occurred and no condition exists that would constitute a Liquidation Event or a Servicer Termination Event, either with or without notice or lapse of time or both.

                  (ii) Upon consummation of the transactions contemplated in the Program Documents on or prior to the Closing Date, TRI shall have a net worth of not less than the amount required by the RPA.

                  (iii) Subsequent to the respective dates as of which information is given in the Offering Memorandum, there has not occurred (A) any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise) or in the earnings, business, operations or business prospects of Thermadyne and its Subsidiaries, taken as a whole, or TRI, whether or not arising in the ordinary course of business, or TRI, or
         (B) any other event or occurrence that would have a Material Adverse Effect.

                  (iv) Subsequent to the respective dates as of which information is given in the Offering Memorandum, other than as contemplated by the Offering Memorandum, none of Thermadyne and its Subsidiaries, taken as a whole, or TRI has entered into any transactions that are material to the business, condition (financial or otherwise) or results of operations or business prospects of Thermadyne and its Subsidiaries, taken as a whole, or TRI.

         (o) The Placement Agent shall have received confirmation that the Certificates have been designated for trading as PORTAL Securities by the National Association of Securities Dealers, Inc. and have been accepted for clearance of secondary market trading by DTC, Euroclear and CEDEL.

         (p) Thermadyne and TRI shall furnish to the Placement Agent (x) such other agreements, instruments, documents, opinions, certificates, letters and schedules as the Placement Agent or its counsel reasonably may request and (y) originals and conformed copies of all opinions, certificates, letters, schedules, agreements, documents and instruments delivered pursuant to this Agreement in the quantities that the Placement Agent shall reasonably request.

         SECTION 9. Representations and Covenants of the Placement Agent.

         (a) The Placement Agent represents and warrants to Thermadyne and TRI that it has not offered or sold, and will not offer or sell, any of the Certificates (i) within the United States, except to Persons reasonably believed by it to be Qualified Institutional Buyers and to a limited number of other Institutional Accredited Investors, in each case in reliance on the exemption from registration provided in Section 4(2) of the Securities Act or (ii) outside the United States, to non-U.S. Persons in accordance with Rule 903 of Regulation S. The Placement Agent agrees that neither it, its Affiliates nor any Persons acting on its or their behalf have engaged in or will engage in any directed selling efforts (as such term is defined in Regulation S) with respect to the Certificates. The Placement Agent further represents and warrants that it has not entered into and will not enter into any contractual arrangement with respect to the distribution of the Certificates, except with its Affiliates or with the prior written consent of TRI.

         (b) The Placement Agent agrees that, at or prior to confirmation of sale of the Certificates pursuant to Regulation S, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Certificates from it during the restricted period a confirmation or notice to substantially the following effect:

                    "The Certificates covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meanings given to them by Regulation S."

         (c) The Placement Agent represents and agrees that (A) it has not offered or sold and will not offer or sell any of the Certificates in the United Kingdom, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985), (B) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom, and (C) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Certificates if that person is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisement) (Exemptions) Order 1988 or a person to whom the document may otherwise lawfully be issued or passed on.

         (d) The Placement Agent acknowledges that no action has been or will be taken in any jurisdiction by TRI that would permit a public offering of the Certificates, or possession or distribution of the Offering Memorandum or any other offering material, in any country or jurisdiction where action for that purpose is required. The Placement Agent will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers notes or has in its possession or distributes any Offering Memorandum or any other offering material. The Placement Agent will obtain by consent, approval or permission required by it for the acquisition, offer, sale or delivery by it of the Certificates under the laws and regulations in force in any jurisdiction in which it makes any such acquisition, offer, sale or delivery.

         (e) The Placement Agent (i) has all necessary power and authority to execute and deliver this Agreement and the Program Documents to which it is a party and to perform its obligations hereunder or thereunder and (ii) has duly authorized (by all necessary action) the execution, delivery and performance of this Agreement and the Program Documents to which it is a party and the consummation of the transactions contemplated hereunder or thereunder.

         TRI confirms that it has authorized the Placement Agent to make or cause to be made an application on its behalf for the Certificates to be eligible for trading in the PORTAL Market. Each of TRI and Thermadyne agrees to supply to the Placement Agent for delivery to PORTAL copies of the Offering Memorandum and such other documents, information and undertakings necessary or desirable to effect such designation.

         SECTION 10. Indemnification and Contribution. (a) Thermadyne and TRI, jointly and severally, agree to indemnify and hold harmless the Placement Agent, its Affiliates, directors, officers, employees, agents, representatives and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Placement Agent against any losses, claims, damages or other liabilities, costs and expenses to which the Placement Agent or any other indemnified party may become subject, insofar as any losses, claims, damages or liabilities (or actions in respect thereof) relate to, arise out of or are based upon:

                            (i) any untrue statement or alleged untrue statement
                    of any material fact contained in (A) the Preliminary Offering Memorandum, the Offering Memorandum or any amendment of or supplement to any of the foregoing or (B) any application or other document, or any amendment thereof or supplement thereto, executed by Thermadyne or TRI or based upon written information furnished by or on behalf of Thermadyne or TRI filed in any jurisdiction in order to qualify the Certificates under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each an "Application"), or

                            (ii) the omission or alleged omission to state, in
                    the Preliminary Offering Memorandum, the Offering Memorandum, or any Application, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and in each case will reimburse, as incurred, each indemnified party for any reasonable legal or other reasonable expenses incurred in connection with investigating, defending against or appearing as a third-party witness in connection with any loss, claim, damage, liability or action; provided, however, that Thermadyne and TRI will not be liable in any case under clause (i) or (ii) to the extent that any loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum, Offering Memorandum or any Application that, in the case of each of the foregoing, is made in reliance upon and in conformity with the information described in
Section 13 or any other information that is furnished to TRI in writing by the Placement Agent after the date hereof expressly for use in any amendment or supplement to the Offering Memorandum; and provided, further, that the foregoing indemnity, insofar as it relates to the Preliminary Offering Memorandum or any amendments or supplements thereto issued prior to the Offering Memorandum, shall not inure to the benefit of the Placement Agent or their respective employees, directors, agents, officers and representatives or to any Person who controls the Placement Agent if the person asserting the loss, claim, damage or liability which gives rise to such indemnity (the "Underlying Claimant") purchased Certificates following solicitation by the Placement Agent if a copy of the Offering Memorandum and any available amendments or supplements thereto were not sent or given by the Placement Agent or on the Placement Agent's behalf to such Underlying Claimant at or prior to the written confirmation of the sale of the Certificates to such Underlying Claimant (unless such failure to so send or give the Offering Memorandum and/or such amendments or supplements results from the failure of TRI and Thermadyne to comply with Section 6(c)), and if the Offering Memorandum together with any then available amendments or supplements thereto would have cured the defect giving rise to such losses, claims, damages, or liabilities.

         Thermadyne and TRI shall not be liable under this section for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld. Thermadyne and TRI shall not, without the prior written consent of the Placement Agent, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this section (whether or not the Placement Agent or any other indemnified party is an actual or potential party to the claim, action, suit or proceeding) unless the settlement, compromise or consent includes an unconditional release of the Placement Agent and each other indemnified party described in this clause from all liability arising out of the claim, action, suit or proceeding.

         (b) The Placement Agent will indemnify and hold harmless each of Thermadyne, TRI, their respective directors, officers, employees, agents and representatives and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) Thermadyne or TRI against any losses, claims, damages or liabilities to which Thermadyne, TRI or any other indemnified party may become subject, insofar as the losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum, the Offering Memorandum or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Preliminary Offering Memorandum, the Offering Memorandum or any Application, necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the information described in Section 13 and any other written information concerning the Placement Agent that is furnished to Thermadyne or TRI after the date hereof by the Placement Agent specifically for use in any amendment or supplement to the Offering Memorandum; and, subject to the limitation set forth immediately preceding this clause, the Placement Agent will reimburse, as incurred, any legal or other expenses incurred by Thermadyne or TRI or any other indemnified party in connection with investigating or defending against or appearing as a third-party witness in connection with any loss, claim, damage, liability or action in respect thereof. The Placement Agent shall not be liable under this section for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

         (c) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action or proceeding for which an indemnified party is entitled to indemnification under this section, the indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability under subsection (a) or (b) (as applicable) unless and to the extent that the failure to notify results in the forfeiture by the indemnifying party of substantial rights and defenses. If any action or proceeding is brought that involves any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present that counsel with a conflict of interest, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party or to other indemnified parties, or (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of the action or proceeding, then, in each case, (A) the indemnifying party shall not have the right to direct the defense of the action on behalf of the indemnified party or parties, (B) the indemnified party or parties shall have the right to select separate counsel to defend the action on behalf of the indemnified party or parties and (C) all costs and expenses of each indemnified party in connection with the action or proceeding shall be paid by the indemnifying party pursuant to subsection (a) or (b) (as applicable).

         After notice from the indemnifying party to the indemnified party of the indemnifying party's election so to assume the defense thereof and approval by the indemnified party of counsel appointed to defend the action, the indemnifying party will not be liable to the indemnified party under this section for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by the indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso at the end of the immediately preceding paragraph or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. If the indemnifying party assumes the defense of any action or proceeding, the indemnified party shall have the right to employ separate counsel therein, and to participate in the defense thereof, but the fees and expenses of its counsel shall be borne exclusively by the indemnified party without any right or entitlement to reimbursement by an indemnifying party or its Affiliates except as otherwise provided in the preceding sentence and in the preceding paragraph.

         (d) In circumstances in which the indemnity agreement provided for in the preceding subsections is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by the indemnified party as a result of losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in losses, claims, damages or liabilities (or actions in respect thereof). It is the parties' intention that, to the maximum extent permitted by applicable law, (A) the relative benefits received by Thermadyne and TRI on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by or on behalf of TRI bear to the total discounts and commissions received by the Placement Agent with respect to the offering, and (B) the relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Thermadyne or TRI on the one hand, or the Placement Agent on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

         Notwithstanding any other provision of this subsection, the Placement Agent shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by it under this Agreement, less the aggregate amount of any damages that it otherwise has been required to pay by reason of the untrue or alleged untrue statements, or the omissions or alleged omissions to state, a material fact. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection, each affiliate, director, officer, employee, agent and representative of each of the Placement Agent and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Placement Agent shall have the same rights to contribution as the Placement Agent, and each affiliate, director, officer, employee, agent and representative of Thermadyne and TRI and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) Thermadyne or TRI shall have the same rights to contribution as Thermadyne and TRI.

         SECTION 11. Survival: Scope of Liability. The respective representations, warranties, agreements, covenants, indemnities and other statements of Thermadyne, TRI, their respective officers and the Placement Agent and its officers set forth in this Agreement or made by or on behalf of any of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (a) any investigation made by or on behalf of Thermadyne, TRI, the Placement Agent or any of their respective officers or directors, or any controlling Person referred to in
Section 10 and (b) delivery of and payment for the Certificates. The respective agreements, covenants, indemnities and other statements set forth in Sections 7 and 10 shall remain in full force and effect regardless of any termination or cancellation of this Agreement.

         SECTION 12. Termination. This Agreement may be terminated in the sole discretion of the Placement Agent by notice to Thermadyne and TRI given on or prior to the Closing Date in the event that Thermadyne or TRI shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their respective parts to be performed or satisfied hereunder at or prior thereto or if, on or prior to the Closing Date:

                 (i) there shall have been, in the sole judgment of the Placement Agent, any material adverse change, or any development involving a material adverse change, in the business, condition (financial or otherwise) or results of operations or business prospects of Thermadyne and its Subsidiaries and Affiliates, taken as a whole, or TRI, except in each case as described in or contemplated by the Offering Memorandum (exclusive of any amendment or supplement thereto),


                 (ii) trading in any securities issued by Thermadyne or its Affiliates, or in securities generally, on the New York Stock Exchange, American Stock Exchange or NASDAQ National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange,

                 (iii) a banking moratorium shall have been declared by New York or United States authorities, or

                 (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets that, in the sole judgment of the Placement Agent, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Certificates as contemplated by the Offering Memorandum.

Termination of this Agreement pursuant to this section (a) shall be without liability of any party to any other party except that the Placement Agent shall be entitled to any fees and expenses payable, in each case in accordance with
Section 7.

          SECTION 13. Information Supplied by the Placement Agent. The statements set forth in Schedule II (to the extent such statements relate to the Placement Agent) constitute the only information furnished by the Placement Agent to Thermadyne and TRI for purposes of inclusion in the Preliminary Offering Memorandum, the supplements thereto and the Offering Memorandum.

         SECTION 14. Notices. Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing and either delivered by hand, by mail or by facsimile, and any notice shall be effective when received at the address or facsimile number (as applicable) specified below:

              If to TRI:

                       Thermadyne Receivables, Inc.
                       101 South Hanley Road. Suite 300
                       St. Louis, Missouri 63105
                       Attention: Richard G. Gast
                       Telephone: (314) 746-2150
                       Facsimile: (314) 746-2387

              If to Thermadyne:

                       Thermadyne Mfg. LLC
                       101 South Hanley Road, Suite 300
                       St. Louis, Missouri 63105
                       Attention: Richard G. Gast
                       Telephone: (314) 746-2150
                       Facsimile: (314) 746-2387

              If to the Placement Agent:

                       ABN AMRO Incorporated
                       1325 Avenue of the Americas
                       New York, New York 10019
                       Attention: Michael van Bemmelen
                       Telephone: (212) 314-1069
                       Facsimile: (212) 314-1357

              with a copy to:

                       ABN AMRO Incorporated
                       1325 Avenue of the Americas
                       New York, New York 10019
                       Attention: Legal Department
                       Telephone: (212) 314-1858
                       Facsimile: (212) 314-1021
or at such other address or facsimile number as any party may designate from time to time by notice duly given to the other parties in accordance with the terms of this section.

         SECTION 15. Successors; Joint or Several Obligations. (a) This Agreement shall inure to the benefit of and be binding upon the Placement Agent, Thermadyne, TRI and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, their respective successors and the controlling Persons, Affiliates, directors, officers, employees, agents and representatives referred to in Section 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto, their respective successors and permitted assigns and said controlling Persons, Affiliates, directors, officers, employees, agents and representatives and their heirs and legal representatives, and for the benefit of no other Person. No purchaser of a beneficial interest in the Certificates will be deemed a successor because of such purchase.

         (b) It is understood and agreed that the obligations of Thermadyne and TRI under this Agreement are joint and several obligations.

         SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

         SECTION 17. No Petition. The Placement Agent covenants and agrees that, prior to the date that is one year and one day after the date on which all Certificates are paid in full, it will not institute against, or join any other Person in instituting against, TRI any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event in Annex I to the RPA). The foregoing shall not limit the right of the Placement Agent to file any claim in or otherwise take any action with respect to any such insolvency proceeding that was instituted against TRI by any Person other than the Placement Agent.

         SECTION 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

         SECTION 19. Submission to Jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND HEREBY (A) IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN THE STATE OR FEDERAL COURT AND (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE

MAINTENANCE OF THE ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY CONSENT TO
THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES OF THE PROCESS TO THE PARTIES (AS APPLICABLE) AT THEIR ADDRESSES SPECIFIED HEREIN. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OR ALL OF THE OTHER PARTIES OR ANY OF THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

         SECTION 20. Amendments. This Agreement may be amended at any time upon the written consent of each of the parties hereto.

         SECTION 21. Severability of Provisions. If any one or more of the agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then the unenforceable agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other agreements, provisions or terms of this Agreement.

                [Remainder of the Page Intentionally Left Blank]

         If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among Thermadyne, TRI and the Placement Agent.

                                            Very truly yours,

                                            THERMADYNE MFG. LLC.

                                            By: /s/ RICHARD G. GAST
                                                --------------------------------
                                                Name:  RICHARD G. GAST
                                                Title: VICE PRESIDENT, TREASURER
                                                       AND ASSISTANT SECRETARY



                                            THERMADYNE RECEIVABLES, NC.


                                            By: /s/ RICHARD G. GAST
                                                --------------------------------
                                                Name:  RICHARD G. GAST
                                                Title: VICE PRESIDENT, TREASURER
                                                       AND ASSISTANT SECRETARY

Accepted and agreed as of
the 31st of January, 2000


ABN AMRO INCORPORATED



By: /s/ MICHAEL VAN BEMMELEN
    ---------------------------
    Name:  Michael van Bemmelen
    Title: Director

                                                                      SCHEDULE I
                                                          to Placement Agreement

                        LITIGATION AND OTHER PROCEEDINGS

      None.

                                                                     SCHEDULE II
                                                          to Placement Agreement

         Section 13 of the Placement Agreement shall refer to the following information in the Offering Memorandum:

         The first, fourth, sixth, eighth and ninth paragraphs under the heading "Plan of Distribution", excluding the last sentence of each of the first and fourth paragraphs.